As filed with the Securities and Exchange Commission on December 9, 2002
Registration No. 333-89756

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Alion

Science and Technology Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	8731	54-2061691
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 West 35th Street Chicago, IL 60616 (312) 567-4000	1750 Tysons Boulevard Suite 1300 McLean, VA 22102 (703) 918-4480
(Address, including Zip Code and Telephone Number,
including Area Code of Registrant’s Principal Executive Offices)

Stephen J. Trichka

Alion Science and Technology Corporation
1750 Tysons Boulevard
Suite 1300
McLean, VA 22102
(703) 918-4480
(Name, Address, including Zip Code and Telephone Number,
including Area Code, of Agent for Service)

Copies to:

Marc R. Paul
Baker & McKenzie
815 Connecticut Avenue, N.W.
Washington, DC 20006

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective and after closing of the proposed acquisition described in this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:     ☐

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

Common Stock of Alion Science and Technology Corporation

and
Offering of Interests
in
The Alion Science and Technology Corporation
Employee Ownership, Savings and Investment Plan

        We are making eligible employees an offer to acquire a beneficial interest in the common stock of Alion Science and Technology Corporation, by directing the investment of their eligible retirement account balances into the employee stock ownership plan component of The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan.

      It is our intention to raise at least $24.0 million in the offering, and up to a maximum of $30.0 million. State Street Bank & Trust Company, as the employee stock ownership plan trustee, will use the proceeds from this offering to purchase shares of Alion common stock at a price per share of $10.00. Alion will apply the funds received from the sale of its common stock to the purchase price in the acquisition of substantially all of the assets of IIT Research Institute.

      After the acquisition is completed, eligible employees will be able to purchase beneficial interests in Alion common stock through pre-tax payroll deferrals, and new employees will be able to purchase beneficial interests in our common stock with their eligible retirement account balances.

      Neither our common stock nor the beneficial interests in our common stock will be publicly traded. You will be able to sell the common stock allocated to your employee stock ownership plan account only to Alion, and only in the limited circumstances described in this prospectus.

      Your investment involves risks. We urge you to read the “Risk Factors” section of this prospectus beginning on page 10 which describes risks associated with your investment.

      Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2002.

Table of Contents

Prospectus Summary	1
Risk Factors	10
Risks Related to the Offering:	10
Risks Related to the Acquisition of IITRI’s Assets:	14
Risks Related to Our Business:	15
Special Note Regarding Forward-Looking Statements	22
S Corporation Status	23
The Acquisition	25
Background to the Transaction	25
Why the Life Sciences Operation is Not Part of the IITRI Assets Being Purchased	26
The Deal Terms	26
Purchase of Alion Common Stock by ESOP Trust	31
Description of Notes and Warrants	34
Senior Credit Facility	34
Notes	38
Warrants	42
Use of Proceeds	49
Plan of Distribution	50
Distribution, or Dividend, Policy	50
Capitalization	51
Selected Financial Data	52
Unaudited Pro Forma Consolidated Financial Data	54
Management’s Discussion and Analysis of Financial Condition and Operating Results	59
Overview	59
Results of Operations	62
Liquidity and Capital Resources	64
Critical Accounting Policies and Estimates	68
Qualitative and Quantitative Disclosure about Market Risk	71
Business	72
Overview	72
Our Business Strategy	73
Market Background	73
Our Services	76
Resources	79
Promotional Activities	79
Competition	79
Our Sponsors	80
Patents and Proprietary Information	80
Culture, People and Recruiting	80
Environmental Matters	81
Properties	82
Legal Proceedings	82
The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan	84
Introduction	84
Eligibility and Enrollment	86
Pre-Tax Deferrals to the KSOP	87
Company Contributions	90

i

Vesting	94
Valuation of Your Accounts	95
Voting Common Stock	95
Diversification	96
Requesting a Distribution	98
Loans	100
Hardship Withdrawals	101
Taxation of Distributions	102
Other Important Facts	103
The One-Time ESOP Investment Election	106
General	106
Terms of the One-Time ESOP Investment Election	106
Procedure for Making the One-Time ESOP Investment Election	112
Closing of the Acquisition	115
Your Role and Responsibilities as a Named Fiduciary under the KSOP	115
Role and Determination of the ESOP Trustee	116
Opinion of Duff & Phelps	117
Your Investment Options in the Non-ESOP Component	119
Description of Our Common Stock and KSOP Interests	123
Authorized Capital Stock and KSOP Interests	123
Authorized but Unissued Shares	123
Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions	124
Management	126
Information Regarding the Directors of the Registrant	126
Compensation of Directors	127
Information Regarding the Executive Officers of the Registrant	128
Executive Compensation	130
Summary Compensation Table	130
Employment Agreements	131
Retention Incentive Agreements	136
Deferred Compensation Arrangement for Bahman Atefi	136
Deferred Compensation Plans	136
Additional Incentive Compensation	137
Stock Appreciation Rights Plan	137
Certain Relationships and Related Transactions	138
Where You Can Find More Information	138
Legal Matters	139
Experts	139
Forecast Financial Information	140
Five-Year Forecast	140
Significant Assumptions	141
Base Case Five-Year Forecast	147
Downside Sensitivity Case Five-Year Forecast	150
Index to Financial Statements	F-1

Some Additional Information About ESOPs and the Alion-IITRI Transaction	APPENDIX A

ii

Prospectus Summary

        This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the “Risk Factors” section beginning on page 10 and our consolidated financial statements and notes thereto, before making an investment decision.

      Because we will acquire substantially all the assets of IIT Research Institute, or IITRI, in the acquisition, in this prospectus we refer to IITRI on a historical basis as “our” company. These historical references do not include discussion of IITRI’s Life Sciences Operation, which is the only business unit of IITRI that we will not acquire in the acquisition. References in this prospectus to “we,” “us” and “our” refer either to IITRI in its present form including its subsidiary, Human Factors Applications, Inc., but excluding the Life Sciences Operation, or to Alion following the acquisition, as the context indicates. References to Alion after the acquisition refer to Alion and its subsidiary, Human Factors Applications, Inc., and references to Alion employees include employees of Human Factors Applications, Inc.

      The summaries of the agreements described in this prospectus are qualified by the agreements themselves, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Alion Science and Technology Corporation, or Alion

      Alion Science and Technology Corporation, formerly known as Beagle Holdings, Inc., was organized on October 10, 2001, as a for-profit Delaware corporation for the purpose of purchasing substantially all of the assets of IITRI, a not-for-profit Illinois corporation, in an acquisition which will be completed promptly after completion of this offering. The employee stock ownership plan, or ESOP, trustee will use the proceeds from the offering to purchase shares of our common stock. We will then use the funds we receive from the sale of our common stock, together with other funds described elsewhere in this prospectus, to purchase IITRI’s assets, except for those related to its Life Sciences Operation. The acquired assets will include the stock of Human Factors Applications, Inc., which we refer to as HFA. Upon completion of the acquisition, we will offer employment to all IITRI employees at that time, except those working exclusively for and in support of IITRI’s Life Sciences Operation. HFA employees will continue to be employees of HFA, which will become a subsidiary of Alion upon completion of the acquisition.

      Since Alion was formed, our activities have been primarily organizational. Alion’s principal executive offices are located at 10 West 35th Street, Chicago, IL 60616 with a telephone number of (312) 567-4000 and at 1750 Tysons Boulevard, Suite 1300, McLean, VA 22102 with a telephone number of (703) 918-4480.

IIT Research Institute, or IITRI

      IITRI is a not-for-profit corporation organized in 1936 and controlled by the Illinois Institute of Technology, which we refer to as the University. IITRI’s activities include the research and development of technological solutions for problems relating to public health, safety and national defense. IITRI is primarily a government contractor, providing research services mainly to agencies of the federal government, with the U.S. Department of Defense being its largest sponsor. IITRI also provides research services to departments of state and local governments, foreign governments, and commercial sponsors. Applying its scientific and engineering expertise, IITRI offers services to its sponsors in the following core research fields:

•	wireless communications,

•	defense operations,

•	information technology,

•	industrial technology,

•	chemical, environmental and biodefense technologies,

•	explosive science, and

•	transport systems.

The Acquisition

      If we are able to raise at least $24.0 million from investments in the ESOP component through the sale of KSOP interests, the ESOP trustee will use these funds to purchase Alion common stock. Alion will then use the funds it receives from the sale of its common stock, together with other sources of financing, to purchase IITRI’s assets, except for those related to its Life Sciences Operation. The aggregate purchase price we will pay IITRI for its assets is made up of:

• a $56.0 million cash component, which consists of
— between $24.0 million and $26.0 million from the sale of our common stock to the ESOP;	$24.0 to 26.0 million
— between $30.0 million and $32.0 million in proceeds from a loan to Alion arranged by LaSalle Bank National Association;	$30.0 to 32.0 million
• an approximate $60.1 million debt component, which consists of
— issuance of a promissory note, the mezzanine note, by Alion to IITRI with a face value of approximately $20.2 million;	$20.2 million (approximately)
— issuance of a promissory note, the subordinated note, by Alion to IITRI with a face value of $39.9 million;	$39.9 million
• the payment by Alion at closing of IITRI’s outstanding bank debt for working capital and Alion’s costs related to the acquisition;	$8.8 million (approximately)
• the payment by Alion at closing of approximately $1.0 million in net cost of the Life Sciences Operation purchase price adjustment (as described below)	$1.0 million (approximately)
• the payment by Alion at closing of the net income purchase price adjustment (as described below)	$1.6 million (approximately)
• warrants issued to IITRI to purchase up to approximately 38 percent of our common stock, on a fully diluted basis (assuming the exercise of all outstanding warrants), at the closing date;	Warrants
• payment of up to $2.3 million of IITRI’s costs related to the acquisition.	$2.3 million

	$129.8 million	(approximately) plus warrants plus assumption of additional liabilities

      For every dollar above $24.0 million, up to $26.0 million, that we are able to raise from the sale of our common stock to the ESOP, we will be able to reduce the amount of the loan proceeds (from a maximum of $32.0 million down to a minimum of $30.0 million) needed to fund the $56.0 million cash component of the purchase price.

      If we are able to raise more than $26.0 million from the sale of our common stock to the ESOP, we will be entitled to request a renegotiation of the terms of the acquisition. If we are unable to raise at least $24.0 million from the sale of our common stock to the ESOP, IITRI will be entitled to request a renegotiation of the terms of the acquisition. In either case, if we are unable to agree upon new acquisition terms with IITRI within 14 days, then either we or IITRI will be entitled to terminate the acquisition. As of December 5, 2002, eligible employees had elected to invest approximately $25.8 million in the ESOP component of Alion’s KSOP, which funds will be used to purchase Alion common stock.

      Alion will also assume IITRI’s contingent contractual liabilities to AB Technologies, Inc. related to an earnout arrangement, which will not exceed $11.5 million, and it will acquire all deferred revenues and accounts receivable of Life Sciences Operation.

      We will increase the purchase price we pay IITRI by the sum of $1.0 million plus the amount of the deferred revenues, the accrued payroll expenses and the accounts payable of Life Sciences Operation at the closing date. We will pay this addition to the purchase price by transferring accounts receivable of Life Sciences Operation to IITRI. If the additional purchase price exceeds the accounts receivable of Life Sciences Operation, we will pay the excess amount in cash to IITRI. We have included only $1.0 million of this adjustment in the purchase price table above; we anticipate that any purchase price adjustment payments above $1.0 million made pursuant to this provision will be approximately equal to the sum of

•	the deferred revenues of Life Sciences Operation at the closing date, which will consist of cash to be transferred to Alion in the acquisition; and,

•	the accrued payroll expenses and the accounts payable of Life Sciences Operation at the closing date, which are liabilities that IITRI will retain after closing.

      Because the acquisition will close after October 15, 2002, we will increase the purchase price by 75 percent of the net income that IITRI’s business, excluding Life Sciences Operation, earns from October 1, 2002, to the closing date of the acquisition. We will pay this addition to the purchase price in cash. If the acquisition closes on the anticipated closing date of December 20, 2002, we anticipate that this amount will be approximately $1.6 million.

      The above description includes the following significant changes in the acquisition terms contained in the amendment to the purchase agreement which we and IITRI signed on November 18, 2002, compared to the terms of the purchase agreement that were described in our prospectus dated October 9, 2002:

•	the cash component of the purchase price remained constant at $56.0 million, but its composition changed from $30.0 million of proceeds from sale of our common stock to the ESOP plus $26.0 million of loan proceeds from senior banks, to a combination of $24.0 to $26.0 million of proceeds from the sale of our common stock to the ESOP plus $30.0 to $32.0 million of loan proceeds from senior banks;

•	our management team agreed to forego $2.0 million face value in deferred compensation agreements, plus associated warrants to purchase common stock;

•	we will pay an additional $300,000 of IITRI expenses associated with the acquisition;

•	we will pay to IITRI an additional $1.0 million in Life Sciences Operation accounts receivable, or in cash if there are not sufficient Life Sciences Operation accounts receivable;

•	if we are able to raise more than $26.0 million from the sale of our common stock to the ESOP, then we will be entitled to request a renegotiation of the acquisition terms;

•	if we are unable to raise at least $24.0 million from the sale of our common stock to the ESOP, then IITRI will be entitled to request a renegotiation of the acquisition terms; and

•	if we are unable to agree upon new terms with IITRI within 14 days of the date that one of us exercises our renegotiation right, either we or IITRI may terminate the acquisition.

      If we do not proceed with the acquisition, your employment relationship with IITRI or HFA, as the case may be, will not be affected and your retirement plan account balances will remain in IITRI’s or HFA’s existing plans.

      Upon completion of the acquisition, we expect that Alion will be treated as an S corporation for federal income tax purposes. We expect that this tax treatment will result in corporate tax savings and enhanced cash flow that Alion would not have if it were a C corporation. Because IITRI is also a not-for-profit entity and therefore generally not subject to federal income tax, Alion’s S corporation status will not result in substantial tax savings for Alion as compared to IITRI.

The KSOP and Your Investment Decision

      A “KSOP” is an employee benefit plan that consists of an employee stock ownership plan, or ESOP, which allows employees of a company to own an interest in that company’s stock, and a 401(k) element, which allows employees to have diversified retirement savings in other investments.

      The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan, which we refer to as our KSOP, is a qualified retirement plan and is comprised of what we refer to as an ESOP component and a non-ESOP component. If you invest in the ESOP component, you invest indirectly in Alion common stock. If you invest in the non-ESOP component, you are investing, at your direction, in any of a number of mutual funds which Fidelity Investments offers.

      The ESOP component of our KSOP owns all of Alion’s currently outstanding capital stock, consisting of 100 shares of common stock. The offering of interests in our KSOP will allow employees to establish ownership of Alion through investing in the ESOP component. After the offering is complete, the ESOP component will own 100 percent of Alion’s outstanding common stock, although, as part of the purchase price paid in the acquisition, IITRI will have warrants to purchase up to approximately 38 percent of our common stock and one of our senior officers will have warrants to purchase up to approximately 0.6 percent of our common stock, on a fully diluted basis (assuming the exercise of all outstanding warrants), at the closing date, for $10 per share.

      Eligible Employees: We are offering interests in Alion’s KSOP to eligible employees of IITRI and HFA (excluding employees who are not eligible 401(k) participants) who, upon completion of the acquisition, become employees of Alion.

      We are making eligible employees, acting as “named fiduciaries” under the terms of the KSOP, an offer to acquire a beneficial interest in our common stock, by giving them the opportunity to direct the investment of their eligible IITRI or HFA retirement account balances in the ESOP component of Alion’s KSOP, where it will be invested in our common stock. We refer to acceptance of this offer and investment in the ESOP component as “the one-time ESOP investment election.” After completion of the acquisition, existing employees will not have another opportunity to invest in our common stock by electing to direct the rollover or transfer of their retirement plan account balances to the ESOP component of the KSOP.

      You are eligible to participate in the one-time ESOP investment election if you

•	were an employee of IITRI (but not of its Life Sciences Operation) or HFA (excluding employees who are not eligible 401(k) participants) on October 9, 2002;

•	had a balance in your account in IITRI’s Employee Pension Plan, IITRI’s Employee Tax Sheltered Annuity Plan, or HFA’s Profit Sharing & 401(k) plan on the last day of the one-time ESOP investment election period; and

•	are an employee of either IITRI (but not of its Life Sciences Operation) or HFA (excluding employees who are not eligible 401(k) participants) on the closing date, which we expect to be on or about December 20, 2002.

      If you have made the one-time ESOP investment election but for any reason are no longer an employee of IITRI or HFA on the closing date of the acquisition, your one-time ESOP investment election will be deemed void.

      Eligible Funds: The plans from which eligible participants may rollover or transfer funds are:

•	IITRI’s Employee Pension Plan, which we refer to as the IITRI 401(a) plan;

•	IITRI’s Employee Tax Sheltered Annuity Plan, which we refer to as the IITRI 403(b) plan; and

•	HFA’s Profit Sharing & 401(k) Plan, which we refer to as the HFA 401(k) plan.

      If eligible employees do not elect to direct the rollover or transfer of at least $24.0 million in eligible retirement account balances to the ESOP component of our KSOP, then IITRI will be entitled to request a renegotiation of the terms of the acquisition. If we are unable to agree upon new acquisition terms with

IITRI within 14 days, then either we or IITRI will be entitled to terminate the acquisition. Alternatively, we may finance the shortfall in the acquisition purchase price from other sources, if available. If the acquisition is terminated, we will terminate the offering and your retirement account balances will remain in IITRI’s and HFA’s retirement plans.

      As of September 30, 2002, the value of the eligible account balances of IITRI and HFA employees was approximately $79.5 million. As of December 5, 2002, eligible employees had elected to invest approximately $25.8 million in the ESOP component of Alion’s KSOP, which funds will be used to purchase Alion common stock.

      Role of the ESOP Trustee: Our board of directors has appointed State Street Bank & Trust Company to serve as the trustee for the ESOP trust. State Street, as ESOP trustee, will use proceeds from this offering to purchase Alion common stock. We will then use the funds we receive from the sale of our common stock to the ESOP to acquire substantially all of IITRI’s assets. As a condition to the ESOP trustee’s purchase of our common stock, the trustee must, among other things, receive a written opinion from its financial advisor, Duff & Phelps LLC. The opinion of Duff & Phelps will, if rendered, state that the purchase price the trustee pays for our common stock is not more than fair market value and that the terms and conditions of the acquisition are fair to the ESOP from a financial point of view.

      Your Role as Named Fiduciary: You are the named fiduciary under the KSOP for your own account. “Named fiduciaries” under the federal Employee Retirement Income and Security Act of 1974, which we refer to as ERISA, are those persons that have decision-making authority under plans with respect to the management or disposition of plan assets. Our KSOP designates eligible participants like you as “named fiduciaries” for the purpose of determining whether or not to direct the ESOP trustee to invest all or a portion of your KSOP balance in the ESOP component, and to invest these funds in our common stock. This means that it is solely up to you and your personal advisors whether to invest in our KSOP and as follow-on to that decision, whether to invest in our common stock by directing the investment of any of your eligible retirement account balances into our ESOP component.

      Fiduciaries under ERISA, including persons designated as named fiduciaries, are required to comply with ERISA. By law, State Street acts, in its capacity as trustee, as an independent fiduciary, which means that it must act prudently and solely in the best interests of the ESOP.

      Because you are designated as a named fiduciary with respect to:

•	your election to direct the ESOP trustee to invest your IITRI rollover balances or HFA transfer balances in the ESOP component;

•	your decision to direct State Street to invest future pre-tax payroll deferrals in our common stock; and

•	your direction to vote the shares allocated to your account on certain major events (discussed in more detail below);

State Street is generally required to follow your directions to the extent they are in accordance with the terms of the KSOP and are not contrary to ERISA.

      Named fiduciaries are required to act prudently, solely in the interest of the plan’s participants and beneficiaries and for the exclusive purpose of providing benefits to the plan’s participants and beneficiaries. A fiduciary, including a named fiduciary, who breaches the fiduciary responsibility rules of ERISA, may be liable to the plan for any losses caused by the fiduciary’s conduct. Therefore, when you act as a named fiduciary, you should do so in a prudent manner.

      Please remember that the ESOP trustee generally has no responsibility or liability under ERISA or any other law to make a determination as to the advisability or prudence of any individual’s decision whether or not to direct the investment of all or any portion of his or her IITRI rollover or HFA transfer account balances or future pre-tax payroll deferrals in our common stock. With respect to the ESOP’s initial acquisition of company stock using rollover and/or transfer funds, the ESOP trustee must determine that the price it pays for our common stock is not more than fair market value and the terms and conditions of the acquisition are fair to the ESOP from a financial point of view.

      You can acquire a beneficial interest in our common stock in several ways:

•	by participating in the one-time ESOP investment election, and, if the transaction closes,

•	by making pre-tax payroll deferrals, and

•	through our company retirement plan and matching contributions.

      The One-Time ESOP Investment Election: The period during which you were able to elect to invest IITRI rollover or HFA transfer balances in the ESOP component of Alion’s KSOP is called the one-time ESOP investment election period. The one-time ESOP investment election period ran from October 9, 2002, until November 1, 2002. If you made the one-time ESOP investment election, you will acquire an indirect interest in Alion’s common stock upon completion of the acquisition. If you are an employee of IITRI, you may change both your distribution request and your decision to invest any rollover proceeds in the ESOP component at any time prior to closing of the acquisition, when your distribution will be processed upon your termination of employment with IITRI and hire by Alion. If you are an employee of HFA, you may revoke your decision to invest in the ESOP component until closing of the acquisition when we will merge your 401(k) plan into the Alion KSOP. Although we will allocate shares of our common stock to your account within the ESOP component, the ESOP trust will continue to hold the common stock. State Street, the ESOP trustee, will hold record title to our common stock and you will have a beneficial interest in the shares of common stock allocated to your ESOP account. As an ESOP participant, you will have a right to receive the value of the shares of common stock allocated to your account in the ESOP component subject to the terms and conditions of the KSOP.

      Any decision you make to invest all or any portion of your eligible IITRI or HFA retirement account balances in our common stock is voluntary on your part. You are not obligated to do so and your failure to invest in our common stock will have no effect on your continued employment with us. Although all employees of IITRI, excluding employees of Life Sciences Operation, on the closing date of the acquisition will become Alion employees upon completion of the acquisition, and HFA employees will continue to be employees of HFA as Alion’s subsidiary, no right to employment or continuing employment with Alion, IITRI or HFA currently exists or is created by this offering and/or the acquisition.

      Employee retirement funds which cannot be invested in the ESOP component due to oversubscription will be invested in the non-ESOP component of the KSOP.

      Pre-Tax Payroll Deferrals: The KSOP has a 401(k) feature which permits employees to defer pre-tax income. After the acquisition, as an Alion employee you will be able to direct future pre-tax payroll deferrals of Alion salary to:

•	the ESOP component of our KSOP;

•	the non-ESOP component of our KSOP; or

•	any combination of the two.

      Your pre-tax deferrals to the ESOP component may, however, not exceed seven percent of your compensation. Any deferrals you direct in excess of this amount will automatically be re-invested in the non-ESOP component according to your then current investment allocation on file with Fidelity.

      Retirement Plan Contributions and Matching Contributions: Alion will make retirement plan contributions to all its employees who are eligible participants in the Alion KSOP. These retirement plan contributions will be made to your accounts in both the ESOP and the non-ESOP components of the KSOP. We will also make matching contributions on your behalf, in the ESOP component, based on your pre-tax deferrals of your Alion salary.

      Your Voting Rights: Because the ESOP trustee holds record title to the common stock allocated to your account and you will only have a beneficial interest in our shares, the ESOP trustee will usually vote those shares on your behalf at the direction of the ESOP committee. (The ESOP committee is comprised of four members of Alion’s management team and three other Alion employees and is responsible for the financial management and administration of the ESOP component.) If, however, the ESOP trustee determines that the direction of the ESOP committee is not in accordance with the terms of the KSOP or is not a proper direction under ERISA, it will vote the shares as it determines appropriate to fulfill its fiduciary duty under ERISA.

      You will be able to direct the ESOP trustee as to how to vote the shares allocated to your account in the ESOP component on certain corporate transactions that require shareholder approval under state law. These include:

•	our merger with another company;

•	our liquidation or dissolution;

•	the sale of all or substantially all of our assets, and

•	any stock reclassification and recapitalization.

      We are also giving you the right to vote on any tender offer for, or other offer to purchase, the shares of our common stock held by the ESOP component.

      In these instances you will have one vote for each share of Alion common stock allocated to your account in the ESOP component. If, however, the ESOP trustee determines that the majority of employee votes are not in accordance with the terms of the KSOP or is not a proper direction under ERISA, it will vote the shares as it determines appropriate to fulfill its fiduciary duty under ERISA.

      Important KSOP Features: Our KSOP includes a number of features beyond those required by law:

•	Special Price Protection: In order to provide an incentive for our older employees to participate in the one-time ESOP investment election, we have made special price protection a part of this offering. You qualify for special price protection if you are 55 years of age or older as of December 31, 2002, and you or your beneficiary request a distribution at any time prior to January 1, 2008 (a) due to your death or disability, or (b) upon leaving Alion for any reason on or after reaching age 60. If you qualify for special price protection, we will repurchase the shares of common stock allocated to your ESOP account that are attributable to your one-time ESOP investment election at a per share price equal to the greater of (1) the original per share purchase price of the common stock in the one-time ESOP investment election, or (2) the then current fair market value of the common stock. This feature expires at the close of business on December 31, 2007. We do not intend to make this special price protection available to any employees who become Alion employees after the closing date for the acquisition, even if these employees are eligible to participate in a one-time ESOP investment election similar to the one-time ESOP investment election available to current IITRI and HFA employees.

•	Special Diversification Feature: Diversification is a process which allows you to move a portion of your account balance invested in company stock to other investment alternatives in the non-ESOP component. Our KSOP provides you with a special diversification feature. Beginning in the first quarter of the plan year which begins on October 1, 2007, and then in the first quarter of each year thereafter, if you are a participant hired by Alion as part of the acquisition you will be permitted to move 10 percent of your ESOP account balance to the non-ESOP component, provided this does not violate any of our loan covenants in effect at that time. Future Alion employees are eligible for this diversification feature following five years of service with Alion. This feature is in addition to any diversification right you may be entitled to under law as an ESOP participant.

•	Valuation of Your ESOP Account: By law, we are required to value the common stock held in the ESOP component at least once a year. We have elected to have the common stock in the ESOP component valued twice a year — as of March 31 and September 30. Because all ESOP transactions must occur at the current fair market value of the common stock held in the trust, this provision affords you the opportunity to invest in company stock and request distributions of your account at the end of each semi-annual period, rather than waiting until the end of each plan year.

•	Our Retirement Plan Contribution and Matching Contribution: All HFA employees and all IITRI employees who become Alion employees will, upon closing of the acquisition, automatically be eligible for Alion’s retirement plan contributions, whether or not they have satisfied any year of service requirement. In addition, all HFA employees and all IITRI employees who become Alion employees will upon completion of the acquisition be eligible to receive Alion’s matching contribution to participants’ accounts in the ESOP component.

•	You Can Vote on Any Sale of Alion: We have elected to extend to you the right to direct the ESOP trustee to vote the shares of common stock allocated to your account on any tender offer for, or other offer to purchase, the shares of Alion common stock held in the ESOP component, even though by law participants in the KSOP are only required to have voting rights in the event of a sale of all or substantially all of Alion’s assets, a merger of Alion and several other specific corporate transactions. If, however, the ESOP trustee determines that the majority of employee votes are not in accordance with the terms of the KSOP or is not a proper direction under ERISA, it will vote the shares as it determines appropriate to fulfill its fiduciary duty under ERISA.

•	Purchase Price of Alion’s Common Stock Via Pre-Tax Payroll Deferrals: To the extent allowed by the KSOP, the ESOP trustee will use your pre-tax payroll deferrals to purchase shares of our common stock based on the per share price on the valuation date preceding or following the date on which you make each pre-tax payroll deferral, whichever is lower.

      We make this offering of interests in the KSOP pursuant to exemptions from registration under state securities laws where eligible employees reside. Most states have an exemption from registration for the issuance and sale of employee benefit plan interests. The remaining states have a limited offering exemption or an exemption for transactions in securities pursuant to a registration statement declared effective by the SEC. In the event that an applicable exemption from registration is not available under the laws of any state, or in the event that qualification of the securities in any state is impracticable in the judgment of management, the offering will not be available to employees in those states. We will make the sale of common stock by Alion to the ESOP pursuant to an exemption from registration available for limited offerings.

Summary of Historical and Unaudited Pro Forma

Consolidated Financial Data

      The following table presents summary historical and pro forma consolidated financial data for Alion for the periods and dates indicated. You should read the information set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and notes to those statements included elsewhere in this prospectus. The consolidated operating results data for the years ended September 30, 2000, 2001 and 2002, and the consolidated balance sheet data as of September 30, 2001 and 2002, are derived from, and are qualified by reference to, our audited consolidated financial statements included elsewhere in this prospectus. The consolidated balance sheet data as of September 30, 2000, is derived from our audited consolidated financial statements that are not included in this prospectus. The unaudited pro forma financial information for the year ended September 30, 2002 gives effect to the incurrence of debt and the acquisition of IITRI’s assets as if those transactions had been consummated on October 1, 2001 and were in effect for the year ended September 30, 2002. These transactions are described in “Unaudited Pro Forma Financial Data” found elsewhere in this prospectus.

      The historical consolidated financial information for the years ended September 30, 2000, 2001 and 2002, has been carved out from the consolidated financial statements of IITRI using the historical results of operations and bases of assets and liabilities of the portion of IITRI’s business to be sold and gives effect to allocations of expenses from IITRI. Our historical consolidated financial information may not be indicative of our future performance and does not necessarily reflect what our financial position and results of operations would have been had we operated as a separate, stand-alone entity during the periods presented.

	Year Ended September 30,

	2000	2001	2002	2002

	Historical			Pro Forma

	(in thousands)
Consolidated Operating Data:
Contract revenue	$156,137	$193,152	$201,738	$201,738
Operating income (loss)	5,374	10,871	5,873	(2,655)
Other expense(1)	(694)	(1,072)	(586)	(9,407)
Income tax expense(2)	(398)	(302)	(589)	(589)
Net income (loss)	4,282	9,497	4,698	(12,651)
Consolidated Balance Sheet Data at End of Period:
Net accounts receivable	56,473	56,095	49,051	49,051
Total assets	82,702	76,309	71,096	152,452
Current portion of long-term debt	3,646	141	3,330	12,746
Long-term debt, excluding current portion	22,289	11,886	1,654	80,278
Redeemable common stock warrants				9,910
Long-term deferred gain on sale of building to the University, excluding current portion	—	4,054	3,523	—
Depreciation and amortization	3,754	3,488	3,447	11,975
EBITDA(3)	9,823	14,182	9,297	9,297
Capital expenditures	2,795	1,940	3,643	3,643

(1)	Other income (expense) in 2000 includes a gain of $1.3 million on the sale of land in Annapolis, Maryland and a $0.5 million loss in equity of an affiliate. Includes interest expense on our bank credit facility for working capital which was our primary financing requirement in years 2000 through 2002. Pro forma amounts reflect interest expense related to approximately $93.1 million of debt associated with this offering and the acquisition of IITRI’s assets.

(2)	Income tax expense primarily relates to income of our for-profit subsidiary, HFA.

(3)	EBITDA refers to net income before income taxes, interest expense, depreciation of fixed assets and amortization of goodwill and intangible assets. Interest expense includes amortization of debt issuance costs and accretion of long-term debt to face value. EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles. We may calculate EBITDA differently than other companies. You should not consider it in isolation from, or as a substitute for, net income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. We have included EBITDA as supplemental disclosure because it may provide useful information regarding our ability to service debt and to fund capital expenditures. Other operating or legal requirements may affect our ability to service debt and fund capital expenditures in the future.

Risk Factors

        You should carefully consider the following factors and all other information in this prospectus before investing in the ESOP component. Investing in the ESOP component involves a degree of risk. Any of the factors set forth under “Risks Related to the Acquisition of IITRI’s Assets” and “Risks Related to Our Business” could harm our business and negatively affect our future operating results and could result in a partial or complete loss of your investment. A partial or complete loss of your investment could also result from any of the factors set forth under “Risks Related to the Offering”.

Risks Related to the Offering:

If you rollover or transfer all or a significant portion of your eligible IITRI or HFA retirement plan account balances into the ESOP component of the KSOP, then your retirement portfolios will be less diversified and therefore subject to greater risk, and the overall risk to your personal finances will be more concentrated because both your job and your retirement portfolio performance will depend on your employer.

      Currently, IITRI’s and HFA’s retirement plan accounts offer a diversified portfolio of investment options. Many financial advisors and investors consider it prudent to diversify investments to spread the risk of any particular investment decreasing in value. If all or a significant part of your retirement savings plan assets are invested in our common stock in the ESOP component, then those assets will not be diversified and will be subject to changes in value based on our financial performance and the fair market value of our company. Furthermore, except for your diversification rights as described in this prospectus, you will not have the ability to redirect those assets into other non-ESOP investments once they are transferred to the ESOP component, even if you later determine that those other non-ESOP investments are more desirable.

      As an employee-investor, these risks are more concentrated than those of an investor only. If both your employment and some or all of your retirement investments are dependent on Alion and Alion’s financial performance, your financial situation will be even less diversified and this will expose you to greater financial risk.

Because there are substantial restrictions on the ownership and transfer of our common stock held in the ESOP component, and because there is no public market for our common stock or the KSOP interests, your ability to liquidate your investment will be limited.

      If you participate in this offering, you will acquire a beneficial interest in our common stock held in the ESOP trust. You will not directly own the common stock allocated to your account in the ESOP component. The ESOP is the legal shareholder of our common stock and the ESOP trustee holds record title to the common stock in the name of the ESOP trust. Because our common stock is held in the ESOP trust and not by individual participants, individual participants will not be able to sell, pledge or otherwise transfer the shares of common stock allocated to their accounts. Furthermore, there is no public market for our common stock or our KSOP interests, and we do not anticipate that such a market will develop in the future. Except to the extent you utilize your diversification rights, we will hold any retirement funds you direct to the ESOP component until such time as you are eligible for, and request, a distribution in accordance with the plan. Accordingly, the purchase of KSOP interests, the proceeds from which are directed to the ESOP component, is suitable only for persons who have limited need for liquidity in this investment.

You do not have the right to vote the common stock allocated to your account, except in the event of extraordinary transactions.

      The ESOP trustee, at the direction of the ESOP committee, votes the shares of common stock held in the ESOP trust. As a participant in the ESOP, you are entitled to direct the ESOP trustee’s voting of the shares of common stock allocated to your account only with respect to certain corporate transactions, including:

•	merger,
•	consolidation,
•	recapitalization,
•	reclassification,
•	liquidation,
•	dissolution,
•	sale of substantially all of Alion’s assets, or
•	tender offer for, or other offer to purchase, the shares of Alion common stock held in the ESOP component.

      Therefore, as an ESOP participant you will have the power to direct the ESOP trustee’s voting of the shares of common stock allocated to your account in the above instances, but you will not be able to vote for directors or on other business matters subject to shareholder approval. In addition, if the ESOP trustee determines that the majority of employee votes on any matter are not in accordance with the terms of the KSOP or is not a proper direction under ERISA, it will vote the shares as it determines appropriate to fulfill its fiduciary duty under ERISA.

Your investment in the ESOP component will be a long-term investment and your ability to realize the value of that investment will be limited.

      Investment in the ESOP is participation in a retirement plan subject to various IRS and ERISA rules relating to distributions from retirement plans. There are also specific limitations on distributions and transfers from the ESOP component. These provisions and limitations provide that, except for your diversification rights, you will only be entitled to a distribution related to your investment in the ESOP upon termination of your employment. Distributions may, at the discretion of the ESOP committee, be made in a series of equal installments distributed over a period of no more than five years from when they begin. Because of these limitations, your ability to realize the value of your investment in the ESOP component will be restricted and your investment will not be as liquid as an investment in a publicly traded security. These restrictions may limit your ability to liquidate your investment in the ESOP component even if the value of your ESOP account is declining.

We may not have sufficient cash resources to pay you the value of your ESOP account balance in a single lump sum following your separation from service with us, which may cause the value of your retirement funds to decrease.

      We have a legal obligation to repurchase the shares of common stock allocated to your account at the current fair market value of the common stock at the time you receive your distribution. This obligation affects our cash flow. Several factors not under our control could exacerbate this potential risk, including:

•	significant increases, if any, in the fair market value of your account;

•	a large number of participants separating from service who request simultaneous distributions from the ESOP component;

•	the exercise of any demand for us to purchase warrants from mezzanine note warrantholders with put rights; and

•	the exercise of any demand for us to purchase warrants from subordinated note warrantholders with put rights.

      In addition, the terms of our senior credit agreement and the mezzanine note contain restrictions which may, in certain circumstances, limit our ability to make lump sum distributions to our employees.

      As a result, our cash resources could be insufficient to meet all lump sum requests and the ESOP committee could determine that the shares of common stock allocated to your ESOP account can only be distributed in a series of equal installments over a period of not more than five years from when they begin. If the ESOP committee makes this determination, then each installment distribution and repurchase will be made at the then current fair market value which may be more or less than the value determined on the previous installment distribution date.

Unless your investment in the ESOP component is subject to special price protection, we may repurchase the shares of common stock allocated to your ESOP account at less than the price you paid for them.

      The value of our common stock may decline as a result of the risks discussed in this prospectus or other unanticipated risks. When your participation in the ESOP terminates, we have the obligation to repurchase the shares of common stock allocated to your account in the ESOP component at the fair market value of the common stock at the time you receive your distribution. The fair market value of your investment in the ESOP component at that time may be less than the per share price of the common stock allocated to your ESOP account at the time of your investment, unless you qualify for special price protection under the KSOP. Special price protection is available to you only if you are 55 years of age or older as of December 31, 2002, and you or your beneficiary request a distribution at any time prior to January 1, 2008 (1) due to your death or disability or (2) upon leaving Alion for any reason on or after reaching age 60. This special price protection only applies to distributions of shares allocated to the ESOP component that were purchased as a result of your one-time ESOP investment election. In the event you qualify for price protection, but are subject to a delay in your distribution, or receive your distribution in a series of installments that extend beyond 2007, we will extend price protection to all such delayed payments and installment payments.

Future pre-tax deferrals invested in our ESOP could have a dilutive effect on your ownership interest and the value of each share of common stock; our matching and retirement plan contributions could also have a dilutive effect on your ownership interest.

      You will be able to increase your ownership interest in the ESOP component by purchasing additional KSOP interests with pre-tax payroll deferrals, subject to the limits of the plan, and directing that your pre-tax deferrals be invested in the ESOP component. These pre-tax deferrals may be used to purchase stock at a per share price that is less than its fair market value, which may have a dilutive effect on both the ownership interest and the value of each share of common stock allocated to your ESOP amount.

      Our business strategy includes growth through acquisitions. Employees of acquired companies who become our employees upon completion of an acquisition may be eligible to invest in our ESOP component by making a one-time ESOP investment election to rollover eligible retirement plan account balances into the ESOP component. In addition to these possible one-time ESOP investment elections by new employees, our matching and retirement plan contributions made in common stock to the accounts of eligible employees could also dilute your ownership interest.

Future equity issuances could have a dilutive effect on your ownership interest.

      Under the anti-dilution provisions of the warrants, if in the future we issue additional common stock to the ESOP component of the KSOP or other capital stock at less than fair market value, the exercise price of the outstanding warrants will decrease. There is a limited exception for issuances of common stock to the ESOP resulting from some pre-tax payroll deferrals. A decrease in the exercise price of the outstanding warrants will decrease the value of your ownership interest.

The existence of a stock appreciation rights plan, and a phantom stock plan if adopted by the Alion board of directors, for the benefit of our directors, officers and employees could decrease the value of your ownership interest.

      The initial price of the common stock in the ESOP component will be established at closing of the acquisition and will take into account the maximum number of stock appreciation rights which may be awarded under Alion’s proposed stock appreciation rights plan. Issuance of stock appreciation rights will cause the per share value of our common stock to be lower than if the stock appreciation rights had not been issued. Additionally, the creation of a phantom stock plan, additional stock appreciation rights plans or stock option plans could further decrease the value of your ownership interest.

The ESOP committee, including members of our senior management team, has indirect control over the appointment of our board members and senior officers, which could create conflicts of interest.

      Members of our senior management team constitute a majority of the members of the ESOP committee. Because the ESOP committee directs the ESOP trustee, as sole shareholder, in how to vote its shares of Alion common stock after closing of the offering and acquisition, directors and senior officers will have the opportunity to entrench themselves in office. Since the members of our senior management team represent a majority of votes necessary to direct the ESOP trustee to elect Alion’s board of directors, who will appoint Alion’s senior officers, it is unlikely that other members of the ESOP committee will be able to change the composition of the board. Given the ESOP committee’s indirect control over the appointment of our senior officers, it may create actual or perceived conflicts of interest between our senior officers’ interests in being officers of Alion and their representation of the interests of ESOP participants.

If the ESOP or Alion does not continue to be exempt from federal income tax and any unrelated business income tax, the economic value of your investment will decrease.

      We have made an election to be taxed as an S corporation for federal income tax purposes. As an S corporation, we generally will not be subject to federal income taxation or state income taxation in most states. Rather, our income, gains, losses, deductions and credits should flow through to the ESOP. Under current provisions of the Internal Revenue Code, the ESOP trust is exempt from federal income taxation and any unrelated business income tax. Unrelated business income tax is a special federal income tax imposed on an otherwise tax-exempt entity (such as a tax-exempt charity or qualified pension plan, including an ESOP) to the extent it earns income from a trade or business unrelated to its exempt purpose. The Internal Revenue Code specifically exempts ESOPs that invest in S corporation stock of the employer from unrelated business income tax.

      If for any reason we lose our S corporation status, we would be required to pay federal income tax, thereby reducing the amount of cash available to repay debt, reinvest in our operations or fulfill our repurchase obligation to ESOP participants, which would decrease the economic value of your investment in our ESOP component. Applicable laws and regulations may change in a way which results in the taxation of Alion as a corporation other than as an S corporation. Furthermore, current law that exempts the ESOP trust from federal income taxation and unrelated business income tax may change. Similarly, if the ESOP becomes subject to federal income taxation, we may have to distribute cash to the ESOP to allow it to pay this tax, again reducing the amount of cash we have available to repay debt, to reinvest in our operations or to fulfill our repurchase obligations.

The passage of legislation requiring earlier diversification opportunities in defined contribution plans may significantly impair our ability to meet our repurchase obligations because of increased demands on our cash resources due to participants electing to diversify earlier than anticipated.

      As a result of the bankruptcy filing of Enron Corp. and the loss Enron employees suffered in their retirement accounts invested in Enron stock, the U.S. Congress is considering various proposals which would require earlier diversification opportunities than what are currently required by law. If after the acquisition is complete, a bill is passed which lowers the age or shortens the time period after which employees may diversify their investments in the ESOP component, our cash resources could be insufficient to meet our repurchase obligations. This may result in a delay in the distribution of your ESOP account balances and may cause the amount of your benefits to decrease, because it may leave us with insufficient cash resources to perform our business plan, meet our debt obligations or meet our repurchase obligations related to employee distribution requests.

If the amount of pre-tax deferrals which employees make is less than we anticipate, we may not have sufficient cash flow to operate our business successfully and the value of your investment could decrease.

      Our business model contemplates new purchases of stock by employees with pre-tax payroll deferrals. If pre-tax deferrals are less than we have forecast, our overall cash flow will decrease and a portion of our available cash resources may be required to meet our repurchase obligations rather than being utilized in the business. A decrease in the amount of available cash flow for use in our business operations could decrease the value of your investment.

Management will receive financial incentives as a result of consummating the acquisition; some of these incentives create conflicts of interest for them.

      IITRI agreed to accelerate the vesting of financial incentives to our management, including our management negotiating team, in connection with the purchase of IITRI’s assets. If exercised by management members, these incentives will be payable upon completion of the acquisition. Members of the management team will, upon closing of this transaction, vest in a right to exercise options in an aggregate of approximately $1.0 million in deferred compensation which, in the absence of a change of control at IITRI, would otherwise vest in September 2006. Additionally, in exchange for Dr. Atefi’s waiver of his rights to approximately $1.0 million in deferred compensation from IITRI, Alion will enter into an agreement with Dr. Atefi, with payment terms resembling those of the mezzanine note, for payment of approximately $1.0 million in principal amount, plus interest, plus warrants. These financial incentives create a conflict of interest between management’s own compensation interests and their representation of Alion’s interest in negotiation of the acquisition, particularly with respect to the payment terms of the mezzanine note and the warrants. Members of the management team will also receive awards of stock appreciation rights, and they may receive awards of phantom stock as well. These financial incentives create a conflict of interest between management’s interests in these plans and their participation in the design of the KSOP and its associated distribution and repurchase procedures.

Risks Related to the Acquisition of IITRI’s Assets:

We expect to incur a significant amount of debt to complete the acquisition, which will limit our operational flexibility.

      In order to complete the acquisition of IITRI’s assets, we will need to assume a substantial amount of indebtedness. On a pro forma basis after giving effect to the acquisition, our consolidated debt will be approximately $106.7 million at closing. We do not have experience in functioning as a highly leveraged company.

      Our indebtedness could:

•	limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other general corporate activities;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	make it more difficult for us to satisfy our obligations to our creditors, including our repurchase obligations to ESOP participants, and, if we fail to comply with the requirements of the indebtedness, may require refinancing on terms unfavorable to us, or if refinancing is not possible, our creditors could accelerate the maturity of our indebtedness, which could cause us to default under other indebtedness, dispose of assets or declare bankruptcy;

•	limit our ability to successfully withstand a downturn in our business or the economy generally; and

•	place us at a competitive disadvantage against other less leveraged competitors.

The purchase price being paid to IITRI in the acquisition may be too high because valuing private businesses can be difficult and uncertain.

      The purchase price and terms of the acquisition were negotiated between IITRI, the University, the ESOP trustee, and representatives of our management team. In those negotiations, our business may have been overvalued because of the many difficulties and uncertainties in valuing private business operations. If the purchase price and, therefore, the debt incurred in connection with the acquisition, are too great, repayment of that debt could prove difficult and may have a negative effect on our operating results and financial condition and the value of your investment in the ESOP component.

Risks Related to Our Business:

We expect to experience net losses in at least our first three years of operation.

      Our fiscal year begins on October 1 and ends on September 30. We expect to incur a net loss in at least our first three years of operation, fiscal years 2003, 2004 and 2005. Contributing factors to the initial net loss include the significant amount of interest expense associated with the debt financing for the acquisition of IITRI assets and the amortization expense related to intangible assets acquired. The amount of the initial net loss and our ability to regain future profitability are subject to our ability to achieve and sustain a significant level of revenue growth coupled with our ability to manage our operating expenses. If revenues grow slower than we anticipate, or if operating expenses exceed our expectations, we may not become profitable. Even if we become profitable we may not be able to sustain our profitability.

Our ability to service our debt and meet other future obligations is dependent on our future operating results and we cannot be sure that we will be able to meet these obligations as they come due.

      Our ability to meet our payment obligations and to comply with the financial covenants contained in the agreements relating to our indebtedness is subject to a variety of factors, including changes in:

•	funding of our contract backlog;

•	the time within which our sponsors pay our accounts receivable;

•	new contract awards and our performance under these contracts;

•	continued increase in revenues on an annual basis;

•	interest rate levels;

•	our status as an S corporation for federal income tax purposes; and

•	general economic conditions.

      These factors will also affect our ability in the future to meet our obligations related to the put rights associated with the warrants and to our repurchase obligations under the KSOP. We also have significant debt payment obligations which become due in 2007, 2008, 2009, and 2010.

      We may not generate sufficient cash flows to comply with our financial covenants and to meet our payment obligations when they become due. If we are unable to comply with our financial covenants, or if we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make the required payments on our indebtedness, then we may be required to refinance our indebtedness. We cannot be certain that our indebtedness could be refinanced, if at all, on terms that are favorable to us. In the absence of a refinancing, our lenders would be able to accelerate the maturity of our indebtedness, which could cause us to default under our other indebtedness, dispose of assets or declare bankruptcy. Any of these actions would result in a substantial diminution in the value of your investment in the ESOP and could result in the loss of your entire investment.

We are dependent on government contracts for substantially all of our revenues.

      Approximately 88 percent of our revenues for fiscal year 2000, 94 percent of our revenues for fiscal year 2001 and 98 percent of our revenues for fiscal year 2002, were derived from contracts with the federal government. Contracts with the U.S. Department of Defense accounted for approximately 91 percent, and contracts with other government agencies accounted for approximately 7 percent, of our total revenues in fiscal year 2002. We expect that government contracts are likely to continue to account for a significant portion of our revenues in the future. A significant decline in government expenditures, or a shift of expenditures away from government programs that we support, could cause a decline in our revenues.

Historically, a few contracts have provided us with most of our revenues, and if we do not retain or replace these contracts our operations will suffer and the value of your investment will decrease.

      The following five large federal government contracts accounted for approximately 67 percent of our revenues for the fiscal year ended September 30, 2002:

1. Information Technology Services for General Services Administration — U.S. Department of Defense (22%);

2. Joint Spectrum Center Engineering Support Services for the U.S. Department of Defense Joint Spectrum Center (21%);

3. Modeling and Simulation Information Analysis Center for the U.S. Department of Defense — Defense Information Systems Agency (15%);

4. Information Technology Services for General Services Administration — U.S. Department of Defense, a contract assumed in IITRI’s acquisition of AB Technologies (4%); and

5. Weapons Systems Technology Information Analysis Center for the U.S. Department of Defense — Defense Information Systems Agency (5%).

      These contracts, some of which are performed for multiple sponsors, are likely to continue to account for a significant percentage of our revenues in the future. Termination of these contracts or our inability to renew or replace them when they expire could cause our revenues, and the value of your investment, to decrease.

Government contracts contain termination provisions that are unfavorable to us.

      Generally, government agencies can terminate contracts with their suppliers at any time without cause. If a government agency does terminate one of its contracts with us without cause, we will likely be entitled to receive compensation for the services provided or costs incurred up to the date of termination as well as a negotiated amount of the fee on the contract and termination-related costs we incur. Further, if a government contract is terminated because we defaulted under the terms of the contract, we will likely be entitled to receive compensation for the services provided and accepted up to the date of termination plus a percentage of the fee relating to the provided and accepted services. In fact, if a default were to occur, we may be liable for excess costs the government incurs in procuring the undelivered portion of the contract from another source. Termination of any of our large government contracts may negatively impact our revenues and, in turn, the value of your investment.

We may not receive the full amount of our backlog, which could harm our business.

      The maximum contract value specified under a government contract is not necessarily indicative of revenues that we will realize under that contract. Congress normally appropriates funds for a given program on a fiscal year basis, even though actual contract performance may take many years. As a result, contracts ordinarily are only partially funded at the time of award, and normally the procuring agency commits additional monies to the contract only as Congress makes appropriations in subsequent fiscal years. The portion of a government contract which has not yet been performed is referred to as backlog. The original value of a government contract is used in estimating the amount of our backlog. We define backlog to include both funded and unfunded orders for services under existing signed contracts, assuming the exercise of all options relating to those contracts that have been priced. We define funded backlog to be the portion of backlog for which funding currently is appropriated and obligated to us under a contract or other authorization for payment which an authorized purchasing authority signs, less the amount of revenue we have previously recognized under the contract. We define unfunded backlog as the total estimated value of signed contracts, less funding to date. Unfunded backlog includes all contract options that have been priced but not yet funded. Estimates of future revenues attributed to backlog are not necessarily precise and the receipt and timing of any of these revenues are subject to various contingencies such as changed federal government spending priorities, many of which are beyond our control. The backlog on a given contract may not ultimately be funded or may only be partially funded, which may cause our revenues to be lower than anticipated.

Because government contracts are subject to government audits, contract payments are subject to adjustment and repayment which may result in revenues attributed to a contract being lower than expected.

      Government contract payments received that are in excess of allowable costs are subject to adjustment and repayment after government audit of the contract payments. Government audits have been completed on indirect costs related to our federal government contracts through September 30, 2000, and are continuing for subsequent periods. We have included estimated reserves in our financial statements for excess billings and contract losses, which we believe are adequate based on our interpretation of contracting regulations and past experience. These reserves, however, may not be adequate. If our reserves are not adequate, revenues attributed to our contracts may be lower than expected.

Our subcontractors’ failure to perform contractual obligations could damage our reputation as a prime contractor and thereby our ability to obtain future business.

      As a prime contractor, we often rely significantly upon other companies as subcontractors to perform work we are obligated to deliver to our sponsors. A failure by one or more of our subcontractors to satisfactorily perform the agreed-upon services on a timely basis may cause us to be unable to perform our duties as a prime contractor. We have limited involvement in the work our subcontractors perform, and as a result, we may have exposure to problems our subcontractors cause. Performance deficiencies on the part of our subcontractors could result in a government sponsor terminating our contract for default. A default termination could expose us to liability for the sponsor’s costs of reprocurement, damage our reputation, and hurt our ability to compete for future contracts.

If we fail to recover pre-contract costs, it may result in reduced fees or in losses.

      Any costs we incur before the execution of a contract or contract renewal are incurred at our risk, and it is possible that the sponsor will not reimburse us for these pre-contract costs. At September 30, 2002, we had pre-contract costs of $2.9 million. While such costs were associated with specific anticipated contracts and their recoverability from such contracts is probable, we cannot be certain that contracts or contract renewals will be executed or that we will recover the related pre-contract costs.

If we do not accurately estimate the expenses, time and resources necessary to satisfy our contractual obligations, our profit will be lower than expected.

      Cost-plus contracts provided 59 percent of our revenues for the fiscal year ended September 30, 2001 and 60 percent of our revenues for the fiscal year ended September 30, 2002. Fixed-price contracts provided 23 percent of our revenues for fiscal year 2001 and 18 percent of our revenues for the fiscal year 2002.

      In a cost-plus contract, we are allowed to recover our approved costs plus a fee. The total price on a cost-plus contract is based primarily on allowable costs incurred, but generally is subject to a maximum contract funding limit. Federal government regulations require us to notify our sponsors of any cost overruns or underruns on a cost-plus contract. If we incur costs in excess of the funding limitation specified in the contract, we may not be able to recover those cost overruns. As a result, on a cost-plus contract we may not earn the full amount of the anticipated fee.

      In a fixed-price contract, we estimate the costs of the project and agree to deliver the project for a definite, predetermined price regardless of our actual costs to be incurred over the life of the project. We must fully absorb cost overruns. Our failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed-price contract may reduce the fee margin of a fixed-price contract or cause a loss. Although we have not historically experienced significant contract losses on fixed-price contracts, the provisions in our financial statements for estimated losses on our fixed-price contracts may not be adequate to cover all actual future losses.

As a federal government contractor, we must comply with complex procurement laws and regulations and our failure to do so could have a negative impact upon our business.

      We must comply with and are affected by laws and regulations relating to the formation, administration and performance of federal government contracts, which may impose added costs on our business. If a government review or investigation uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of fees, suspension of payments, fines and suspension or debarment from doing business with federal government agencies, which may impair our ability to conduct our business. To the knowledge of management, we are not at present the subject of any investigation that may adversely affect our ability to secure future government work.

Our failure to obtain and maintain necessary security clearances may limit our ability to carry out confidential work for government sponsors, which could cause our revenues to decline.

      As of September 30, 2002, 46 of our government contracts required us to maintain facility security clearances and some of our employees to maintain individual security clearances. Each security-cleared facility has at least one key manager and a facility security officer who hold security clearances. Additional personnel security clearances for technical, management or administrative staff are based on a particular employee’s need to have access to classified information in order to perform the classified tasks required by the contract. Types of employees that may require security clearances include program or project managers, scientists, researchers, managers and administrators. If we lose a facility clearance or our employees lose or are unable to timely obtain security clearances, the government sponsor can terminate the contract or decide not to renew it upon its expiration. If we cannot obtain the required security clearances for our facilities or employees, or we fail to obtain them on a timely basis, we may be unable to perform a contract, bid on or win new contracts, which may cause us to have to terminate current research activities, and may damage our reputation. If this were to occur, our revenues would likely decline.

We derive significant revenues from contracts awarded through a competitive bidding process which is an inherently unpredictable process.

      We obtain most of our government contracts through a competitive bidding process that subjects us to risks associated with

•	the frequent need to bid on programs in advance of the completion of their design, which may result in unforeseen technological difficulties and/or cost overruns;

•	the substantial time and effort, including design, development and promotional activities, required to prepare bids and proposals for contracts that may not be awarded to us; and

•	the design complexity and rapid rate of technological advancement of most of our research offerings.

      Upon expiration, government contracts may be subject to a competitive rebidding process. We may not be successful in winning contract awards or renewals in the future. Our failure to win contract awards, or to renew or replace existing contracts when they expire, would negatively impact our future business and the value of your investment.

Intense competition in the technology and defense industries could limit our ability to win and retain government contracts.

      As a for-profit company we expect to encounter significant competition for government contracts from other companies, especially in our information technology and defense operations units. Some of our competitors will have substantially greater financial, technical and marketing resources than we do.

      Our ability to compete for these contracts will depend on:

•	the effectiveness of our research and development programs;

•	our ability to offer better performance than our competitors at a lower or comparable cost;

•	the readiness of our facilities, equipment and personnel to perform the programs for which we compete; and

•	our ability to attract and retain key personnel.

      If we do not continue to compete effectively and win contracts, our future business will be materially compromised.

If we are unable to manage our growth, our revenues may not increase at the same levels as they have in the past three years, which will affect the value of your investment.

      Our revenues have increased over the past three fiscal years and much of this growth was through acquisitions. Our ability to manage future growth effectively will require us to:

•	attract, retain, train, motivate and manage new employees successfully;

•	integrate new management and employees into our overall operations;

•	continue to improve our operational, financial and management systems and controls; and

•	identify and attract complementary acquisition candidates and integrate them into our overall operations.

      Our failure to manage any growth effectively may cause us to be unable to grow our business.

We depend on key management and personnel and may not be able to retain those employees due to competition for their services.

      We believe that our future success will be due, in part, to the continued services of our senior management team. The loss of any one of these individuals could cause our operations to suffer. We will enter into new employment agreements with these individuals for five-year terms. We do not, however, maintain key man life insurance policies on any members of management.

      In addition, competition for certain employees, such as scientists and engineers, is intense. Our ability to implement our business plan is dependent on our ability to hire and retain these technically skilled professionals. Our failure to recruit and retain qualified scientists and engineers may cause us to be unable to obtain and perform future contracts.

Environmental laws and regulations and our use of hazardous materials may subject us to significant liabilities.

      Our operations are subject to federal, state and local environmental laws and regulations, as well as environmental laws and regulations in the various countries in which we operate. In addition, our operations are subject to environmental laws and regulations relating to the discharge, storage, treatment, handling, disposal and remediation of regulated substances and waste products, such as radioactive materials and explosives. The following may require us to incur substantial costs in the future:

•	modifications to current laws and regulations;

•	new laws and regulations;

•	new guidance or new interpretation of existing laws and regulations; or

•	the discovery of previously unknown contamination.

      Some risks relate to the possibility of damages or personal injuries caused by the escape into the environment of dangerous substances that we use in our research activities or that our sponsors use in their activities. Others relate to the possibility of remediation costs, fines, and penalties imposed under environmental laws and regulations for any contamination at our past or present facilities and at third party sites and for liabilities to sponsors and to third parties for damages arising from performing contract research. Environmental laws sometimes impose strict liability, without regard to negligence or fault, on those who handle regulated substances.

      Although a significant portion of our ongoing environmental costs are recoverable from other parties or allowable as costs under the terms of many of our federal government contracts, we may incur material unrecoverable or unallowable costs in the future. In addition, environmental costs we expect to be reimbursed by other parties or allowed as charges in federal government contracts may not in fact be reimbursed or allowed. A decline in such reimbursement or allowability could have a negative effect on our financial condition and results of operations.

In order to succeed, we will have to keep up with rapid technological change in a number of industries and various factors could impact our ability to keep pace with these changes.

      Our success will depend on our ability to keep pace with technology changes in the following research fields:

•	wireless communications,

•	defense operations,

•	information technology,

•	industrial technology,

•	chemical, environmental and biological defense technology,

•	explosive science, and

•	transportation technology.

      Technologies in these fields change rapidly. Even if we remain abreast of the latest developments and available technology, the introduction of new services or technologies in these industries could have a negative effect on our business. The integration of diverse technologies involved in our research services is complex and in many instances has not been previously attempted. Our success as a for-profit company will depend significantly on our ability to develop, integrate and deliver technologically advanced products and services at the same pace as our competitors, many of which have greater resources than we do.

Actual or perceived conflicts of interest may prevent us from being able to bid on or perform contracts.

      Government agencies have conflict of interest policies that may prevent us from bidding on or performing certain contracts. Typically, a conflict of interest policy prohibits a contractor that assisted the government agency in the design of a program and/or the associated procurement process from competing to perform the resulting contract. When dealing with government agencies that have conflict of interest policies, we must decide, at times with insufficient information, whether to participate in the design process and lose the chance of performing the contract or to turn down the opportunity to assist in the design process for the chance of performing on the contract. We have, on occasion, declined to bid on particular projects because of actual or perceived conflicts of interest, and we are likely to continue encountering such conflicts of interest in the future, particularly if we acquire other government contractors. Future conflicts of interest could cause us to be unable to secure key research and technology contracts with government sponsors.

We may not be successful in running our business in a for-profit environment.

      After the acquisition we may not be successful in making the transition from being a not-for-profit corporation to being a for-profit corporation, and we may not be able to operate our business profitably. As a for-profit corporation, competition to design and deliver products and services may intensify, which may require us to develop products and services outside of our traditional research activities. After the acquisition we will no longer be associated with the University or any other academic institution, which may negatively affect our reputation with some sponsors and employees. If we are not able to adapt to the for-profit environment, the value of your investment will decline.

The carrying value of our assets could be subject to impairment write-down.

      Effective January 1, 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards 142, Goodwill and Other Intangible Assets establishing a new standard of accounting for goodwill acquired in business combinations. SFAS 142 requires recognition of goodwill as an asset, but does not permit amortization of this goodwill. As a result, SFAS 142 could make our acquisition-related charges less predictable in any given reporting period. Using a fair-value based approach, goodwill will be separately tested at least once per year for impairment when an event occurs indicating the potential for impairment. If the carrying value of our goodwill, which we estimate will be approximately $57.6 million on a pro forma basis after the acquisition, exceeds the fair value at some time in the future, we would be required to report goodwill impairment charges as an operating expense in the income statement. The change from an amortization approach to an impairment approach applies to goodwill related to the acquisition, as well as goodwill arising from other Alion acquisitions completed after October 1, 2002.

      Effective as of the first day after the completion of the acquisition, our goodwill amortization charges will cease. In the future, it is possible we may incur larger impairment charges related to the goodwill associated with the acquisition or arising out of future acquisitions. As a result, our future earnings may be subject to significant volatility, particularly on a period-to-period basis, which could have a negative effect on our results of operations.

Special Note Regarding Forward-Looking Statements

        This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to our future plans, objectives, expectations and intentions and are for illustrative purposes only. These statements may be identified by the use of words such as “believe,” “expect,” “intend,” “plan,” “anticipate,” “likely,” “will,” “pro forma,” “forecast,” “projections,” and similar expressions. Our actual results may differ significantly from the results discussed in these forward-looking statements. Factors that could contribute to such differences include, but are not limited to, those discussed in the risk factors above and elsewhere in this prospectus. We are not undertaking any obligation to update these factors or to publicly announce any changes to our forward-looking statements due to future events or developments. Section 27A(b)(2)(D) of the Securities Act of 1933, as promulgated by the Private Securities Litigation Reform Act of 1995, states that the safe harbor for forward-looking statements does not apply to statements made in connection with an initial public offering. You are cautioned not to place undue reliance on these forward-looking statements.

S Corporation Status

        The Internal Revenue Code provides that a corporation that meets certain requirements may elect to be taxed as an S Corporation for federal income tax purposes. These requirements provide that an S corporation may only have:

•	one class of stock;

•	up to 75 shareholders; and

•	some types of shareholders, such as individuals, trusts and some tax-exempt organizations, including ESOPs.

      After the ESOP (which will count as one shareholder for S corporation purposes) purchases our stock, we should meet the requirements to be taxed as an S corporation.

      Alion filed an election with the IRS to be treated as an S corporation under the Internal Revenue Code. For federal income tax purposes, an S corporation, unlike a C corporation, generally does not pay federal corporate income tax on its net income, but rather such income is allocated to the S corporation’s shareholders, and the shareholders must take into account their allocable share of the income when filing their income tax returns. In the case of a shareholder that is an ESOP, the ESOP, because it is a tax-exempt entity, does not pay tax on its allocable share of income. Because neither we nor the ESOP should be required to pay federal corporate income tax, we expect to have substantially more cash available to repay our debt and invest in our operations than we would if Alion were to be taxed as a C corporation.

      Many states follow the federal tax treatment of S corporations. It is possible, however, that in some states we may be compelled to elect different tax treatment for state income tax purposes than federal income tax purposes. Alion and its subsidiary may be operating in certain jurisdictions that will subject the corporations to state income tax.

      Alion will file an election under the Internal Revenue Code with the IRS to treat HFA, all the stock of which will be purchased in the acquisition, as a qualified subchapter S subsidiary, which we refer to as a Q-Sub, effective as of the date of closing of the acquisition. HFA will be a wholly-owned subsidiary of Alion after the acquisition and thus should be eligible to be a Q-Sub, within the meaning of the Internal Revenue Code. As a Q-Sub, HFA should not be treated as a separate corporation for federal income tax purposes, and all of HFA’s assets and liabilities, and all of HFA’s items of income, deduction and credit should be treated as assets and liabilities, and items of income, deduction and credit of Alion for federal income tax purposes.

      At the closing of the acquisition, our board of directors and State Street, the ESOP trustee, will receive an opinion from Baker & McKenzie, Washington, D.C. to the effect that Alion should be treated as an S corporation under the Internal Revenue Code upon completion of the acquisition. The Baker & McKenzie opinion will also provide that HFA should be treated as a Q-Sub under the Internal Revenue Code upon completion of the acquisition. This opinion will be based and conditioned on the final terms and conditions of the acquisition, the senior credit facilities, the mezzanine note, the subordinated note, the warrants, and other executive compensation plans, as described in this prospectus and as Alion and IITRI have represented to Baker & McKenzie, Washington, D.C. The conclusions expressed in the opinion will be conditioned on the facts, circumstances and representations relied upon being true and accurate.

      The opinion will be based upon the Internal Revenue Code, regulations promulgated thereunder and other existing precedent, all of which are subject to change, including on a retroactive basis. The opinion will not be binding upon the IRS or any other taxing authority.

      Under a provision of the Internal Revenue Code, significant penalties can be imposed on a subchapter S employer which maintains an ESOP (i) if the amount of ESOP stock allocated to certain “disqualified persons” exceeds certain statutory limits or (ii) if disqualified persons together own 50 percent or more of the company’s stock. For this purpose, a “disqualified person” is generally someone who owns 10 percent or more of the subchapter S employer’s stock (including deemed ownership through stock options, warrants, SARs, and similar rights). The KSOP and the SAR plan include provisions designed to prohibit allocations in violation of these Internal Revenue Code limits. Also, we expect that the 50 percent limit will never be exceeded: apart from the approximately 38 percent of warrants that will be issued to IITRI, no one person is expected to hold ownership interests representing more than 5 percent of Alion.

The Acquisition

Background to the Transaction

      Over the past five years, the University has conducted a campaign to raise $250 million for its endowment. It intends to use these funds to provide scholarships to attract highly qualified high school graduates, hire new faculty members, and invest in the infrastructure of its campus. In conjunction with this campaign, a number of its trustees, concerned about future sources of cash to augment the University’s endowment, suggested that it evaluate a potential sale of IITRI as a way to raise additional funds for its endowment. The University retained an investment bank to conduct this evaluation. In April 2001, given the range of values the investment bank attributed to IITRI’s assets and the proceeds it indicated could be obtained from a sale of IITRI’s assets, the University’s trustees decided to delay further efforts to sell IITRI. The University informed IITRI’s management that the University did not receive any offers to purchase IITRI or any material portion of IITRI’s assets.

      After learning of the trustees’ decision, IITRI’s management suggested that the University consider allowing IITRI’s employees to create an employee-owned company, offering these employees beneficial interests in an employee stock ownership plan as a means to purchase IITRI. The University’s trustees agreed to investigate this option further. The University informed IITRI’s management that its proposed purchase price was within the range suggested in the investment bank’s evaluation — which range the University did not disclose to IITRI’s management — and was of interest to the University because it would provide the University with substantial cash proceeds and would also offer the University, through IITRI, an interest in Alion, in the form of warrants that would allow the University, through IITRI, to realize additional economic benefits if Alion proves to be successful.

      Subsequent negotiations resulted in the execution of a letter of intent between IITRI, the University and Alion on December 13, 2001 relating to the purchase of substantially all of IITRI’s assets. On June 4, 2002, the parties executed a purchase agreement for IITRI’s assets. The purchase agreement has been amended several times, most recently on November 18, 2002. In the November 18, 2002 amendment to the purchase agreement, the following significant changes were agreed:

•	the cash component of the purchase price remained constant at $56.0 million, but its composition changed from $30.0 million of proceeds from sale of our common stock to the ESOP plus $26.0 million of loan proceeds from senior banks, to a combination of $24.0 to $26.0 million of proceeds from the sale of our common stock to the ESOP plus $30.0 to $32.0 million of loan proceeds from senior banks;

•	our management team agreed to forego $2.0 million face value in deferred compensation agreements, plus associated warrants to purchase common stock;

•	we will pay an additional $300,000 of IITRI expenses associated with the acquisition;

•	we will pay to IITRI an additional $1.0 million in Life Sciences Operation accounts receivable, or in cash if there are not sufficient Life Sciences Operation accounts receivable;

•	if we are able to raise more than $26.0 million from the sale of our common stock to the ESOP, then we will be entitled to request a renegotiation of the acquisition terms;

•	if we are unable to raise at least $24.0 million from the sale of our common stock to the ESOP, then IITRI will be entitled to request a renegotiation of the acquisition terms; and

•	if we are unable to agree upon new terms with IITRI within 14 days of the date that one of us exercises our renegotiation right, either we or IITRI may terminate the acquisition.

      The University has also informed us that if Alion is not able to close the proposed acquisition of IITRI’s assets for any reason, the University will consider selling IITRI to a third party.

Why the Life Sciences Operation is Not Part of the IITRI Assets Being Purchased

      Initial discussions between IITRI and Alion, as the prospective purchaser of IITRI’s assets, concluded that the Life Sciences Operation would operate most effectively as a continuing affiliate of the University. IITRI and Alion arrived at this conclusion for a number of reasons, including:

•	the nature of the Life Sciences Operation’s research in toxicology, microbiology, and immunology is laboratory-based, and very much in line with the activities of the University’s Department of Biological, Chemical, and Physical Sciences;

•	the Life Sciences Operation’s 100,000 square feet of laboratory facilities are located on the main University campus;

•	the Life Sciences Operation manager is a Professor of Biology in the Department of Biological, Chemical, and Physical Sciences at the University; and

•	the University wished to maintain a smaller-scale research institute and continue to grow the institute in closer collaboration with various academic departments of the University.

      The University and the Life Sciences Operation often collaborate on research projects, and have the potential to conduct larger and more complex research by combining resources more effectively. In contrast, the remaining research fields of IITRI focus primarily on technology research and development, most often under programs sponsored by government agencies. Without the Life Sciences Operation, IITRI operates in over 38 locations across the U.S., and has minimal research ties with the University. For fiscal year 2002, the Life Sciences Operation comprised approximately 8% of IITRI’s total revenues, and sustained a net loss of approximately $0.3 million, compared to IITRI’s consolidated net income of approximately $4.4 million for that year. At September 30, 2002, the Life Sciences Operation represented approximately 40% of IITRI’s net fixed assets.

The Deal Terms

      Acquired Business. Alion and IITRI have entered into a purchase agreement pursuant to which Alion will purchase substantially all assets, rights and liabilities of IITRI’s business except for, amongst others,

•	those assets, rights and liabilities associated with Life Sciences Operation (other than its deferred revenues and accounts receivable which Alion will acquire), and

•	IITRI’s real property, some of which we will lease upon completion of the acquisition.

      Purchase Price. The aggregate purchase price we will pay IITRI for its assets will be made up of:

• a $56.0 million cash component, which consists of
— between $24.0 million and $26.0 million from the sale of our common stock to the ESOP;	$ 24.0 to 26.0 million
— between $30.0 million and $32.0 million in proceeds from a loan to Alion arranged by LaSalle Bank National Association;	$ 30.0 to 32.0 million

• an approximate $60.1 million debt component, which consists of
— issuance of a promissory note, the mezzanine note, by Alion to IITRI with a face value of approximately $20.2 million;	$ 20.2 million (approximately)
— issuance of a promissory note, the subordinated note, by Alion to IITRI with a face value of $39.9 million;	$ 39.9 million

• the payment by Alion at closing of IITRI’s outstanding bank debt for working capital and Alion’s costs related to the acquisition;	$ 8.8 million (approximately)

• the payment by Alion at closing of approximately $1.0 million in net cost of the Life Sciences Operation purchase price adjustment (as described below);	$ 1.0 million (approximately)

• the payment by Alion at closing of the net income purchase price adjustment (as described below);	$ 1.6 million (approximately)

• warrants issued to IITRI to purchase up to approximately 38 percent of our common stock, on a fully diluted basis (assuming the exercise of all outstanding warrants), at the closing date;	Warrants

• payment of up to $2.3 million of IITRI’s costs related to the acquisition.	$ 2.3 million

	$129.8 million	(approximately) plus warrants plus assumption of additional liabilities

      For every dollar above $24.0 million, up to $26.0 million, that we are able to raise from the sale of our common stock to the ESOP, we will be able to reduce the amount of the loan proceeds (from a maximum of $32.0 million down to a minimum of $30.0 million) needed to fund the $56.0 million cash component of the purchase price.

      Alion will also assume IITRI’s contingent contractual liabilities to AB Technologies related to an earnout arrangement, which will not exceed $11.5 million.

      We and IITRI have agreed upon definitive agreements for the mezzanine note, the subordinated note, and the warrants. The holder of each of the subordinated note, the mezzanine note, and the warrants will have the right to nominate an individual for election to Alion’s board.

      Purchase Price Adjustments. We will increase the purchase price by the sum of $1.0 million plus the amount of the deferred revenues, the accrued payroll expenses and the accounts payable of the Life Sciences Operation at the closing date. We will pay this addition to the purchase price by transferring accounts receivable of the Life Sciences Operation to IITRI. If the additional purchase price exceeds the accounts receivable of the Life Sciences Operation, we will pay the excess amount in cash to IITRI. We have included only $1.0 million of this adjustment in the purchase price table above; we anticipate that any purchase price adjustment payments above $1.0 million made pursuant to this provision will be approximately equal to the sum of

•	the deferred revenues of Life Sciences Operation at the closing date, which will consist of cash to be transferred to Alion in the acquisition; and

•	the accrued payroll expenses and the accounts payable of Life Sciences Operation at the closing date, which are liabilities that IITRI will retain after closing.

      The intent of this purchase price adjustment is to provide the Life Sciences Operation with some amount of working capital, at least partially in the form of accounts receivable, for its business operations after the acquisition has closed. The Life Sciences Operation’s deferred revenue, accrued payroll expenses and accounts payable were $4.8 million as of September 30, 2000, $4.4 million as of September 30, 2001, and $2.9 million as of September 30, 2002. The Life Sciences Operation’s net accounts receivable were $4.1 million as of September 30, 2000, $4.0 million as of September 30, 2001, and $3.1 million as of September 30, 2002.

      We will increase the purchase price by 75 percent of the net income that IITRI’s business, excluding the Life Sciences Operation, earns from October 1, 2002 to the closing of the acquisition because the closing will occur after October 15, 2002. We will pay this addition to the purchase price in cash to IITRI. If the acquisition closes on the anticipated closing date of December 20, 2002, we anticipate that this amount will be approximately $1.6 million.

      Renegotiation. If we are able to raise more than $26.0 million from the sale of our common stock to the ESOP, we will be entitled to request a renegotiation of the terms of the acquisition. If we are unable to raise at least $24.0 million from the sale of our common stock to the ESOP, IITRI will be entitled to request a renegotiation of the terms of the acquisition. In either case, if we are unable to agree upon new acquisition terms with IITRI within 14 days, then either we or IITRI will be entitled to terminate the acquisition.

      As of December 5, 2002, eligible employees had elected to invest approximately $25.8 million in the ESOP component of Alion’s KSOP, which funds will be used to purchase Alion common stock.

      Assumption of Liabilities. Alion will assume substantially all of the liabilities of IITRI’s business, including certain liabilities with respect to:

•	employees of IITRI who become Alion employees;

•	certain employees of IITRI whose employment terminated prior to closing;

•	trade creditors, contracts transferred to Alion and existing claims incurred since October 1, 1997;

•	workers compensation claims and general liability claims that relate to the assets Alion will acquire; and

•	the one-time ESOP investment election offered by us to IITRI’s employees.

      IITRI, however, will retain, and we will not assume:

•	liabilities associated with the Life Sciences Operation;

•	liabilities associated with real property of IITRI;

•	tax liabilities for periods prior to closing;

•	liabilities of IITRI to the University;

•	liabilities associated with multi-employer benefits plans under ERISA; and

•	liabilities incurred prior to October 1, 1997.

      The liabilities we will assume include IITRI’s contractual obligation under the earnout provisions of an acquisition agreement, which obligation will not exceed $11.5 million. In addition, we will pay up to $2.3 million of IITRI’s out-of-pocket expenses incurred in the acquisition transaction.

      Representations and Warranties. Within the purchase agreement, IITRI makes representations and warranties to us, relating to:

•	IITRI’s organization and corporate standing, its authority to enter into the purchase agreement and the binding effect of the agreement on IITRI;

•	the compliance of the purchase agreement and of the transferred business with IITRI’s charter documents and material agreements and with third parties’ rights, governmental permits and applicable laws;

•	the accuracy, compliance with U.S. generally accepted accounting principles and consistency with past practice of IITRI’s recent financial statements;

•	the absence of facts and events materially adversely affecting IITRI’s transferred business and the absence of undisclosed liabilities;

•	the absence of materially adverse litigation proceedings;

•	the identification of employee plans and major contracts; and

•	the property ownership rights and the condition of the transferred assets.

      Some of the representations and warranties that IITRI has given us are subject to the knowledge of certain members of its management who, after the completion of the transaction, will become members of the management of Alion, and IITRI will not be liable for any breaches of these representations and warranties which these IITRI managers are aware of at the date of closing.

      We make representations and warranties to IITRI, relating to:

•	Our organization and corporate standing, our authority to enter into the purchase agreement and the binding effect of the agreement on us;

•	the compliance of the purchase agreement and our business with our charter documents and material agreements and with third parties’ rights, governmental permits and applicable laws;

•	the absence of material judgments against Alion; and

•	senior term loan and the existence of a commitment letter with LaSalle Bank National Association which is providing the senior credit facility.

      Covenants. As part of the purchase agreement, we and IITRI agree that:

•	from the date of the signing of the purchase agreement until closing, IITRI will conduct its business in the ordinary and usual course consistent with past practice, and will not take material or extraordinary actions without our consent;

•	we and IITRI will negotiate in good faith and will use our best efforts to agree on the definitive documents to be executed and delivered at the closing.

•	we and IITRI will use our best efforts to obtain any required consent and approval to consummate the acquisition including the approval of State Street, as the ESOP trustee, and the consent of the parties to IITRI’s contracts which are to be transferred to Alion;

•	effective as of the closing, we will offer employment to all employees of IITRI and HFA except those working exclusively for and in support of the Life Sciences Operation. Each employee who becomes an Alion employee will be given credit for the same years of service that he or she had as an IITRI employee for the purpose of all of our employee benefit plans;

•	IITRI will indemnify us against any taxes the transferred business incurs prior to the closing;

•	we and IITRI will each bear one-half of the transfer taxes, if any, incurred as a result of the acquisition; and

•	IITRI will not be liable for any monetary damages relating to any breach of a covenant incurred prior to closing, unless its board or any of its members authorizes such action.

      Indemnification. IITRI will indemnify us against any losses resulting from its breach of any of its representations, warranties or covenants and against losses resulting from liabilities retained by IITRI. We, in turn, will indemnify IITRI against losses resulting from our breach of any of our representations, warranties or covenants and against losses resulting from liabilities we assume.

      The liability of IITRI and Alion under the purchase agreement is limited as follows:

•	except for a number of specific representations and warranties which will survive until the end of the applicable statute of limitations period, there is no obligation for either IITRI or us to indemnify the other party for breaches occurring after the 18-month anniversary of the closing;

•	only losses due to a party’s breaches of representations and warranties exceeding a total amount of $750,000 will be indemnified;

•	except for a number of specific exceptions, the total amount of indemnified losses due to a party’s breaches of representations and warranties will not exceed $25.0 million; and

•	we are entitled to set off any indemnification payments payable by IITRI under the purchase agreement against any cash purchase price adjustment and against our obligations under the subordinated note, unless such notes have been transferred to a party other than IITRI, the University or their affiliates. Any set-off against the principal amount of the subordinated note will be at the rate of $2.723 of the principal amount of the subordinated note for any $1.0 of our indemnifiable loss.

      Guarantee of the University. In a separate agreement, the University will guarantee us that IITRI will fulfill all its payment and performance obligations arising under the purchase agreement.

      Conditions to Closing. We will only be required to consummate the acquisition

•	if IITRI’s representations and warranties are true and correct as of the closing and if IITRI has complied with all of its covenants;

•	if IITRI delivers to us the guarantee signed by the University;

•	if the trustee of the ESOP approves the acquisition;

•	if we have obtained an equity investment from the ESOP of at least $24.0 million and a senior term note from a commercial bank, so that the sum of the equity investment and the bank loan is at least $56.0 million;

•	if certain employment agreements of the IITRI senior managers have been amended to waive their rights to their existing “value added payments”, and have been subsequently terminated at or prior to closing, provided that Alion has granted such employees employment agreements which are reasonably acceptable to such employees, IITRI and Alion;

•	if we have received a waiver from Stephen Trichka of his right to existing “value added payments” under his employment agreement with IITRI, provided that Alion assumes that employment agreement, subject to the approval of Mr. Trichka;

•	if neither IITRI nor Alion has exercised the right to renegotiate the terms of the acquisition, resulting from our raising less than $24.0 million or more than $26.0 million from the sale of our common stock to the ESOP;

•	if the Attorney General of the State of Illinois has not objected to the acquisition;

•	if there is no injunction or order by a court or other authority prohibiting the consummation of the acquisition; and

•	if we have received an opinion from McDermott, Will & Emery, counsel to IITRI, opining on certain legal matters in the acquisition.

      IITRI will only be required to consummate the acquisition

•	if our representations and warranties are true and correct as of the closing and if we have complied with all of our covenants;

•	if IITRI receives from its management certificates stating that IITRI’s representations and warranties are true and correct as of the closing and that IITRI has complied with all its covenants;

•	if certain employment agreements of the IITRI senior managers have been amended to waive their rights to their existing “value added payments”, and have been subsequently terminated at or prior to closing, provided that Alion has granted such employees employment agreements which are reasonably acceptable to such employees, IITRI and Alion;

•	if IITRI has received a waiver from Stephen Trichka of his right to existing “value added payments” under his employment agreement with IITRI, provided that Alion assumes that employment agreement, subject to the approval of Mr. Trichka;

•	if neither IITRI nor Alion has exercised the right to renegotiate the terms of the acquisition, resulting from our raising less than $24.0 million or more than $26.0 million from the sale of our common stock to the ESOP;

•	if we and the ESOP trust have entered into a stock purchase agreement;

•	if the Attorney General of the State of Illinois has not objected to the acquisition;

•	if IITRI receives from its financial advisor a fairness opinion regarding the acquisition;

•	if there is no injunction or order by a court or other authority prohibiting the consummation of the acquisition; and

•	if IITRI has received an opinion from Baker & McKenzie, Washington, D.C., our counsel, opining on certain legal matters in the acquisition, including our qualification as an S corporation under U.S. tax laws.

      At the closing,

•	we will pay the cash portion of the purchase price and will execute and deliver to IITRI the mezzanine note, the subordinated note, the mezzanine warrant and the subordinated warrant as well as a rights agreement relating to registration rights, director nomination rights and voting rights;

•	IITRI will execute a bill of sale for the transferred assets;

•	IITRI will execute the assignment of IITRI’s contracts, intellectual property, licenses and other authorizations; and

•	we and the University will execute a lease agreement for the Chemistry building.

      Termination. We and IITRI may terminate the purchase agreement by mutual written agreement, or if any of the conditions precedent to the closing have not been satisfied before December 31, 2002, or if the closing has not been consummated by December 31, 2002. Additionally, if either of the parties has exercised its right to renegotiate, and the parties are unable to agree on new acquisition terms within 14 days, then either party is entitled to terminate the purchase agreement.

Purchase of Alion Common Stock by ESOP Trust

      We and the ESOP trust will enter into a stock purchase agreement pursuant to which we will issue between 2.4 million and 3.0 million shares of our common stock, at a price of $10 per share, to the ESOP trust in exchange for the funds you direct to be invested in the ESOP component of the KSOP.

      Representations and Warranties. Within the stock purchase agreement, we make representations and warranties to the ESOP trust, relating to:

•	our and HFA’s organization and corporate standing, its authority to enter into the stock purchase agreement and the binding effect of the agreement on us;

•	the compliance of the stock purchase agreement with our and HFA’s charter documents and material agreements and with third parties’ rights, governmental permits and applicable laws;

•	the accuracy, compliance with U.S. generally accepted accounting principles and consistency with past practice of the financial statements with respect to the portion of IITRI’s business that is being transferred to Alion;

•	the compliance of this prospectus with the requirements of applicable securities laws;

•	the absence of facts and events materially adversely affecting us, HFA, and IITRI’s transferred business and the absence of undisclosed liabilities;

•	the absence of materially adverse litigation proceedings against us, HFA or IITRI’s transferred business;

•	the identification of employee plans and major contracts;

•	the property ownership rights and the condition of the transferred assets;

•	taxes and tax returns of Alion and HFA;

•	audits, security clearances and pre-contract costs relating to our, HFA’s and IITRI’s government contracting businesses; and

•	our obligation to repurchase any shares of our common stock distributed to ESOP participants.

      Some of the representations and warranties that we have given are subject to the knowledge of certain members of our management.

      The ESOP trustee, on behalf of the ESOP trust, makes representations and warranties to us, relating to:

•	the trustee’s authority to enter into the stock purchase agreement and the binding effect of the agreement on the ESOP trust;

•	the compliance of the stock purchase agreement with third parties’ rights, governmental permits and applicable laws; and

•	the investment intent of the ESOP trust.

      Covenants. As part of the stock purchase agreement, we and the ESOP trust agree that:

1.	we will repurchase any shares of common stock distributed to participants in the ESOP component of the KSOP, to the extent required by the ESOP, any ESOP related documents and applicable laws;

2.	we will submit the ESOP and ESOP trust documents to the Internal Revenue Service for determination of qualified plan and tax-exempt status;

3.	we will maintain the KSOP and the ESOP trust so that they will remain in compliance with the qualification and tax exemption requirements under the Internal Revenue Code;

4.	we will not take any steps without the ESOP trust’s consent to change our status as an S corporation;

5.	we will not enter into any transactions with any of our officers or directors without approval from our board of directors or compensation committee;

6.	we will enforce our obligations under the asset purchase agreement with IITRI and other related agreements;

7.	we will obtain the ESOP trust’s consent before effecting our first public offering of stock to be listed on any securities exchange;

8.	we will not take actions that would prevent the ESOP trust from acquiring any additional shares of our stock under the control share acquisition provisions of the Delaware General Corporation Law; and

9.	we will use our best efforts to ensure that the ESOP trust fully enjoys its right to elect a majority of our board of directors and to otherwise control Alion.

      Covenants 4, 5, 6, 7 and 8 listed above will survive for as long as the ESOP trust owns or otherwise controls at least 20% of the voting power of all our capital stock. Covenant 9 will survive for as long as the ESOP trust owns or otherwise controls at least a majority of the voting power of all our capital stock.

      Indemnification. We will indemnify the ESOP trust against any losses resulting from our breach of any of our representations, warranties or covenants and against losses resulting from earnout payments and for any other payments in excess of $5.4 million under IITRI’s asset purchase agreement with AB Technologies, Inc. and litigation in connection with that agreement.

      The ESOP trust will indemnify us against losses resulting from its breach of any of its representations, warranties or covenants.

      The liability of the ESOP trust and Alion under the stock purchase agreement is limited as follows:

•	except for a number of specific representations and warranties which will survive without any expiration, and certain others that survive until the end of the applicable statute of limitations period, there is no obligation for us or the ESOP trust to indemnify the other party for breaches occurring after the 18-month anniversary of the closing;

•	except for a number of specific exceptions, only losses due to a party’s breaches of representations and warranties exceeding a total amount of $250,000 will be indemnified; and

•	except for a number of specific exceptions, the total amount of indemnified losses due to a party’s breaches of representations and warranties will not exceed the aggregate purchase price paid by the ESOP trust to us in connection with the stock purchase agreement.

      Conditions to Closing. The ESOP trust will only be required to consummate the stock transaction

•	if our representations and warranties are true and correct as of the closing and if we have complied with all of our obligations under the stock purchase agreement;

•	if the trustee of the ESOP approves the stock transaction;

•	if employees have elected to invest between $24.0 million and $30.0 million in the ESOP component of our KSOP in the one-time ESOP investment election;

•	if certain employment agreements of the IITRI senior managers have been terminated as of closing;

•	if the ESOP trust has received opinions from Baker & McKenzie and Silverstein and Mullens, counsel to Alion, opining on certain legal matters;

•	we have received all necessary government consents in connection with the stock transaction;

•	the ESOP trustee has received a fairness opinion from Duff & Phelps, LLC;

•	the asset purchase agreement between Alion and IITRI and the related transaction agreements have been consummated, previously or simultaneously;

•	the ESOP trustee and its advisor have received payment of their fees and expenses;

•	the ESOP trust has received from us certified copies of certain of our corporate documents and executed copies of our agreements relating to our purchase of IITRI’s business; and

•	the ESOP trust has received a certificate representing the shares of our common stock it is acquiring.

      We will only be required to consummate the stock transaction

•	if the ESOP trust’s representations and warranties are true and correct as of the closing and the ESOP trust has complied with all of its obligations under the stock purchase agreement;

•	if we have received from the ESOP trust executed copies of its transaction agreements relating to our purchase of IITRI’s business; and

•	if we have received from the ESOP trust the purchase price for the shares of our common stock that we are issuing to the ESOP trust.

Description of Notes and Warrants

Senior Credit Facility

      General. In connection with the acquisition, we will enter into a senior credit facility with a syndicate of banks and other financial institutions for which LaSalle Bank National Association will serve as agent and arranger in an amount up to $60.0 million, which we refer to as the senior credit facility. Set forth below is a summary of the terms of the senior credit facility, as expressed in a letter of commitment executed by us and LaSalle Bank National Association on May 24, 2002, and in the form of agreement for the senior credit facility negotiated between us and LaSalle Bank National Association as agent. The terms of the definitive agreements for the senior credit facility will require the prior approval of IITRI. LaSalle Bank National Association also reserves the right, in consultation with us, to modify the terms of the senior credit facility to the extent necessary to complete the required syndication of the senior credit facility, so long as the aggregate amount of the senior credit facility does not change. We do, however, have the right to withdraw from the commitment if any modified terms are, in our reasonable discretion, unacceptable.

      The senior credit facility has a term of five years and consists of

•	a senior term loan of up to $35.0 million, and

•	a $25.0 million revolving credit commitment.

      Under the revolving credit facility, up to $3.0 million of commercial and standby letters of credit may be issued. All principal obligations under the revolving credit facility are to be repaid in full on the fifth anniversary of the revolving credit facilities.

      On the senior term loan, principal repayments will be payable in quarterly installments, yielding annual repayments in the following amounts:

Year 1	$5.0 million
Year 2	$5.0 million
Year 3	$7.5 million
Year 4	$8.5 million
Year 5	$9.0 million

      We may prepay our borrowings under the senior credit facility in designated minimum amounts without premium or penalty, other than (i) customary breakage costs related to repayment of Eurodollar-based loans prior to the end of an interest period, and (ii) breakage costs associated with the early termination of any interest rate swap, cap or collar entered into in relation to the senior credit facilities. We will be required to prepay our borrowings with proceeds of any permitted debt or equity issuance or asset sale and with a portion of our excess cash flow each year.

      Proceeds of the senior credit facility may be used

•	to pay a portion of the purchase price of the acquisition;

•	to finance capital expenditures;

•	to finance working capital and for general corporate purposes;

•	to refinance existing indebtedness;

•	to finance the payment of certain fees and expenses associated with the closing of the acquisition and the senior credit facilities; and

•	to finance certain permitted acquisitions.

      Security. The senior credit facility will be secured by a first priority, perfected security interest in all of Alion’s current and future tangible and intangible property.

      Interest and Fees. For the periods until the receipt of the compliance certificate and audited financial statements for the fiscal year ended September 30, 2003, our borrowings under the senior credit facility will bear interest at either of two floating rates: a per year rate equal to the Eurodollar rate plus 3.5 percent, or the prime rate (base rate) plus 2.0 percent. After the lenders’ receipt of our audited financial statements for the fiscal year ending September 30, 2003, the interest rate and commitment fees will equal the Eurodollar rate or the prime rate (base rate) plus the following margins which will vary depending upon our leverage ratio, which is the ratio of our total funded debt, excluding the subordinated note, to our earnings before interest, taxes, depreciation, amortization, ESOP repurchase obligations and non-cash compensation expenses, referred to as EBITDAE.

Revolving Credit
and Term Loan	Level I	Level II	Level III	Level IV

Leverage ratio	Less than 2.0 to 1.0	Less than 2.5 to 1.0 and greater than or equal to 2.0 to 1.0	Less than 3.0 to 1.0 and greater than or equal to 2.5 to 1.0	Greater than or equal to 3.0 to 1.0
Base rate margin	1.25%	1.50%	1.75%	2.00%
Eurodollar margin	2.75%	3.00%	3.25%	3.50%
Commitment fee (usage less than 40%)	1.00%	1.00%	1.00%	1.00%
Commitment fee (usage greater than or equal to 40%)	0.50%	0.50%	0.50%	0.50%

      Standby letters of credit under the revolving credit facility will include a fronting fee equal to 0.25 percent of the face amount of each letter of credit, payable annually in advance, and a letter of credit fee, payable quarterly in advance, equal to the applicable Eurodollar margin applied to the face amount of each letter of credit. Commercial letters of credit will include customary fees based on the agent’s published fee schedule.

      A commitment fee is payable quarterly in arrears in accordance with the schedule above on the unused portion of the revolving credit facility. In addition to the commitment fee, we will pay certain other fees in connection with the senior credit facility, including an annual agent’s fee and a one-time upfront fee for the services which the arranger performs in the syndication of the senior credit facilities.

      Covenants. The senior credit facility will require us to meet the following financial tests over the life of the facility:

•	Maximum senior leverage ratio. The maximum senior leverage ratio is calculated by dividing the total amount outstanding under our term loan and our revolving line of credit by our EBITDAE for the previous four quarters on a rolling basis, and will be measured as of the end of each fiscal quarter. For each of the following time periods, we will be required to maintain a maximum senior leverage ratio not greater than the following:

Time Period	Senior Leverage Ratio

fiscal quarter ending December 20, 2002 through fiscal quarter ending September 30, 2003	2.75 to 1.00
fiscal quarter ending December 19, 2003 through fiscal quarter ending September 30, 2004	2.50 to 1.00
fiscal quarter ending December 17, 2004 through fiscal quarter ending September 30, 2005	2.00 to 1.00
fiscal quarter ending December 16, 2005 through fiscal quarter ending September 30, 2006	1.75 to 1.00
each fiscal quarter thereafter	1.30 to 1.00

•	Maximum total leverage ratio. The maximum total leverage ratio is calculated by dividing the total outstanding amount of all of our interest bearing obligations including all amounts outstanding under the senior credit facility, the mezzanine note (described below) and any other obligation under which interest accrues or is attributable to us, but excluding the subordinated note (described below) and ordinary course trade payables, by our EBITDAE for the previous four quarters on a rolling basis. The maximum total leverage ratio will be measured as of the end of each of our fiscal quarters. For each of the following time periods, we will be required to maintain a maximum total leverage ratio not greater than the following:

Time Period	Total Leverage Ratio

fiscal quarter ending December 20, 2002 through fiscal quarter ending September 30, 2003	4.00 to 1.00
fiscal quarter ending December 19, 2003 through fiscal quarter ending September 30, 2004	3.60 to 1.00
fiscal quarter ending December 17, 2004 through fiscal quarter ending September 30, 2005	3.25 to 1.00
fiscal quarter ending December 16, 2005 through fiscal quarter ending September 30, 2006	3.00 to 1.00
each fiscal quarter thereafter	2.50 to 1.00

•	Minimum fixed charge coverage ratio. The minimum fixed charge coverage ratio is computed by dividing our EBITDAE, less amounts we spend attributable to property, plant, equipment and other fixed assets, by the sum of certain cash payments we make including taxes, principal, interest paid and other cash payments we make on indebtedness and certain restricted payments paid in cash and net ESOP repurchase obligations. The minimum fixed charge coverage ratio will be measured as of the end of each of our fiscal quarters and will take into account results for the previous four fiscal quarters on a rolling basis. We will be required to maintain a minimum fixed charge coverage ratio of at least the following:

Fixed Charge
Fiscal Quarter Ending		Fiscal Quarter Ending	Coverage Ratio
through
December 20, 2002		September 30, 2003	1.20 to 1.00
December 19, 2003		March 10, 2006	1.25 to 1.00
June 30, 2006		September 30, 2007	1.35 to 1.00

•	Minimum EBITDAE. We will be required to maintain minimum EBITDAE of the following in each of our fiscal quarters on a rolling basis

Fiscal Quarter Ending		Fiscal Quarter Ending	Minimum EBITDAE
through
December 20, 2002		December 19, 2003	$17.0 million
March 12, 2004		March 12, 2004	$17.5 million
July 2, 2004		September 30, 2004	$18.0 million
December 17, 2004		September 30, 2005	$18.5 million
December 16, 2005		September 30, 2006	$19.0 million
December 15, 2006		September 30, 2007	$20.0 million

•	Capital expenditures. We will be restricted from spending, on a consolidated basis with our subsidiaries, more than the following amounts for property, plant, equipment and other fixed assets for the following time periods:

Time Period	Maximum Capital Expenditure

fiscal quarter ending December 20, 2002 through fiscal quarter ending June 30, 2005	$3 million
fiscal quarter ending September 30, 2005 through fiscal quarter ending June 30, 2006	$3.5 million
fiscal quarter ending September 30, 2006 through fiscal quarter ending June 30, 2007	$4.0 million
each fiscal quarter thereafter	$4.5 million

      We will be allowed to carry over unspent capital expense reserves from one period to another; however, we will be restricted from spending, on a consolidated basis with our subsidiaries, above certain levels for property, plant, equipment and other fixed assets in any one of our fiscal years during the term of the senior credit facility.

      The senior credit facility will also include covenants which, among other things, will restrict our ability to do the following without the prior consent of syndicate bank members that have extended two-thirds or more of the outstanding aggregate senior credit facility:

•	incur additional indebtedness, including guarantees, hedging obligations and capital leases;

•	amend our certificate of incorporation or bylaws;

•	liquidate or dissolve Alion;

•	consolidate, merge or sell all or substantially all of our assets;

•	make loans and investments;

•	repay principal on the mezzanine note or the subordinated note;

•	pay dividends or distributions other than distributions needed for the ESOP to satisfy its repurchase obligations;

•	pay management fees or enter into transactions with our shareholders and affiliates;

•	issue certain kinds of capital stock;

•	enter certain transactions not permitted under ERISA;

•	terminate our S corporation status;

•	fail to maintain the ESOP and ESOP trust’s qualification under the Internal Revenue Code;

•	grant certain liens and security interests or enter into sale and leaseback transactions; or

•	change lines of business.

      The senior credit facility will require that we satisfy customary affirmative covenants and make customary indemnifications to our lender. Affirmative covenants will include:

•	financial statements;

•	reports on material litigation;

•	compliance with law;

•	corporate existence, authority and licenses;

•	notices of default;

•	notices about labor and environmental matters;

•	maintenance of property and insurance;

•	payment of taxes;

•	inspection of books and records;

•	ERISA and employee benefits requirements;

•	use of proceeds; and

•	Federal Assignment of Claims Act compliance.

      Rate Hedging Agreements. The senior credit facility will require interest rate protection in the form of hedging agreements, such as swaps, caps or collars, regarding at least 50 percent of the principal amount of the senior term loan for a period of at least three years following the closing of the senior credit facility.

      Events of Default. The senior credit facility will contain customary events of default, including, without limitation:

•	payment default;

•	breach of representations and warranties;

•	uncured covenant breaches;

•	default under certain other debt exceeding an agreed amount;

•	bankruptcy and insolvency events;

•	ERISA violations;

•	unstayed judgments in excess of agreed amounts;

•	change of control; and

•	final negative determination that the ESOP is not a qualified plan.

      For the purposes of the senior credit facility, a change of control generally occurs when (i) a third party (other than IITRI, the ESOP, the holders of the warrants and in each case their assignees or affiliates) acquires beneficial ownership of more than 50 percent of our voting stock; (ii) there is a sale of all or substantially all of our assets; (iii) the majority of our board of directors changes to individuals other than our directors as of the closing of the acquisition (or successors approved by those directors); (iv) we merge into another person; (v) we cease to own at least 80 percent of the economic and voting rights in each of our material subsidiaries; (vi) or a change of control within the meaning of the mezzanine note, the seller note, the mezzanine warrant or the seller warrant or the rights agreement occurs.

Notes

      Mezzanine Note. We will issue to IITRI a mezzanine note securities purchase agreement, which we refer to as the mezzanine note, with a face value of approximately $20.2 million. The mezzanine note will serve as part of the consideration for the transfer of the assets, rights and liabilities of IITRI pursuant to the acquisition. Set forth below is a summary of the material terms of the mezzanine note. The monetary thresholds relate to determining the applicability of certain representations and warranties, covenants and events of default in relation to ERISA, environmental matters, litigation, taxes, judgments, permitted indebtedness, permitted liens, permitted asset and subsidiary sales, permitted acquisitions and cross defaults as well as certain adjustments to EBITDAE.

      The mezzanine note will bear interest at a rate of 12 percent per year, based on a year of twelve 30-day months and a 360 day year, payable quarterly in cash and the principal amount will be repayable in a single sum on the sixth anniversary of issuance. The mezzanine note will be subordinate to the senior credit facility, but will rank senior to the subordinated note. Except upon the occurrence of a qualified initial public offering, as defined below, the mezzanine note can be prepaid only after the second anniversary of its issuance, which we refer to as the “no call provision,” and thereafter may be prepaid in whole or in designated minimum amounts subject to a make-whole payment computed on the principal amount prepaid multiplied by six percent in year three, three percent in year four, one percent in year five and zero percent thereafter. If the principal amount of the mezzanine note is declared due and payable by the holders due to an event of default, in the first two years, a prepayment premium of seven percent will apply; after the first two years, in such event the make-whole percentages set forth above will apply. Make-whole and no call provisions will not apply to prepayments made pursuant to the exercise of the holder’s rights upon a change of control as described below. In the event of one or more underwritten public offerings of Alion common stock resulting in aggregate gross proceeds to the sellers (excluding proceeds received from certain affiliates of Alion) of at least $30.0 million (which we refer to collectively as a qualified public offering) the no call provision will not apply if Alion pays a prepayment premium, which will be calculated so that, at the time of repayment, the amounts paid in respect of the mezzanine notes, together with the increase in value of the associated warrants, from date of issuance to the closing of the qualified public offering, results in an annual internal rate of return of at least 25 percent, which we refer to as the required return. If such return is less than the required return, the holders of the mezzanine note will receive the difference between the required return and the internal rate of return actually produced on the mezzanine note and associated warrants.

      Mezzanine Note Transfer Restrictions. The holders of the mezzanine note are not entitled to transfer any portion of the note to a competitor of Alion, as such term is defined in the mezzanine note, or to a non-US person or entity. However these transfer restrictions on sale or assignment to competitors shall not apply in the event of any Alion payment default or bankruptcy. Holders of the mezzanine note shall also be entitled to transfer less than the entire mezzanine note but only in amounts of at least $2.5 million and in increments of $500,000 in excess thereof except to transfer their remaining portion of the note.

      Mezzanine Note Issuer Right of First Offer. In the event of a proposed transfer of the mezzanine note, we will have a right of first offer in respect of the mezzanine note. The right of first offer will allow Alion to make the holder of the note the first offer prior to any sale or assignment of the note. In the event that the holder declines Alion’s offer, the holder will be entitled to sell or assign the note portion to any third party, subject to certain limitations, and provided it does not offer to sell the note portion for less than 90 percent of our offer price, or on a date that is more than nine months after our offer. If the holder proposes to sell or assign the note for less than 90 percent of the amount Alion has offered, it must make an offer to us to purchase the note portion at that lower price, before it may sell or assign it to a third party. If the holder proposes to sell a note portion on a date that is more than nine months from the date of our offer, then we will have a right of first offer over such proposed sale as if it were a newly proposed sale.

      Mezzanine Note Representations and Warranties. We will make certain representations and warranties under the mezzanine note that are similar to the representations and warranties contained in the senior credit facility, with appropriate conforming revisions and revisions reflecting customary market provisions or as otherwise agreed to by the parties. Pursuant to a separate agreement, IITRI will waive any event of default arising under the mezzanine note based on breach of any designated operational representation and warranty so long as IITRI and its affiliates hold 50% or more of the mezzanine notes. In general, operational representations and warranties include representations and warranties that relate to IITRI’s historic business, financial results or condition and will include matters for which IITRI makes representations and warranties to Alion under the purchase agreement. This waiver will bind any assignee of the mezzanine note.

      Mezzanine Note Covenants. We will issue the mezzanine note under a securities purchase agreement which will contain customary negative and affirmative covenants. The negative covenants will restrict our ability to do the following without the prior consent of the holders:

•	incur additional indebtedness, including guarantees and capital leases;

•	make loans and investments;

•	grant certain liens and security interests or enter into sale and leaseback transactions;

•	pay dividends and distributions;

•	pay management fees or enter into transactions with our shareholders and affiliates;

•	enter into certain transactions not permitted under ERISA;

•	amend our certificate of incorporation or bylaws;

•	change lines of business; and

•	liquidate or dissolve Alion.

      The affirmative covenants will include obligations for us to:

•	provide holders with annual and quarterly financial statements;

•	provide holders with reports on any material litigation;

•	comply with applicable laws;

•	maintain our corporate existence and authority to conduct business; and

•	provide notice to holders of any defaults, certain labor and environmental matters, and certain employee benefits matters.

      Mezzanine Note Financial Covenants. The mezzanine note will require us to meet the following financial tests:

•	Maximum senior leverage ratio. The maximum senior leverage ratio is calculated by dividing the total amount outstanding under our term loan and our revolving line of credit by our EBITDAE for the previous four quarters on a rolling basis, and will be measured as of the end of each fiscal quarter. For each of the following time periods, we will be required to maintain a maximum senior leverage ratio not greater than the following:

Time Period	Senior Leverage Ratio

fiscal quarter ending December 20, 2002 through fiscal quarter ending September 30, 2003	3.25 to 1.00
fiscal quarter ending December 19, 2003 through fiscal quarter ending September 30, 2004	2.90 to 1.00
fiscal quarter ending December 17, 2004 through fiscal quarter ending September 30, 2005	2.30 to 1.00
fiscal quarter ending December 16, 2005 through fiscal quarter ending September 30, 2006	2.00 to 1.00
each fiscal quarter thereafter	1.50 to 1.00

•	Maximum total leverage ratio. The maximum total leverage ratio is calculated by dividing the total outstanding amount of all of our interest bearing obligations including all amounts outstanding under the senior credit facility, the mezzanine note and any other obligation under which interest accrues or is attributable to us, but excluding the subordinated note (described below) and ordinary course trade payables, by our EBITDAE for the previous four quarters on a rolling basis. The maximum total leverage ratio will be measured as of the end of each of our fiscal quarters. For each of the following time periods, we will be required to maintain a maximum total leverage ratio not greater than the following:

Time Period	Total Leverage Ratio

fiscal quarter ending December 20, 2002 through fiscal quarter ending September 30, 2003	4.60 to 1.00
fiscal quarter ending December 19, 2003 through fiscal quarter ending September 30, 2004	4.10 to 1.00
fiscal quarter ending December 17, 2004 through fiscal quarter ending September 30, 2005	3.75 to 1.00
fiscal quarter ending December 16, 2005 through fiscal quarter ending September 30, 2006	3.50 to 1.00
each fiscal quarter thereafter	2.75 to 1.00

•	Minimum fixed charge coverage ratio. The minimum fixed charge coverage ratio is computed by dividing our EBITDAE, less amounts we spend attributable to property, plant, equipment and other fixed assets, by the sum of certain cash payments we make including taxes, principal, interest paid and other cash payments we make on indebtedness and certain restricted payments paid in cash and net ESOP repurchase obligations. The minimum fixed charge coverage ratio will be measured as of the end of each of our fiscal quarters and will take into account results for the previous four fiscal quarters on a rolling basis. We will be required to maintain a minimum fixed charge average ratio of at least the following:

Fixed Charge
Fiscal Quarter Ending		Fiscal Quarter Ending	Average Ratio
through
December 20, 2002		September 30, 2003	1.00 to 1.00
December 19, 2003		March 31, 2006	1.05 to 1.00
June 30, 2006		each fiscal quarter thereafter	1.15 to 1.00

      We will be required to maintain minimum EBITDAE of the following in each of our fiscal quarters on a rolling basis.

Fiscal Quarter Ending		Fiscal Quarter Ending	Minimum EBITDAE
through
December 20, 2002		March 14, 2003	$14.5 million
July 4, 2003		March 12, 2004	$15 million
July 2, 2004		September 30, 2004	$15.75 million
December 17, 2004		September 30, 2005	$16 million
December 16, 2005		September 30, 2006	$17 million
December 15, 2006		each fiscal quarter thereafter	$18 million

•	Capital expenditures. We will be restricted from spending, on a consolidated basis with our subsidiaries, more than the following amounts for property, plant, equipment and other fixed assets for the following time periods:

Time Period	Maximum Capital Expenditure

fiscal quarter ending December 20, 2002 through fiscal quarter ending June 30, 2005	$3.6 million
fiscal quarter ending September 30, 2005 through fiscal quarter ending June 30, 2006	$4.2 million
fiscal quarter ending September 30, 2006 through fiscal quarter ending June 30, 2007	$4.8 million
each fiscal quarter thereafter	$5.4 million

      We will be allowed to carry over unspent capital expense reserves from one period to another.

      Mezzanine Note Events of Default. The mezzanine note securities purchase agreement will contain customary event of default provisions, including:

•	payment default;

•	breach of representations and warranties;

•	uncured covenant breaches;

•	default under certain other debt exceeding an agreed amount;

•	bankruptcy and insolvency events;

•	ERISA violations; and

•	unstayed judgments in excess of agreed amounts.

      Change of Control. Upon the occurrence of a change of control of Alion, each holder of mezzanine notes shall have the right to require us to repurchase its mezzanine note, at a repurchase price equal to the principal amount plus accrued interest and a premium equal to one percent of the principal amount subject to prepayment. For this purpose, a change of control generally occurs when (i) a third party (other than IITRI, the ESOP, the holders of the warrants and in each case their assignees or affiliates) acquires beneficial ownership of more than 50 percent of our voting stock, (ii) there is a sale of substantially all of our assets, or (iii) Alion merges into another person.

Subordinated Note. We will issue a seller note securities purchase agreement, which we refer to as the subordinated note, with a face value of $39.9 million to IITRI. The subordinated note serves as part of the purchase price paid for IITRI’s assets in the acquisition. Set forth below is a summary of the material terms of the subordinated note.

      The subordinated note will bear simple interest at a rate of six percent per year in the years one through six payable quarterly by the issuance of non-interest-bearing notes maturing at the same time as the subordinated note and 16 percent per year payable quarterly in cash during the seventh and eighth years following closing of the IITRI acquisition, in each case based on a year of twelve 30-day months and a 360 day year. Half of the principal amount outstanding under the subordinated note becomes due in 2009. The other half becomes due in 2010. The subordinated note will be subordinated debt and shall rank behind both the senior credit facility and the mezzanine note.

      Subordinated Note Transfer Restrictions. The holders of the subordinated note are not entitled to transfer any portion of the note to a competitor of Alion, as such term is defined in the subordinated note, or to a non-US person or entity. These transfer restrictions on sale or assignment to competitors shall not apply in the event of any Alion payment default or bankruptcy. Holders of the subordinated note shall be entitled to transfer less than the entire subordinated note but only in amounts of at least $5.0 million and in increments of $1.0 million in excess thereof, except to transfer their remaining portion of the note.

      Subordinated Note Issuer Right of First Offer. In the event of a proposed transfer of the subordinated note, we will have a right of first offer in respect of the subordinated note. The right of first offer will allow Alion to make the holder of the note the first offer prior to any sale or assignment of the note. In the event that the holder declines Alion’s offer, the holder will be entitled to sell or assign the note portion to any third party, subject to certain limitations, and provided it does not offer to sell the note portion for less than 90% of our offer price, or on a date that is more than nine months after our offer. If the holder proposes to sell or assign the note for less than 90% of the amount Alion has offered it must make an offer to us to purchase the note portion at that lower price, before it may sell or assign it to a third party. If the holder proposes to sell a note portion on a date that is more than 9 months from the date of our offer, then we will have a right of first offer over such proposed sale as if it were a newly proposed sale.

      Subordinated Note Representations and Warranties. The subordinated note will contain certain limited representations and warranties as to matters of corporate authorization, execution and delivery, and as to enforceability, legality, and capitalization.

      Subordinated Note Covenants. The subordinated note will, among other things, contain customary covenants regarding timely payment of principal and interest, as well as a covenant restricting the payment of cash and property distributions, or dividends, in respect of Alion’s capital stock other than distributions needed for the ESOP to satisfy its repurchase obligations and other customary exceptions subject to any restrictions contained in the senior bank debt or negotiated by the parties.

      Subordinated Note Events of Default. The subordinated note securities purchase agreement will contain customary events of default provisions, including:

•	payment default;

•	breach of representations and warranties;

•	uncured covenant defaults; and

•	bankruptcy and insolvency events.

Warrants

      Mezzanine Warrant. In connection with the issuance of the mezzanine note, we will issue to IITRI, as the holder of the mezzanine note, a warrant to purchase shares of our common stock, so that upon exercise of the warrant, the shares would account for approximately 12 percent of our stock at the closing date of the acquisition, on a fully diluted basis (assuming the exercise of all outstanding warrants). The holder may exercise the mezzanine warrant at any time after issuance of the mezzanine warrant until the mezzanine warrant expires and becomes void, as long as the holder notifies us of its intention to exercise the mezzanine warrant 90 days before the holder intends to exercise it. The mezzanine warrant expires, if the ESOP still exists on September 30, 2008 and no public market exists for our common stock, 30 days after we deliver to the holder an appraisal of the per share value of our common stock as of September 30, 2008. If the ESOP does not exist on September 30, 2008, or a public market price exists for our common stock, the mezzanine warrant expires six years after issuance of the mezzanine warrant. The warrant will be exercisable at $10 per share, subject to adjustments. Set forth below is a summary of the material terms of the mezzanine warrant.

      Mezzanine Warrant Call and Put Rights. For a period of thirty days prior to the expiry of the mezzanine warrant, we have the right to demand that the holder sell all or part of the mezzanine warrant to us, which we refer to as a call right, and the holder has the right to demand that we purchase all or part of the mezzanine warrant, which we refer to as a put right. Upon receipt of a notice from the holder that it intends to exercise all or any part of the mezzanine warrant, we also have a call right over the portion of the warrant that the holder intends to exercise. Furthermore, the holder also has a put right with respect to the mezzanine warrant for a period of 30 days prior to the expiry of the mezzanine warrant or during the 30-day period immediately following the occurrence of a change of control of Alion. For purposes of the mezzanine warrant, a change of control generally occurs when (i) a third party (other than IITRI, the ESOP, the holders of the warrants and in each case their assignees or affiliates) acquires beneficial ownership of more than 50 percent of our voting stock, (ii) there is a sale of all or substantially all of our assets or (iii) we merge into another person. In connection with each of the call and put rights, the purchase price per share for the shares underlying the portion of warrant to be purchased will be the same per share price established in the most recent ESOP valuation, if the ESOP is still in existence and no public market price exists for our common stock. If the ESOP is not still in existence, or a public market price exists for our common stock, the purchase price per share will be the fair value of our common stock as determined by one of several methods enumerated in the mezzanine warrant. ESOP valuations or other appraisals used to establish the purchase price in connection with the exercise of a call or a put right, will be made without applying a discount for any lack of liquidity or absence of control.

      Mezzanine Warrant Issuer Right of First Offer. In the event of a proposed transfer of a portion of the mezzanine warrant and/or shares of our common stock obtained upon exercise of some or all of the warrant, we will have a right of first offer over the proposed transfer. The right of first offer will allow Alion to make the holder of the warrant portion and/or shares that are proposed to be transferred, the first offer prior to any sale or assignment of the warrant portion and/or shares. In the event that the holder declines Alion’s offer, the holder will be entitled to sell or assign the warrant portion and/or shares to any third party, subject to certain limitations, and provided it does not offer to sell the warrant portion and/or shares for less than 90% of our offer price, or on a date that is more than nine months after our offer. If the holder proposes to sell the warrant portion and/or shares for less than 90 percent of the amount Alion has offered, it must make an offer to us to purchase the warrant portion and/or shares at that lower price, before it may sell or assign it/them to a third party. If the holder proposes to sell the warrant portion and/or shares on a date that is more than 9 months from the date of our offer, then we will have a right of first offer over such proposed sale as if it were a newly proposed sale.

      Mezzanine Warrant Holder Right of First Offer. As long as at least 25 percent of the mezzanine warrant remains outstanding, before we may make an offer to a third party to sell any shares of our common stock (or any securities convertible or exercisable into our common stock, or any rights to acquire our common stock), we must first make an offer to sell to the holder, at a price and on other terms we may determine, a pro rata share of such securities, based on the holder’s current percentage holdings in Alion. If the holder does not elect to buy the securities at our price and on our terms, we will be entitled to sell the securities to any third party, provided that we do not offer to sell the securities for less than 90 percent of the price offered to the holder and provided further that we do not sell the securities on a date more than nine months after the date of our offer to the holder. If we propose to sell the securities for less than 90 percent of our offer price to the holder, we must make an offer to the holder to purchase a pro rata share of the securities at such lower price, before we may sell the securities to a third party. If we propose to sell the securities on a date that is more than nine months after the date of our offer to holder, then the holder will have a right of first offer over such proposed sale as if it were a newly proposed offer on sale.

      The above described right of first offer does not apply to:

•	any securities issued to employees, consultants, officers or directors of Alion, in connection with any stock option, stock warrant, stock purchase, or stock compensation arrangement

•	SARs issued to employees, consultants, officers, or directors of Alion

•	shares of common stock issued by us to any Alion benefit plan, including the ESOP

•	any securities, including our common stock, issuable upon exercise or conversion of any option, warrant, convertible security or other right

•	interests or rights designated as phantom stock issued or granted by the Company to employees, consultants, officers or directors

•	any securities issued pursuant to a stock split, combination of stock, stock dividend or other similar stock recapitalization

•	any securities issued in connection with a merger of Alion, or our subsidiary, with a third party, or a transaction in which we acquire an operating division or substantially all of the assets of a third party

      Mezzanine Warrant Anti-Dilution Rights. In the event of any changes in our outstanding common stock due to stock dividends, splits, reverse splits or other similar changes, the number of shares of our common stock subject to the outstanding portion of the mezzanine warrant and the exercise price will be adjusted accordingly. Subject to certain limitations, if we sell any common stock, or warrants or rights to purchase common stock, securities convertible into common stock or stock appreciation rights, at a per share sale price lower than the then current fair market value of one share of common stock, the per share exercise price of the mezzanine warrant will be lowered. Fair market value is determined in the first instance by the board of directors of Alion, and with respect to anti-dilution protection for holders of the mezzanine warrant, such determinations are made without applying a discount for any lack of liquidity or absence of control. The downward adjustment of the exercise price will be made on a weighted average basis of the difference between the per share sale price, the then current fair market value of our common stock, taking into account the number of shares being sold at the lower sale price, the number of shares still subject to the outstanding portion of the mezzanine warrant, and the number of shares in our capital structure.

      In connection with any issuance of our securities that has an aggregate value of one million dollars or more, the holders of a majority of the outstanding portion of the mezzanine warrant are entitled to challenge a determination of the fair market value of our common stock, if they believe that such value is too low and that they should receive anti-dilution protection in relation to the issuance. If the holders challenge a determination of the fair market value of our common stock, a new determination of such value will be made by an independent accounting firm or an independent investment banking firm. If the determination of fair value in connection with an issuance is based on either an ESOP appraisal that is no more than six months old, or a fairness opinion that is no more than six months old, the holders of the mezzanine warrant may only challenge that determination if some recent event or events had occurred that lead the holders to reasonably conclude that the fair market value of our common stock is greater than the value set forth in the ESOP appraisal or the fairness opinion.

      Mezzanine Warrant Drag-Along and Tag-Along Rights. Subject to certain limitations, if the ESOP trust plans to sell at least 75 percent of its shares of our common stock to a third party, it may exercise its drag-along right and require the holders of the mezzanine warrant to participate in such sale on a pro-rata basis. Subject to certain limitations, if the ESOP trust plans to sell at least 25 percent of its shares of our common stock to a third party and did not already exercise its drag-along right, the holders of the mezzanine warrant may exercise their tag-along right and participate in such sale on a pro-rata basis. In either case, the holders of the mezzanine warrant will participate in the sale by exercising an appropriate portion of the warrant, and then selling the shares of our common stock obtained through such exercise as well as some or all of any shares of our common stock it has previously obtained by exercising the warrant, on the same terms and at the same price.

      Expiry of Certain Rights. The call rights, put rights, drag-along rights and tag-along rights in the mezzanine warrant all expire in the event of one or more underwritten public offerings of Alion common stock resulting in aggregate gross proceeds to the sellers (excluding proceeds received from certain affiliates of Alion) of at least $30 million. The holders’ right of first offer in the mezzanine warrant expires upon the consummation by us of our initial public offering.

Subordinated Warrant. In connection with the issuance of the subordinated note, we will issue to IITRI, as the holder of the subordinated note, a warrant to purchase shares of our common stock, so that upon exercise of the warrant, the shares would account for approximately 26 percent of our common stock at the closing of the acquisition, on a fully diluted basis (assuming the exercise of all outstanding warrants). We refer to this seller warrant in the prospectus as the subordinated warrant. The holder may exercise the subordinated warrant at any time after issuance of the subordinated warrant until the subordinated warrant expires and becomes void, as long as the holder notifies us of its intention to exercise the subordinated warrant 90 days before the holder intends to exercise it. The subordinated warrant expires, if the ESOP still exists on September 30, 2010 and no public market price exists for our common stock, 30 days after we deliver to the holder an appraisal of the per share value of our common stock as of September 30, 2010. If the ESOP does not exist on September 30, 2010 or a public market price exists for our common stock, the subordinated warrant expires eight years after issuance of the subordinated warrant. The warrant will be exercisable at $10 per share, subject to adjustments. Set forth below is a summary of the material terms of the subordinated warrant.

      Subordinated Warrant Call and Put Rights. Following the date we deliver to the holder an appraisal of the per share value of our common stock as of September 30, 2009, if the ESOP still exists on September 30, 2009 and no public market price exists for our common stock, or, if the ESOP does not still exist on September 30, 2009, or a public market price exists for our common stock, then at any time during the period 30 days before the seventh anniversary of the issuance of the subordinated warrant, and continuing until the expiry of the warrant, we have the right to demand that the holder sell up to 50 percent of the subordinated warrant, which we refer to as a call right, and the holder has the right to demand that we purchase up to 50 percent of the subordinated warrant, which we refer to as a put right. For a period of thirty days prior to the expiry of the subordinated warrant, we have the right to call up to 100 percent of the warrant, and the holder has the right to put up to 100 percent of the warrant. Furthermore, upon receipt of a notice from the holder that it intends to exercise all or any part of the subordinated warrant, we also have the right to exercise a call right over the portion of the warrant that the holder intends to exercise. In connection with each of the call and put rights, the purchase price per share for the shares underlying the portion of warrant to be purchased will be the same per share price established in the most recent ESOP valuation, if the ESOP is still in existence and no public market price exists for our common stock. If the ESOP is not still in existence or a public market price exists for our common stock, the purchase price per share will be the fair value of our common stock as determined by one of several methods enumerated in the subordinated warrant. ESOP valuations or other appraisals used to establish the purchase price in connection with the exercise of a call or a put right, will be made without applying a discount for any lack of liquidity or absence of control.

      Subordinated Warrant IITRI Right of First Offer. As long as IITRI still holds at least 25 percent of the Subordinated Warrant, before we may make an offer to a third party to sell any shares of our common stock (or any securities convertible or exercisable into our common stock, or any other rights to acquire our common stock), we must first make an offer to sell to IITRI, at a price and on other terms we may determine, a pro rata share of such securities, based on IITRI’s current percentage holdings in Alion. If IITRI does not elect to buy the securities, we will be entitled to sell the securities to any third party, provided that we do not offer to sell the securities for less than 90 percent of the price offered to IITRI and provided further that we do not sell the securities on a date that is more than nine months after the date of our offer to IITRI. If we propose to sell the securities for less than 90 percent of our offer price to IITRI, we must make an offer to IITRI to purchase a pro rata share of the securities at such lower price before we may sell the securities to a third party. If we propose to sell the securities on a date that is more than nine months from the date of our offer to IITRI, then IITRI will have a right of first offer over such proposed sale as if it were a newly proposed sale.

      The above described right of first offer does not apply to:

•	any securities issued to employees, consultants, officers or directors of Alion, in connection with any stock option, stock warrant, stock purchase, or stock compensation arrangement

•	SARs issued to employees, consultants, officers, or directors of Alion

•	shares of common stock issued by us to any Alion benefit plan, including the ESOP

•	any securities, including our common stock, issuable upon exercise or conversion of any option, warrant, convertible security or other right

•	interests or rights designated as phantom stock issued or granted by the Company to employees, consultants, officers or directors

•	any securities issued pursuant to a stock split, combination of stock, stock dividend or other similar stock recapitalization

•	any securities issued in connection with a merger of Alion, or our subsidiary, with a third party, or a transaction in which we acquire an operating division or substantially all of the assets of a third party

      Subordinated Warrant Issuer Right of First Refusal. Subject to certain exceptions, prior to any sale by a holder to a third party of any portion of the subordinated warrant and/or shares of our common stock it has obtained by exercising all or some portion of the subordinated warrant, we are entitled to a right of first refusal over such proposed sale, which means that the holder must offer to sell the warrant portion and/or shares to us on the same terms and at the same price as it has proposed to sell to the third party, before it may complete the proposed transaction with the third party.

      Subordinated Warrant Anti-Dilution Rights. In the event of any changes in our outstanding common stock due to stock dividends, splits, reverse splits or other similar changes, the number of shares of our common stock subject to the outstanding portion of the subordinated warrant and the exercise price will be adjusted accordingly. Subject to certain limitations, if we sell any common stock, or warrants or rights to purchase common stock, securities convertible into common stock or stock appreciation rights, at a per share sale price lower than the then current fair market value of one share of common stock, the per share exercise price of the subordinated warrant will be lowered. Fair market value is determined in the first instance by the board of directors of Alion. The downward adjustment of the exercise price will be made on the basis of a weighted average difference between the per share sale price and the then current fair market value of our common stock, taking into account the number of shares being sold at the lower sale price, the number of shares still subject to the outstanding portion of the subordinated warrant, and the number of shares in our capital structure.

      In connection with any issuance of our securities that has an aggregate value of one million dollars or more, the holders of a majority of the outstanding portion of the subordinated warrant are entitled to challenge a determination of the fair market value of our common stock, if they believe that such value is too low and that they should receive anti-dilution protection in relation to the issuance. If the holders challenge a determination of the fair market value of our common stock, a new determination of such value will be made by an independent accounting firm or an independent investment banking firm. If the determination of fair value in connection with an issuance is based on either an ESOP appraisal that is no more than six months old or a fairness opinion that is no more than six months old, the holders of the subordinated warrant may only challenge that determination if some recent event or events had occurred that lead the holders to reasonably conclude that the fair market value of our common stock is greater than the value set forth in the ESOP appraisal or the fairness opinion.

      Subordinated Warrant Drag-Along and Tag-Along Rights. Subject to certain limitations, if the ESOP trust plans to sell at least 75 percent of its shares of our common stock to a third party, it may exercise its drag-along right and require the holders of the subordinated warrant to participate in such sale on a pro-rata basis. Subject to certain limitations, if the ESOP trust plans to sell at least 25 percent of its shares of our common stock to a third party and did not already exercise its drag-along right, the holders of the mezzanine warrant may exercise their tag-along right and participate in such sale on a pro-rata basis. In either case, the holders of the subordinated warrant will participate in the sale by exercising an appropriate portion of the warrant, and then selling the shares of our common stock obtained through such exercise as well as some or all of any shares of our common stock it has previously obtained by exercising the warrant, on the same terms and at the same price.

      Expiry of Certain Rights. The call rights, put rights, drag-along rights and tag-along rights in the subordinated warrant all expire in the event of one or more underwritten public offerings of Alion common stock resulting in aggregate gross proceeds to the sellers (excluding proceeds received from certain affiliates of Alion) of at least $30 million. IITRI’s right of first offer in the subordinated warrant expires upon the consummation by us of our initial public offering.

      Transfer Restrictions. The holders of the mezzanine warrant and the subordinated warrant are not entitled to transfer any portion of the warrants and/or any shares that the holders have obtained by exercising the warrants to a competitor of Alion, as such term is defined in the mezzanine warrant and the subordinated warrant, to a non-US person or entity, or to any third party whose ownership of our common stock would cause us to lose our S-corporation status. The restrictions will not apply in the event of any Alion payment default or bankruptcy.

      IITRI is not entitled to transfer its right of first offer under the subordinated warrant.

Rights Agreement. In connection with the mezzanine warrant and the subordinated warrant, we will enter into a Rights Agreement with the ESOP trust and IITRI as the holder of the warrants. The Rights Agreement addresses the following issues:

      Voting Agreement. Subject to certain limitations, the holders of the mezzanine warrant and the subordinated warrant will agree to vote those shares of common stock issued to them upon exercise of the respective warrants, in the manner in which the ESOP trustee instructs on behalf of the ESOP. This voting agreement will not be binding upon any assignee or transferee of the mezzanine warrant, or shares of common stock issued upon exercise of a portion of the mezzanine warrant, that is not an affiliate of IITRI. This voting agreement will be binding upon any assignee or transferee of the subordinated warrant or shares of common stock issued upon exercise of a portion of the subordinated warrant, except for any purchaser that buys the common stock in a broadly distributed public offering, as defined in the Rights Agreement.

      Registration Rights. After 180 days following the date that our common stock first becomes available to the public on a stock exchange, if ever, the holders of the mezzanine warrant will collectively be entitled to one right, and the holders of the subordinated warrant will collectively be entitled to one separate right, to require that we register with the SEC for public sale by the holders some or all of the shares underlying the remaining portion of the warrants as well as some or all of the shares that the holders have obtained by exercising the warrants. If the holders of a majority of the mezzanine warrant and the subordinated warrant taken together are unable to sell at least 60 percent of the shares they required us to register in the demand registrations, the holders will be entitled to one more right to require us to register some or all of shares underlying the remaining portion of the warrants as well as some or all of the shares that the holders have obtained by exercising the warrants.

      Subject to certain limitations, the holders will also be entitled to require that we register some or all of the shares underlying the remaining portions of the mezzanine and subordinated warrants as well as some or all of the shares that the holders have obtained by exercising the warrants, in any registration that we have initiated or that another shareholder has initiated.

      Designation Rights for Three Alion Directors. The mezzanine note, the subordinated note and the warrants each entitle their holders, respectively, to each designate one member of our board of directors, provided that the board of directors shall not have more than twelve members and provided that such directors otherwise meet the eligibility requirements for our directors. These rights to designate directors may be transferred at IITRI’s discretion with any transfer of the mezzanine note, the subordinated note and the warrants. The director designation right with respect to the mezzanine note will survive until the earlier of the date of consummation of our initial public offering, and the time at which all indebtedness evidenced by the mezzanine note has been repaid. The director designation right with respect to the subordinated note will survive until the earlier of the date of consummation of our initial public offering, and the time at which all indebtedness evidenced by the subordinated note has been repaid. The director designation right with respect to the warrants will survive until the earlier of the date of consummation of our initial public offering, and the time at which less than 25% of the warrants, in the aggregate, remains outstanding.

      Rights to Acquire Additional Stock. Subject to certain exceptions, including their rights to purchase Alion common stock under the subordinated warrant and the mezzanine warrant, the holders of any shares obtained by exercising some or all of either the subordinated warrant or the mezzanine warrant are not entitled to acquire any of our common stock or any other securities that could be converted or exercised into our common stock. Also such holders are restricted from soliciting proxies, joining a group (other than with the ESOP trustee) for the purpose of acquiring or voting shares, depositing shares in a voting trust and subjecting any shares to a voting agreement.

Use of Proceeds

        State Street, the ESOP trustee, will use all the proceeds from this offering to purchase shares of Alion’s common stock on behalf of the ESOP. We will then contribute the proceeds from the sale of our common stock to the purchase price we will pay to IITRI for the acquisition of substantially all of its assets.

      We need to raise at least $24.0 million from IITRI rollovers or HFA transfers of your eligible IITRI and HFA retirement plan account balances into the ESOP component in order to complete the acquisition of IITRI’s assets on the terms described in “The Acquisition” section of this prospectus. If we raise more than $26.0 million, then we will have the right to request a renegotiation of the terms of the acquisition. If we raise less than $24.0 million, IITRI will have the right to request a renegotiation of the terms of the acquisition. In either case, if we are unable to agree upon new acquisition terms with IITRI within 14 days, either we or IITRI will be entitled to terminate the acquisition. Alternatively, we may finance the shortfall in the acquisition purchase price from other sources, if available. In the event that the acquisition is terminated, we will terminate the offering, your employment with IITRI or HFA will continue and your retirement plan balances will remain in the IITRI or HFA retirement plans.

      We have been paying and will pay our expenses related to the sale of the KSOP interests and the acquisition of IITRI’s assets from available cash and funds available under our existing and new senior credit facilities. We will also pay up to $2.3 million of IITRI’s acquisition expenses incurred in its capacity as seller.

      For more information about how the purchase price in the acquisition was determined and from whom we are obtaining our funds, please read “The Acquisition” and “Description of Notes and Warrants.”

Plan of Distribution

        Neither underwriters nor broker-dealers will participate in selling efforts related to the sale of our KSOP interests

•	in the one-time ESOP investment election available to eligible IITRI and HFA employees;

•	in any future one-time ESOP investment elections made available to new hires of Alion; or

•	relating to pre-tax payroll deferrals made by Alion employees.

      The KSOP interests will not be traded and may not be sold except to Alion upon your separation from service with Alion. We are making the offering of our KSOP interests pursuant to exemptions from registration under state securities laws. In the event that an applicable exemption from registration is not available under the laws of any state, or in the event that qualification of the securities in any state is impracticable in the judgment of management, the offering and any future sales of KSOP interests will not be available to employees in those states.

Distribution, or Dividend, Policy

        Unlike regular C corporations, S corporations do not pay “dividends.” Rather, S corporations make “distributions.” Use of the term “distributions” in this context is unrelated to the term when used in the context of our repurchase obligations under the KSOP. To avoid confusion, when referring to a distribution that would constitute a dividend in a C corporation, we will use the term distribution/dividend. We do not expect to pay any distributions/dividends. We currently intend to retain future earnings, if any, for use in the operation of our business. Any determination to pay cash distributions/dividends in the future will be at the discretion of our board of directors and will be dependent on our results of operations, financial condition, contractual restrictions and other factors our board of directors determine to be relevant, as well as applicable law. The terms of the senior credit facility, the mezzanine note and the subordinated note will prohibit us from paying distributions/dividends without the consent of the respective lenders.

Capitalization

        The following table sets forth our capitalization as of September 30, 2002 on an historical basis and on a pro forma as adjusted basis to reflect the incurrence of debt in connection with the acquisition of substantially all of IITRI’s assets and the capital structure of Alion.

      You should read this table together with “Selected Financial Data,” “Unaudited Pro Forma Consolidated Financial Data,” our consolidated financial statements and the notes to those statements, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	(in thousands)
	As of
	September 30, 2002

		Pro Forma
	Historical	As Adjusted

		(unaudited)
Cash	$396	$596

Current portion of long-term debt	$3,330	$12,746
Long-term debt, excluding current portion:
Existing third party debt	1,654	1,654
Note due to officer	—	85
Senior term note	—	28,200
Mezzanine note	—	17,202
Subordinated note	—	33,137

Total long-term debt	1,654	80,278
Redeemable common stock warrants	—	9,910
Shareholder’s equity	36,347	24,000

Total capitalization	$41,331	$126,934

Selected Financial Data

        The following table presents selected historical and pro forma consolidated financial data for Alion for the periods and dates indicated. The information set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and notes to those statements included elsewhere in this prospectus. The consolidated operating results data for the years ended September 30, 2000, 2001, and 2002, and the consolidated balance sheet data as of September 30, 2001 and 2002, are derived from, and are qualified by reference to, our audited consolidated financial statements included elsewhere in this prospectus. The consolidated balance sheet data as of September 30, 2000, is derived from our audited consolidated financial statements that are not included in this prospectus. The consolidated operating results data for the year ended September 30, 1998, and the consolidated balance sheet data as of September 30, 1998 and 1999, are derived from our unaudited consolidated financial data that are not included in this prospectus. The unaudited pro forma financial information gives effect to the incurrence of debt and the acquisition of IITRI’s assets as if those transactions had been consummated on October 1, 2001, as described in “Unaudited Pro Forma Financial Data.”

      The historical consolidated financial information has been carved out from the consolidated financial statements of IITRI using the historical results of operations and bases of assets and liabilities of the portion of IITRI’s business to be sold and gives effect to allocations of expenses from IITRI. Our historical consolidated financial information may not be indicative of our future performance and does not necessarily reflect what our financial position and results of operations would have been had we operated as a separate, stand-alone entity during the periods presented.

(in thousands except per share data)

	Year Ended September 30,
						Pro Forma
	1998	1999	2000	2001	2002	Fiscal 2002

Consolidated Operating Data:
Contract revenue	$94,324	$117,500	$156,137	$193,152	$201,738	$201,738
Direct contract expenses	72,404	88,731	111,122	140,555	147,377	147,377
Operating expenses	22,069	25,416	39,641	41,726	48,488	57,016

Operating income (loss)	(149)	3,353	5,374	10,871	5,873	(2,655)
Other income (expense)(1), (2)	4,170	12	(694)	(1,072)	(586)	(9,407)
Income tax (expense) benefit(3)	—	246	(398)	(302)	(589)	(589)

Net income (loss)	$4,021	$3,611	$4,282	$9,497	$4,698 (4)	$(12,651)

Unaudited pro forma as adjusted basic and diluted earnings (loss) per common share(5)						$(5.27)

Consolidated Balance Sheet Data at End of Period:
Net accounts receivable	$23,300	$37,706	$56,473	$56,095	$49,051	$49,051
Total assets	42,930	65,328	82,702	76,309	71,096	152,452
Current portion of long-term debt	—	5,500	3,646	141	3,330	12,746
Long-term debt, excluding current portion	—	2,642	22,289	11,886	1,654	80,278
Redeemable common stock warrants						9,910
Long-term deferred gain on sale of building to the University, excluding current portion	—	—	—	4,054	3,523	—
Other Data
Depreciation and amortization	$1,887	$1,832	$3,754	$3,488	$3,447	$11,975
EBITDA(6)	5,919	5,430	9,823	14,182	9,297	9,297
Capital expenditures	2,489	4,213	2,795	1,940	3,643	3,643

	Year Ended September 30,
						Pro Forma
	1998	1999	2000	2001	2002	Fiscal 2002

Cash flows provided by (used in):
Operating activities	$4,578	$1,608	$(5,306)	$7,907	$14,713
Investing activities	4,511	(12,264)	(2,967)	9,863	(4,466)
Financing activities	(2,049)	4,683	4,961	(17,770)	(9,851)
Funded contract backlog(7)			158,000	166,000	198,000
Unfunded contract backlog(8)			779,000	638,000	871,000
Number of employees	1,013	1,074	1,334	1,458	1,622

(1)	Other income (expense) in 2000 includes a gain of $1.3 million on the sale of land in Annapolis, Maryland and a $0.5 million loss in equity of an affiliate.

(2)	Other income for 1998 includes a gain of $4.3 million on the sale of our Westport research operations.

(3)	Income tax expense (benefit) primarily relates to income (loss) of our for-profit subsidiary, HFA.

(4)	The decrease in net income for the year ended September 30, 2002, as compared to the year ended September 30, 2001, is primarily attributable to costs related to this offering and the acquisition.

(5)	IITRI has operated as a non-stock, not-for-profit corporation since its inception. Therefore, our historical capital structure is not indicative of our prospective capital structure and, accordingly, historical earnings per share information has not been presented. Pro forma basic and diluted earnings per common share are computed based upon an assumed 2.4 million shares of our stock outstanding after completion of the one-time ESOP investment election.

(6)	EBITDA refers to net income before income taxes, interest expense, depreciation of fixed assets and amortization of goodwill and intangible assets. Interest expense includes amortization of debt issuance costs and accretion of long-term debt to face value. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America. We may calculate EBITDA differently than other companies. You should not consider it in isolation from, or as a substitute for, net income or cash flow measures prepared in accordance with accounting principles generally accepted in the United States of America or as a measure of profitability or liquidity. We have included EBITDA as a supplemental disclosure because it may provide useful information regarding our ability to service debt and to fund capital expenditures. Other operating or legal requirements may affect our ability to service debt and fund capital expenditures in the future.

(7)	Funded backlog represents the total amount of contracts that have been awarded and whose funding has been authorized minus the amount of revenue booked under the contracts from its inception to date.

(8)	Unfunded backlog refers to the estimated total value of contracts which have been awarded but whose funding has not yet been authorized for expenditure.

Unaudited Pro Forma Consolidated Financial Data

        The unaudited pro forma consolidated statements of operations and unaudited pro forma consolidated balance sheet set forth below should be read in connection with, and are qualified by reference to, our consolidated financial statements and related notes, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus. We believe that the assumptions used in the preparation of this unaudited pro forma information provide a reasonable basis for presenting the significant effects directly attributable to the transactions discussed below. The unaudited pro forma consolidated statements of operations and unaudited pro forma consolidated balance sheet are not necessarily indicative of the results that would have been reported had such events actually occurred on the dates described below, nor are they indicative of our future results.

      The unaudited pro forma consolidated statements have been prepared to reflect the following adjustments to our historical results of operations and financial position and to give effect to the following transactions as if those transactions had been consummated on October 1, 2001 with regard to the statement of income and on September 30, 2002 with regard to the balance sheet:

•	our incurrence of $96.1 million of debt with detachable warrants to purchase common stock, including $3.0 million retained, as of October 1, 2000, in connection with the purchase of IITRI’s assets — please read “Management’s Discussion and Analysis of Financial Condition and Operating Results — Liquidity and Capital Resources” for further discussion about the debt we are assuming and about the warrants; and

•	the proposed acquisition of IITRI’s assets, which will be accounted for under the purchase method of accounting, including a preliminary estimate of fair value of the identifiable net assets acquired; and

•	the proposed purchase of our common stock for $24.0 million by the ESOP.

Unaudited Pro Forma Consolidated Balance Sheet

(in thousands, except for share and par value amounts)

	As of September 30, 2002

		Pro Forma
	Historical	Adjustments		Pro Forma

Assets
Current assets
Cash	$396	$1,200	(2)	$596
		(1,000	) (13)	11,980
Restricted cash	512	1,000	(13)	1,512
Net accounts receivable	49,051			49,051
Other current assets	2,965			2,965

Total current assets	52,924			54,124
Other assets	853			853
Fixed assets, net	8,388			8,388
Intangible assets	—	31,443	(1)	31,443
Goodwill, less accumulated amortization	8,931	(8,931	) (1)	57,644

		57,644	(1)
Total assets	$71,096			152,452

Liabilities and Stockholder’s Equity
Current liabilities
Current portion of long-term debt	$3,330	$550	(1)	$11,980
		500	(1)
		2,600	(1)
		5,000	(4)
Current portion of long-term note due to officer	—	766	(14)	766
Trade accounts payable	9,890			9,890
Accrued payroll and related liabilities	12,058	(237	)(15)	11,821
Advance payments	512			512
Billings in excess of costs and estimated earnings on uncompleted contracts	1,703			1,703
Due to the University	72			72
Current portion of deferred gain on sale of building to owner	487	(487	)(1)	—

Total current liabilities	28,052			36,744
Long-term note due to officer, excluding current portion	—	85	(14)	85
Long-term debt, excluding current portion	1,654	88,300	(4)	80,193
		(9,761	) (3)
Redeemable common stock warrants	—	9,910	(3)	9,910
Accrued postretirement benefit cost	1,520			1,520
Long-term deferred gain on sale of building to owner, excluding current portion	3,523	(3,523	) (1)	—

Total liabilities	34,749			128,452
Stockholder’s equity
Common stock, $0.01 par value, 3,000,000 shares authorized, 2,400,000 issued and outstanding		240	(5)	240
Capital in excess of par value of common stock		23,760	(5)	23,760
Owner’s net investment	36,347	(36,347	) (6)	—

Total liabilities and stockholder’s equity	$71,096			$152,452

See accompanying notes to unaudited pro forma consolidated financial statements.

Unaudited Pro Forma Consolidated Statements of Operations

(in thousands, except per share amounts)

	Year Ended September 30, 2002

		Pro Forma
	Historical	Adjustments		Pro Forma

Contract revenue — research projects	$201,738			$201,738
Direct contract expenses — research projects	147,377			147,377

Excess of contract revenue over direct contract expenses	54,361			54,361

Operating expenses:
Indirect contract expenses	11,153			11,153
Research and development	575			575
General and administrative	25,363			25,363
Rental and occupancy expense	7,796			7,796
Depreciation and amortization	3,447	(1,953	) (7)	11,975
		10,481	(8)
Bad debt expense	154			154

Operating expenses	48,488			57,016

Operating income (loss)	5,873			(2,655)
Other income (expense)	(586)	(7,222	) (9)	(9,407)

		(318	) (10)
		(1,281	) (11)
Income (loss) before income taxes	5,287			(12,062)
Income tax expense	(589)			(589)

Net income (loss)	$4,698			$(12,651)

Unaudited pro forma as adjusted basic and diluted loss per common share				$(5.27	) (12)
Shares used in computing unaudited pro forma as adjusted basic and diluted loss per common share				2,400	(12)

See accompanying notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Financial Statements

(in thousands except for share amounts)

(1)	Reflects adjustments to goodwill and other identifiable intangible assets representing the excess of the cost over the preliminary estimate of the fair value of the identifiable net assets acquired.

Calculation of acquisition goodwill:
Senior term note	$32,000
Mezzanine note with detachable warrants (approximately)	20,200
Subordinated note with detachable warrants	39,900
ESOP investment	24,000

Total	116,100

Preliminary estimate of fair value of identifiable net assets acquired and purchase price adjustments:
Book value of IITRI	36,347
Purchase price adjustments	(2,600)
Note due to officer assumed by Alion	(1,000)
Accrued deferred compensation not assumed by Alion	237
Elimination of historical IITRI goodwill	(8,931)
Elimination of deferred gain	4,010
Estimated Alion transaction costs	(550)
Estimated IITRI transaction costs to be paid by Alion	(500)
Preliminary estimate of fair value of identifiable intangible assets	31,443

Preliminary estimate of fair value of identifiable net assets acquired and purchase price adjustments	58,456

Acquisition goodwill	$57,644

(2)	Reflects cash proceeds retained by Alion from debt issuances to fund working capital requirements net of estimated debt issuance costs. See also note 4.

(3)	Reflects the estimated fair value of $9.9 million of the detachable warrants issued in connection with the mezzanine note and subordinated note. The redeemable common stock warrants enable the holders to sell the warrants back to Alion, at predetermined times, at the then current fair value of the common stock minus the exercise price. Accordingly, the warrants are being classified as debt instruments in accordance with Emerging Issues Task Force Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.

(4)	Reflects the issuance of a senior term note for $35.0 million, $32.0 million of which is to be paid to IITRI, a mezzanine note for approximately $20.2 million and a subordinated note for $39.9 million net of estimated debt issuance costs. The senior term note has a term of five years. The mezzanine note is due in a lump sum payment on the sixth anniversary of the closing date. The principal amounts of the subordinated note are due one-half at the seventh anniversary of the closing date, and the remainder at the eighth anniversary of the closing date.

(5)	Represents the estimated capitalization of Alion including the par value of 2.4 million shares of common stock and capital in excess of par value of the common stock.

(6)	Represents the elimination of the owner’s investment balance for purchase consideration of approximately $116.1 million, including cash proceeds of $56.0 million and notes issued to IITRI for approximately $60.1 million.

(7)	Reversal of IITRI’s historical amortization expense related to pre-acquisition goodwill.

(8)	Under the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, the purchase price was allocated between net tangible assets, the value attributed to identifiable intangible assets (purchased contracts) and goodwill. For purposes of the pro forma consolidated statements of operations, the excess purchase price over the identifiable net assets acquired is considered to be goodwill with an indefinite life and therefore is not amortizable. The estimated value of $31.4 million attributed to intangible assets has an estimated useful life of three years and has been amortized accordingly using the straight-line method in the pro forma statements of operations. The allocation of the purchase price is preliminary and subject to change upon the completion of a valuation.

(9)	Represents interest expense on approximately $93.1 million of debt, utilizing a weighted average interest factor of approximately 7.8% per year, issued to finance the purchase of IITRI. Management believes the weighted average interest rate used is reasonable as it is calculated based on rates that are anticipated to be the stated rates in the notes to be finalized at the time of the closing of the acquisition. The senior term note is anticipated to be a variable rate note that is indexed to the prime rate. The prime rate used for the weighted average interest rate calculation was 4.25%, the actual prime rate at December 9, 2002. If the prime rate were to increase by 1/8th of a percent by the time of the closing, pro forma interest expense would increase by $0.04 million for the year ended September 30, 2002. The other notes are anticipated to be fixed rate notes.

(10)	Represents amortization of debt issuance costs under the effective interest method over the life of the senior term note of five years.

(11)	Represents accretion of long-term debt to face value over the term of the debt using the effective interest method. Discount to debt reflects estimated fair value of detachable warrants of $9.9 million.

(12)	Our historical capital structure is not indicative of our prospective capital structure and, accordingly, historical earnings per share information has not been presented. Unaudited pro forma as adjusted basic and diluted loss per share of common stock has been calculated in accordance with the SEC’s rules for initial public offerings. These rules require that the weighted average share calculation give retroactive effect to any changes in our capital structure. Accordingly, pro forma weighted average shares are comprised of 2.4 million shares to be offered by Alion.

(13)	Reclassification of cash to restricted cash to reflect establishment of a deferred incentive compensation plan for an officer of Alion.

(14)	To record note due to officer under terms of a compensation agreement net of estimated fair value of detachable warrants.

(15)	Reversal of accrued deferred compensation not assumed by Alion.

Management’s Discussion and Analysis of Financial Condition

and Operating Results

        You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements about our business and operations. Our actual results may differ materially from those we currently anticipate as a result of the factors we describe under “Risk Factors” on page 10 and elsewhere in this prospectus.

Overview

      We provide scientific and engineering expertise to research and develop technological solutions for problems relating to national defense, public health and safety. We provide these research services primarily to agencies of the federal government and to a lesser extent, to commercial and international sponsors. Our revenues increased 33%, 24%, and 4.4% for the years ended September 30, 2000, 2001, and 2002, respectively, through a combination of internal growth and acquisitions.

      A summary of our performance is as follows:

	For the Year Ended September 30,

	2000	2001	2002

	(in millions)
Revenue	$156.1	$193.2	$201.7
Net Income	4.3	9.5	4.7
Contract Backlog
Funded	158.0	166.0	198.0
Unfunded	779.0	638.0	871.0

Total	937.0	804.0	1,069.0

Proposal Backlog
Submitted	310.0	514.0	290.0
In-Process	34.0	100.0	205.0

Total	$344.0	$614.0	$495.0

      Our objective is to continue to grow by capitalizing on our highly educated work force and our established position in our core research fields, and by synergistic acquisitions. We have completed four acquisitions since 1998. In September 1998, we acquired Human Factors Applications, Inc., a supplier of ordnance and explosive waste remediation services. HFA has core competencies in demilitarization, de-mining, environmental remediation, explosion sciences, ordnance management, and training. In May 1999, we acquired EMC Science Center, Inc. EMC Science Center has technical expertise in electromagnetic environmental effects research and training, and an analytical laboratory. In February 2000, we completed our acquisition of AB Technologies, Inc. AB Technologies specializes in defense operations research, training-related modeling and simulation, education and training support, complex problem analysis, and military policy development for the federal government. In May 2002, we acquired Daedalic, Inc., which develops modeling and simulation software for large-scale vehicle and air mobility operations. Except for HFA, which is a separate subsidiary, we have integrated these acquired entities and we will integrate Daedalic into our research base and capabilities, enabling us to expand our research offerings for our government and commercial sponsors. Management believes that synergistic acquisitions like these provide several potential benefits to our organization and the public in that they:

•	help us expand our research base to include increasingly large and complex programs;

•	increase our opportunities to exploit the synergies between different research fields in which we work to broaden our offerings to our existing sponsors;

•	bring new strengths to our technical capabilities through cross-utilization of research technology and engineering skills; and

•	increase the overall depth and experience of our management.

      We contract primarily with the federal government. Revenue derived from government contracts as a percentage of total revenue was 88% in fiscal year 2000, 94% in fiscal year 2001, and 98% in fiscal year 2002. We expect most of our revenues to continue to come from government contracts and we expect that most of these contracts will be with the U.S. Department of Defense. The balance of our revenue comes from a variety of commercial sponsors, state and local governments, and foreign governments.

      Our largest contract is to provide spectrum engineering services to the U.S. Department of Defense’s Joint Spectrum Center. The Joint Spectrum Center contract generated revenue of $39.3 million, $41.1 million, and $41.9 million for the fiscal years ended September 30, 2000, 2001, and 2002, respectively, and accounted for approximately 25%, 21%, and 21% of our total annual revenues in these years. The following table reflects the distribution of revenues by core business area and by major sponsor for the fiscal years ended September 30, 2000, 2001, and 2002. The dollar values shown do not reflect total annual revenue either by sponsor or by core business area.

Annual Revenues by Sponsor/ Government Agency

				Percentage		Percentage		Percentage
			FY00	of FY00	FY01	of FY01	FY02	of FY02
Core Research	Sponsor/Government		Annual	Annual	Annual	Annual	Annual	Annual
Area	Agency	Title	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue

			(in thousands)
Wireless Communications	Dept of Defense Joint Spectrum Center	Joint Spectrum Center Engineering Support Services	$39,251	25%	$41,123	21%	$41,929	21%
Defense Operations	Dept of Defense — Defense Information Systems Agency	Modeling and Simulation Information Analysis Center	13,656	9	30,917	16	29,517	15
Defense Operations	Dept of Defense — Defense Information Systems Agency	Weapons System Technology Information Analysis Center	5,076	3	11,942	6	9,629	5
Explosive Science	Dept of Defense — Navy (subcontractor to Raytheon Technical Services Corporation)	Guam Ordnance Services	1,962	1	8,653	4	8,035	4
Industrial Technology	Dept of Defense — Defense Information Systems Agency	Reliability Analysis Center	5,149	3	6,213	3	8,316	4
Industrial Technology	Dept of Defense — Defense Information Systems Agency	Manufacturing Technology Information Analysis Center	1,469	1	5,177	3	7,563	3
Wireless Communications	Dept of Defense — Navy	Extremely Low Frequency Communication Systems	4,146	3	4,020	2	4,323	2
Information Technology	Internal Revenue Service	Treasury Information Processing Support Services and Modernization	3,259	2	5,862	3	3,353	2
Defense Operations	General Services Admin — Army	MIMIC	946	1	2,784	1	3,872	2
Information Technology	General Services Admin — Internal Revenue Service	Operation Center Support	791	1	2,425	1	2,504	1

	Subtotal		75,705	49	119,116	62	119,041	59
	Other Sponsors/ Agencies		80,432	51	74,036	38	82,697	41

	Total Revenues		$156,137	100%	$193,152	100%	$201,738	100%

      As a for-profit entity, we intend to expand our research offerings in commercial and international markets; however, the expansion will be incremental. Revenues from commercial and international research together amounted to approximately 12%, 6%, and 2% of total revenues for fiscal years 2000, 2001, and 2002, respectively. We derive our international revenue from spectrum management research and software tools and our locomotive simulation and training services to foreign governmental sponsors.

      Our revenues and our operating margins are affected by, among other things, our mix of contract types (cost-plus, fixed-price, and time-and-materials), as well as the proportion of our revenues that come from higher margin commercial and international work. Significant portions of our revenues are generated by work performed on cost-plus contracts under which we are reimbursed for approved costs, plus a fee, which reflects our profit on the work performed. We recognize revenue on cost-plus contracts based on actual costs incurred plus a proportionate share of the fees earned. We also have a number of fixed-price government contracts. We use the percentage of completion method to recognize revenue on fixed-price contracts based on costs incurred in relation to total estimated costs. These contracts involve higher financial risks, and in some cases higher margins, because we must deliver the contracted services for a predetermined price regardless of our actual costs incurred in the project. Our failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed-price contract may reduce the overall fee on the contract or cause a loss. Under time-and-material contracts, labor and related costs are reimbursed at negotiated, fixed hourly rates. Revenue on time-and-materials contracts is recognized at contractually billable rates as labor hours and direct expenses are incurred. The following table summarizes the percentage of revenues attributable to each contract type for the periods indicated.

	For the Year Ended September 30,

Contract Type	2000		2001		2002

	(in millions)
Cost-plus	$99.7	64%	$113.9	59%	$121.1	60%
Fixed-price	29.8	19	44.5	23	36.7	18
Time-and-materials	26.6	17	34.8	18	43.9	22

Total	$156.1	100%	$193.2	100%	$201.7	100%

      The relative shift in contract mix from cost-plus contracts to more fixed-price and time-and-materials contracts reflects the effect of the consolidation into our organization of the three companies we have acquired and the composition of their contracts. To a lesser extent, it also reflects the current trend by governmental procuring agencies to use General Services Administration schedules which usually involve an increased number of time-and-material efforts.

Results of Operations

      Our results of operations, particularly our revenue and income from operations, may vary significantly from period to period, depending largely on the budget cycle of the federal government, terms of our contracts and our mix of contracts under which we perform. As a result, year to year comparisons may show substantial changes which may be disproportionate to the underlying status of our operations.

Year Ended September 30, 2001 Compared to Year Ended September 30, 2002

Contract Revenue

      Our contract revenue increased $8.5 million, or 4.4%, from $193.2 million for the year ended September 30, 2001, to $201.7 million for the year ended September 30, 2002. This revenue growth consisted largely of an $8.0 million increase in support to the U.S. Department of Defense’s Defense Logistics Agency, and a $0.5 million increase in support to the Internal Revenue Service. The delay in the authorization and signing of the U.S. defense budget for 2002 and delays in appropriations due to the federal government’s developing strategies related to homeland security negatively impacted our anticipated contract revenue growth for the year ended September 30, 2002.

Direct Contract Expenses

      Our direct contract expenses increased by $6.8 million, or 4.8%, from $140.6 million for the year ended September 30, 2001, to $147.4 million for the year ended September 30, 2002. As a percentage of revenue, direct contract expenses remained relatively constant at 73% for the year ended September 30, 2001 and for the year ended September 30, 2002.

Operating Expenses

      Our operating expenses increased by $6.8 million, or 16%, from $41.7 million for the year ended September 30, 2001, to $48.5 million for the year ended September 30, 2002. This increase was primarily attributable to approximately $6.4 million in legal and financial fees associated with this offering and the acquisition of IITRI assets, a $0.4 million increase in bid and proposal costs related to overall growth and increased bid opportunities and a $0.5 million increase in general and administrative expenses related to (1) increased investment in internal information technology, and (2) hiring of human resource personnel and the incurrence of expenses related to the implementation of a new employee benefits payroll system. The increase in our operating expenses was partially offset by our recognition of deferred gain of $0.5 million on the sale of a building to the University.

      In December 2000 we sold our Chicago research tower, engineering buildings, and related assets, with a carrying value of $7.6 million, for $12.5 million to the University. At the time of the sale, we leased back six of the 19 floors in the tower under a 10-year operating lease agreement and applied sale/leaseback accounting and deferred recognition of the $4.9 million gain arising from this transaction. The deferred gain is being recognized over the remaining life of the lease. We recognized $0.4 million of this gain during the year ended September 30, 2001, compared to $0.5 million during the year ended September 30, 2002.

      As a percentage of revenue, our operating expenses increased from approximately 22% for the year ended September 30, 2001, to approximately 24% for the year ended September 30, 2002. On a comparative basis, our revenue increased by approximately 4.4% from $193.2 million for the year ended September 30, 2001, to $201.7 million for the year ended September 30, 2002, while our operating expenses increased by approximately 16%. The primary reason for the increase in operating expenses is the fees associated with the offering and acquisition.

Other Income and Expense

      Other expenses decreased $0.5 million, or 45% from $1.1 million for the year ended September 30, 2001, to $0.6 million for the year ended September 30, 2002. This decrease was primarily attributable to a decrease in interest expense of $0.3 million, or 33%, from $0.9 million for the year ended September 30, 2001, to $0.6 million for the year ended September 30, 2002. Improvements in our accounts receivable processing and collections resulted in improved cash flow, which reduced overall borrowings in fiscal year 2002. In addition, we benefitted from a decline in interest rates charged by our credit facility in fiscal year 2002 compared to fiscal year 2001.

Income Tax (Expense) Benefit

      Our wholly owned, for-profit subsidiary, HFA, had operating income of approximately $1.0 million for the year ended September 30, 2001, compared to $1.6 million for the year ended September 30, 2002. As a result, HFA recorded an income tax provision of approximately $0.3 million and $0.6 million for the years ended September 30, 2001 and September 30, 2002, respectively.

Net Income (Loss)

      Net income decreased 51% from $9.5 million for the year ended September 30, 2001 to $4.7 million for the year ended September 30, 2002 due to the factors discussed above.

Year Ended September 30, 2000 Compared to Year Ended September 30, 2001

Contract Revenue

      Our contract revenue increased by $37.1 million, or 24%, from $156.1 million for the year ended September 30, 2000, to $193.2 million for the year ended September 30, 2001. This growth in contract revenue resulted from an increase in demand for our services across many of our research operations. Notably, our services in support of the Defense Information Systems Agency increased $28.8 million, or 113%, from $25.4 million in fiscal year 2000 to $54.2 million in fiscal year 2001. Additionally, HFA’s naval ordnance support services provided to the U.S. Department of Defense under subcontract to Raytheon Technical Services Corporation increased $6.7 million, or 335%, from $2.0 million in fiscal year 2000 to $8.7 million in fiscal year 2001.

Direct Contract Expenses

      Our direct contract expenses increased $29.5 million, or 27%, from $111.1 million for the year ended September 30, 2000, to $140.6 million for the year ended September 30, 2001, commensurate with our increase in contract revenue. As a percentage of revenue, direct contract expenses increased from 71% for the year ended September 30, 2000, to 73% for the year ended September 30, 2001. This percentage increase is due in part to an increase in the proportion of material and subcontract direct costs to total direct costs.

Operating Expenses

      Our operating expenses increased $2.1 million, or 5%, from $39.6 million in fiscal year 2000 to $41.7 million in fiscal year 2001. Approximately $0.9 million of the increase in operating expenses in fiscal year 2001 was attributable to an increase in our bad debt expense. The increase in our operating expenses was partially offset by our recognition of deferred gain of $0.4 million on the sale of a building to the University. We recognized none of this gain in fiscal year 2000, compared to $0.4 million in fiscal year 2001.

      As a percentage of revenue, our operating expenses decreased from 25% of revenue in fiscal year 2000 to 22% of revenue in fiscal year 2001. On a comparative basis, our revenue increased by approximately 24% from $156.1 million for the fiscal year ended 2000 to $193.2 million for the fiscal year ended 2001 while operating expenses increased by only 5%.

Other Income and Expense

      Other expense increased $0.4 million, or 57%, from $0.7 million for the year ended September 30, 2000 to $1.1 million for the year ended September 30, 2001. Fiscal year 2000 results reflect a gain of $1.3 million on the sale of land asset and $0.5 million loss of equity in an investment. Without these events other expense would have decreased by $0.4 million during fiscal year 2001, due to greater efficiencies in our accounts receivable processing, which resulted in less use of our credit facility and lower interest expense.

Income Tax (Expense) Benefit

      Our wholly-owned, for profit subsidiary HFA had operating income of approximately $0.5 million for fiscal year 2000 and $1.0 million for fiscal year 2001. Accordingly, HFA recorded an income tax provision of approximately $0.2 million and $0.3 million for the years ended September 30, 2000 and 2001, respectively. Additionally, $0.2 million of income tax expense was recorded for the year ended September 30, 2000 for unrelated business income arising from the AB Technologies, Inc. acquisition.

Net Income

      Net income increased approximately 121% from $4.3 million for the year ended September 30, 2000 to $9.5 million for the year ended September 30, 2001 due to the factors discussed above.

Liquidity and Capital Resources

      For fiscal years 2000 through 2002, our primary liquidity requirements were for debt service under an existing credit facility for working capital needs, capital expenditures, and acquisitions. Our principal working capital need has been to fund accounts receivable, which have increased with the growth of our business. On an annual basis, our recurring capital expenditure investment requirements have been approximately 1% to 2% of our annual revenue. The terms of each potential acquisition dictate the capital requirements for that acquisition.

      For the past three years we have funded our liquidity requirements with cash from operations and drawdowns from our $25.0 million revolving credit facility.

      Net cash provided by operations was $7.9 million for the year ended September 30, 2001, compared to $14.7 million provided by operations for the same period in 2002. The increase of approximately $6.8 million was due primarily to improved cash flow related to collection of accounts receivable. This improvement accounted for approximately $5.5 million of the increase.

      Cash used in operating activities for fiscal year 2000 was $5.3 million, compared to cash provided by operating activities of $7.9 million for fiscal year 2001. This increase in cash provided by operations was primarily due to increased net income in fiscal year 2001.

      Net cash provided by investing activities for the year ended September 30, 2001, was $9.9 million, compared to net cash used in investing activities of $4.5 million for the year ended September 30, 2002. This increase in cash used in investing activities was primarily due to the impact of receiving $12.2 million in net cash proceeds in fiscal year 2001 from the sale of a building. There was no similar transaction in 2002. Cash used for capital expenditures increased approximately 88% from $1.9 million for the year ended September 30, 2001 to $3.6 million for the year ended September 30, 2002. The installation of a new payroll system accounts for $1.9 million of the increase.

      Cash used in investing activities for fiscal year 2000 was $3.0 million, compared to cash provided by investing activities of $9.9 million for fiscal year 2001. This increase in cash provided by investing activities was attributable to a $2.5 million payment in fiscal year 2000 for the purchase of assets associated with the acquisition of AB Technologies, Inc., compared to the receipt in 2001 of $12.2 million in net cash proceeds associated with the sale of a building.

      Net cash used in financing activities was $17.8 million for the year ended September 30, 2001, compared to net cash used in financing activities of $9.9 million for the year ended September 30, 2002. This decrease in cash used in financing activities is primarily due to a decrease in borrowings under our revolving bank credit facility due to improved cash flow resulting from accounts receivable and reduced funding of Life Sciences Operation losses and capital.

      Net cash provided by financing activities for fiscal year 2000 was $5.0 million, compared to net cash used in financing activities of $17.8 million for fiscal year 2001. This increase in cash used in financing activities reflects approximately $10.8 million in repayments on our revolving bank credit facility, $3.6 million in payments of acquisition-related notes, and a $1.6 million distribution to the University.

      The following table presents our known future debt commitments upon completion of the acquisition of substantially all of IITRI’s assets (projected as of December 20, 2002).

Estimated and Pro Forma Debt Structure

	Estimated		Transfers/	Pro Forma
	Pre Transaction	Transaction	Adjustments	Post Transaction

	(in thousands)
Revolving credit facility	$7,000	$6,600	$(3,000)	$10,600
Senior term note	—	32,000	3,000	35,000
Mezzanine note	—	20,200	—	20,200
Seller subordinated note	—	39,900	—	39,900

Total debt	$7,000	$98,700	$—	$105,700

      We have earnout payment obligations to AB Technologies, Inc. which will not exceed $11.5 million, related to an earnout arrangement, which are due in March 2003, March 2004 and March 2005. We will have principal obligations on the senior term note payable in quarterly installments, yielding aggregate annual principal repayments in the following amounts:

Year 1 (2003)	$5.0 million
Year 2 (2004)	$5.0 million
Year 3 (2005)	$7.5 million
Year 4 (2006)	$8.5 million
Year 5 (2007)	$9.0 million

      The senior term note is also subject to a mandatory prepayment of principal if we generate excess cash flow in any given year. Should this occur, any excess cash prepayment amount will be applied ratably to the principal payments remaining over the life of the loan. The outstanding balance on our replacement $25.0 million revolving credit facility will be due, in full, in December 2007. The pro forma debt structure reflects our estimated use of the maximum level of senior debt that our anticipated senior lender covenants permit. We expect to replace approximately $3.0 million to $5.0 million of our current revolving credit facility with a portion of the senior term note.

      Interest on both the senior term note and the senior revolving credit facility will accrue at either the prime (base) rate or a Eurodollar rate, in each case adjusted upward for an agreed upon margin. Each of the interest indexes are floating rates that may vary over time and we expect that our senior lender will require that we hedge at least 50% of our interest rate exposure under the senior term note by means of an interest rate swap, cap or collar arrangement.

      We will be required to pay the entire face value of the mezzanine note, which could be up to approximately $20.2 million, in a lump sum in December 2008. We will have to make quarterly cash interest payments on the note until maturity. The interest rate is 12% per year. The subordinated note bears interest at a rate of six percent per year through December 2008 payable quarterly by the issuance of non-interest bearing notes, which we refer to as paid-in-kind notes or PIK notes, maturing at the same time as the subordinated note. The issuance of the PIK notes will have the effect of deferring the underlying interest expense on the subordinated note but because the PIK notes will not themselves bear interest, they will not have the effect of compounding any interest on these interest payment obligations. Commencing December 2008 the subordinated note will bear interest at 16% per year payable quarterly in cash through the time of repayment in full of the subordinated note. Principal on the subordinated note will be payable in equal installments of $19.95 million in December 2009 and December 2010; the PIK notes are also due in equal installments of $7.2 million on these same dates.

      We will also issue detachable warrants with the mezzanine note and the subordinated note. The warrants associated with the mezzanine note will represent the right to buy approximately 12 percent of our shares of common stock on a fully diluted basis (assuming the exercise of all outstanding warrants) at the closing date, at an exercise price of $10 per share. These warrants are exercisable until the sixth anniversary of the issue date. These warrants also contain a put right whereby the warrantholder has the right, within thirty days prior to the sixth anniversary date (or within thirty days after delivery to the current holders of an appraisal of the per share value of our common stock as of September 30, 2008, if the ESOP still exists and no public market price exists for our common stock) or within thirty days after a change in control, to require us to purchase the warrants back at the then current fair value of common stock, minus the warrants’ exercise price. The warrants associated with the subordinated note will represent the right to buy approximately 26 percent of our shares of common stock on a fully diluted basis (assuming the exercise of all outstanding warrants) at the closing date, at an exercise price of $10 per share. These warrants are exercisable until the eighth anniversary of the issue date. These warrants also contain a put right whereby the warrantholder has the right to require us to purchase the warrants back at the then current fair value of common stock, minus the warrants’ exercise price. This put right applies to up to 50 percent of these warrants within thirty days prior to the seventh anniversary of the issue date (or within thirty days after delivery to the warrant holders of an appraisal of the per shares value of our common stock as of September 30, 2009, if the ESOP still exists and no public market price exists for our common stock), and up to 100 percent of these warrants within thirty days prior to the eighth anniversary of the issue date (or within thirty days after delivery to the warrant holders of an appraisal of the per share value of our common stock as of September 30, 2010, if the ESOP still exists and no public market value exists for our common stock). All put rights terminate upon one or more underwritten public offerings of Alion common stock resulting in aggregate gross proceeds of at least $30.0 million to the sellers (excluding proceeds received from certain affiliates of Alion).

      Under the terms of the senior credit facility, we will be subject to covenants including financial covenants with respect to minimum fixed charge average, maximum total senior leverage, maximum total leverage, maximum capital expenditures and minimum EBITDAE. EBITDAE means earnings before interest, taxes, depreciation, amortization, ESOP repurchase obligations and non-cash compensation expenses. The mezzanine note will contain financial covenants similar to those contained in the senior credit facility, but relaxed on terms mutually agreed upon among us, IITRI and the senior lenders. The subordinated note will include customary covenants for deeply subordinated obligations, including the timely payment of principal and interest.

      In summary, during the eight-fiscal-year period after the acquisition, at a minimum we will have to make the estimated interest and principal payments set forth below.

	Pre-Transaction	Post-Transaction 8-Year ($ in thousands)

	2002	2003	2004	2005	2006	2007	2008	2009	2010

Bank revolving credit facility
- Interest(1)	$563	$417	$—	$—	$—	$—	$—	$—	$—
- Principal (2)	7,000	—	—	—	—	—	—	—	—
Senior term note
- Interest(1)	—	1,925	1,800	1,312	776	282	—	—	—
- Principal(3)	—	5,000	3,393	4,303	3,275	3,776	—	—	—
- Mandatory prepayment(3)	—	—	6,426	4,773	4,054	—	—	—	—
Mezzanine note
- Interest	—	2,424	2,424	2,424	2,424	2,424	2,424	—	—
- Principal	—	—	—	—	—	—	20,200	—	—
Subordinated note
- Interest (4)	—	—	—	—	—	—	—	6,384	3,192
- Principal	—	—	—	—	—	—	—	27,132	27,132

Total cash – Pay interest	563	4,766	4,224	3,736	3,200	2,706	2,424	6,384	3,192
Total cash – Pay principal	7,000	5,000	9,819	9,076	7,329	3,776	20,200	27,132	27,132

Total	$7,563	$9,766	$14,043	$12,812	$10,529	$6,482	$22,624	$33,516	$30,324

(1)	These payments are based on an interest rate factor in 2003 of 5.5% that increases by .5% in each ensuing year. Management believes that these annual rates are reasonable because the starting rate of 5.5% closely approximates the expected actual rate at closing of the acquisition and the additional .5% per year provides a safeguard against the eventuality that interest rates will rise in the future.

(2)	We anticipate a continuing requirement to have in place a $25.0 million bank revolving credit facility with which we finance our ongoing working capital needs. Our current revolving credit facility is due to be refinanced in December 2002. We estimate prior to closing, on or about December 20, 2002, the balance owed on the facility will be approximately $7.0 million. Our replacement revolving credit facility will have a five-year term terminating in December 2007. Management anticipates the balance drawn under the revolving credit facility after closing will be approximately $10.6 million.

(3)	The senior term note is subject to mandatory prepayments of principal depending upon whether there is excess cash flow generated in a given year. Based upon projected cash flow, it is anticipated that these mandatory prepayments may occur during the first three years of the facility. This assumption has been reflected in the table above. Should these prepayment conditions not occur, the five-year principal repayment schedule will apply as follows: $5.0 million in year 1, $5.0 million in year 2, $7.5 million in year 3, $8.5 million in year 4, and $9.0 million in year 5.

(4)	Interest expense on the subordinated note during the first six years (2003 to 2008) is 6% simple interest, paid-in-kind by the issuance of the PIK notes. These interest amounts accrue to principal during this period, thereby having the effect of increasing the principal value of the subordinated note; but because the PIK notes do not themselves bear interest, the interest obligations paid by issuance of the PIK notes will not be compounded. In other words, no interest will be paid on interest accrued under the subordinated note. In years one through six, the PIK interest on the subordinated note will be approximately $2.4 million in each year. These amounts are included in the principal payments in years seven and eight. In years seven and eight, interest will be 16% paid quarterly in cash. The principal, together with the outstanding balance of the PIK notes will be paid in equal amounts at the end of years seven and eight (2009 and 2010).

      Our minimum lease payment obligations under non-cancelable operating leases for years ending September 30, 2003, 2004, 2005, 2006 and 2007, are $8.5 million, $7.9 million, $7.5 million, $5.6 million, and $5.7 million, respectively. The remaining aggregate obligations on these leases thereafter are $11.0 million. Commercial facility lease expenses are included in these amounts. These commercial facility lease obligations are currently reimbursable costs under our government contracts, or may be cancelled upon termination of the related contracts.

      Other contingent liabilities which will impact our cash flow relate to

•	our repurchase obligations under the KSOP which may be significant commencing in 2004;

•	our obligations related to the holder’s put right associated with the mezzanine note warrants;

•	our obligations related to the holder’s put right associated with the subordinated note warrants;

•	the estimated value of our obligations relating to our stock appreciation rights, or SAR, program; and

•	the estimated value of our obligations relating to our deferred compensation programs for our senior managers.

      We believe that cash flow from operations and cash available under our revolving credit facility will provide us with sufficient capital to fulfill our current business plan and to fund our working capital needs for at least the next 48 months following the closing of the acquisition. Although we expect to continue to have positive cash flow from operations, we will need to generate significant additional revenues and net income beyond our current revenue base in order to repay principal and interest on the indebtedness we will take on to fund the acquisition. Additionally, our business plan calls for us to continue to acquire companies with complementary technologies. If we do not have sufficient cash on hand to fund such acquisitions then we will be required to obtain financing to do so.

      Given our significant obligations that become due in years 2007, 2008, 2009, and 2010, we expect that we will need to refinance a portion of our indebtedness at least by fiscal year 2007. Our cash from operations will be insufficient to satisfy all of our obligations and we cannot be certain that we will be able to refinance at all or on terms that will be favorable to us. Moreover, if our plans or assumptions change, if our assumptions prove inaccurate, if we consummate investments in or acquisitions of other companies, if we experience unexpected costs or competitive pressures, or if our existing cash and projected cash flow from operations prove insufficient, we may need to obtain greater amounts of additional financing and sooner than expected. While it is our intention to enter only into new financing or refinancing that we consider advantageous, we cannot be certain that such sources of financing will be available to us in the future, or, if available, that they could be obtained on terms acceptable to us.

Critical Accounting Policies and Estimates

Revenue Recognition

      Our critical accounting policies primarily relate to revenue recognition and related cost estimation. We generally recognize revenue under our federal government contracts when a contract has been executed, the contract price is fixed or determinable, delivery of the services or products has occurred and collectibility of the contract price is considered probable. Our contracts with agencies of the federal government are subject to periodic funding by the contracting agency concerned. Funding for a contract may be provided in full at inception of the contract or ratably throughout the term of the contract as the services are provided. In evaluating the probability of funding for purposes of assessing collectibility of the contract price, we consider our previous experiences with the sponsor, communications with the sponsor regarding funding status, and our knowledge of available funding for the contract or program. If funding is not assessed as probable, revenue recognition is deferred until realization is probable. We recognize revenue under our federal government contracts based on allowable contract costs, as the federal government’s cost accounting standards mandate. The costs we incur under federal government contracts are subject to the federal government’s regulation and audit.

      Our revenues consist primarily of payments for the work of our employees, and to a lesser extent, the pass-through of costs for materials and subcontract efforts under contracts with our sponsors. We enter into three types of federal government contracts: cost-plus, time-and-materials and fixed-price. We recognize revenue on cost-plus contracts as costs are incurred plus a proportionate share of the fees earned. We use the percentage of completion method to recognize revenue on fixed-price contracts generally based on costs incurred in relation to total estimated costs. Revenue on time-and-materials contracts is recognized at contractually billable rates as labor hours and direct expenses are incurred.

      Contract revenue recognition inherently involves estimation. Examples of estimates include determining the proper level of effort required to execute the tasks under contract, calculating the cost of the effort, and performing ongoing assessments of our progress toward contract completion. We utilize a number of management processes to monitor contract performance and revenue estimates, including monthly in-process reviews that cover, among other matters, progress against schedule, staff and resource management, quality reviews, risk assessment and cost management. From time to time, as part of our normal management processes, facts develop that require us to revise our estimated total costs or revenues expected. In most cases, these revisions relate to changes in the contractual scope of our work, and do not significantly impact the expected fee on a contract. To the extent that a revised estimate affects contract fees or revenue previously recognized, we record the cumulative effect of the revision in the period in which the facts requiring revisions become known. The full amount of anticipated losses on any type of contract are recognized in the period in which they become known.

Expenses

      Our direct expenses include the cost of direct labor for the performance of contract services, the salary-related fringe benefit costs associated with that direct labor and other direct costs related to contract performance, including the cost of materials and equipment, travel and subcontract costs. Some of these other direct costs are an integral part of our contract services on which we may be able to earn a fee. Our sponsors may reimburse other components of direct costs with only a minor handling charge added. The amount of these other direct costs can vary substantially from period to period and may reduce overall operating margins when they are not fee bearing.

      Indirect expenses and general and administrative expenses are the other costs of delivering our contract services. Significant elements include labor for management and administrative activities, salary-related fringe benefit costs on indirect labor, facility costs and incentive compensation. They also include promotional activities, bid and proposal and independent research and development costs. Most of these costs are allowable costs under the cost accounting rules for contracting with the federal government. As such, they may be directly reimbursed to us (in cost-plus contracts) or they may be included in cost estimates used for bidding time-and-materials and fixed-price contracts. Indirect costs, as a percentage of revenue, may be influenced by a number of factors including: the level of other direct costs, our ability to manage personnel levels to meet constantly shifting contract demands and shifts in the mix of labor required for our contracts.

Payment

      The majority of our revenues is earned under contracts with various departments and agencies, or prime contractors, of the federal government. Certain revenues and payments we receive are based on provisional billings and payments that are subject to adjustment under audit. Federal government agencies and departments have the right to challenge our cost estimates and allocation methodologies with respect to government contracts. Also, contracts with such agencies are also subject to audit and possible adjustment to account for unallowable costs under cost-type contracts or other regulatory requirements affecting both cost-type and fixed-price contracts.

Recently Issued Accounting Pronouncements

      In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations and SFAS No. 142 Goodwill and Other Intangible Assets. SFAS 141 requires the purchase method of accounting to be used for all business combinations initiated after June 30, 2001. SFAS 141 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. The adoption of SFAS No. 141 on July 1, 2001 had no significant impact our consolidated financial statements.

      SFAS 142 is effective for fiscal years beginning after December 15, 2001. SFAS 142 will not be applied to previously recognized goodwill and intangible assets arising from the acquisition of a for-profit business enterprise by a not-for-profit organization until interpretive guidance related to the application of the purchase method to those transactions is issued. Alion will have to adopt SFAS 142. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Goodwill and other intangible assets that have an indefinite life will not be amortized, but rather will be tested for impairment annually or whenever an event occurs indicating that the asset may be impaired.

      In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and for the associated asset retirement costs. SFAS 143 must be applied starting with fiscal years beginning after June 15, 2002. We are currently evaluating the impact that the adoption of SFAS 143 will have on our consolidated financial statements.

      In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, it retains many of the fundamental provisions of that Statement. SFAS No. 144 also supersedes the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. It retains, however, the requirement in APB Opinion No. 30 to report separately discontinued operations, and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. We do not believe that SFAS 144 will have a significant impact on our consolidated financial statements.

      On April 30, 2002, the FASB issued SFAS No. 145, Recession of FASB Statement No. 1, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 rescinds Statement No. 4, which required all gains and losses from the extinguishments of debt to be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. Statement No. 64 amended Statement No. 4 and is no longer necessary since Statement No. 4 has been rescinded. Statement No. 44 was issued to establish accounting requirements for the effects of transition to the provisions of the Motor Carrier Act of 1980. Because the transition has been completed, the statement is no longer needed. SFAS No. 145 amends Statement 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. SFAS No. 145 also makes technical corrections to other existing pronouncements. We do not believe that the adoption of SFAS No. 145 will have a significant impact on our consolidated financial statements.

      During June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. Such standard requires costs associated with exit or disposal activities (including restructurings) to be recognized when the costs are incurred, rather than at a date of commitment to an exit or disposal plan. SFAS No. 146 nullifies Emerging Issues Task Force (“EITF”) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). Under SFAS No. 146, a liability related to an exit or disposal activity is not recognized until such liability has actually been incurred whereas under EITF Issue No. 94-3 a liability was recognized at the time of a commitment to an exit or disposal plan. The provisions of this standard are effective for disposal activities initiated after December 31, 2002.

Qualitative and Quantitative Disclosure about Market Risk

        Upon completion of this offering and the acquisition, our exposure to interest rate risk will be due to the additional debt we will incur to finance the purchase price. The mezzanine note and subordinated note will have fixed interest rates, and therefore present no risk of change to interest charges as a result of increases in market interest rates. The $25.0 million senior revolving credit facility and up to $35.0 million senior term note, however, will to bear interest at variable rates tied to either the prime (base rate) or Eurodollar rate. Such variable rates would increase the risk that interest charges will increase materially if market interest rates increase. Partially offsetting these risks is the requirement imposed by the senior lenders that at least half of the outstanding principal amount of the senior term loan be subject to interest rate hedging agreements for a period of at least three years following the closing of the senior credit facility. The precise nature of these arrangements and their exact effect on such risk is not yet known, but such measures are expected to include any of an interest rate swap, interest rate cap or interest rate collar. Each of these methods would have the effect of reducing or containing the risk that interest charges will increase as a result of an increase in market interest rates.

      Our exposure to foreign exchange risk related primarily to the limited use of forward contracts, entered into as a hedge against currency commitments on a contract in the United Kingdom. The notional amount of the contracts was approximately $362,000 with the final contract maturing on May 7, 2002. The contracts were marked to market, with gains and losses recognized in the consolidated statements of income. No such contracts were outstanding at September 30, 2002. We do not use derivatives for trading purposes.

      Finally, because our expenses and revenues from our international research contracts are generally denominated in U.S. dollars, we do not believe that our operations are subject to material risks associated with currency fluctuations.

Business

Overview

      Upon completion of the acquisition, Alion will assume the operation of all of IITRI’s research activities, except for the Life Sciences Operation. The portion of IITRI’s business that we are acquiring constituted approximately 89 percent of the company’s assets at September 30, 2002, and it earned 92% percent of the company’s revenues for the year ending September 30, 2002.

      Founded in 1936, IITRI is a not-for-profit corporation controlled by the University. After the acquisition, Alion will operate as a for-profit corporation that is 100 percent employee-owned (subject to exercise of warrants owned by IITRI or other holders of the mezzanine note and the subordinated note). In our business, we apply our scientific and engineering experience to research and develop technological solutions for problems relating to public health, safety and national defense. We provide our research services primarily to agencies of the federal government, but also to departments of state and local government and foreign governments, as well as commercial sponsors both in the U.S. and abroad. Federal government contracts accounted for 98 percent of our revenues in the fiscal year ended September 30, 2002, and approximately 91 percent came from U.S. Department of Defense contracts alone.

      Four and a half years ago our board of governors hired a new president to foster innovation, improve our financial administration and increase our prominence in our core research areas. The new president hired several new senior managers who undertook to assist in implementing these changes.

      Under our new management team, we have:

•	created a new process to track proposal activity against goals starting in the fiscal year ended September 30, 1999. This process focused on greater proposal activity volume, including bidding larger and more strategic proposals as a prime contractor, and led to a success rate in winning research contracts of 92 percent for the fiscal year ended September 30, 2000, 75 percent for the fiscal year ended September 30, 2001, and 66 percent for the fiscal year ended September 30, 2002.

•	developed an organizational structure designed to promote the development of new research opportunities and emphasizes financial accountability at all levels of management,

•	created a financial reporting system designed to provide a detailed understanding of our organization’s financial condition at all levels,

•	developed training programs in research and development, financial management, project management, fixed price management and people management,

•	created an information management system designed to enable managers to make decisions based on better and more timely information,

•	invested funds in internal research and development, hiring of key staff and increased promotional activities, and

•	completed four acquisitions within the scope of our charter and integrated those acquisitions into our existing research fields.

      We have doubled our annual revenues and more than doubled our net income over the past four years through a combination of organic growth and acquisitions. For the fiscal year ended September 30, 2001, we had revenues of $193.2 million and net income of $9.5 million, and for the year ended September 30, 2002, we had revenues of $201.7 million and net income of $4.7 million, inclusive of $6.4 million in costs associated with this transaction.

Our Business Strategy

      Our objective is to continue to grow by capitalizing on our highly educated work force and our established position in our core research fields and by synergistic acquisitions. Our strategies for meeting this objective are:

•	To build on our experience in wireless communications. We anticipate that U.S. Department of Defense budgets for the next few years will reflect an increased emphasis on communications and spectrum issues in which we have established expertise. For example, we expect to play a significant role for the U.S. Department of Defense in the development of software-defined radios, which could be the basis for advancements in the so-called “third generation” wireless communications arena. In addition, our support for civilian agencies of the federal government is increasing as the communications solutions we have developed for the U.S. Department of Defense are sought by these agencies. We also intend to try to expand our communications research base to include more foreign and commercial sponsors.

•	To expand our defense operations research. We will seek to provide new services to the U.S. Department of Defense. We intend to expand our military planning, operations, readiness assessment, and distance learning services to the Navy; historically, more of our services in the defense arena have been provided to the Army and Air Force. We also intend to use our technical capabilities to develop modeling and simulation systems for all branches of the U.S. armed forces.

•	To expand our information technology research. We intend to promote our specialized information technology expertise to a broader range of sponsors, including the civilian agencies of the federal government, primarily by applying technology research and solutions originally developed for military use.

•	To develop new software tools. We will seek to capture some of our intellectual property in the form of stand-alone tools to increase revenue. We intend to develop these tools to better serve existing sponsors, and to offer them separately as stand-alone tools for new sponsors.

•	To recruit and retain highly skilled employees. We will seek to recruit and retain engineers, scientists, and technical experts with the experience, skills and innovation necessary to design and implement solutions to the complex problems our sponsors face. We will also seek to attract and retain other motivated professionals who have the qualities necessary to assist us in implementing our future business strategy and meeting our future business goals. By moving to a for-profit corporate structure with 100 percent employee ownership (subject to the exercise of warrants owned by IITRI or other holders of the mezzanine note and the subordinated note), we believe we will be able to provide enhanced financial incentives to our employees, and that those incentives will be important recruitment and retention tools.

•	To conduct a disciplined acquisition program. We intend to broaden our sponsor base and our capabilities in our core research fields by acquiring companies with talent and technologies complementary to our current fields and to our future business goals.

Market Background

Trends in Government Spending Likely to Affect our Business

      Funding for our federal government contracts is generally linked to trends in U.S. defense spending. We believe that domestic defense spending will grow over the next several years as a result of the following trends and developments:

•	An increase in overall defense spending. Congress has authorized $393.0 billion in defense spending for the fiscal year 2003, which is the largest annual increase in national defense spending since the early 1980s. Of this amount, $355.0 billion has been formally appropriated by Congress and signed into law by President George W. Bush, an increase of $37 billion, or 10.0%, over fiscal year 2002.

•	Projected increases in procurement and development. We expect that the U.S. Department of Defense budgets for research and development, testing and evaluation, and procurement, all of which fund our programs, will grow proportionately with overall increased defense spending.

•	Adoption of “capabilities based approach.” The Bush Administration’s Quadrennial Defense Review, published September 30, 2001, reflects a “capabilities based approach,” calling for the U.S. military to maintain its current capabilities while developing new areas of military advantage. This review calls for an increase in military readiness through the upgrade of existing force structure and an increasing investment in next-generation technologies and capabilities to enable U.S. military forces to more effectively counter emerging threats.

•	Decisive reaction to recent attacks. The terrorist attacks of September 11, 2001 have emphasized the importance of a strong national defense. Prior to September 11, the fiscal year 2002 Pentagon budget was projected to be $328 billion, an 11 percent increase over fiscal year 2001. After September 11, Congress quickly gave its approval for an additional $20 billion, and even more recently Congress has authorized $393.0 billion in defense spending in fiscal year 2003.

      We believe that the increase in defense spending will result in a growth of our revenues because of the correlation between the areas of projected growth in defense spending and our core research fields. The following areas of projected growth in defense spending, as identified in the U.S. Budget for fiscal year 2003, have a direct correlation with our core research fields:

•	the enhancement of defenses against biological, chemical and nuclear attacks;

•	the use of information technology for national security; and

•	an overall increase in spending for homeland defense.

We are Primarily a Government Contractor

      Ninety-eight percent of our revenues in the year ended September 30, 2002, were obtained from federal government contracts. The U.S. Department of Defense is our largest sponsor. We expect that most of our revenues will continue to result from contracts with the federal government. We perform our government contracts as a prime contractor or as subcontractor. As a prime contractor, we have direct contact with the applicable government agency. As a subcontractor, we perform work for a prime contractor, which serves as the point of contact with the government agency overseeing the program.

      Our federal government contracts are generally multi-year contracts but are funded on an annual basis at the discretion of Congress. Congress usually appropriates funds for a given program on an October 1 fiscal year commencement basis. That means that at the outset of a major program, the contract is usually only partially funded, and normally the procuring agency commits additional monies to the contract only as Congress makes appropriations for future fiscal years. The government can modify or discontinue any contract at its discretion or due to default by the contractor. Termination or modification of a contract at the government’s discretion may be for any of a variety of reasons, including funding constraints, modified government priorities or changes in program requirements. If one of our contracts is terminated at the government’s discretion, we typically get reimbursed for all of our work performed and costs incurred up to the point of termination, a negotiated amount of the fee on the contract, and termination — related costs we incur.

      Pricing of Contracts. During fiscal year 2002, approximately 60 percent of our federal government contracts were performed on a cost-plus basis, 18 percent on a fixed-price basis and about 22 percent on a time-and-materials basis.

•	Cost-plus contracts allow us to recover our direct labor and allocable indirect costs, plus a fee which may be fixed or variable depending on the contract arrangement. Allocable indirect costs refer to those costs related to operating our business that can be recovered under a contract.

•	Under fixed-price contracts, sponsors pay us a fixed dollar amount to cover all direct and indirect costs, and fees. Under fixed-price contracts we assume the risk of any cost overruns and receive the benefit of any cost savings.

•	Time-and-materials contracts allow us to recover our labor costs, based on negotiated, fixed hourly rates, as well as certain other costs.

      Any costs we incur prior to the award of a new contract or prior to modification of an existing contract are at our own risk. This is a practice that is customary in our industry, particularly when a contractor has received verbal advice of a contract award, but has not yet received the authorizing contract documentation. In most cases the contract is later executed or modified and we receive full reimbursement for our costs. We cannot be certain, however, when we commence work prior to authorization of a contract, that the contract will be executed or that we will be reimbursed for our costs. As of September 30, 2002, we had incurred $2.9 million in pre-contract costs at our own risk.

      Government Oversight. Our contract administration and cost accounting policies and practices are subject to oversight by federal government inspectors, technical specialists and auditors. All costs associated with a federal government contract are subject to audit by the federal government. An audit may reveal that some of the costs that we may have charged against a government contract are not in fact allowable, either in whole or in part. In these circumstances, we would have to return to the federal government any monies paid to us for non-allowable costs, plus interest and possibly penalties. The federal government has audited all indirect costs for our government contracts through fiscal year 2000 and any impact of these audits are reflected in our financial statements. Our contracts for fiscal year 2001 and subsequent periods have not yet been audited. The findings of this audit could result in adjustments that may change the financial data reported for fiscal year 2001 and subsequent periods.

      Backlog. Contract backlog represents an estimate, as of a specific date, of the remaining future revenues anticipated from our existing contracts. It consists of two elements:

•	funded backlog, which refers to contracts that have been awarded to us and whose funding has been authorized by the sponsor less revenue previously recognized under the same contracts, and

•	unfunded backlog, which refers to the total estimated value of contracts awarded to us, but whose funding has not yet been authorized by the sponsor.

      Options not yet exercised by a sponsor for additional years and other extension opportunities included in contracts are included in unfunded backlog. Contract backlog does include pre-negotiated options to continue existing contracts. Changes in our contract backlog calculation result from additions for future revenues as a result of the execution of new contracts or the extension or renewal of existing contracts, reductions as a result of completing contracts, reductions due to early termination of contracts, and adjustments due to changes in estimates of the revenues to be derived from previously included contracts. Estimates of future revenues from contract backlog are by their nature inexact and the receipt and timing of these revenues are subject to various contingencies, many of which are outside of our control.

	As of September 30, 2001			As of September 30, 2002

	Funded	Unfunded	Total	Funded	Unfunded	Total
	Backlog	Backlog	Backlog	Backlog	Backlog	Backlog

	(in millions)			(in millions)
Federal government, other government and commercial contracts	$166	$638	$804	$198	$871	$1,069

      Proposal backlog for short lead time items represents an estimate, as of a specific date, of the proposals we have in process or submitted and for which we are waiting to hear results of the award. It consists of two elements:

•	in-process backlog, which refers to proposals that we are preparing to submit following a request from a sponsor, and

•	submitted backlog, which refers to proposals that we have submitted to a sponsor and for which we are awaiting an award decision.

	As of September 30, 2001			As of September 30, 2002

	In Process	Submitted	Total	In Process	Submitted	Total

	(in millions)			(in millions)
Proposal backlog	$99	$509	$608	$290	$205	$495

      Our proposal backlog depends upon our success in the competitive proposal process. We will not be successful in winning contract awards for all of the proposals that we submit to potential sponsors. Our past success rates for winning contract awards from our proposal backlog should not be viewed as an indication of our future success rates.

Our Services

      We provide research, development and engineering services to government and commercial sponsors. We apply our expertise to a range of specialized fields, which we describe below.

      Our core research fields are:

	% of Total Revenues
	for Fiscal Years

	2000	2001	2002

- wireless communications,	24%	18%	21%
- defense operations,	25	34	38
- information technology,	23	20	15
- industrial technology,	15	15	17
- chemical, environmental and biodefense technologies,	4	4	3
- explosive science, and	7	7	5
- transport systems	2	2	1

      Wireless Communications and Spectrum Engineering. We provide our wireless communications research and spectrum engineering services primarily to the U.S. Department of Defense, but also to other agencies of the federal government. To a lesser extent, we provide wireless communications research and spectrum engineering services to commercial sponsors and foreign governments. Our expertise is in three primary areas:

•	wireless and communications-electronics engineering,

•	spectrum management, and

•	electromagnetic environmental effects.

      The spectrum engineering services that we provide to the U.S. Department of Defense’s Joint Spectrum Center were responsible for 25 percent of total revenues for the fiscal year ended September 30, 2000, 21 percent of our total revenues for the fiscal year ended September 30, 2001, and 21% for the fiscal year ended September 30, 2002.

      Wireless and communications-electronics engineering: We perform work for the government “communications-electronics” and commercial wireless communities. The term “communications-electronics” refers to all devices or systems that use the radio frequency spectrum. Our work for the government sector includes such tasks as conducting modeling and simulation of communications networks, performing testing and evaluation of navigational systems, and analyzing radar and space systems performance. For our commercial sponsors, we determine whether wireless communication networks have the geographic coverage they need, and whether they operate free of interference, and we make recommendations designed to improve network performance. We also evaluate and make recommendations for the design of radio transmitters, receivers and antennas for our commercial sponsors.

      Spectrum Management: We perform studies and analyses related to the manner in which the radio frequency spectrum may be utilized without interruption or interference by both new and existing users and technologies. In addition, we assess existing and new technologies for their ability to utilize the radio frequency spectrum efficiently — in other words, their ability to accomplish their designated tasks without using too much of the available radio frequency spectrum. Our work, which includes providing spectrum policy advice, is used to support decisions of senior government officials in the U.S. and abroad.

      We also develop automated spectrum management software to assign frequencies to multiple users of the radio frequency spectrum in an effort to minimize interference. Our software tool, Spectrum XXI, is the automated spectrum management system used worldwide by the U.S. Department of Defense, and it is now also being used by other agencies of the federal government. We also design, integrate and deploy spectrum monitoring software to enable the location and tracking of violators of the rules and regulations of spectrum usage.

      Electromagnetic Environmental Effects: We perform studies and analyses to measure and predict electromagnetic environmental effects for both government and commercial sponsors. Our work has involved building automated tools designed to predict the effects of potential hazards of electromagnetic radiation to ordnance, fuel and personnel. We also analyze electronic components in automotive parts such as brakes and airbags for electromagnetic interference issues on behalf of various commercial sponsors.

      Defense Operations. Our defense operations units provide the following services to the U.S. Department of Defense, including individual service components:

•	Strategic planning and operational analysis to the federal government: we primarily assist the U.S. Army in its objective to become a more technologically sophisticated and versatile combat force.

•	Modeling, simulation, and analysis of military operations: we assist our sponsors in examining, in a virtual environment, the outcome of events without the risk or expense present in the real world.

•	Distance learning services: we research and develop policy and technology to permit training and education from remote locations. We develop the necessary technology, compile the information to be used in the courseware, and then translate this into an electronic or web-based medium so that the student can interact with the courseware at a remote location.

•	Development of technology to improve weapon and systems support: we assist the U.S. Department of Defense in weapon systems design enhancement to achieve each system’s designated military purposes while minimizing collateral damage.

      Information Technology. Our information technology operations provide the following research primarily to agencies of the federal government, like the U.S. Department of Defense, the Internal Revenue Service and the National Institutes of Health, but also to commercial sponsors:

•	Modernization of legacy systems: we assist sponsors in replacing their old information processing systems with more modern web-based or network solutions.

•	Knowledge management: we develop software applications for storage and retrieval of information. Our software is designed to facilitate data-gathering as part of routine inquiries or a fraud detection investigation.

•	Telemedicine research: we develop technology to allow for remote performance of medical procedures. An example of our work is the development of a robot that is designed to enter a contaminated area to attend to an injured person. A medical expert instructs the robot from a remote location how to tend to the patient. We also develop technology that permits the performance of triage monitoring by doctors from remote locations.

•	Medical informatics: we develop systems that are designed to sort through vast quantities of medical information for the purpose of identifying topic-specific relevant materials.

•	Creation of web-based systems: we develop software applications for use on unclassified, as well as secure, computer networks for purposes of information sharing.

      We have a sophisticated information technology laboratory which allows us to assess systems before our sponsors implement them.

      Industrial Technology. We provide the following services to the U.S. Department of Defense and, to a lesser extent, to commercial sponsors:

•	research in developing and optimizing manufacturing processes,

•	research in decision analysis designed to result in improved performance and extended lifetime for products, and also cost savings of materials,

•	research in reliability analysis of sponsor products and systems, and

•	provision of engineering design solutions that are intended to be practical, cost-effective and fast to implement.

      Chemical, Environmental and Biodefense Technologies. Our chemical, environmental and biodefense technology operations provide a wide range of research primarily to the U.S. Department of Defense and the Environmental Protection Agency, but also to other departments of federal, state and local governments, including:

•	chemical and biological research that examines the fundamentals necessary to improve defense strategy against chemical and biological weapons;

•	the pursuit of analytical and procedural methods to enhance safe handling of chemical substances;

•	the application of methods designed to convert harmful chemical and biological materials into harmless materials;

•	technical expertise to branches of the military, the FBI, police departments, hospitals, fire departments, and the federal government and commercial sponsors, to reduce the threat of chemical-biological terrorism; and

•	laboratory support to the U.S. Environmental Protection Agency for identifying and monitoring chemical contaminants in soil, air and water at specified Superfund sites.

      In addition, we have researched and developed the following products on behalf of government and commercial sponsors:

•	Emergency Personal Isolation and Containment (EPIC®) transport pod designed for isolation of individuals contaminated with biological or chemical agents while enabling first responders to administer emergency medical treatment.

•	Aerospace coating designed to protect spacecraft, such as defense and commercial satellites, from the environmental effects of outer space.

      Explosive Sciences. Our primary sponsor for our unexploded ordnance work is the U.S. Army Corps of Engineers. We also provide our services to other departments of the U.S. military. Through our wholly owned for-profit subsidiary, Human Factors Applications, Inc., we develop and use technologies for detection, recovery and disposal of unexploded ordnance in the U.S. and abroad. We also perform decontamination and demolition of buildings and equipment contaminated with explosive materials.

      We provide ordnance management services to the U.S. Navy, which includes the maintenance of, and accounting for, weapons inventories.

      Transport Systems. We design and build railroad car simulators and complementary training programs for railway carriers to train their employees. Participation in our simulation training is designed to improve safety and to minimize fuel consumption for carriers. Our training tools range from training simulators based on desktop computers to full motion simulators for both electric and diesel-electric locomotives. We have delivered our training tools and services to domestic government and commercial sponsors and to sponsors in the U.K., Brazil, Turkey, India, Australia and South Africa.

      Software Tools. We have developed a series of software tools that complement our core research fields. Examples of some of these tools include:

•	Frequency Assignment & Certification Engineering Tool (FACET™). This tool automates the assignment of radio frequencies, which we refer to as spectrum management, in a way that is designed to minimize interference between multiple users of the radio frequency spectrum. This software tool has been used by the government of South Africa and will soon be used by the government of Nigeria.

•	Advanced Cosite Analysis Tool (ACAT™). This tool is designed to permit co-location of numerous antennas on towers, rooftops and other platforms by predicting interference between the various systems and informing the user how to minimize interference.

•	Spectrum Monitoring Automatic Reporting and Tracking System (SMART™). This system characterizes the frequency usage in a given geographic area, allowing the sponsor to remotely monitor the spectrum to identify unauthorized users and to look for gaps in the spectrum usage.

•	Real Time Location System. This tool is designed to enable sponsors to track thousands of users in a defined area, such as a seaport, a football stadium or an office building, using low cost antennas and badges.

Resources

      For most of our work, we use computer and laboratory equipment and other supplies that are readily available from multiple vendors. As such, disruption in availability of these types of resources from any particular vendor should not have a material impact on our ability to perform our contracts. In some of the specialized work we perform in a laboratory, we depend on the supply of special materials and equipment whose unavailability could have adverse effects on the experimental tasks performed at the laboratory. However, we believe that the overall impact of these types of delays or disruptions on our total operations and financial condition is likely to be minimal.

Promotional Activities

      We primarily promote our contract research services by meeting face-to-face with sponsors or potential sponsors, by obtaining repeat work from satisfied sponsors, and by responding to requests for proposals, referred to as RFPs, and international tenders that our sponsors and prospective sponsors publish or direct to our attention from time to time. We use our knowledge of and experience with federal government procurement procedures, and relationships with government personnel, to help anticipate the issuance of RFPs or tenders and to maximize our ability to respond effectively and in a timely manner to these requests. We use our resources to respond to RFPs and tenders that we believe we have a good opportunity to win and that complement either our core research fields or logical extensions to those fields for new research. In responding to an RFP or tender we draw on our expertise in our various business areas to reflect the technical skills we could bring to the performance of that contract.

      Our technical staff is an integral part of our promotional efforts. They develop relationships with our sponsors over the course of contracts that can lead to additional work. They also become aware of new research opportunities in the course of performing tasks on current contracts.

      We hold weekly company-wide development meetings to review specific proposal opportunities and to agree on our strategy in pursuing these opportunities. At times we also use independent consultants for promotion, developing proposal strategies and preparing proposals.

      We spent approximately $547,000 on internal research and development in fiscal year 2000, $435,000 in fiscal year 2001, and $575,000 in fiscal year 2002. This is in addition to the substantial research and development activities that we have undertaken on projects funded by our sponsors. We believe that actively fostering an environment of innovation is critical to our future success in that it allows us to be proactive in addressing issues of national concern in public health, safety, and national defense.

Competition

      Our research activities are very competitive. In most significant federal government procurements, we compete with much larger, well-established companies, as well as a number of smaller companies. They include Booz-Allen Hamilton, Computer Sciences Corporation, DynCorp, Lockheed Martin Corporation, Science Applications International Corporation, Litton Industries, Sverdrup, Battelle Memorial Institute, Veridian Corporation, and Mitretek Systems, Inc. In the commercial arena, we compete most often with smaller, but highly specialized, technical companies, as well as a number of larger companies. They include CRIL Technology, Tadiran Communications Ltd., Spectrocan, Orthstar Incorporated, Elite Electronic Engineering, Inc., and L-3 Communications Corporation.

      In most cases, government contracts for which we compete are awarded based on a competitive process. We believe that in general, the key factors considered in awarding contracts are:

•	technical capabilities and approach,

•	quality of the personnel, including management capabilities,

•	successful past contract performance, and

•	price.

      It is our experience that in awarding contracts to perform complex technological programs, the two most important considerations for a sponsor are technical capabilities and price.

Our Sponsors

      During our fiscal year ended September 30, 2001, we derived approximately 94 percent of our revenue from contracts with various agencies or departments of the federal government. Of our total revenue, we derived 85 percent from contracts with the U.S. Department of Defense. During the fiscal year ended September 30, 2002, approximately 98 percent of our revenue was from contracts with the federal government, and 91 percent was derived from contracts with the U.S. Department of Defense alone. The balance of our revenue was from a variety of commercial sponsors, U.S. state and local governments and foreign governments. We derived 2.93 percent of our revenues from international sponsors in the fiscal year ended September 30, 2000, 1.84 percent in the fiscal year ended September 30, 2001, and 0.49 percent in the fiscal year ended September 30, 2002. The graphic below shows, by sponsor, revenues earned during this fiscal year as of September 30, 2002.

Revenue By Sponsor

Sponsor	Revenue	%

Commercial	$3,595,934	1.8%
DOD	181,812,870	90.1
Other	2,793,053	1.4
IRS	9,597,483	4.7
NIH	2,981,912	1.5
NASA	956,748	0.5

Total	$201,738,000	100.0%

Patents and Proprietary Information

      Our patent portfolio consists of 15 active U.S. patents, seven pending U.S. patents, two active foreign patents and 17 pending foreign patents. We routinely enter into intellectual property assignment agreements with our employees to protect our rights to any patents or technologies developed during their employment with us. However, our contract research and development services do not depend on patent protection.

      Our federal government contracts often provide the federal government with certain rights to our inventions and copyright works, including use of the inventions by government agencies, and a right to exploit these inventions or have them exploited by third-party contractors, including our competitors. Similarly, our federal government contracts often license to us patents and copyright works owned by others.

Culture, People and Recruiting

      We have developed an organizational culture that promotes excellence in job performance, respect for the ideas and judgment of our colleagues and recognition of the value of the unique skills and capabilities of our professional staff. We seek to attract highly qualified and ambitious staff. We strive to establish an environment in which all employees can make their best personal contribution and have the satisfaction of being part of a unique team. We believe that we have in the past successfully attracted and retained highly skilled employees because of the quality of our work environment, the professional challenges of our assignments, and the financial and career advancement opportunities we make available to our staff.

      Our facilities include laboratory facilities at locations in Chicago, Illinois; Annapolis, Maryland; West Conshohocken, Pennsylvania; Lanham, Maryland; Geneva, Illinois; Huntsville, Alabama; and Rome, New York where we provide our engineers and scientists with advanced tools to research and apply new technologies to issues of national significance.

      As of September 30, 2002, we had 1622 employees, excluding those working exclusively for or in support of the Life Sciences Operation, of which 1473 were full-time, 63 half-time, and 86 part-time employees. Approximately 31.8 percent of our employees have Master Degrees, approximately 4.5% have a Ph.D., and approximately 60.6 percent of our employees have undergraduate degrees, excluding those working exclusively for or in support of the Life Sciences Operation. We also use consultants from time to time for technical work, promotional activities, and proposal preparation. We believe that our relationship with our employees is good. None of our employees are covered by a collective bargaining agreement.

      We view our employees as our most valuable asset. Our success depends in large part on attracting and retaining talented, innovative and experienced professionals at all levels. We rely on the availability of skilled technical and administrative employees to perform our research, development and technological services for our sponsors. The market for certain skills in areas such as information technology and wireless communications is at times extremely competitive. This makes recruiting and retention of employees in these and other specialized areas extremely important. We recognize that our benefits package, work environment, and incentive compensation will be important in recruiting and retaining these highly skilled employees. It is for these reasons, and so that our employees can share in any value that we create, that we wish to become an employee-owned company.

Environmental Matters

      Our operations are subject to federal, state and local laws and regulations relating to, among other things

•	emissions into the air,

•	discharges into the environment,

•	handling and disposal of regulated substances, and

•	contamination by regulated substances.

      Operating and maintenance costs associated with environmental compliance and prevention of contamination at our facilities are a normal, recurring part of our operations, are not material relative to our total operating costs or cash flows, and are generally allowable as contract costs under our contracts with the federal government. These costs have not been material in the past and, based on information presently available to us and on federal government environmental policies relating to allowable costs in effect at this time, all of which are subject to change, we do not expect these to have a materially adverse effect on us. Based on historical experience, we expect that a significant percentage of the total environmental compliance costs associated with our facilities will continue to be allowable costs.

      Under existing U.S. environmental laws, potentially responsible parties are jointly and severally liable and, therefore, we would be potentially liable to the government or third parties for the full cost of remediating contamination at our sites or at third-party sites in the event contamination is identified and remediation is required. In the unlikely event that we were required to fully fund the remediation of a site, the statutory framework would allow us to pursue rights of contribution from other potentially responsible parties.

Properties

        Our principal operating facilities are located in Chicago, Illinois and McLean, Virginia, and consist of approximately 147,965 square feet and 21,573 square feet of office space, respectively, held under leases. We also lease an additional 18 office facilities totaling approximately 282,629 square feet. These offices are located in Hampton, Virginia; West Conshohocken, Pennsylvania; Huntsville, Alabama; Rockville, Maryland; Annapolis, Maryland; Waldorf, Maryland; Lanham, Maryland; Orlando, Florida; Rome, New York; Fairborn, Ohio; Charlottesville, Virginia; Warren, Michigan; Ishpeming, Michigan; King George County, Virginia; San Diego, California; and three in Alexandria, Virginia.

      We lease nine laboratory facilities totaling 166,036 square feet, for research functions in connection with the performance of our contracts. These laboratories are located in Geneva, Illinois; Lanham, Maryland; Annapolis, Maryland; West Conshohocken, Pennsylvania; Huntsville, Alabama; Rome, New York; and three in Chicago, Illinois. The lease terms are annual varying from one to eight years and are generally at market rates.

      The aggregate average monthly rental expense for fiscal year 2001 was $856,860 and the aggregate average monthly expense for fiscal year 2002 as of September 30, 2002 is $911,461.

      IITRI periodically enters into other lease agreements that are, in most cases, directly chargeable to current contracts. Alion will continue this practice. These obligations are usually either covered by current available contract funds or cancelable upon termination of the related contracts.

Legal Proceedings

        On September 16, 2002, IITRI filed a lawsuit against Clyde Andrews and William Bewley in the U.S. District Court for the Eastern District of Virginia, which we refer to as the Court. Messrs. Andrews and Bewley were formerly the shareholders of AB Technologies, Inc. IITRI acquired substantially all of the assets of AB Technologies in February 2000.

      In the complaint, IITRI states that

•	prior to its acquisition of AB Technologies’ assets, AB Technologies provided IITRI financial statements for the acquired business dated July 31, 1998 that were not audited and that did not conform to generally accepted accounting principles, or GAAP;

•	IITRI based its initial purchase price on the unaudited statements;

•	the AB Technologies asset purchase agreement specifies that the parties will adjust the purchase price after receiving audited, GAAP-compliant financial statements, based on the conditions of the business as of March 31, 1999;

•	after the acquisition, IITRI retained a nationally recognized accounting firm to review the financial condition of the business as of March 31, 1999. The results of the procedures performed indicate that IITRI was entitled to a downward price adjustment of approximately $1.1 million from the $5 million that IITRI paid for the assets;

•	the AB Technologies asset purchase agreement also provides that IITRI will pay the shareholders of AB Technologies an earnout for a period of five years after closing, which is calculated generally as a percentage of the net income of the business after it became an operating unit of IITRI;

•	the AB Technologies asset purchase agreement requires Messrs. Andrews and Bewley to distribute 7.5 percent of the annual earnout payments to employees of the acquired business; and

•	the AB Technologies asset purchase agreement also requires the parties to submit any disputes relating to the purchase price adjustment and the earnout to a mutually agreed upon, independent accounting firm.

      Messrs. Andrews and Bewley have refused to comply with the asset purchase agreement’s requirement to submit the disputes to an accounting firm.

      After IITRI’s efforts failed to persuade Messrs. Andrews and Bewley to resolve these disputes through negotiation and to honor the AB Technologies asset purchase agreement’s requirement to submit the disputes to an accounting firm, IITRI filed this lawsuit. The lawsuit asks the Court to compel Messrs. Andrews and Bewley to submit disputed issues to an independent accounting firm, in accordance with the requirements of the asset purchase agreement. The lawsuit also asks the Court to make a declaratory judgment concluding that IITRI is entitled to an approximately $1.1 million downward adjustment of the purchase price paid under the asset purchase agreement, and that IITRI properly computed the earnout in accordance with the earnout formula in the asset purchase agreement.

      Messrs. Andrews and Bewley filed a lawsuit against IITRI in Circuit Court for Fairfax County, Virginia on September 12, 2002. The complaint filed by Messrs. Andrews and Bewley alleges breach of the AB Technologies asset purchase agreement, and claims damages of $8.2 million. Their lawsuit does not explain how Messrs. Andrews and Bewley calculate their damages figure. Messrs. Andrews and Bewley have also asked the court to order an accounting of their earnout. IITRI has filed a Notice of Removal, asking the U.S. District Court for the Eastern District of Virginia to remove Messrs. Andrews and Bewley’s lawsuit from state court and assume jurisdiction over it in federal court. That Removal has been granted, and Messrs. Andrews and Bewley’s lawsuit has been consolidated into IITRI’s lawsuit in federal court.

      At the closing of Alion’s acquisition of IITRI’s assets, Alion will assume responsibility for and acquire all claims under both of these lawsuits.

      Other than the foregoing actions, we are not involved in any legal proceeding other than routine legal proceedings occurring in the ordinary course of business. We believe that these routine legal proceedings, in the aggregate, are not material to our financial condition and results of operations.

      As a government contractor, we may be subject from time to time to federal government inquiries relating to our operations and audits of our accounting procedures by the Defense Contract Audit Agency. Government contractors who are found to have violated the False Claims Act, or who are indicted or convicted for violations of other federal laws, may be suspended or disbarred from government contracting for some period. Such an event could also result in fines or penalties. Given our dependence on federal government contracts, suspension or debarment could have a material adverse effect on our company. We are not aware of any such claims or investigations against us.

The Alion Science and Technology Corporation Employee Ownership,

Savings and Investment Plan

Introduction

An Overview of the KSOP and its Role in the Acquisition

      Our board of directors adopted The Beagle Holdings, Inc. ESOP and 401(k) Plan and The Beagle Holdings, Inc. Employee Ownership, Savings and Investment Trust on December 19, 2001. On May 31, 2002, we amended and restated The Beagle Holdings, Inc. ESOP and 401(k) Plan, including renaming the plan “The Beagle Holdings, Inc. Employee Ownership, Savings and Investment Plan.” On September 30, 2002, we amended the plan, including renaming the plan “The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan.” The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan, which we refer to as the KSOP or the plan, is a qualified retirement plan. A qualified retirement plan is one that qualifies for tax benefits under Section 401(a) of the Internal Revenue Code. The KSOP interests offered in this prospectus will be issued under this plan. Silverstein and Mullens, a division of Buchanan Ingersoll, P.C., has provided our board of directors with an opinion stating that the plan satisfies in all material respects the provisions applicable to a qualified plan under sections 401(a), 501(a) and 4975(e)(7) of the Internal Revenue Code and section 407(d)(6) of ERISA. The opinion also states that the plan is a permitted S corporation shareholder and because we will be, upon closing of the acquisition, 100 percent owned by the plan, the income attributable to the stock held within the plan will not be subjected to either federal income tax or unrelated business income tax. We will, however, apply to the IRS to issue what is referred to as a “determination letter,” which is a letter that states that the plan is, in fact, exempt from tax under the above-referenced sections of the Internal Revenue Code. The opinion from Silverstein and Mullens assumes that we will adopt any retroactive amendments to the plan which the IRS may require as a condition to issuing a favorable determination letter.

      Our KSOP includes an employee stock ownership plan component, which we refer to as the ESOP component, and a non-ESOP component. Both the ESOP component and the non-ESOP component have a 401(k) feature which gives you the ability to defer pre-tax income, which we refer to as pre-tax deferrals, to either component of the KSOP by electing to defer payment of a percentage of your compensation. All pre-tax deferrals that you make are contributed to your KSOP account.

      If you participate in the non-ESOP component, you will be able to direct your pre-tax deferrals to various investment options which Fidelity Investments offers. You will also be able to direct that portion of the retirement plan contribution you receive from us that is paid into your non-ESOP account to be invested among the various Fidelity investment options.

      Eligible participants, acting as “named fiduciaries” under the terms of the KSOP, are being offered a one-time ESOP investment election to acquire a beneficial interest in Alion’s common stock, by directing State Street, the ESOP trustee, to invest their eligible IITRI rollover or HFA transfer funds in the ESOP component of Alion’s KSOP.

      You are eligible to participate in the one-time ESOP investment election if you

•	were an employee of IITRI (but not of its Life Sciences Operation) or HFA (excluding employees who are not eligible 401(k) participants) on October 9, 2002;

•	had a balance in your account in IITRI’s 401(a) or 403(b) plan or HFA’s 401(k) plan on the last day of the one-time ESOP investment election period; and

•	are an employee of either IITRI (but not of its Life Sciences Operation) or HFA (excluding employees who are not eligible 401(k) participants) on the date of closing, which we expect to be on or about December 20, 2002.

      If you directed the investment of your existing retirement account balances in the ESOP component of our KSOP, shares of our common stock will be allocated to your account in the ESOP trust and you will acquire a beneficial ownership interest in our common stock. For more information about the mechanics of the one-time ESOP investment election, please read “The One-Time ESOP Investment Election.”

      The ESOP trustee will use all proceeds that are directed to the ESOP component, by virtue of your election, to purchase our common stock on behalf of the ESOP. As a result of this purchase, the KSOP will own 100 percent of our outstanding common stock, subject to any future exercise of warrants owned by IITRI or other holders of the warrants, and also warrants held by Dr. Atefi. Although the KSOP will own all of our outstanding shares of common stock after the acquisition, our certificate of incorporation authorizes us to issue additional shares of common stock. After closing, the ESOP trustee may purchase additional shares of our common stock on behalf of the ESOP with pre-tax deferrals you make to the ESOP component, and also with rollovers from eligible retirement account balances of new employees hired after the closing of the acquisition. We will also contribute additional shares of our common stock to the ESOP component in the form of a company matching contribution or a company retirement plan contribution.

      Upon completion of the acquisition, you will have no future opportunity to rollover or transfer any funds into the ESOP component, nor will you be able to transfer funds from the non-ESOP component to the ESOP component. Any decision you make to invest all or any portion of your eligible IITRI or HFA retirement account balances in our common stock is voluntary on your part. Although all HFA employees and all employees of IITRI, with the exception of IITRI employees who work exclusively for and in support of IITRI’s Life Sciences Operation, on the closing date of the acquisition will become Alion employees upon completion of the acquisition, no right to employment or continuing employment with Alion, IITRI or HFA currently exists or is created by this offering and/or the acquisition.

      You may, however, at any time after completion of the acquisition, rollover or transfer funds from any eligible retirement plan, including your existing IITRI plans, to the non-ESOP component and invest in the various mutual fund investment alternatives which Fidelity Investments offers by completing the necessary rollover paperwork.

      After completion of the acquisition, you will have the choice to direct your future pre-tax deferrals to either:

•	the non-ESOP component;

•	the ESOP component; or

•	any combination of the two.

      Your pre-tax deferrals to the ESOP component, however, may not exceed seven percent of your compensation. Any deferrals you direct in excess of this limit will automatically be redirected to the non-ESOP component according to your then current investment allocation on file with Fidelity.

      We will make a matching contribution to the ESOP component on your behalf, based on your pre-tax deferrals. We will also make a retirement plan contribution to all employees eligible to participate in the KSOP after one year of service with us, but all HFA employees upon closing of the acquisition and all IITRI employees who become Alion employees upon closing of the acquisition will not need to satisfy the requirement that they complete one year of service with us. This retirement plan contribution is made to both the ESOP and non-ESOP components of the KSOP.

      While you are building savings through the KSOP, you are not taxed on your pre-tax deferrals, your retirement plan contributions, or any matching contributions we make to your account until you receive a distribution from the KSOP. In addition to the benefit associated with deferring your taxes, you may also qualify for capital gains tax treatment when you take your distribution.

      An ESOP committee will administer the KSOP. The ESOP committee is responsible for the financial management and administration of the ESOP component of our KSOP. It will also serve as trustee for the non-ESOP component and in this capacity will be charged with the financial management of the non-ESOP component. The ESOP committee is not responsible or liable for any losses that are the direct result of investment decisions or instructions that you or your beneficiary give. The current members of the ESOP committee are employees of our company: Bahman Atefi, Barry Watson, Randy Crawford, Stacy Mendler, Dan Katz, Rob Bartholomew, and Jack Palmieri.

      The board of directors has appointed State Street Bank & Trust Company, which we refer to as State Street, as the trustee of the ESOP component. State Street has been retained to be the independent fiduciary for purposes of this acquisition. For more on State Street’s role, please read “The One-Time ESOP Investment Election — Role and Determination of the ESOP Trustee.” After completion of the acquisition, the ESOP committee will direct the ESOP trustee on all matters related to the plan, and on all shareholder votes by the ESOP as our sole shareholder, except on votes for certain corporate transactions that require shareholder approval under state law and certain other transactions for which participants may direct the ESOP trustee as permitted under the plan. The direction of the ESOP committee or the participants, however, is not absolute. If the trustee determines that the direction of the ESOP committee or the participants is not in accordance with the terms of the KSOP or is not a proper direction under ERISA, it has an obligation to vote the shares as it determines appropriate to fulfill its fiduciary duty under ERISA.

Eligibility and Enrollment

Who Can Participate in the KSOP?

      Full- and part-time employees of HFA or of IITRI who become our employees as a result of the acquisition are eligible to participate in the KSOP and are immediately eligible to receive our retirement plan and matching contributions. Leased employees, union employees, nonresident aliens, and temporary employees are not eligible to participate in the KSOP.

      If you are eligible to participate in the KSOP but choose not to participate on the first payroll date after you meet the eligibility requirements, you may, in the future, participate in the KSOP and authorize the deduction of your pre-tax deferrals by completing and submitting an enrollment form. Your participation will be effective as of the next payroll date. You will not, however, at that time be able to rollover your existing retirement account balances, or transfer your HFA 401(k) balance that was merged into the KSOP, into the ESOP component.

      New employees who join Alion after completion of the acquisition are eligible to make pre-tax deferrals to the KSOP and rollover contributions to the non-ESOP component immediately upon employment. Our retirement plan and matching contributions start after a new employee has completed one year of service with us. We also intend to accept future rollovers to the ESOP component from eligible retirement accounts of new hires employed after the close of the acquisition. We anticipate that new hires will, like you, have a one-time opportunity to invest any eligible account balances they choose to rollover into the KSOP in our ESOP component during a window period following their employment date.

Designating a Beneficiary

      When you enroll in the KSOP, you will be asked to name, in writing, one or more beneficiaries. A beneficiary is the person or estate you have named to receive the value of your KSOP account if you die before receiving your entire account balance. If you are married, your spouse is automatically your beneficiary unless he or she provides written, notarized consent to the designation of a different beneficiary or someone in addition to your spouse as your beneficiary.

      If you are married and die without naming a beneficiary or your named beneficiary (who is not your current spouse) dies before you, then the value of your account balance will be paid to your surviving spouse. If you do not have a surviving spouse and you have not named any other beneficiary, the value of your account will go to your children, parents, siblings or your estate, in that order.

      You may change your beneficiary at any time by completing the appropriate forms available from our human resources office.

Pre-Tax Deferrals to the KSOP

      The KSOP is a defined contribution plan. This means that as a participant in the KSOP, you build an account in your own name. In general, the value of your account is based on contributions made to your KSOP account, increased by any investment gains or decreased by any investment losses.

Employee Pre-Tax Contributions

      You may defer from one percent to 60 percent of your gross pay into the KSOP on a tax-deferred basis up to maximum dollar limits under federal tax law. Your pre-tax deferrals must be made in whole percentages. For example, you may choose to contribute 10 percent of your pay to the KSOP, but you may not choose to contribute 10 1/2 percent. The dollar amount of your contribution will vary as your pay increases or decreases.

Federal Limitations on Pre-Tax Deferrals

      Federal tax law places limits on the amount that you may contribute to the KSOP in each calendar year. In 2002, the limit is $11,000 (excluding investment earnings and company contributions) and $12,000 for those who are over age 50 before the end of 2002. The IRS will periodically increase this dollar amount.

Limitations on Your Pre-Tax Deferrals Imposed by the ESOP Component

      Pre-tax deferrals you direct to be invested in the ESOP component may not exceed seven percent of your eligible compensation. In addition, if the aggregate pre-tax deferrals that all participants direct to be invested in the ESOP component exceed three percent of Alion’s aggregate compensation from the date of closing to the last day of each plan year, the ESOP committee may choose to redirect, on a non-discriminatory basis, all or any portion of the excess over three percent, and any interest accrued on such amounts, to the non-ESOP component. Any redirection of funds will be applied proportionally to all pre-tax deferrals originally directed for investment in the ESOP component during the most recent measurement period. Funds redirected to the non-ESOP component will be invested according to your then current investment allocation on file with Fidelity.

How the Pre-Tax Deferral Limitations Will Apply for 2002

      If the acquisition closes and the Alion KSOP is funded and you wish to continue investing in the KSOP by making pre-tax deferrals, you will be required to enroll as a new participant for purposes of authorizing the deduction of your pre-tax deferrals. This will require you to complete an enrollment form, designating how much you wish to defer on a pre-tax basis and invest in the KSOP, and how you wish to invest it.

      This enrollment period will begin immediately after closing of the acquisition, and pre-tax deferral deductions will begin to be made as of the first possible pay period after you have completed and submitted your enrollment forms and we have processed your enrollment.

      Each Alion employee is permitted to defer up to 60 percent of his or her wages into the KSOP, up to $11,000 in 2002 ($12,000 if age 50 or older). This includes any pre-tax deferrals made to the IITRI 403(b) and/or HFA 401(k) plans during 2002. Notwithstanding any delays in enrollment that result from the administration and processing of new enrollments in the last quarter of 2002, each employee will be able to defer the maximum amount for calendar year 2002.

Can You Change Your Pre-Tax Deferral Percentage?

      When you enroll in the KSOP you indicate the percentage of your pay that you would like deferred to the KSOP. You may change the percentage of your pre-tax deferral at any time. You may also change your decision to invest in the ESOP and/or the non-ESOP components of the plan at any time provided you do not exceed the seven percent maximum applicable to the ESOP component. Both changes are made by completing the appropriate forms and submitting them to your human resources office. As a general rule, your changes will be effective as of the date of our next payroll.

How Do You Stop Pre-Tax Deferrals?

      You may stop your pre-tax deferrals at any time by completing the appropriate forms and submitting them to your human resources office. Any termination of pre-tax deferrals will generally take effect on the next payroll date after your human resources office receives and processes the form. You may begin deferring a percentage of your pay again by completing the appropriate forms and submitting them to your human resources office.

How Do Pre-Tax Deferrals Work?

      Pre-tax deferrals are made with dollars that are deducted from your pay before federal income tax withholding is calculated. Those pre-tax dollars do not escape income tax completely; the tax is simply deferred until you receive a distribution from the KSOP. As long as your money is invested in the KSOP, you do not pay taxes on those dollars or on earnings on those dollars. Taxes are paid only when your money is withdrawn from the plan.

      Following is an example to illustrate how this pre-tax deferral works.

Example of How Pre-Tax Deferrals Work:

John earns $30,000 in pay from the company during the taxable year. During that year, he defers five percent of his pay in each pay period:

$30,000	gross earnings
× 5%	deferral rate

$1,500	John’s total pre-tax deferral

$30,000	previous earnings
-1,500	deferred to KSOP

$28,500	earnings reported on W-2

Because John must pay income taxes on $28,500 instead of $30,000, he will realize a current tax savings. For example, assume John is single, takes the standard deduction, and his federal income tax on $30,000 pay would be about $3,400.

On $28,500 in pay, his federal income tax would be about $3,230. Therefore, John’s federal income taxes would be less by about $170 (any state or local tax savings would be additional); his net current cost to invest $1,500 in his KSOP account would be about $1,330 ($1,500 — $170) after taxes.

In addition, assuming John qualifies for the company matching contribution, he would receive $1,200 ($1 for $1 match on the first three percent of pay, and 50 cents on every $1 John defers on the next two percent of pay) in common stock allocated to his account.

In this example, for a net current cost of $1,330, John would have a total of $2,700 added to his KSOP account.

      A Word About Taxes — Constantly changing tax laws and your particular situation make generalizations about the tax implications of the KSOP difficult. You should consult with your tax advisor regarding the particular details of your own situation.

Selecting Your Investments in Your KSOP Account

  The Non-ESOP Component

      You may elect to direct your pre-tax deferrals to the non-ESOP component of the KSOP. It offers, through Fidelity, numerous mutual funds in which you may invest. Since you have a number of options from which to choose, you will want to consider which of these options best meet your investment needs. Each investment option provides different investment opportunities for you, and each has different risk and potential earnings characteristics. Please read “Your Investment Options in the Non-ESOP Component” for a brief description of the various Fidelity mutual fund investment alternatives available to you. A prospectus or other description of each fund is also available from Fidelity, and we recommend that you obtain and read the prospectuses before investing in any of the Fidelity investment alternatives. You may change your investment options within the non-ESOP component at any time. The ESOP committee may, from time to time, change the number and type of investment options that are available.

      You may invest in as many of the available Fidelity options as you wish. If you choose to invest in the non-ESOP component, you must make your investment decisions in whole percentages. If you do not designate an option, your pre-tax deferrals and the cash portion of the Alion retirement plan contributions made on your behalf will be invested in the Fidelity Retirement Government Money Market account until such time as you redirect them to other investment options.

  The ESOP Component — Investing in Company Stock

      You may elect to direct your pre-tax deferrals, up to a maximum of seven percent of your eligible compensation, to the ESOP component. These funds will be allocated to your account in the ESOP component. If you invest in the ESOP component, you must make your investment decision in whole percentages. If you direct your pre-tax deferrals to the ESOP component, they will accumulate in a short-term interest-bearing account in your name inside the trust until the next valuation date. The shares of common stock purchased with your pre-tax deferrals and any Alion retirement plan and matching contributions allocated to your ESOP account will remain invested in our common stock until

      (1) you are eligible to, and choose to, diversify your company stock investment, or

      (2) you are eligible for, and request, a distribution.

When are My Pre-Tax Deferrals Deposited into the KSOP?

      Your pre-tax deferrals are deposited every pay period, as deducted from your pay. The amounts directed to the non-ESOP component are sent to Fidelity, where they are invested according to your then current investment allocation on file with Fidelity. The amounts directed to the ESOP component are sent to State Street, the ESOP trustee, where they are invested in the SSgA Short-Term Investment Fund, which is a money market account, until the end of the then current six-month period, at which point the ESOP trustee will use your pre-tax deferrals and any accumulated interest are used to purchase common stock of Alion.

Illustration 1:

Pre-Tax Deferral Process

Your ESOP Deferral Purchases

At What Price will My Pre-Tax Deferrals Purchase Company Stock?

      Your pre-tax deferrals will be used to purchase shares of our common stock based on the per share price on the valuation date preceding or following the date on which you make each pre-tax payroll deferral, whichever is lower.

Your Responsibility for Your Decisions

      You are solely responsible for deciding whether or not to invest in the KSOP, whether through the one-time ESOP investment election and/or through future pre-tax deferrals. If you decide to do so, your pre-tax deferrals will be deducted from your paycheck each pay period and credited to your KSOP account. You may elect to invest them in the ESOP component and/or in the non-ESOP component.

      The ESOP trustee, State Street, is charged with acting in the best interest of the ESOP. The trustee, however, generally has no responsibility or liability to make a determination of the advisability or prudence of your decisions relating to investment in the ESOP component. Because you are designated as a named fiduciary with respect to your one-time ESOP investment election and whether to direct the trustee to invest future pre-tax payroll deferrals in Alion common stock, the ESOP trustee is generally required to follow your directions to the extent they are in accordance with the terms of the KSOP and are not contrary to ERISA. Named fiduciaries are required to act prudently, solely in the interest of the plan’s participants and beneficiaries and for the exclusive purpose of providing benefits to the plan’s participants and beneficiaries. A fiduciary, including a named fiduciary, who breaches the fiduciary responsibility rules of ERISA, may be liable to the plan for any losses caused by the fiduciary’s conduct. Therefore, when you act as a named fiduciary, you should do so in a prudent manner.

      Although you direct the trustee to act on your behalf, State Street may only do so if, in its sole discretion, it determines that it is permissible under ERISA to accept your direction with regard to the investment in the ESOP component.

      Please remember that the ESOP trustee generally has no responsibility or liability under ERISA or any other law to make a determination of the advisability or prudence of any individual’s decision whether or not to direct the investment of all or any portion of his or her IITRI rollover or HFA transfer account balances or future pre-tax payroll deferrals in Alion common stock. With respect to the ESOP’s initial purchase of company shares using rollover and/or transfer funds, the ESOP trustee must determine that the price it pays for our common stock is not more than fair market value and the terms and conditions of the acquisition are fair to the ESOP from a financial point of view.

      The non-ESOP component is intended to satisfy the requirements of Section 404(c) of ERISA by providing investors with diversified investment options.

Company Contributions

Company Retirement Plan Contributions

  What is the Formula for Company Retirement Plan Contributions?

      IITRI and HFA employees who become our employees as a result of the acquisition, and new employees who have worked for us for at least one year, are eligible to receive Alion retirement plan contributions in addition to our matching contribution. We will contribute 2.5 percent of each eligible participant’s compensation up to the IRS limit (which is $200,000 for calendar year 2002) to the KSOP in the form of a retirement plan contribution. Our board of directors may, in its discretion, increase or decrease this retirement plan contribution amount from time to time.

      Our retirement plan contributions will be made to both the ESOP and the non-ESOP components of the plan. A contribution of

•	1.5 percent of your eligible compensation will be deposited in cash in the non-ESOP component of your KSOP account; and

•	an additional 1.0 percent of your eligible compensation will be deposited in the ESOP component of your KSOP account, in the form of our common stock.

      We will base our company retirement plan contributions on your compensation before subtraction of your pre-tax deferrals.

  When Will Alion Make Company Retirement Plan Contributions?

      Our retirement plan contribution made in cash to your Fidelity account in the non-ESOP component will be deposited at the end of each pay period, when we remit your pre-tax deferrals to Fidelity and/or State Street.

      The company retirement plan contribution made in the form of common stock allocated to your account in the ESOP component will be credited to your account at the end of each semi-annual period, on March 31 and September 30. Our retirement plan contribution will be based on the current fair market value of the shares at the end of each six-month valuation period.

  Your 2002 Company Retirement Plan Contribution

      Notwithstanding any delays in enrollment that result from the administration and processing of new enrollments in the last quarter of 2002, each eligible employee will receive the total company retirement plan contribution to which he or she is entitled for the 2002 calendar year.

Illustration 2:

Retirement Plan Contribution - Cash (each pay period)

Illustration 3:

Retirement Plan Contribution - Stock (at the end of each six-month period)

Company Matching Contributions

      You have the option of investing your pre-tax deferrals in the ESOP component (subject to the maximum seven percent limit), the non-ESOP component, or a combination of the two. We will make matching contributions based on your pre-tax deferrals to the KSOP subject to the IRS limit. The amount of our matching contribution you are eligible to receive is not dependent on whether you elect to invest your pre-tax deferrals in the ESOP component or in the non-ESOP component.

  What is the Formula for Company Matching Contributions?

      If you are an IITRI or HFA employee who becomes our employee as a result of the acquisition, or if you are a new employee who has worked for us for at least one year, we will match $1 for every $1 you defer on the first three percent of your compensation up to the IRS limit. In addition, we will match 50 cents for every $1 you defer between three percent and five percent of your compensation up to the

IRS limit. Our matching contributions will be based on your annual compensation and pre-tax deferrals to the KSOP, irrespective of the amount you defer each pay period.

  When Will Alion Make Company Matching Contributions?

      Our matching contribution will be made by allocating additional shares of our common stock to the ESOP component of your KSOP account. Matching contributions will be credited to your account at the end of each semi-annual period, on March 31 and September 30. Our matching contribution is based on the current fair market value of the shares at the end of each six-month valuation period.

  Your 2002 Company Matching Contribution

      Notwithstanding any delays in enrollment that result from the administration and processing of new enrollments in the last quarter of 2002, each employee deferring to the KSOP will receive the total company match to which he or she is entitled for the 2002 calendar year.

Illustration 4:

Company Match - Stock (at the end of each six-month period)

Example of Company Retirement Plan Contribution Only:

•	The Alion retirement plan contribution is 2.5 percent of pay, one percent in the form of Alion common stock contributed to the ESOP component, 1.5 percent in cash deposited into the non-ESOP component.

Example: John’s annual compensation is $50,000; he does not make pre-tax deferrals to the KSOP

	ESOP Component	Non-ESOP Component

Employee Pre-Tax Deferral	$0	$0
Company Matching Contribution	$0	$0
Company Retirement Plan Contribution	$500	$750

Annual Contribution to KSOP	$500	$750

Example of Company Retirement Plan and Matching Contributions:

•	Our matching contribution will apply to the first five percent of eligible compensation deferred.

•	We will match at a rate of $1 for $1 on the first three percent of eligible compensation and 50 cents on every $1 between three percent and five percent of eligible compensation. All matching contributions will be made in the form of Alion common stock and contributed to the ESOP component.

•	The Alion retirement plan contribution is, in total, 2.5 percent of eligible pay: 1.0 percent in the form of common stock contributed to the ESOP component, 1.5 percent in cash deposited into the non-ESOP component.

Example: John’s annual compensation is $50,000 and he elects to defer three percent to the ESOP component and two percent to the non-ESOP component.

	ESOP Component	Non-ESOP Component

Employee Pre-Tax Deferral	$1,500	$1,000
Company Matching Contribution	$2,000	$0
Company Retirement Plan Contribution	$500	$750

Annual Contribution to KSOP	$4,000	$1,750

Note: Employees joining Alion after closing of the acquisition are eligible to receive the Alion retirement plan and matching contributions after completing one year of service with us.

Allocation of Dividends

      If we declare a distribution/dividend, it will be allocated proportionally among the accounts of all ESOP participants according to the number of shares of common stock allocated to each ESOP account. Distributions/ dividends allocated in this way may be invested in short-term fixed-income investments, or used to purchase shares of our common stock to the extent our board of directors has authorized the issuance of common stock for this purpose. However, we do not anticipate declaring distributions/ dividends, and we expect that our senior credit facility, the mezzanine note and the subordinated note will prohibit distributions/dividends without the consent of the respective lenders.

Vesting

How Do Contributions Vest?

      Vesting refers to your nonforfeitable ownership in your KSOP account. Your pre-tax deferrals, Alion matching contributions and any rollover contributions to the KSOP, in addition to earnings on those amounts, are 100 percent vested at all times.

      Alion retirement plan contributions vest according to your length of service with us, as described in the following schedule:

Service	Percent Vested

1 year	0%
2 years	25%
3 years	50%
4 years	75%
5 years	100%

      A year of service for vesting credit is determined by the amount of time that passed from your date of hire. In general, you will be credited with one year of service for each 12-month period that you work for us. (If you leave your employment with us and then return within a 12-month period, the period in which you were not an employee may still count as service for vesting purposes.) We will not pro rate your vesting by days worked if your employment terminates between anniversary dates.

      For example, if you leave your employment with us after you have completed five years of service, you will be 100 percent vested in the Alion retirement plan contributions. This means you are entitled to receive 100 percent of our contributions to your account balance. If you leave your employment with us after you have completed three years of service, you will be 50 percent vested, and entitled to receive 50 percent of our retirement plan contributions to your account. IITRI and HFA employees will, upon commencing employment with us at the close of the acquisition, receive credit for all years of employment with IITRI or HFA.

      If you leave our employment at any time after closing, you are always entitled to receive 100 percent of the money in your pre-tax deferral, rollover, and Alion matching contribution accounts in both the ESOP and non-ESOP components of the plan.

      If you are a former employee of HFA or IITRI but are not employed by us as of the date of the closing of the acquisition, and are re-employed by us within five years of your termination date with IITRI or HFA, you would also receive credit under the KSOP, for vesting and eligibility purposes, for the years for which IITRI or HFA had credited you as of your termination date.

Other Vesting

      You will be 100 percent vested in Alion retirement plan contributions, even if you have not completed five years of service, if, while you are still our employee, you retire on or after reaching age 65, die, or become disabled as defined in the KSOP.

Forfeitures

      If your employment with us terminates before you are 100 percent vested in your Alion retirement plan contributions, you will forfeit the portion of Alion’s retirement plan contributions that are not vested. The amount of any forfeiture may be restored to your KSOP account if you return to regular employment with us within five years after your termination. If you do not rejoin us within five years of your termination, the portion of the Alion retirement plan contribution that was not vested at the time of termination cannot be restored upon future re-employment.

Valuation of Your Accounts

Valuation

      The Non-ESOP Component: Your account will be adjusted periodically to reflect

•	the fair market value of the investment options in which you invest your funds,

•	your pre-tax deferrals, and

•	Alion’s retirement plan cash contributions made to your account.

      Your account balance in the non-ESOP component will be valued each day that the New York Stock Exchange is open for business. Any distributions from your account or transfers between investment options will be valued as of the date the request is processed.

      The ESOP Component: Employees who participate in the one-time ESOP investment election will receive a statement showing the value of their investment in the ESOP component as soon as possible after completion of the acquisition.

      Thereafter, an independent appraiser will value common stock held in the ESOP component semi-annually as of March 31 and September 30 of each year. Upon completion of each valuation, the value of the common stock allocated to the ESOP component of your KSOP account as a result of your one-time ESOP investment election, in addition to the value of the common stock purchased with your pre-tax deferrals and any retirement plan and matching contributions made to your account, will be adjusted to reflect its then current fair market value.

      Distribution requests and other withdrawals will be processed at the current fair market value of Alion’s common stock at the end of the semi-annual valuation period immediately preceding the date of the distribution or withdrawal.

Account Statements

      You will receive a statement every three months from Fidelity that will show your account balances in the non-ESOP component. The statement also shows the sources and amounts of contributions, earnings, losses, outstanding principal and interest paid on any loan, and withdrawals or transfers during the quarter. The value of each investment option is also shown on this statement. For current information on your account balances in the non-ESOP component, you should call Fidelity’s toll-free help line at 1-800-835-5095.

      You will receive a statement showing your account balances in the ESOP component twice each year, after the completion of the valuation of our common stock as of March 31 and September 30. The statement also shows the sources and amounts of contributions, earnings, losses, outstanding principal and interest paid on any loan, diversification transfers, distributions, and withdrawals for the period.

      In addition to the statement of your accounts in the ESOP component, you will also receive what is known as the summary annual report from the ESOP recordkeeper. This report is the financial statement for the KSOP trust, and shows the total activity within the trust during the accounting period.

      You should save these statements and file them with your personal financial records.

Voting Common Stock

      Although Alion common stock is allocated to your account in the ESOP component, you are considered to hold only a beneficial ownership interest in these shares and you will not be the legal title holder of the shares. In this context this means that you have the benefit of the value of the shares of common stock allocated to your account.

      State Street, the ESOP trustee, will hold record title to all shares of common stock held in the ESOP trust and as such, will usually vote those shares on your behalf, at the direction of the ESOP committee.

If however, the ESOP trustee determines that the direction of the ESOP committee is not in accordance with the terms of the KSOP or is not a proper direction under ERISA, it will vote the shares as it determines appropriate to fulfill its fiduciary duties under ERISA.

      ERISA requires that you be able to direct the trustee to vote the shares of common stock allocated to your account on certain corporate transactions that require shareholder approval under state law. You will have the right to direct the ESOP trustee as to the manner in which to vote the shares allocated to your account on certain major events, which may include:

•	our merger with another company,

•	our liquidation and dissolution,

•	the sale of all or substantially all of our assets, and

•	any stock reclassification and recapitalization.

      We have extended to you an additional right, which is to direct the trustee to vote the shares of common stock allocated to your account on any tender offer for, or other offer to purchase, the shares of Alion common stock in the ESOP component. If, however, the ESOP trustee determines that the majority of employee votes are not in accordance with the terms of the KSOP or is not a proper direction under ERISA, it will vote the shares as it determines appropriate to fulfill its fiduciary duty under ERISA.

      Alion common stock will be allocated to your account in the ESOP component:

•	with respect to your one-time ESOP investment election, based on the initial per share purchase price;

•	with respect to your pre-tax deferrals, based on the price at which your pre-tax deferrals purchase common stock after each new valuation; and

•	with respect to company contributions to your account, based on the price at which the stock was contributed to your account.

      Each share of Alion common stock allocated to your account in the ESOP component will have one vote.

Diversification

      You will have the right to diversify your account in the ESOP component as described in the following sections. However, you are not required to diversify if you do not wish to do so.

      Age 55 Diversification: When you reach age 55 and have completed 10 years of active participation in the Alion KSOP, you will be eligible to move a portion of your account in the ESOP component to the non-ESOP component, provided your account balance exceeds $500. This right is made available to you after you have satisfied the eligibility requirements and have an account balance in the ESOP component, regardless of whether or not you are employed at the time you became eligible. Your years of participation in the former IITRI plans prior to the effective date of Alion’s KSOP are not counted in calculating the 10 years of participation. All participants hired by us as part of the acquisition will be credited with one year of participation for the first plan year which will end on September 30, 2003, even though it is not a full plan year. Because we will merge the HFA plan with the KSOP, ERISA rules provide that HFA employees will receive the rights and benefits associated with their former plan, which means that if you are an HFA employee, when you reach age 55 and have completed 10 years of participation in the KSOP, including all years of participation prior to the acquisition, you will be eligible to move a portion of your account balance to the non-ESOP component of the KSOP.

      The ESOP committee will provide you with information and an election form when you are eligible to diversify.

      During the 90 days immediately following the end of each of the five plan years after you have satisfied the requirements described above, you have the right to elect to diversify to the non-ESOP component up to 25 percent of the number of shares in your ESOP account. You have the right to diversify up to 50 percent of the number of shares in your ESOP account when you are in your sixth plan year after you have satisfied the diversification eligibility requirements.

      While you will be able to elect to diversify a portion of your account balance in the ESOP component in each year of the six-year diversification period, the amount eligible for diversification will be reduced by any amounts already diversified to the non-ESOP component. Once you elect to diversify to the non-ESOP component, you may not elect to transfer such amounts back to the ESOP component.

Example of Age 55 Diversification:

Helen will turn 55 in August 2014, and will at that time have 10 years of participation in the KSOP. In September 2014 she has the right to diversify up to 25 percent of the balance of her account in the ESOP component. By December 31, 2014, she decides to move 15 percent of her account balance to the non-ESOP component.

After the September 30, 2014, valuation is completed, it is determined that the value of Helen’s ESOP account held 800 shares of Alion common stock. Therefore, she will diversify 120 shares, which will be transferred to the non-ESOP component as soon as administratively feasible. This leaves her with 680 shares in her ESOP account.

In September 2015 (the second year), she again has the right to diversify up to 25 percent (including prior amounts diversified) of her account balance in the ESOP component balance to the non-ESOP component. Helen has until December 31, 2015, to decide.

Helen decides to diversify the maximum, 25 percent. If her account balance in the ESOP component contained 880 shares as of the September 30, 2015, valuation, her diversification calculation would look like this:

	880 shares	(current balance)
+	120 shares	(previous diversification)

1,000 shares
	× 25%	(Helen’s election percentage)

250 shares
	- 120 shares	(previous diversification)

	130 shares	(eligible diversification amount for the 2015 plan year)

The number of Alion shares in her ESOP account upon completion of her diversification transfer is 750 shares (880 - 130).

In September 2016 (the third year), Helen again has the right to diversify up to 25 percent (including prior amounts diversified) of the shares in her ESOP account. She decides to again diversify the maximum, 25 percent. Assuming Helen has 790 shares of stock in her ESOP account, as of the September 30, 2016, valuation, her diversification calculation would look like this:

	790 shares	(current balance)
+	250 shares	(previous diversifications)

1,040 shares
	× 25%	(Helen’s election percentage)

260 shares
	- 250 shares	(previous diversifications)

	10 shares	(eligible diversification amount for the 2016 plan year)

This process will repeat itself in September of 2017 (fourth year), 2018 (fifth year), and 2019 (sixth year). The only difference is that in 2019 (the sixth year) the percentage of shares that Helen may diversify will be 50 percent instead of 25 percent.

      Your Special Diversification Feature: Beginning in the first quarter of the plan year which begins on October 1, 2007, and then in the first quarter of each year thereafter, if you are a participant hired by us as part of the acquisition you will be permitted to move 10 percent of your ESOP account balance to the non-ESOP component, provided this does not violate any of our loan agreements in effect at that time. New hires who begin their employment with us after the close of the acquisition will be eligible for this diversification feature following five years of service with Alion.

      Unlike the age 55 diversification right previously discussed, prior amounts diversified do not affect or limit this special diversification feature. In other words, you may transfer up to 10 percent of the number of shares then in your ESOP account to the non-ESOP component each year after you become eligible, regardless of whether you are employed by Alion at the time you became eligible.

Requesting a Distribution

Distributions from Your KSOP Accounts

      The value of your account balances will be paid to you, or your beneficiary in the case of your death, upon your retirement, death, disability, resignation or dismissal.

Separations from Service

      Retirement: Your retirement date is defined in our plan as the date you terminate your employment with us if the date is on or after you have reached age 65.

      Death: If you die, your designated beneficiary will be entitled to begin receiving the value of your total account balances after your death. If you resigned or were dismissed from employment prior to your death, your beneficiary will be entitled to the remaining portion of your vested account balances.

      Disability: You will be deemed to be disabled under the KSOP if you are determined to be disabled under Alion’s Long Term Disability Plan, as it may exist from time to time.

      Resignation, Dismissal, or Layoff: If you terminate your employment with us for any reason other than retirement, death, or disability, you will be entitled to a distribution of only the vested portion of your account balances in accordance with the distribution provisions described in the next section.

Distributions from the ESOP Component

      There are three elements integral to your distributions from the ESOP component:

•	the timing of the distribution;

•	the method of distribution; and

•	the form of the distribution.

     Timing of Distribution:

      When we refer to the timing of your distribution, we refer to the date upon which we are required by law or by the terms of the KSOP to begin making distributions to you of the value of your ESOP account. The timing of distributions from the ESOP component differs from the timing of distributions from the non-ESOP component. Our obligation to begin making distributions to you also varies based on the reason for your request for a distribution.

      Retirement, death or disability: If you retire on or after age 65, die or become disabled and you or your beneficiary requests that we distribute the value of your account in the ESOP component, we must begin to make distributions no later than the earlier of:

•	as soon as administratively feasible after the first valuation date following your death, disability or retirement; or

•	one year after the end of the plan year in which your death, disability or retirement occurred.

      Resignation, dismissal or layoff: If you separate from service with us because you resign, are dismissed or are laid off, and you request that we distribute to you the value of your account balance in the ESOP component, we must begin to make your distributions no later than the earlier of

•	the end of the sixth plan year following the plan year in which you resigned, were dismissed or were laid off; or

•	as soon as administratively feasible after the first valuation date following your 65th birthday.

      If you are an HFA employee: If you are an HFA employee and you separate from service with HFA for any reason, and you request that we distribute the value of your account in the ESOP component, we must begin to make your distribution of the shares related to your one-time ESOP investment election as soon as possible following the end of the semi-annual period in which the event occurred. Any additional shares in your account that are purchased with pre-tax deferrals or that are made to your account as a retirement plan or matching contribution will be treated as described above.

      Whether you are an Alion or HFA employee, if your account balance is greater than $5,000 at the time of your separation from service, you do not have to begin taking a distribution until age 70 1/2.

          Method of Distribution:

      When we refer to the method of distribution, we refer to whether your distribution will be paid in a lump sum or in a series of equal installments. Irrespective of why you separate from service, it is our intention to make distributions from the ESOP component to you in one lump sum, if possible. We may not be able to make a lump sum distribution due to our loan agreements or the application of uniform and non-discriminatory distribution policies adopted from time to time by the ESOP committee. If we are unable to make a lump sum distribution, then we will make your distribution in a series of equal installments over a period of not more than five years. The ESOP committee may, in its discretion, accelerate the distribution of your installments.

          Form of Distribution:

      The form of distribution most commonly refers to whether you will receive stock or cash. Distributions from the ESOP component will be made in the form of shares of our common stock, although you will be required to sell the shares to us immediately after you have received them. The effect of this is that, upon distribution, you will receive the value of the shares of common stock allocated to your account. We have elected to be taxed as an S corporation following completion of the acquisition. For as long as we are taxed as an S corporation, we may require that the shares of common stock that are distributed to participants following a separation from service must immediately be sold back to us. Alion reserves the right to make distributions from the ESOP component in cash.

      If we make your distribution in a series of equal installments, the undistributed portion of your account will continue to be invested in our common stock, in the ESOP component, and each installment distribution will be made at the then current fair market value of the common stock as of the date of distribution.

          Distribution Policy

      The ESOP committee will be responsible for formulating and implementing the distribution policy for the ESOP component. Requests for distributions from the ESOP component will be granted in a uniform, non-discriminatory manner and in accordance with our lender covenants.

      The policy we expect to follow when making distributions from the ESOP component is described below.

      In general, we expect that all requests for lump sum distributions during a plan year will be granted, to the extent that the total amount requested during that plan year does not exceed the amount of new pre-tax deferrals and new employee rollovers that employees direct to the ESOP component during that plan year.

      If the total amount of lump sum distribution requests exceed these amounts during a plan year, we may have to delay your distribution according to the terms of the KSOP, and/or convert it to a series of equal installments made over a period of not more than five years from when they begin.

      In any future plan years, if pre-tax deferrals exceed the amount of distribution requests to be processed in that plan year, the ESOP committee has the right to accelerate these installments and make your distribution earlier than scheduled.

      You may not delay your distributions beyond the later of the April 1 after the year you turn age 70 1/2, or the date that you terminate employment, if later.

Special Price Protection

      If you are:

•	55 years of age or older as of December 31, 2002, and

•	you or your beneficiary request a distribution at any time prior to January 1, 2008 due to your death or disability, or separation from service on or after reaching age 60, then you qualify for special price protection, which means we will repurchase the shares of common stock allocated to your ESOP account related to your one-time ESOP investment election at a per share price equal to the greater of:

1.	the original per share purchase price of the common stock in the one-time ESOP investment elections, or

2.	the then fair market value of the common stock.

      This provision expires at close of business on December 31, 2007.

      This special price does not apply if you choose to delay your distribution request beyond the five-year period. However, this special price applies even if the ESOP committee is required, in accordance with its uniform, non-discriminatory distribution policy, to delay your distribution or make it in a series of equal distributions that extend beyond December 31, 2007.

      We do not intend to make this special price protection available to any employees who become Alion employees after the acquisition has closed, even if these employees are eligible to participate in a one-time ESOP investment election similar to the one-time ESOP investment election available to current IITRI and HFA employees.

Distributions from the Non-ESOP Component

          Timing of Distribution:

      If you retire, die or become disabled, or if you resign, are dismissed or are laid off and you or your beneficiary requests that we distribute the value of your Fidelity account in the non-ESOP component, Fidelity will begin to make distributions as soon as administratively feasible following its receipt of your request.

          Method of Distribution:

      Your distribution will always be made in one lump sum because there is no installment provision in the non-ESOP component of the KSOP.

          Form of Distribution:

      Your distribution from the non-ESOP component will always be made in the form of cash, unless you elect a direct rollover to another qualified plan or an eligible IRA.

Direct Rollover of Distributions

      You may direct the ESOP committee to make a direct rollover of amounts payable from your KSOP account to another eligible tax qualified plan or individual retirement account. A written explanation regarding your right to have a direct rollover made by the KSOP on your behalf, if any, will be provided to you within a reasonable period before we make a distribution.

Loans

      As a KSOP participant you may be eligible to borrow against your vested account balance subject to the terms and conditions described below.

Loan Provisions

      In general, and subject to any restriction contained in our loan agreements from time to time, we will grant requests for loans from the ESOP component to the extent that the aggregate amount of total loan and distribution requests does not exceed the amount of new pre-tax deferrals and new employee rollovers to the ESOP component.

      If the aggregate loan and distribution requests exceed the aggregate new pre-tax deferrals to the ESOP component, plus any amount new employees rollover to the KSOP and elect to invest on the ESOP component, then we will process distributions from the ESOP component made on account of death, disability, retirement, separation from service for any other reason, or in the event of financial hardship or qualified domestic relations order, before we process loan requests.

      Following is an overview of the loan features.

•	You may only have two loans outstanding at any time. There must be a minimum of 12 months between loan requests.

•	You must use up your entire loan capacity from the non-ESOP component before receiving a loan from the ESOP component.

•	Requests for loans from the ESOP component will be processed twice each year, after the ESOP committee calculates the aggregate requests and determines the amount that is available for distributions and loans. In no event will a loan request take precedence over any request for distribution. Proceeds for loans from the ESOP component will come from the sale of shares in your ESOP account.

•	The maximum loan amount is 50 percent of your account balance in each component of the plan.

•	The term of the loans may not be less than one year or more than five years, except that a loan used to purchase a primary residence may extend up to 15 years.

•	Interest payable on these loans will be established by the ESOP committee based upon prevailing rates and will be fixed during the term of your loan.

•	If you receive a loan from the KSOP, your repayments, including interest, will be deducted from your pay each pay period. You may pay off the entire outstanding loan balance at any time, without penalty.

•	Loan repayments on loans taken from the non-ESOP component will be repaid to the non-ESOP component, and loans taken from the ESOP component will be repaid to the ESOP component. The repayments will be invested in the same manner as your then current pre-tax deferrals to that feature. If your loan came from the ESOP component, the dollar amount repaid plus interest will buy shares at the price in effect on the valuation date that your repayment is used to purchase shares.

•	Loan applications are subject to an origination fee plus an annual administrative fee for each year of the loan. These fees are subject to change.

      To obtain a loan from the non-ESOP component, call Fidelity Investments at 1-800-343-0860. Contact your human resources representative for information about requesting a loan from the ESOP component.

Hardship Withdrawals

      In cases of financial hardship, you may be able to make a withdrawal from your KSOP account. The hardship withdrawal cannot exceed your financial need, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal. In order to obtain a hardship withdrawal, you must previously have taken all other available loans under the KSOP and any other plan which we maintain. The amount available for an eligible hardship withdrawal is limited to your pre-tax deferrals (excluding investment earnings) and your ESOP and non-ESOP rollover accounts. Hardship withdrawals are taken first from the non-ESOP component (on a pro rata basis according to your investment allocations), and then only to the extent necessary from the ESOP component.

      If you take a hardship withdrawal, you may not make pre-tax deferrals to the KSOP for six months after the withdrawal. In addition, the maximum amount of the pre-tax deferrals that you may make to the

KSOP in the calendar year following your hardship withdrawal will be reduced by the amount of the hardship distribution.

      In general, a hardship withdrawal may be made upon satisfactory proof to the ESOP committee that the withdrawal is necessary for any of the following reasons:

•	Payment of unreimbursed medical expenses of the employee, spouse, or dependents;

•	Purchase of the employee’s principal residence (but not regular mortgage payments);

•	Preventing foreclosure on or eviction from the employee’s principal residence; or

•	Payment of tuition for the next 12 months of postsecondary education for you, your spouse, or your dependents.

      You may request a hardship withdrawal by submitting a written withdrawal form supplied by our human resources department. The availability of hardship withdrawals is also dependent on federal tax law requirements. Future changes in tax laws may affect this provision of the KSOP.

Taxation of Distributions

      In general, when you receive a distribution from the KSOP, you will be taxed on the value of the distribution, unless you immediately roll the proceeds into another qualified employer plan or an eligible IRA.

      There is a special rule for distributions from a plan that includes employer stock. To use this special rule, the payment must qualify as a lump sum distribution. Under this special rule, you have the option to pay favorable capital gains rates on the “net unrealized appreciation” of the stock when you sell the stock, which you must do immediately under the terms of the KSOP while the company is an S corporation. Net unrealized appreciation is the increase in the value of the employer stock while it was held by the plan. This special rule provides that you may elect capital gains treatment on the net unrealized appreciation, paying ordinary income tax on the cost basis of the stock. For example, if employer stock was allocated to your account, or if you purchased the stock, when the stock was worth $1,000 but the stock was worth $1,200 when you received your distribution, you would pay ordinary income tax on the $1,000 and could elect to treat the $200 increase in value as a capital gain.

      You may reduce or defer all or portion of tax due on your distribution through use of one of the following methods.

•	Rolling over all or a portion of the distribution to an eligible IRA or another qualified employer plan. Doing this will defer tax liability on the rollover portion until you begin withdrawing funds from the IRA or other qualified employer plan. However, you must elect rollover of the distribution within specified time frames — normally within 60 days after you receive your distribution.

•	Electing to subject the distribution to favorable income tax treatment if you had attained age 50 as of January 1, 1986, under the 10-year forward averaging method.

      If you do not elect to have the trustee transfer your distribution directly to another qualified employer plan or an eligible IRA, the trustee will be required to withhold 20 percent of the amount of the distribution for federal income taxes, to the extent that amount is available from the cash portion of your distribution. You may still rollover your distribution, but to defer taxes on the entire amount, you must rollover the remaining 80 percent, as well as an amount equal to the 20 percent that was withheld. The 20 percent mandatory withholding requirement does not apply to share distributions you receive from the ESOP component.

      You may incur a nondeductible 10 percent penalty tax on any distribution you receive prior to attaining age 59 1/2. Generally, this penalty will not apply if you rollover the distribution to an eligible IRA or another qualified employer plan or if you received the distribution on account of your separation from service on or after reaching age 55, your death or disability.

      You will receive a general description of potential tax consequences prior to receiving your distribution. There are transitional rules applicable to certain participants that could result in significant tax savings. Since these rules can be complicated, you should consult a qualified tax advisor before receiving a distribution.

Other Important Facts

Other Rights and Protections of Participants

      As a participant in our KSOP, you are entitled to certain rights and protections under ERISA. ERISA provides that all KSOP participants shall be entitled to the following rights and protections.

•	Receive information about your KSOP and benefits.

•	Examine, without charge, at the ESOP committee’s office and at other specified locations such as worksites and union halls, certain KSOP documents, including collective bargaining agreements and copies of all documents filed by the KSOP with the U.S. Department of Labor, such as the latest annual reports (Form 5500 series).

•	Obtain copies of certain KSOP documents and other information upon written request to the ESOP committee. The administrator may assess a reasonable charge for the copies.

•	Receive a summary of the KSOP’s annual financial report. The ESOP committee is required by law to furnish each participant with a copy of this summary annual report.

      In addition to creating rights for KSOP participants, ERISA imposes duties upon the people who are responsible for the operation of the plan. In our case, the people upon whom ERISA imposes special duties are the ESOP trustee and members of the ESOP committee.

KSOP Amendment and Termination

      Although we intend to continue the KSOP indefinitely, we have the right to change or terminate the KSOP at any time. If the KSOP is terminated, all contributions will stop and you will be deemed fully vested in your KSOP account.

      We will not be able to amend the KSOP in a way that will

•	reduce any vested interest you have under the plan, or

•	cause any trust assets to be used for purposes other than the exclusive benefit of participants and their beneficiaries and the payment of reasonable plan expenses.

      Any amendment to the KSOP that modifies the vesting provisions must

•	ensure that no participant’s vested interest is diminished by such an amendment, and

•	provide that any adversely affected participant who has been an employee of Alion for at least three years may elect to remain under the previously existing vesting schedule.

Loss of Benefits

      Under certain circumstances, your participation in the KSOP could be suspended, or you might receive lower benefits than expected. Your right to continue to make contributions to the KSOP may be discontinued or suspended for the following reasons:

•	we freeze or suspend the plan, as we have the right to do;

•	you transfer to a job classification that does not meet the eligibility requirements for participation;

•	you receive a hardship withdrawal, which would require a six-month suspension; or

•	you reach the limit on benefits and contributions set by law, which limits are quite high.

      Your benefit may be less than you expected if:

•	we amend or terminate the KSOP, as we have the right to do, and as a result you are not permitted to continue to invest in the KSOP;

•	your investments in either the ESOP component or the non-ESOP component suffer losses; or

•	you or your beneficiary does not submit the necessary documents or the completed forms that are required for processing a distribution.

Other Information

      Formal Plan Name. The formal name of the KSOP is “The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan.” The KSOP is a retirement plan, a stock bonus, and an employee stock ownership plan, all of which allow for pre-tax deferrals. The KSOP is considered an “individual account plan” under ERISA. The non-ESOP component of the KSOP also is intended to be an ERISA Section 404(c) plan.

      KSOP Sponsor.

           Alion Science and Technology Corporation

           1750 Tysons Boulevard
           Suite 1300
           McLean, VA 22102
           (703) 918-4480

      Employer Identification Number:

           54-2061691

      KSOP Plan Number:

           001

      KSOP Administrator. The ESOP committee administers the KSOP. You may send inquiries to:

           The ESOP Committee

           c/o Alion Science and Technology Corporation
           1750 Tysons Boulevard
           Suite 1300
           McLean, VA 22102
           (703) 918-4480

      The ESOP committee is responsible for the control and management of the operation and administration of the KSOP.

      KSOP Trustee. The ESOP committee is the trustee of the non-ESOP component.

      The ESOP committee has selected as trustee of the ESOP component:

           State Street Bank & Trust Company

           Batterymarch Park III
           Three Pine Hill Drive
           Quincy, MA 02169
           (617) 786-3000

      KSOP Recordkeeper. The recordkeeper for the non-ESOP component of the KSOP is Fidelity. Fidelity can be reached at:

           Fidelity Investments

           One Utah Center
           201 South Main Street, Suite 200
           Salt Lake City, Utah 84111
           (801) 537-4101

      The recordkeeper for the ESOP component of the KSOP is:

           BCI Group

           1025 East South River Street
           Appleton, WI 54915-9903
           (920) 734-0144

      Service of Legal Process. Legal process may be served on the ESOP committee or the plan’s trustee at the business addresses noted above.

      KSOP Year. All KSOP records are maintained on a plan year basis, which is October 1 through September 30.

      Assignment of Benefits. The KSOP is intended to pay benefits only to you or your beneficiaries. Your account cannot be used as collateral for loans outside of loans from the KSOP or be assigned in any other way, except pursuant to: (1) a Qualified Domestic Relations Order; (2) certain IRS levies; or (3) certain judgements or settlements obtained by the plan for crimes involving the plan, violations of fiduciary duties or other judgements or settlements pursuant to Section 401(a)(13)(C) of the Internal Revenue Code.

The One-Time ESOP Investment Election

General

      The KSOP intends to purchase 100 percent of our outstanding common stock.

      As part of this acquisition, eligible participants, acting as “named fiduciaries” under the KSOP, are being offered a one-time opportunity to direct State Street, the ESOP trustee, to invest their eligible retirement account balances in the ESOP component of Alion’s KSOP. Eligible participants who make this one-time ESOP investment election will acquire a beneficial interest in our common stock, which will be held in the ESOP trust.

      The closing of our acquisition of IITRI’s assets will occur on the terms described in “The Acquisition” section of the prospectus only if the ESOP trustee receives directions to invest between $24.0 million and $26.0 million of IITRI rollover or HFA transfer balances in the ESOP component of our KSOP, and if the ESOP trustee accepts such directions. As of December 5, 2002, eligible employees had elected to invest approximately $25.8 million in the ESOP component of Alion’s KSOP. If you are an employee of IITRI, you may change both your distribution request and your decision to invest any rollover proceeds in the ESOP component at any time prior to closing of the acquisition, when your distribution will be processed upon your termination of employment with IITRI and hire by Alion. If you are an employee of HFA, you may revoke your decision to invest in the ESOP component until closing of the acquisition when we will merge your 401(k) plan into the Alion KSOP.

      If we terminate the offering or do not close the acquisition for any reason, IITRI and HFA employees will continue employment with IITRI and HFA, and all retirement plan account balances will remain in the IITRI and HFA retirement plans.

Terms of the One-Time ESOP Investment Election

      The one-time ESOP investment election ran from October 9, 2002, to November 1, 2002. If you made the one-time ESOP investment election to invest in our common stock by directing State Street, the ESOP trustee, to invest all or any portion of your existing retirement account balances in our ESOP component, shares of our common stock will be allocated to your account in the ESOP trust and you will acquire a beneficial ownership interest in our common stock.

      Two different types of elections occurred during the one-time ESOP investment election period:

•	HFA employees who participate in the HFA 401(k) plan made a transfer election, as described below, and

•	IITRI employees, excluding employees of the Life Sciences Operation, who participate in the IITRI 401(a) and/or 403(b) plans elected to request a distribution and rollover to the Alion KSOP.

      After the acquisition closes, you will not have the ability in the future to rollover or transfer other qualified funds into the ESOP component. You may, however, at any time subsequent to closing, rollover funds into the non-ESOP component. The ESOP committee does plan to accept future rollovers to the ESOP component from eligible retirement accounts of new hires employed after the close of the acquisition. We anticipate that new hires will have a similar one-time opportunity to invest any eligible account balances they choose to rollover into the ESOP component of our KSOP during a window period following their employment date.

Terms of the One-Time ESOP Investment Election for HFA Employees

      As a technical matter, you had several choices in this election, depending on whether you are an IITRI employee or an HFA employee. The reason for this is that as part of Alion’s acquisition of substantially all of IITRI’s assets, we are acquiring HFA and its existing 401(k) plan.

      This means that the HFA 401(k) plan will merge into the Alion KSOP at closing. At the time of the merger, your HFA 401(k) account balance will be liquidated and invested, according to your investment direction, in the ESOP component, the non-ESOP component or a combination of the two.

      If you decided to invest in the ESOP component, you made a one-time ESOP investment election, in which you directed the ESOP trustee to accept the transfer of all or any part of your account to be invested in Alion common stock. The funds you directed to the non-ESOP component will be invested in the Fidelity Government Money Market fund, subject to your redirection. The funds you directed to the ESOP component will be invested in the SSgA Short-Term Investment Fund, accruing interest until the ESOP trustee purchases our common stock.

      If the acquisition closes and you have not provided any direction by completing the forms related to the one-time ESOP investment election, your entire HFA 401(k) account balance will be directed to the non-ESOP component, and invested in the Fidelity Retirement Government Money Market Fund, where it will remain until you reinvest it in any of the Fidelity mutual fund investment alternatives available to you under the KSOP.

      If the acquisition does not close, the HFA plan will not be merged into the Alion KSOP, and your existing account balance in the HFA 401(k) plan will remain invested pursuant to your pre-existing directions.

Illustration 1:
The HFA Transfer Election Process Step 1
Upon closing of the acquisition, the
HFA 401(k) plan will be merged with
the Alion KSOP.

Step 2
Proceeds you direct to the ESOP
component will be invested in Alion stock.

Proceeds you direct to the non-ESOP
component of the KSOP will default
to the Fidelity Retirement Government
Money Market Fund until you redirect
the funds to other Fidelity investment
options within the non-ESOP component.

Terms of the IITRI One-Time ESOP Investment Election for IITRI Employees

      Although Alion is acquiring substantially all of the assets of IITRI, we are not acquiring the assets of the IITRI 401(a) and 403(b) plans. These plans will remain with IITRI. As an IITRI employee who will become an employee of Alion if the acquisition closes, your decision to invest in our common stock can only occur if you request a distribution of your account balances in the IITRI plans, and rollover of these proceeds to our KSOP. You are not required to request a distribution from IITRI, even if you become our employee; you may leave your account balances, as currently invested, in the IITRI plans.

      If the acquisition closes, and you choose not to request a distribution of your IITRI account balances, they will remain in the IITRI plans. At any time in the future, you may request a distribution and direct rollover to the non-ESOP component of our KSOP. You will not be able to invest any future rollovers in the ESOP component, except during this one-time ESOP investment election period.

      Because, for IITRI employees, your one-time ESOP investment election includes your request for a distribution, your election process involves several steps. This complexity is necessary because

•	the IITRI plans do not permit in-service distributions; you must be a former employee to receive a distribution from either plan;

•	some of your TIAA and CREF contracts may take up to three weeks to distribute; and

•	our KSOP cannot accept rollover proceeds until you are employed by us.

      These factors required us to devise a process which would permit the liquidation of your account pursuant to your distribution request, and have the funds available for closing, at which time your employment with IITRI will be terminated simultaneously with your hire by Alion. This process is described below.

Rollover Process for IITRI Employees

      If you are an IITRI employee who, as part of this one-time ESOP investment election, requested a distribution from your IITRI 401(a) and 403(b) plans, you directed the IITRI administrative committee, which is the fiduciary for the IITRI 401(a) and 403(b) plans, to liquidate your eligible TIAA and CREF and Fidelity assets in your IITRI retirement accounts and then transfer the funds received from these sales to the newly added SSgA Money Market Fund that will be made available to you within each of the 401(a) and the 403(b) plans. After Alion determined that employees invested in the ESOP component funds sufficient to close the acquisition, the IITRI administrative committee initiated the process to liquidate and transfer these funds. If the acquisition closes, the closing of the acquisition will constitute a distributable event for the IITRI 401(a) and 403(b) plans because your employment with IITRI will be terminating.

      Your funds, once transferred to the SSgA Money Market Fund in both the IITRI 401(a) and 403(b) plans, will accrue interest until closing of the acquisition, at which time your distribution will be processed according to your instructions.

      As is the case with any distribution from the IITRI 401(a) and 403(b) plans, you may elect to receive your distribution in the form of an annuity. If you choose to take a lump sum instead, you and your spouse must waive your right to receive an annuity and your spouse’s signature must be notarized.

      You may also choose to roll any or all of your account to the Alion KSOP, designating how much you wish to invest in the ESOP component, the non-ESOP component, or a combination of the two.

      Your third distribution option is to choose a rollover to another custodian or an IRA, which you would so designate on your distribution request form.

      You may also choose to receive a cash distribution, which might be subject to penalties associated with early withdrawal.

      Alion determined that participants have directed sufficient funds to be rolled over to the Alion KSOP and invested in the ESOP component during this one-time ESOP investment election period. Therefore, the transfer elections have been processed, and the funds are being transferred from Fidelity, TIAA and/or CREF investments to the SSgA Money Market Fund in preparation for your distribution.

      If for some reason after the funds transfer, the acquisition does not close, or you become ineligible to participate in the one-time ESOP investment election, your distribution will not be processed, and you will be able to reinvest any 401(a) and 403(b) SSgA Money Market Fund investments with Fidelity, TIAA and/or CREF.

      Funds you direct to be invested in the non-ESOP component will default to the Fidelity Retirement Government Money Market Fund, subject to your reinvestment direction in any of the Fidelity mutual fund investments offered in the non-ESOP component. The ESOP trustee will use the funds you direct to the ESOP component to purchase our common stock, shares of which will then be allocated to your account.

      Eligible assets for investment in the KSOP include all Fidelity investments in the 401(a) and 403(b) plans. Also eligible are:

•	CREF funds under the GRA (Group Retirement Annuity) certificates in the 401(a) plan

•	CREF funds under the RA (Retirement Annuity) contracts in the 403(b) plan

•	TIAA and CREF funds under the SRAs (Supplemental Retirement Annuity) contracts in the 403(b) plan; and

•	TIAA and CREF funds under the GSRA (Group Supplemental Retirement Annuity) certificates in the 403(b) plan

      The only assets which are not eligible for the purpose of investment in the KSOP are the TIAA Traditional Accumulation under the RA contracts in the IITRI 403(b) plan and the TIAA Traditional Annuity contract under the GRA contracts in the IITRI 401(a) plan, as these contracts do not permit an investment transfer under the terms of this election process.

      The steps of this process are illustrated below:

Illustration 2:
Step 1 — Your Decision
You make the decision to rollover your existing retirement account balances into the Alion KSOP. You may invest in the non-ESOP component, the ESOP component or any combination of the two.

You may also request a distribution in cash or a rollover to an IRA. Your distribution can be a combination of any of these alternatives. The only assets not eligible for the purpose of investment in the KSOP are the TIAA Traditional Accumulation under the RA contracts in the 403(b) plan and the TIAA Traditional Annuity contracts under the GRA contracts in the 401(a) plan.

Step 2 — Investment Transfer
Because Alion determined that employees have directed sufficient funds to be invested in the ESOP component, the eligible 401(a) and 403(b) assets you elected to rollover to the KSOP are being liquidated and transferred to the SSgA Money Market Fund investment option in each plan, where they will remain, accruing interest, until closing.

Step 3 — Directed Rollovers
Rollover proceeds you direct to the ESOP component will be invested in Alion stock.

Rollover proceeds you direct to the non-ESOP component of the KSOP will default to the Fidelity Retirement Government Money Market Fund until you redirect the funds to other Fidelity investment options within the non-ESOP component.

Step 4 — Your KSOP Account
Upon closing of the acquisition, Alion stock will
be allocated to your account. You will receive a statement from BCI Group showing the number of shares of Alion stock purchased through your one-time ESOP investment election.

Procedure for Making the One-Time ESOP Investment Election

      We set aside a specific period, from October 9, 2002 to November 1, 2002, during which you were able to participate in the one-time ESOP investment election. If you were eligible to participate in the one-time ESOP investment election, you could do so by completing the election forms included as part of the packet of offering materials mailed to you with the prospectus dated October 9, 2002.

For HFA Employees

      If you are an HFA employee, your HFA 401(k) account balance will automatically be transferred into the non-ESOP component of our KSOP upon closing of the acquisition, unless you have elected to transfer all or any portion of your HFA account balance to the ESOP component as part of your one-time ESOP investment election. You will need to complete the form on which you designate in whole percentages the amount of your existing HFA 401(k) account balance that you wish to invest in our ESOP component, in the event the acquisition closes, resulting in a merger of the HFA 401(k) plan with the KSOP. You will also need to complete the beneficiary designation form for the Alion KSOP.

      If the acquisition closes and the merger occurs, any funds you do not direct to be transferred to the ESOP component of the KSOP will automatically be invested in the non-ESOP component, defaulting to the Fidelity Retirement Government Money Market Fund until such time as you redirect the funds to other investment alternatives within the non-ESOP component. This is because the Fidelity investment alternatives available to you in the non-ESOP component of the KSOP are not exactly the same as the investment alternatives currently available to you in the HFA 401(k) plan.

      You may revoke your decision to invest in the ESOP component until the day the acquisition closes by completing a new transfer election form and sending it to BCI Group at the following address:

BCI Group
Attn. Peter Prodoehl
1025 E. South River Street
Appleton, WI 54915

      In order for your revocation to be effective, it must be received by BCI Group by 10 a.m. Eastern Standard Time on the day of closing of the acquisition.

      If you do not have a copy of the form, you may obtain another by calling the KSOP Help Line at 866-KSOP-4-US, or contacting your human resources department.

      You may not fax or call in your revocation. If BCI Group has not received a new form from you, your transfer will be processed according to the form that BCI Group has on file.

      An independent agent appointed on behalf of the IITRI administrative committee, fiduciary for the HFA 401(k) plan, will determine all questions as to the sufficiency of the form, and time of receipt of your investment direction.

      Your instruction to invest all or any part of your HFA account balance upon the merger into the Alion KSOP will be provided to State Street, as trustee of the ESOP, who will determine whether to accept or reject any direction you gave, as part of your one-time ESOP investment election, to invest in the ESOP component. The trustee will also review any revocation requests.

      If there are any defects or irregularities on any of your investment direction forms, the ESOP trustee will have the absolute right to reject any of those forms, or determine if the processing of a form would be deemed unlawful, and the interpretation of the ESOP trustee of the terms and conditions of the one-time ESOP investment election will be final.

For IITRI Employees

      If you are an IITRI employee and you decide to rollover all or any portion of your eligible IITRI retirement account balances into the KSOP, you will have to complete one or more of the following forms:

•	CREF Transfer Request — which is a form to transfer any of the CREF funds in your IITRI 401(a) and 403(b) plan accounts under the GRA (Group Retirement Annuity) certificates and RA (Retirement Annuity) contracts;
•	GRA and SRA Transfer Request — which is a form to transfer any of the TIAA and CREF funds in your IITRI 403(b) plan accounts under the SRA (Supplemental Retirement Annuity) and GSRA (Group Supplemental Retirement Annuity) contracts; and
•	Fidelity Transfer Form — which is a form to request the transfer of any of your investments with Fidelity in your IITRI 401(a) and 403(b) plan accounts.

      The only investment option available on these transfer forms will be the newly added SSgA Money Market Fund, which we added to both the IITRI 401(a) and 403(b) plans prior to start of the one-time ESOP investment election period.

      You also received and, in order to effect the one-time ESOP investment election, needed to complete:

•	Distribution Request Form — to request a distribution of your account balance invested in the SSgA. As part of this distribution request, you may rollover funds to another qualified vehicle or to our KSOP, investing in the ESOP component, the non-ESOP component or any combination of the two, or you may request a cash withdrawal, or payment in the form of an annuity payable over 10 years.
•	Beneficiary Designation Form — so that you can name a beneficiary of your Alion KSOP account balance.

      The rollover proceeds and related interest accrued while invested in the SSgA Money Market Fund investment option will be invested in the Alion KSOP within a day of closing. The ESOP trustee will use the proceeds you direct State Street to invest in the ESOP component to purchase shares of our common stock. Proceeds you direct to be invested in the non-ESOP component will default to the Fidelity Retirement Government Money Market Fund until such time as you redirect the funds to other investment options within the non-ESOP component.

      We anticipate that the transfer and reinvestment process will take no longer than three weeks, based on agreements with TIAA and CREF and Fidelity, although our goal is to conclude this process and close the acquisition as quickly as possible. This means your funds may be in the SSgA Money Market Fund for up to three weeks, depending on the day TIAA and CREF and/or Fidelity process your transfer request. Interest will be allocated to your account from the time the transfer funds are received until the time these funds are invested with Alion, and you will receive a statement of your account for the ESOP component as soon as possible following closing.

      You may make any changes to your distribution request or revoke any decision to invest in our common stock by completing and sending to BCI Group a new distribution form on which you will indicate your new distribution decision. If you are married, the new distribution form is subject to the notarized consent of your spouse. Your distribution request is revocable at any time prior to closing for the following reasons:

•	You or your spouse, if married, wish to revoke your waiver of an annuity according to your Joint and Survivor Annuity rights;

•	You choose to change the amount or form of your distribution, with spousal consent, if married; or

•	Upon receipt of the final terms of the acquisition and prior to closing, you choose to change the amount you have previously elected to invest in the ESOP component to purchase Alion stock. If you are married, you must obtain spousal consent.

      Your submittal of a new distribution form will supersede any prior forms submitted, and must be received by BCI Group by 10 a.m. Eastern Standard Time on the day the acquisition closes at the following address:

BCI Group Attn. Peter Prodoehl 1025 E. South River Street Appleton, WI 54915

      If you do not have a copy of the form, you may obtain another by calling the KSOP Help Line at 866-KSOP-4-US, or contacting your human resources department.

      You may not fax or call in your changes to your distribution form. If BCI Group has not received a new form from you, your transfer will be processed according to the form that BCI Group has on file.

      An independent agent appointed on behalf of the IITRI administrative committee, fiduciary for the IITRI 401(a) and 403(b) plans, will determine all questions as to the sufficiency of the form, including notarized spousal consent, time of receipt and acceptance of your distribution request form. The agent, acting on behalf of the IITRI administrative committee, will also review any revocation requests.

      Your instruction to rollover all or any part of your distribution to the Alion KSOP will be provided to State Street, as trustee of the ESOP, who will determine whether to accept or reject any one-time ESOP investment election form on which the participant designated he or she chose a direct rollover to the Alion KSOP plan, for investment in the ESOP component.

      If there are any defects or irregularities on any of your forms, the fiduciary for the IITRI plans, or agent acting on behalf of the fiduciary, will have the absolute right to reject any distribution forms, or determine if the processing of said form would be deemed unlawful, and the interpretation of the agent and the ESOP trustee of the terms and conditions of the one-time ESOP investment election will be final.

For Both IITRI and HFA Employees:

      We requested that you complete the forms related to the one-time ESOP investment election regardless of whether or not you elect to participate in the one-time ESOP investment election. Completed and signed forms were to be mailed in the self-addressed, stamped envelope provided to you as part of the packet of offering materials mailed to you with the prospectus dated October 9, 2002. If for some reason, you chose not to use this envelope, you could send the completed and signed forms directly to:

Via Regular Mail or Federal Express BCI Group Attention: Peter Prodoehl 1025 East South River Street Appleton, Wisconsin 54915-9903	or	Via Regular Mail BCI Group Attention: Peter Prodoehl P.O. Box 477 Appleton, Wisconsin, 54912-9970

      BCI Group and the ESOP trustee will tabulate the information on the transfer election forms.

      Because the distribution form must be signed by your spouse and notarized, BCI Group did not accept faxed forms.

      You could make your one-time ESOP investment elections between October 9 and November 1, 2002. We refer to this period of time as the “one-time ESOP investment election period.” BCI Group sent confirmation to your home address acknowledging receipt of your forms related to the one-time ESOP investment election.

      Following the close of the one-time ESOP investment election period, the ESOP trustee and BCI Group coordinated the tabulation and verification of the results of the one-time ESOP investment election. Alion determined that the one-time ESOP investment election resulted in the direction for investment in the ESOP component of funds sufficient to close the acquisition. Therefore, the funds that eligible participants have elected to invest are being handled through a liquidation, transfer and/ or distribution process established by BCI Group, TIAA and CREF and Fidelity, the record-keepers for the investments in the IITRI 401(a) plan, the IITRI 403(b) plan and the HFA 401(k) plan.

      Funds directed to the non-ESOP component will be wired, upon closing of the acquisition, from the SSgA Money Market Funds to Fidelity, where they will be invested in the Fidelity Retirement Government Money Market Fund. After closing of the acquisition, you may use the toll-free number or log onto the Fidelity Web site to redirect your funds within the non-ESOP component in any of the Fidelity options available in the non-ESOP component of the KSOP.

      You should call the KSOP One-Time ESOP Investment Election Assistance Hotline at 866-KSOP-4-US or 866-576-7487 with any questions about the one-time ESOP investment election.

      Your decision is personal and confidential, and BCI Group and the ESOP trustee will preserve the confidentiality of your one-time ESOP investment election, and will not disclose your decision to IITRI or Alion management. If the acquisition closes, Alion benefits personnel who would handle your benefit statements and the accounting of the plan will be privy to your confidential data after closing, in order that they may administer your account.

      It is possible that the acquisition will not close. If for any reason the acquisition does not close after the liquidation of the IITRI 401(a) and 403(b) plans, the full amount of the funds liquidated and invested in the SSgA Money Market Funds of each plan, plus any interest accrued on your account, will immediately be reinvested with TIAA and CREF and/or Fidelity in the IITRI 401(a) and 403(b) plans at your direction.

Closing of the Acquisition

      On or about December 20, 2002, the anticipated closing date of the acquisition, State Street will use the funds that are invested in the SSgA Money Market Funds in the IITRI 401(a) and 403(b) plans and directed for investment in the ESOP component, as well as the funds that HFA employees have directed to be invested in the ESOP component, to purchase shares of our common stock. The ESOP trustee will only do so if, in its sole discretion, it determines that it is permissible under ERISA to accept your direction with regard to the investment in our common stock.

      As part of its determination, State Street, as ESOP trustee, relying on the opinion of Duff & Phelps LLC, the ESOP trustee’s independent financial advisor, must conclude that the purchase price does not exceed the aggregate fair market value of our common stock as of the date of the acquisition. The appraised fair market value of our common stock will be supported by a fairness opinion given by Duff & Phelps. This opinion will address whether the purchase price the ESOP trustee pays for our common stock is not more than fair value and whether the terms and conditions of the acquisition are fair to the ESOP from a financial point of view.

      Following the purchase of the common stock by State Street, in its capacity as ESOP trustee, the ESOP recordkeeper, BCI Group, will allocate the purchased shares of our common stock to the accounts of each ESOP participant in proportion to the amount of money you elected to invest in the ESOP component from your existing IITRI and HFA retirement accounts. The common stock will be held in the ESOP trust and the ESOP trustee will hold record title to our common stock. You, as an ESOP participant, will have a beneficial ownership interest in our common stock and your rights as a participant will be governed by the terms of the KSOP.

Your Role and Responsibilities as a Named Fiduciary under the KSOP

      “Named fiduciaries” under the KSOP are those persons under plans that have decision-making authority with respect to the management or disposition of plan assets. Our KSOP designates eligible participants like you as “named fiduciaries” for the purpose of determining whether or not to direct the ESOP trustee to invest all or a portion of your KSOP balance in the ESOP component, and invest these funds in our common stock. This means that it is solely up to you and your personal advisors whether to invest in our KSOP and as follow-on to that decision, whether to invest in our common stock by directing the investment of any of your eligible retirement account balances into our ESOP component.

      The KSOP further provides that eligible participants are also designated as “named fiduciaries” for purposes of certain voting direction decisions, tender offers, the diversification election described in “The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan — Investing in Your KSOP Account — Diversification,” and the election by participants whether to direct the ESOP trustee to invest future pre-tax payroll deferrals in common stock described in “The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan — Pre-Tax Deferrals and Rollover to the KSOP — Employee Pre-Tax Contributions.”

      Because you, as eligible participants, are designated as “named fiduciaries” under the KSOP with respect to your decision to rollover or transfer all or any portion of your eligible retirement account balances to the KSOP and to invest in the ESOP component, and with respect to your decision whether or not to direct the ESOP trustee to invest future pre-tax payroll deferrals in our common stock, the ESOP trustee can, under the law, only follow those directions of named fiduciaries that are in accordance with the applicable terms of the plan and that are not contrary to ERISA. The trustee’s role is described further in “Determination of the ESOP Trustee” below.

      Fiduciaries under ERISA are required to comply with certain rules. They must act

•	prudently,

•	solely in the interest of the plan’s participants and beneficiaries, and

•	for the exclusive purpose of providing benefits to the plan’s participants and beneficiaries.

      A fiduciary, including a “named fiduciary,” who breaches the fiduciary responsibility rules of ERISA may be liable to the plan for any losses caused by the fiduciary’s conduct. Therefore, when you act as a named fiduciary, you should do so in a prudent manner.

      Please remember that the ESOP trustee generally has no responsibility or liability under ERISA or any other law to make a determination of the advisability or prudence of any individual participant’s decision whether or not to direct the investment of all or any portion of his or her IITRI rollover or HFA transfer account balances or future pre-tax payroll deferrals in our common stock. With respect to the ESOP’s initial purchase of company stock using rollover and/or transfer funds, the ESOP trustee must determine that the price it pays for our common stock is not more than fair market value and the terms and conditions of the acquisition are fair to the ESOP from a financial point of view.

Role and Determination of the ESOP Trustee

      On February 7, 2002, State Street was engaged by IITRI to act as an independent fiduciary with respect to the ESOP’s possible participation in this offering and the proposed acquisition of IITRI’s assets. In that connection, State Street has participated in discussions with Alion management about the terms of the proposed acquisition, and about the terms of the ESOP’s proposed purchase of Alion’s common stock. Effective June 4, 2002, State Street was appointed as a trustee of the ESOP. On or about the closing of the acquisition, State Street will establish a new trust to hold assets for the benefit of the ESOP, which we refer to as the State Street ESOP trust. The State Street ESOP trust will have no assets, however, unless the acquisition closes and employees’ eligible retirement plan account balances are invested in the ESOP component of Alion’s KSOP. The State Street ESOP trust will receive the rollover and/or transfer funds in anticipation of closing the acquisition, at which time the funds will be used to purchase Alion common stock for the ESOP. Until that time, the 100 shares of Alion common stock that were issued to the ESOP when it was established on December 19, 2001, will continue to be held in a separate Beagle Holdings, Inc. ESOP trust of which an Alion officer is the trustee. At the closing of the acquisition, the original 100 shares will be transferred to the State Street ESOP trust and the Beagle Holdings, Inc. ESOP trust will be dissolved. State Street will be the sole ESOP trustee after closing of the acquisition. All references in this prospectus to State Street, or the ESOP trustee, unless otherwise specifically noted, refers to State Street as the trustee of the ESOP trust to be established on or before closing of the acquisition.

      State Street started its work after substantial negotiations had already occurred among IITRI, the University and the management team at IITRI which is leading this ESOP buyout effort. From its engagement, State Street took an active role in negotiating and finalizing the specific terms of the proposed transaction.

      In general, State Street’s role in this acquisition is ultimately to make a good faith determination that the price being paid is not more than fair market value and that the terms of the transaction are fair to the ESOP from an investor’s point of view. State Street cannot and will not determine whether investing in the ESOP component of our KSOP is an appropriate, suitable or prudent investment decision for you or your retirement accounts. You alone will be responsible for that decision.

      Under ERISA, State Street is generally required to follow any direction you give to invest in the ESOP component of our KSOP. State Street will not follow your direction to invest in the ESOP, however, if at the closing it determines that the price to be paid to the ESOP is more than fair market value or if it believes that the terms of the transaction will be unfair to the ESOP from a financial point of view.

      In addition, State Street will not follow any instruction you give to invest in the ESOP if it concludes, on the basis of information provided to it, that:

•	the purchase of the common stock is not consistent with the terms of the KSOP plan and trust instruments;

•	you have been subjected to coercion or undue pressure in making your election;

•	we have not provided you with appropriate and sufficient information relating to this one-time ESOP investment election;

•	you have been provided clearly false or misleading information relating to this one-time ESOP election; or

•	following your directions to invest in the ESOP component under the one-time investment election would cause the trustee to violate ERISA.

      The ESOP trustee has participated in discussions with members of our management in structuring and financing the acquisition. State Street has conducted limited due diligence concerning our actual business activities and operations, and State Street has necessarily had to rely on information from our management and representations about our business and operations from the University and IITRI. State Street, as the ESOP trustee, has not yet made a determination that it is permissible under ERISA to accept the direction of eligible participants, as named fiduciaries in our KSOP under ERISA, to invest all or any portion of their eligible account balances in our common stock. The ESOP trustee will make its final determination on the date of any closing of the acquisition.

      We will indemnify State Street and SSgA after closing of the acquisition against certain liabilities arising out of their service as an independent fiduciary, including services in connection with this offering and the acquisition.

Opinion of Duff & Phelps

      As a condition to the ESOP trustee’s purchase of our common stock, the ESOP trustee must receive an opinion from its financial advisor, Duff & Phelps, LLC. The written opinion of Duff & Phelps must state that the purchase price that the ESOP trustee will pay for the common stock is not more than fair market value, and that the terms and conditions of the acquisition are fair to the ESOP from a financial point of view. Duff & Phelps’ opinion will be based on the relevant facts and circumstances existing as of the time immediately prior to the acquisition, including the debt incurred to finance a portion of the purchase price for the acquisition.

      Duff & Phelps will provide its final opinion to the ESOP trustee on the closing date of the proposed acquisition, if it occurs.

      Duff & Phelps will receive a fee of approximately $300,000, plus expenses it incurs in connection with rendering its opinion. We will also indemnify Duff & Phelps after the closing of the acquisition against certain liabilities arising out of the issuance of its opinion.

Your Investment Options in the Non-ESOP Component

        The non-ESOP component of our KSOP, in which you may invest some or a portion of your future pre-tax deferrals and any retirement account balances eligible for rollover or transfer, as well as the retirement plan contributions we make to your non-ESOP component account, will provide a choice of mutual fund investment alternatives which Fidelity Investments offers.

      Our retirement plan contributions to your non-ESOP component account will be invested proportionally among the mutual fund options you have selected. If you do not select any mutual fund options, we will, by default, place your investments in the non-ESOP component, as well as the cash portion of our retirement plan contributions contributed to your non-ESOP component account, into the Fidelity Retirement Government Money Market Fund. For more information about investment in the non-ESOP component, please read “The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan.”

      The following tables summarize, as of the dates indicated, the investment performance for the last five years of each of the 18 Fidelity mutual fund options available to you for investment in the non-ESOP component of our KSOP. The summary is based on an initial investment of $100 in each investment alternative as of September 30, 1998, except for the Fidelity Freedom 2040 Fund which is as of September 30, 2000. Performance information about a fund is based on the fund’s past performance only and is no indication of future performance. A prospectus or other description of each fund is available from Fidelity. You should obtain and carefully review the relevant prospectus and other available information before investing in any of these funds.

Fidelity Retired Government Money Market Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1998	$100.00
September 30, 1999	$104.84	4.8%
September 30, 2000	$110.98	5.9%
September 30, 2001	$116.60	5.1%
September 30, 2002	$118.76	1.9%

Fidelity U.S. Bond Index Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1998	$100.00
September 30, 1999	$99.59	-0.4%
September 30, 2000	$106.32	6.8%
September 30, 2001	$119.98	12.8%
September 30, 2002	$129.34	7.8%

Fidelity Spartan U.S. Equity Index Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1998	$100.00
September 30, 1999	$127.54	27.5%
September 30, 2000	$144.32	13.2%
September 30, 2001	$105.71	-26.8%
September 30, 2002	$83.95	-20.6%

Fidelity Magellan Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1998	$100.00
September 30, 1999	$136.08	36.0%
September 30, 2000	$158.00	16.1%
September 30, 2001	$113.75	-28.0%
September 30, 2002	$89.80	-21.1%

Fidelity Low-Priced Stock Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1998	$100.00
September 30, 1999	$111.18	11.2%
September 30, 2000	$132.17	18.9%
September 30, 2001	$152.02	15.0%
September 30, 2002	$156.81	3.2%

Fidelity Investment Grade Bond Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1998	$100.00
September 30, 1999	$99.63	-0.4%
September 30, 2000	$106.23	6.6%
September 30, 2001	$119.30	12.3%
September 30, 2002	$127.82	7.1%

Fidelity Freedom 2000 Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1998	$100.00
September 30, 1999	$113.15	13.2%
September 30, 2000	$128.88	13.9%
September 30, 2001	$122.16	-5.2%
September 30, 2002	$121.47	-0.6%

Fidelity Freedom 2010 Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1998	$100.00
September 30, 1999	$120.24	20.2%
September 30, 2000	$141.58	22.5%
September 30, 2001	$122.22	-13.7%
September 30, 2002	$116.10	-5.0%

Fidelity Freedom 2020 Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1998	$100.00
September 30, 1999	$125.93	25.9%
September 30, 2000	$152.71	21.3%
September 30, 2001	$118.04	-22.7%
September 30, 2002	$105.32	-10.8%

Fidelity Freedom 2030 Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1998	$100.00
September 30, 1999	$128.33	28.3%
September 30, 2000	$157.17	22.5%
September 30, 2001	$114.63	-27.1%
September 30, 2002	$98.66	-13.9%

Fidelity Freedom 2040 Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 2000	$100.00
September 30, 2001	$69.90	-30.1%
September 30, 2002	$58.70	-16.0%

Fidelity Freedom Income Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1998	$100.00
September 30, 1999	$107.67	7.7%
September 30, 2000	$119.10	10.6%
September 30, 2001	$118.96	-0.1%
September 30, 2002	$119.46	0.4%

Fidelity Equity-Income Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1998	$100.00
September 30, 1999	$119.99	20.0%
September 30, 2000	$130.06	8.4%
September 30, 2001	$117.35	-9.8%
September 30, 2002	$97.15	-17.2%

Fidelity Dividend Growth Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1998	$100.00
September 30, 1999	$121.01	21.0%
September 30, 2000	$145.01	19.8%
September 30, 2001	$125.88	-13.4%
September 30, 2002	$101.29	-19.5%

Fidelity Growth Company Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1998	$100.00
September 30, 1999	$150.46	50.5%
September 30, 2000	$243.57	61.9%
September 30, 2001	$124.04	-49.1%
September 30, 2002	$90.57	-27.0%

Fidelity Diversified International Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1998	$100.00
September 30, 1999	$133.13	33.1%
September 30, 2000	$161.76	21.5%
September 30, 2001	$125.79	-21.2%
September 30, 2002	$117.50	-6.6%

Fidelity Capital and Income Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1998	$100.00
September 30, 1999	$117.21	17.2%
September 30, 2000	$119.60	2.0%
September 30, 2001	$98.73	-17.4%
September 30, 2002	$91.78	-7.0%

Fidelity New Millennium Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1998	$100.00
September 30, 1999	$180.02	80.0%
September 30, 2000	$307.24	70.7%
September 30, 2001	$161.69	-47.4%
September 30, 2002	$158.84	-1.8%

Description of Our Common Stock and KSOP Interests

Authorized Capital Stock and KSOP Interests

      Our authorized capital stock consists of 15 million shares of common stock, par value $.01 per share. We have the ability to issue an indeterminate number of KSOP interests. As of the date of this prospectus, 100 shares of our common stock are issued and outstanding, and are held in an ESOP trust of which an Alion officer is the trustee. If the acquisition closes, these 100 shares will be transferred to a separate ESOP trust of which State Street is the trustee, and from that point forward State Street will be the sole ESOP trustee. No KSOP interests are outstanding. Both the KSOP interests and the common stock underlying investments in the ESOP component of Alion’s KSOP are being registered with the SEC.

      Effective as of the closing date of the acquisition and, assuming that

•	eligible employees purchase KSOP interests and elect to rollover or transfer, in the aggregate, at least $24.0 million but not more than $30.0 million, from their existing retirement plan accounts in IITRI’s 401(a) and 403(b) plans or HFA’s 401(k) plan to the ESOP component of our KSOP; and

•	State Street, the ESOP trustee, receives the fairness opinion from Duff & Phelps LLC described in “The One-Time ESOP Investment Election — Opinion of Duff & Phelps” concluding that the purchase price the ESOP trustee will pay for our common stock is not more than fair market value and that the terms and conditions of the acquisition are fair to the ESOP from a financial point of view, we will issue and sell to the ESOP, and the ESOP will purchase shares of our common stock so that after the purchase by the ESOP, it will own 100 percent of our issued and outstanding common stock. The shares of common stock currently outstanding are, and the shares of common stock to be issued to the ESOP that will be outstanding after the offering will be, validly issued, fully paid and non-assessable. The KSOP interests issued in the offering will be validly issued, fully paid and non-assessable.

      Voting Rights. A description of the voting rights of the ESOP trustee, and your voting rights as the holders of beneficial interests in our common stock, is provided under the heading “The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan — Investing in Your KSOP Account — Voting Common Stock.”

      Dividends/Distributions. The ESOP is entitled to receive dividends, which in an S corporation are called distributions, which we refer to as distributions/dividends, when, as and if declared by our board of directors in its discretion out of funds legally available for the payment of distributions/dividends. Such distributions/dividends will be allocated among all ESOP participants’ accounts according to the number of shares of common stock allocated to each participant’s account. We will, however, be subject to covenants restricting our ability to pay distributions/dividends to the ESOP under the terms of agreements governing the senior credit facilities, the mezzanine note, and the subordinated note. For more information about Alion’s distribution/dividend policy, please read the section entitled “Distribution, or Dividend, Policy.”

      Other Rights. In the event of our liquidation or dissolution, after payment of all amounts owed to lenders and other creditors, the ESOP will be entitled to our remaining assets for distribution to investors in the ESOP component. The ESOP does not have any preemptive or other subscription rights, and the shares of our outstanding common stock held in the ESOP trust are not subject to further calls or assessment by us. There are no conversion rights or sinking fund provisions applicable to the shares of common stock.

Authorized but Unissued Shares

      Delaware law does not require shareholder approval for issuance of authorized shares. However, under the stock purchase agreement, we are required to obtain the ESOP trust’s consent prior to making the first public offering of our stock on a securities exchange. We will also be required to comply with our contractual obligations under the stock purchase agreement, the mezzanine note, the warrants and the senior credit facility to maintain our S corporation status. This will limit the number of persons to whom we may issue shares of capital stock, and it will also limit the type of persons to whom we may issue capital stock to those who are eligible to be S corporation shareholders. After the offering and the acquisition, we will issue additional KSOP interests to employees who elect to invest their pre-tax deferrals in the ESOP component and to new employees when they join Alion as a result of our acquisition of their employer or simply as new hires. In addition, Alion matching contributions, as well as a portion of our retirement plan contributions, will be made by issuing additional shares of our common stock to the ESOP component.

Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions

      Number of Directors; Vacancies; Removal. Our bylaws provide that our board of directors must consist of at least three and not more than 12 members. Under the terms of the rights agreement entered into between Alion, the ESOP trust and IITRI and subject to certain requirements, IITRI may nominate three individuals for election to Alion’s board. The ESOP trust is required to vote its shares to elect IITRI’s three nominees. IITRI’s right to nominate these directors arises out of it being the holder of each of the subordinated note, the mezzanine note and the warrants. The right to nominate a director under each of these instruments is transferable with the related note or warrant, as the case may be. Our board of directors will be classified, with respect to the time for which they hold office, into three classes, each with approximately the same number of directors. The first class of directors will have a one-year term, the second class will have a two-year term, and the third class will have a three-year term. After completion of these initial terms, each class of directors will serve for a term of three years, staggered to ensure that each annual shareholder meeting elects only one of the three classes in any given year. Each class of directors will hold office until its respective successors are duly elected and qualified. At each annual meeting of Alion’s shareholder(s), the successors of the class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of Alion’s shareholder(s) held in the third year following the year of their election. The board of directors is authorized to fill vacancies resulting from resignation or removal of a director. The ESOP trustee, voting at the direction of the ESOP committee, is authorized to create new directorships. The ESOP trustee, voting at the direction of the ESOP committee, will fill any new directorships. The board of directors, or its remaining members, even though less than a quorum, is also empowered to fill vacancies on the board of directors occurring for any reason. Directors may be removed with or without cause, by the vote, either in person or represented by proxy, of a majority of the shares of stock issued and outstanding and entitled to vote at a special meeting held for such purpose or by the written consent of a majority of the shares of stock issued and outstanding. A description of the expected composition of Alion’s board of directors and the committees of the board is provided under the heading “Management — Information Regarding the Directors of the Registrant.”

      Actions Taken by the Board. In order for Alion’s board to approve an action at a board meeting, the presence and affirmative vote of a majority of all of the directors then in office are required. Alion’s board can take an action without holding a meeting if it does so by unanimous written consent.

      Shareholder Action by Written Consent; Special Meetings. Our bylaws provide that our shareholders, if we have more than one, may act by written consent, if the written consent is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. After closing of the acquisition, the ESOP trustee will take actions as the sole shareholder of Alion at the direction of the ESOP committee, unless it determines that any such action would be a breach of its fiduciary duties to ESOP participants. Our chairman of the board, chief executive officer, a majority of our board of directors or the ESOP trustee as the sole shareholder may call a special meeting of the shareholders.

      Amendments to the Certificate of Incorporation. The Delaware General Corporation Law allows us to amend our certificate of incorporation at any time to add or change a provision that is required or permitted to be included in the certificate of incorporation or to delete a provision that is not required to be included in the certificate of incorporation. The board of directors may amend our certificate of incorporation only with the approval of our stockholder(s).

      Amendments to the Bylaws. Our bylaws provide that our board of directors has the power to adopt, amend, alter or repeal the bylaws by the vote of at least a majority of the entire board of directors then in office.

      Indemnification of Directors and Officers. Our bylaws provide that, to the fullest extent permitted by the Delaware General Corporation Law, we will indemnify our directors and officers and any employee who acts as a fiduciary of the ESOP, who was or is a party to any action, suit or proceeding by reason of the fact that the person is or was a director or officer or employee acting as a fiduciary of the ESOP, against any (i) expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any action, suit or proceeding (other than an action by or in the right of the corporation) if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests or the interests of the ESOP participants, as applicable, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful; and (ii) expenses actually and reasonably incurred by the person in connection with the defense or settlement of any action, suit or proceeding by or in the right of Alion if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our bests interests or in the interests of the ESOP participants, as applicable.

      In addition, the bylaws permit us to indemnify other employees and agents of our corporation who are made party to an action, suit or proceeding, by reason of the fact that any such person is or was one of our employees or agents. Our bylaws also provide that we may purchase insurance on behalf of any director, officer, employee or agent against any expenses, liabilities and losses, whether or not we would have the authority to indemnify these persons against these expenses, liabilities or losses under the Delaware General Corporation Law. We expect to purchase such insurance. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors, officers and employees and members of the ESOP committee.

      Restrictions on Share Ownership and Transfer. Our bylaws provide that approval from our board of directors is required for any transfer of shares of our capital stock in order to preserve our status as an S corporation. In addition, the bylaws provide that we will not recognize any transfer of shares, whether voluntary or involuntary, that the board of directors determines could cause us to lose our status as an S corporation.

      The above noted provisions do not apply to any transfer by the ESOP trust or its transferees, in any circumstance. The above noted provisions also do not apply to a transfer by IITRI or its permitted transferees of shares of common stock that were obtained by exercising the mezzanine warrant if an event of default has occurred under the mezzanine warrant, or to a transfer by IITRI or its permitted transferees of shares that were obtained by exercising the subordinated warrant if an event of default has occurred under the subordinated warrant. Events of default under the mezzanine warrant and the subordinated warrant include the failure to make payments due under the mezzanine note and the subordinated note, respectively, and certain bankruptcy and insolvency events.

Management

Information Regarding the Directors of the Registrant

      The names, ages and positions of our directors, as of September 23, 2002, are set forth below.

			Term	Director
Name	Age	Position	Expires	Since

Bahman Atefi	49	President, Chief Executive Officer and Chairman	2005	2001
Leslie Armitage	34	Director	2004	2002
Lewis Collens	64	Director	2004	2002
Admiral (Ret.) Harold W. Gehman, Jr.	59	Director	2004	2002
Donald E. Goss	71	Director	2003	2002
Robert L. Growney	59	Director	2003	2002
General (Ret.) George A. Joulwan	62	Director	2005	2002
General (Ret.) Michael E. Ryan	60	Director	2005	2002

      Under the terms of the acquisition, pursuant to the purchase agreement entered into between Alion and IITRI, IITRI may nominate three directors for election to Alion’s board.

      Upon the closing of the acquisition, the first class of directors will consist of two directors — Donald E. Goss and Robert L. Growney. Their term will expire on the date of the annual meeting of Alion’s shareholder(s) in the first year following the closing date. The second class of directors will, as of closing of the acquisition, consist of three directors — Leslie Armitage, Lewis Collens and Admiral Harold W. Gehman, Jr. Their term will expire on the date of the annual meeting of Alion’s shareholder(s) in the second year following the closing date. The third class of directors will, as of the closing of the acquisition, consist of three directors — Bahman Atefi, General George A. Joulwan and General Michael E. Ryan. The term of the third class of directors will expire on the date of the annual meeting of Alion’s shareholder(s) in the third year following the closing date.

      The following sets forth the business experience, principal occupations and employment of each of the directors.

      Bahman Atefi was appointed chief executive officer of Alion in December 2001. He is also chairman of Alion’s board of directors. Dr. Atefi also serves as a member of the ESOP committee. Dr. Atefi has served as president of IITRI since August 1997 and as its chief executive officer since October 2000. Dr. Atefi is also chairman of the board of directors of Human Factors Applications, Inc. since February 1999. From June 1994 to August 1997, Dr. Atefi served as manager of the energy and environmental group at Science Applications International Corporation. In this capacity, he was responsible for operation of a 600-person business unit, with annual revenues in 1997 of approximately $80 million, which provided scientific and engineering support to the U.S. Department of Energy, Nuclear Regulatory Commission, Environmental Protection Agency, U.S. Department of Defense, as well as commercial and international clients. Dr. Atefi is a member of the board of governors of IITRI and a member of the board of trustees of the University. Dr. Atefi received a BS in Electrical Engineering from Cornell University, a master’s degree in nuclear engineering and a doctor of science in nuclear engineering from the Massachusetts Institute of Technology.

      Leslie Armitage has served as director of Alion since May 2002. Since January 1999, Ms. Armitage has served as a Partner of The Carlyle Group. In June 1997, Ms. Armitage became a founding member of Carlyle Europe. Ms. Armitage currently serves on the board of directors of Vought Aircraft Industries, Inc., Honsel International Technologies, Amcan Consolidated Technologies and Haley Industries Limited.

      Lewis Collens has served as a director of Alion since May 2002. Since 1990, Mr. Collens has served as president of the University. Mr. Collens has also served as chief executive officer of IITRI from 1990 to

October 2000. Mr. Collens also serves as chairman of the board for IITRI and as a director for Dean Foods Company, Taylor Capital, Amsted Industries and Colson Group. Mr. Collens is one of the three members of the board of directors designated by the holders of the mezzanine notes, the subordinated note and the warrants.

      Admiral (Ret.) Harold W. Gehman, Jr. has served as a director of Alion since September 2002. Admiral Gehman retired from over 35 years of active duty in the U.S. Navy in October 2000. While in the U.S. Navy, Admiral Gehman served as NATO’s Supreme Allied Commander, Atlantic and as the Commander in Chief of the U.S. Joint Forces Command from September 1997 to September 2000. Since his retirement in November 2000, Admiral Gehman has served as an independent consultant to the U.S. Government from October 2000 to present and Science Applications International Corporation from January 2002 to present. Admiral Gehman currently serves on the board of directors of Maersk Lines, Ltd., Transystems Corp., and Burdeshaw Associates. Ltd. He also currently serves as a member of the board of advisors for Anser Institute for Homeland Security, Old Dominion University Research Foundation, and Old Dominion University College of Engineering. In addition, Admiral Gehman is a senior fellow at the National Defense University and is chairman of the Government of Virginia’s Advisory Commission for Veterans Affairs.

      Donald E. Goss has served as a director of Alion since May 2002. Mr. Goss has served as trustee and chairman of the audit committee for the University since 1982, as well as the chairman of the audit committee and a member of the board of governors for IITRI since 1985. Mr. Goss has also served on the Finance Council and as chair of the audit committee for the Catholic Archdiocese of Chicago, Illinois since 1985. Mr. Goss has also served as a member of the board of governors for the Chicago Zoological Society at Brookfield Zoo since 1998. Mr. Goss retired from Ernst & Young as partner, after 37 years of service, in March 1990, and he has remained retired since that date. Mr. Goss is one of the three members of the board of directors designated by the holders of the mezzanine notes, the subordinated note and the warrants.

      Robert L. Growney has served as a director of Alion since May 2002. Up until his retirement from Motorola in April 2002, Mr. Growney had served as a member of the board of directors for Motorola since January 1997 and as vice chairman of Motorola’s board of directors since January 2002. From January 1997 to January 2002, Mr. Growney served as president and chief operating officer for Motorola. Mr. Growney currently serves as a trustee for the University as well as serves as a member of its executive committee. Since May 2002, Mr. Growney has been a venture partner with Edgewater Funds. Mr. Growney is one of the three members of the board of directors designated by the holders of the mezzanine notes, the subordinated note and the warrants.

      General (Ret.) George A. Joulwan has served as a director of Alion since May 2002. General Joulwan retired from 36 years of service in the military in September 1997. While in the military, General Joulwan served as commander in chief for the U.S. Army, for U.S. Southern Command in Panama from 1990-1993 and served as commander in chief of the U.S. European Command and NATO Supreme Allied Command from 1993-1997. From 1998 to 2000, General Joulwan served as an Olin Professor at the U.S. Military Academy at West Point. General Joulwan has also served as an adjunct professor at the National Defense University from 2001 to 2002. Since 1998, General Joulwan has served as president of One Team, Inc., a strategic consulting company. General Joulwan also currently serves as a director for General Dynamics Corporation.

      General (Ret.) Michael E. Ryan has served as a director of Alion since May 2002. General Ryan retired from the military in 2001 after 36 years of service. General Ryan served his last four years as the 16th Chief of Staff of the Air Force, responsible for organizing, training and equipping over 700,000 active duty, reserve and civilian members. He is on the board of directors of the Air Force Association.

Compensation of Directors

      Our non-employee directors will receive an annual retainer of $25,000, payable in quarterly installments, for their services as members of the board of directors. These services will include preparation for and attendance in person at four board meetings per year and all committee meetings that take place on the same day as a full board meeting. In addition, each director will receive a fee of $1,000 for in-person attendance at each additional board meeting, and $250 for telephone attendance at each additional board meeting. Each chairman of a board committee will receive $2,500 per year for each year he or she serves in such capacity. All board committee members will receive $1,000 per committee meeting if the committee meeting occurs on a day other than the day of a full Alion board meeting. Alion will reimburse directors for reasonable travel expenses in connection with attendance at board of directors and board committee meetings.

      Each director will be eligible for a one-time award under our stock appreciation rights, or SAR, plan at the beginning of each board term that he or she serves. For more information about our SAR plan, please read “Executive Compensation — Stock Appreciation Rights Plan.” A director’s SAR awards will vest on a schedule coincident with his or her term on our board. Each of our initial directors, irrespective of their terms, will receive 4200 SAR awards. Each future class of directors will be elected for a three-year term and will receive 4200 SAR awards upon the commencement of each three-year term. Our directors will also have the option to participate in a deferred compensation plan for tax deferral of their annual compensation and/or payments to be made upon exercise of their SAR awards.

      Our employee directors will not receive any additional compensation for their services as members of the board.

Information Regarding the Executive Officers of the Registrant

      The names, ages and positions of our executive officers as of October 1, 2002, and the dates from which these positions have been held are set forth below.

Name	Age	Office	Position Since

Bahman Atefi	49	Chief Executive Officer(1)	December 2001
Gary Amstutz	49	Senior Vice President and Executive Director of Finance	October 2002
Randy Crawford	51	Sector Senior Vice President and Sector Manager — Spectrum Engineering(1)	May 2002
John (Jack) Hughes	50	Senior Vice President, Chief Financial Officer and Treasurer	October 2002
Stacy Mendler	39	Senior Vice President and Chief Administrative Officer(1)	May 2002
Stephen Trichka	40	Senior Vice President, General Counsel and Corporate Secretary	December 2001
Barry Watson	48	Sector Senior Vice President and Sector Manager — Systems Technology(1)	May 2002

(1)	Member of ESOP committee

      The following sets forth the business experience, principal occupations and employment of each of the current executive officers who do not serve on the board. Please read “Information Regarding the Directors of the Registrant” above for the information with respect to Dr. Atefi:

      Gary Amstutz has served as senior vice president and executive director of finance of Alion since October 2002. Mr. Amstutz served as senior vice president, chief financial officer and treasurer of Alion from December 2001 to October 2002, and has served as senior vice president, chief financial officer and treasurer of IITRI since February 2000. From April 1978 to February 2000, Mr. Amstutz held various finance and management positions with Science Applications International Corporation, including corporate vice president and controller for the business unit of Science Applications International Corporation responsible for financial management and reporting from February 1989 to February 2000. Mr.

Amstutz received a BS in Economics and a MA in Business Administration from the University of California-Riverside.

      Randy Crawford has served as sector senior vice president and sector manager for Alion’s spectrum engineering sector since May 2002. He is also a member of the ESOP committee. Mr. Crawford has also been a member of the board of directors of Human Factors Applications, Inc. since September 2000. Mr. Crawford has served IITRI as spectrum engineering sector senior vice president and manager since October 2000. From January 1997 to October 2000, Mr. Crawford served as group manager of IITRI’s spectrum engineering group. Mr. Crawford received a BSEE from Virginia Tech and a MSE from The George Washington University.

      John Hughes has served as senior vice president, chief financial officer and treasurer of Alion since October 2002. From July 1998 to September 2002, Mr. Hughes served as co-founder and principal of Phoenix Financial & Advisory Services LLC, responsible for providing strategic planning, operations, financing, merger/acquisition, marketing/communications and business development support to small and mid-sized companies in the technology, media and entertainment industries. Mr. Hughes has also served as principal consultant of HKSBS, LLC from July 2002 to September 2002 and currently serves on the HKSBS advisory board; in his position as a principal consultant, Mr. Hughes functioned as the team leader for the financial advisory services division. From November 1992 to May 1998, Mr. Hughes served as senior vice president and chief financial officer of BTG Inc., responsible for business and operations management, strategic planning, mergers and acquisitions, and arranging financing for a $600 million business with 1650 employees. Mr. Hughes received a BS in Economics and Business from Frostburg State University and has performed graduate coursework in contract formation, government procurement and financial management.

      Stacy Mendler has served as senior vice president and chief administrative officer of Alion since May 2002. She is also a member of the ESOP committee. Ms. Mendler has served IITRI as senior vice president and director of administration since October 1997. As of May 2002, Ms. Mendler has been IITRI’s chief administrative officer, as well as senior vice president. She has also served as IITRI’s assistant corporate secretary from November 1998 to present and as a member of the board of directors of Human Factors Applications, Inc. from February 1999 to present. From February 1995 to October 1997, Ms. Mendler was vice president and group contracts manager for the energy and environment group at Science Applications International Corporation where she managed strategy, proposals, contracts, procurements, subcontracts and accounts receivable. Ms. Mendler received a BBA in Marketing from James Madison University and a MS in Contracts and Acquisition Management from Florida Institute of Technology.

      Stephen Trichka has served as Alion’s senior vice president, general counsel and corporate secretary since December 2001. Mr. Trichka has served IITRI as senior vice president and general counsel since September 1998. He has also served as IITRI’s assistant corporate secretary from November 1998 to present and as a member of the board of directors of Human Factors Applications, Inc. from February 1999 to present. From May 1998 to September 1998, Mr. Trichka served as IITRI’s vice president and general counsel. From January 1998 to May 1998, Mr. Trichka served IITRI as vice president and legal advisor. Prior to joining IITRI, Mr. Trichka served as sector attorney and corporate environmental, health and safety counsel for Science Applications International Corporation from September 1991 to January 1998. He advised primarily on international and commercial contract issues, software licensing, and environmental and health and safety compliance. Mr. Trichka received an AB in Mathematics and English from Bowdoin College and a JD from Washington University.

      Barry Watson has served as sector senior vice president and sector manager for Alion’s systems technology sector since May 2002. Mr. Watson is also a member of the ESOP committee. Mr. Watson has served IITRI as systems technology sector senior vice president and manager since May 1999. From May 1997 to April 1999, Mr. Watson was senior vice president and group manager of IITRI’s advanced technology group. Mr. Watson received a BA in Mathematics from Western Maryland College and a MS in Numerical Science from Johns Hopkins University.

Executive Compensation

        The following table sets forth all compensation with respect to our chief executive officer and our other most highly paid executive officers whose total salary and bonus exceeded $100,000 for the fiscal years ended September 30, 2001 and 2002, except for John Hughes whom we hired in September 2002. We have included Mr. Hughes in this table because, upon consummation of the acquisition, he will be one of our most highly paid executive officers.

Summary Compensation Table

							Long-Term
	Annual Compensation						Compensation
									All
Name and						Other Annual	LTIP		Other
Principal Position	Year	Salary		Bonus		Compensation(1)	Payouts		Compensation

Bahman Atefi,
Chief	2002	$370,195		$350,000	(2)	$—	$—		$21,868	(3)
Executive Officer	2001	350,012		300,000		—	—		18,905	(4)
Barry Watson,
Systems Technology	2002	228,196		100,000	(2)	—	—		17,278	(5)
Sector Senior VP and	2001	218,344		70,000		—	—		37,021	(6)
Sector Manager
Randy Crawford,
Spectrum Engineering	2002	218,144		80,000	(2)	—	—		23,697	(7)
Sector Senior VP and	2001	204,248		70,000		—	—		22,295	(8)
Sector Manager
Stacy Mendler,
Senior VP and Chief	2002	176,244		80,000	(2)	—	20,000	(9)	12,224	(10)
Administrative Officer	2001	158,341		65,000		—	70,000	(11)	14,574	(12)
Gary Amstutz,
Senior VP, Chief	2002	166,447		50,000	(2)	—	—		13,001	(14)
Financial Officer and	2001	163,354		40,000		—	—		14,614	(15)
Treasurer (13)
Stephen Trichka,
Senior VP, General	2002	167,157		—		—	—		13,330	(16)
Counsel and Corporate	2001	153,280		50,000		—	—		13,177	(17)
Secretary
John Hughes
Senior VP,	2002	4,335	(19)	35,000	(20)	N/A	N/A		N/A
Chief Financial	2001	N/A		N/A		N/A	N/A		N/A
Officer and Treasurer(18)

(1)	Unless otherwise indicated, no executive officer named in this summary compensation table received personal benefits or perquisites with an aggregate value equal to or exceeding the lesser of $50,000 or 10 percent of his or her aggregate salary and bonus.

(2)	It is anticipated that bonus amounts for fiscal year 2002 will be paid in December 2002.

(3)	Includes company matching contributions of $6,000 and $9,453 under IITRI’s 403(b) and 401(a) plans, respectively. Includes $700 in term life insurance premiums paid by IITRI. Includes $5,215 in club membership dues. Includes $500 for preparation of employee’s taxes.

(4)	Includes company matching contributions of $6,434 and $7,788 under IITRI’s 403(b) and 401(a) plans, respectively. Includes $702 in term life insurance premiums paid by IITRI. Includes $3,981 in club membership dues.

(5)	Includes company matching contributions of $6,580 and $8,093 under IITRI’s 403(b) and 401(a) plans, respectively. Includes $482 in term life insurance premiums paid by IITRI. Includes $2,123 in club membership dues.

(6)	Includes $22,644 in cash payout for unused vacation time. Includes company matching contributions of $4,825 and $8,438 under IITRI’s 403(b) and 401(a) plans, respectively. Includes $439 in term life insurance premiums paid by IITRI. Includes $675 in club membership dues.

(7)	Includes $8,465 in cash payout for unused vacation time. Includes company matching contributions of $6,675 and $8,095 under IITRI’s 403(b) and 401(a) plans, respectively. Includes $462 in term life insurance premiums paid by IITRI.

(8)	Includes $8,178 in cash payout for unused vacation time. Includes company matching contributions of $4,604 and $9,102 under IITRI’s 403(b) and 401(a) plans, respectively. Includes $411 in term life insurance premiums paid by IITRI.

(9)	Reflects payment received pursuant to an executive deferred compensation plan, dated September 16, 1997, by and between IITRI and Ms. Mendler.

(10)	Includes company matching contributions of $3,325 and $8,028 under IITRI’s 403(b) and 401(a) plans, respectively. Includes $371 in term life insurance premiums paid by IITRI. Includes $500 for preparation of employee’s taxes.

(11)	Reflects payment received pursuant to an executive deferred compensation plan, dated September 16, 1997, by and between IITRI and Ms. Mendler.

(12)	Includes $3,694 in cash payout for unused vacation time. Includes company matching contributions of $3,173 and $7,088 under IITRI’s 403(b) and 401(a) plans, respectively. Includes $319 in term life insurance premiums paid by IITRI. Includes $300 in club membership dues.

(13)	Gary Amstutz was chief financial officer of IITRI and Alion until September 22, 2002. As of October 1, 2002, Mr. Amstutz serves as senior vice president and executive director of finance of Alion, as well as senior vice president, chief financial officer and treasurer of IITRI.

(14)	Includes company matching contributions of $4,791 and $7,844 under IITRI’s 403(b) and 401(a) plans, respectively. Includes $366 in term life insurance premiums paid by IITRI.

(15)	Includes $4,921 in cash payout for unused vacation time. Includes company matching contributions of $3,048 and $6,016 under IITRI’s 403(b) and 401(a) plans, respectively. Includes $329 in term life insurance premiums paid by IITRI. Includes $300 in club membership dues.

(16)	Includes company matching contributions of $4,845 and $7,482 under IITRI’s 403(b) and 401(a) plans, respectively. Includes $353 in term life insurance premiums paid by IITRI. Includes $650 in club membership dues.

(17)	Includes $2,385 in cash payout for unused vacation time. Includes company matching contributions of $3,398 and $6,785 under IITRI’s 403(b) and 401(a) plans, respectively. Includes $309 in term life insurance premiums paid by IITRI. Includes $300 in club membership dues.

(18)	John Hughes was appointed senior vice president, chief financial officer and treasurer of Alion as of October 1, 2002.

(19)	John Hughes entered into an employment agreement with IITRI in September 2002, pursuant to which he will receive an initial base annual salary of $225,000.

(20)	Represents a signing bonus paid to Mr. Hughes upon his execution of his employment agreement with IITRI.

Employment Agreements

      Alion will have employment agreements with Bahman Atefi, Stacy Mendler, Randy Crawford, John Hughes, Barry Watson, Gary Amstutz and Stephen Trichka.

      Under his employment agreement, Dr. Atefi will serve as president and chief executive officer of Alion for a term of 60 months, commencing on the closing of the acquisition and ending on the fifth anniversary of the closing. He will receive an initial base annual salary of $390,000 and an annual incentive bonus for fiscal years 2003 through 2007 based on Alion’s EBITDA performance, as EBITDA is defined in Dr. Atefi’s employment agreement, and the discretion of the compensation committee of Alion’s board. If certain specified levels of EBITDA performance are met, then Dr. Atefi’s incentive bonus payment may range between $100,000 and $425,000 for fiscal year 2003, $100,000 and $475,000 for fiscal year 2004 and $100,000 and $500,000 for fiscal year 2005. Dr. Atefi will also be eligible to participate in Alion’s deferred compensation plan, stock appreciation rights plan, and long-term incentive plan. Under the terms of his employment agreement, Dr. Atefi will be given an allowance for a company car. In addition, his initiation fee and membership dues for a country club for business entertainment purposes are provided for under Dr. Atefi’s employment agreement. Dr. Atefi may terminate his employment agreement with 30 days advance written notice. If he does so, however, he will forfeit any incentive payments which might otherwise have been due him. Alion may terminate Dr. Atefi’s employment agreement for just cause, which includes, amongst others, theft or embezzlement of our material property, gross negligence, willful misconduct or neglect by Dr. Atefi of his duties. Alion may also terminate Dr. Atefi’s employment agreement without cause, although if Alion does so, it will have to make a lump sum severance payment to Dr. Atefi equal to the greater of

•	Dr. Atefi’s annual base salary at the time of termination, for the unexpired term of the employment agreement up to a maximum of three years; or

•	an amount equal to Dr. Atefi’s base salary plus $100,000.

      Under his employment agreement, Dr. Atefi will be entitled to terminate his employment and receive the same lump sum severance payment described above, if he terminates his employment for any of the following reasons within 24 months following a change of control event:

•	his authority or responsibility is materially diminished;

•	he is assigned duties inconsistent with his position, responsibility and status;

•	there is an adverse change in his title or office;

•	his base pay or incentive compensation is reduced; and

•	his principal work location is more than ten miles away from his principal work location immediately prior to the change of control event.

      For a minimum of one year after termination of Dr. Atefi’s employment, he is not permitted, in any way, to compete with IITRI or solicit our employees.

      Under his employment agreement, Mr. Watson will serve as systems technology sector senior vice president and sector manager for Alion for a term of 60 months, commencing on the date of the closing of the acquisition and ending on the fifth anniversary of the closing. He will receive an initial base annual salary of $250,000 and will be eligible for a performance-based annual incentive bonus. Mr. Watson will also be eligible to participate in Alion’s deferred compensation plan, stock appreciation rights plan, and long-term incentive plan. Under the terms of his employment agreement, Mr. Watson will be given an allowance for a company car. Mr. Watson may terminate his employment agreement with 30 days notice. If he does so, however, he will forfeit any incentive payments which might otherwise have been due him. Alion may terminate Mr. Watson’s employment agreement for cause, which includes, amongst others, commission of a crime involving fraud, theft or embezzlement, reckless, willful or criminal misconduct, or gross negligence in Mr. Watson’s performance of his duties. Alion may also terminate Mr. Watson’s employment without cause, although if Alion does so, it will have to make a lump sum severance payment to Mr. Watson equal to the greater of

•	Mr. Watson’s annual base salary at the time of termination for the unexpired term of the employment agreement up to a maximum of two years; or

•	an amount equal to Mr. Watson’s base salary.

      Under his employment agreement, Mr. Watson will be entitled to terminate his employment and receive the same lump sum severance payment described above, if he terminates his employment for any of the following reasons within 24 months following a change of control event:

•	his authority or responsibility is materially diminished;

•	he is assigned duties inconsistent with his position, responsibility and status;

•	there is an adverse change in his title or office;

•	his base pay or incentive compensation is reduced; and

•	his principal work location is more than ten miles away from his principal work location immediately prior to the change of control event.

      For a minimum of one year after termination of Mr. Watson’s employment, he is not permitted, in any way, to compete with IITRI or solicit our employees.

      Under his employment agreement, Mr. Crawford will serve as spectrum engineering sector senior vice president and sector manager for Alion for a term of 60 months, commencing on the date of the closing of the acquisition and ending on the fifth anniversary of the closing. He will receive an initial base annual salary of $240,000 and will be eligible for a performance-based annual incentive bonus. Mr. Crawford will be eligible to participate in Alion’s deferred compensation plan, stock appreciation rights plan, and long-term incentive plan. Under the terms of his employment agreement, Mr. Crawford will be given an allowance for a company car. Mr. Crawford may terminate his employment agreement with 30 days notice. If he does so, however, he will forfeit any incentive payments which might otherwise have been due him. Alion may terminate Mr. Crawford’s employment agreement for cause, which includes, amongst others, commission of a crime involving fraud, theft or embezzlement, reckless, willful or criminal misconduct, or gross negligence in Mr. Crawford’s performance of his duties. Alion may also terminate Mr. Crawford’s employment without cause, although if Alion does so, it will have to make a lump sum severance payment to Mr. Crawford equal to the greater of

•	Mr. Crawford’s annual base salary at the time of termination for the unexpired term of the employment agreement up to a maximum of two years; or

•	an amount equal to Mr. Crawford’s base salary.

      Under his employment agreement, Mr. Crawford will be entitled to terminate his employment and receive the same lump sum severance payment described above, if he terminates his employment for any of the following reasons within 24 months following a change of control event:

•	his authority or responsibility is materially diminished;

•	he is assigned duties inconsistent with his position, responsibility and status;

•	there is an adverse change in his title or office;

•	his base pay or incentive compensation is reduced; and

•	his principal work location is more than ten miles away from his principal work location immediately prior to the change of control event.

      For a minimum of one year after termination of Mr. Crawford’s employment he is not permitted, in any way, to compete with IITRI or solicit our employees.

      Under his employment agreement, Mr. Hughes will serve as senior vice president and chief financial officer of Alion for a term of 60 months, commencing on the date of closing of the acquisition and ending on the fifth anniversary of the closing. He will receive an initial base annual salary of $225,000 and will be eligible for a performance-based annual incentive bonus. Mr. Hughes will also be eligible to participate in Alion’s deferred compensation plan, stock appreciation rights plan, and long-term incentive plan. Under the terms of his employment agreement, Mr. Hughes will be given an allowance for a company car.

Mr. Hughes may terminate his employment agreement with 30 days notice. If he does so, however, he will forfeit any incentive payments which might otherwise have been due him. Alion may terminate Mr. Hughes’ employment agreement for cause, which includes, amongst others, fraud, theft or embezzlement, reckless, willful or criminal misconduct, or gross negligence in Mr. Hughes’ performance of his duties. Alion may also terminate Mr. Hughes’ employment without cause, although if Alion does so, it will have to make a lump sum severance payment to Mr. Hughes equal to the greater of

•	Mr. Hughes’ annual base salary at the time of termination for the unexpired term of the employment agreement up to a maximum of two years; or

•	an amount equal to Mr. Hughes base salary.

      Under his employment agreement, Mr. Hughes will be entitled to terminate his employment and receive the same lump sum severance payment described above, if he terminates his employment for any of the following reasons within 24 months following a change of control event:

•	his authority or responsibility is materially diminished;

•	he is assigned duties inconsistent with his position, responsibility and status;

•	there is an adverse change in his title or office;

•	his base pay or incentive compensation is reduced; and

•	his principal work location is more than ten miles away from his principal work location immediately prior to the change of control event.

      For a minimum of one year after termination of Mr. Hughes employment he is not permitted, in any way, to compete with IITRI or solicit our employees.

      Under her employment agreement, Ms. Mendler will serve as senior vice president for Alion for a term of 60 months, commencing on the date of closing of the acquisition and ending on the fifth anniversary of the closing. She will receive an initial base annual salary of $200,000 and will be eligible for a performance-based annual incentive bonus. Ms. Mendler will also be eligible to participate in Alion’s deferred compensation plan, stock appreciation rights plan, and long-term incentive plan. Under the terms of her employment agreement, Ms. Mendler will be given an allowance for a company car. Ms. Mendler may terminate her employment agreement with 30 days notice. If she does so, however, she will forfeit any incentive payments which might otherwise have been due her. Alion may terminate Ms. Mendler’s employment agreement for cause, which includes, amongst others, fraud, theft or embezzlement, reckless, willful or criminal misconduct, or gross negligence, in Ms. Mendler’s performance of her duties. Alion may also terminate Ms. Mendler’s employment without cause, although if Alion does so, it will have to make a lump sum severance payment to Ms. Mendler equal to the greater of

•	Ms. Mendler’s annual base salary at the time of termination for the unexpired term of the employment agreement up to a maximum of two years; or

•	an amount equal to Ms. Mendler’s base salary.

      Under her employment agreement, Ms. Mendler will be entitled to terminate her employment and receive the same lump sum severance payment described above, if she terminates his employment for any of the following reasons within 24 months following a change of control event:

•	her authority or responsibility is materially diminished;

•	she is assigned duties inconsistent with her position, responsibility and status;

•	there is an adverse change in her title or office;

•	her base pay or incentive compensation is reduced; and

•	her principal work location is more than ten miles away from her principal work location immediately prior to the change of control event.

      For a minimum of one year after termination of Ms. Mendler’s employment she is not permitted, in any way, to compete with IITRI or solicit our employees.

      Alion will assume from IITRI, and IITRI will assign to Alion, IITRI’s existing employment agreements with Gary Amstutz and Stephen Trichka.

      Mr. Amstutz’s employment agreement is dated February 14, 2000. Under the employment agreement, Mr. Amstutz serves as chief financial officer and treasurer for IITRI for a term of three years, commencing on February 14, 2000 and ending February 13, 2003. Mr. Amstutz currently serves as senior vice president and executive director of finance of Alion, and he will continue to serve in that capacity after Alion has assumed his employment agreement. Mr. Amstutz’s current base annual salary is $175,000 and he is eligible for a performance-based annual incentive bonus. Mr. Amstutz may terminate his employment agreement with 30 days notice. If he does so, however, he will forfeit any incentive which might otherwise have been due him. We will be entitled to terminate Mr. Amstutz’s employment agreement for cause, which includes, amongst others, fraud, theft or embezzlement, reckless, willful or criminal misconduct, or gross negligence, in Mr. Amstutz’s performance of his duties. We will also be entitled to terminate Mr. Amstutz’s employment without cause, although if we do so, we will have to make a lump sum severance payment to Mr. Amstutz equal to the greater of

•	Mr. Amstutz’s annual base salary at the time of termination for the unexpired term of the employment agreement; or

•	an amount equal to Mr. Amstutz’s base pay for six months.

      For two years after termination of Mr. Amstutz’s employment he is not permitted, in any way, to compete with Alion or solicit our employees.

      Mr. Trichka’s employment agreement is dated December 31, 2001. Under the employment agreement, Mr. Trichka serves as senior vice president and general counsel for IITRI until October 31, 2005. He also currently serves as senior vice president and general counsel of Alion. Mr. Trichka’s current annual salary is $170,000 and he is eligible for a performance-based annual incentive bonus. Under his employment agreement, Mr. Trichka will also receive a “value added payment” in the event of a sale of substantially all of IITRI’s assets, or similar transfer, to another entity where the proceeds from such sale exceeds $125.0 million. For purposes of the sale of substantially all of IITRI’s assets to Alion, it is expected that Mr. Trichka will waive his right to receive any such payment. Under the terms of his employment agreement, Mr. Trichka is given an allowance for a company car. Mr. Trichka may terminate his employment agreement with 30 days notice. If he does so, however, he will forfeit any incentive which might otherwise have been due him. We will be entitled to terminate Mr. Trichka’s employment agreement for cause, which includes, amongst others, fraud, theft or embezzlement, reckless, willful or criminal misconduct, or gross negligence, in Mr. Trichka’s performance of his duties. We will also be entitled to terminate Mr. Trichka’s employment without cause, although if we do so, we will have to make a lump sum severance payment to Mr. Trichka equal to the greater of

•	Mr. Trichka’s annual base salary at the time of termination for the unexpired term of the employment agreement up to a maximum of two years; or

•	an amount equal to Mr. Trichka’s base salary.

      Under his employment agreement, Mr. Trichka will be entitled to terminate his employment and receive the same lump sum severance payment described above, if he terminates his employment for any of the following reasons within 24 months following a change of control event:

•	his authority or responsibility is materially diminished;

•	he is assigned duties inconsistent with his position, responsibility and status;

•	there is an adverse change in his title or office;

•	his base pay or incentive compensation is reduced; and

•	his principal work location is more than ten miles away from his principal work location immediately prior to the change of control event.

      The closing of the acquisition constitutes a change of control event under Mr. Trichka’s employment agreement.

      For one year after termination of Mr. Trichka’s employment he is not permitted, in any way, to compete with IITRI or solicit our employees.

      It is expected that Mr. Trichka’s employment at Alion will terminate in early 2003, and that Mr. Trichka will receive a lump sum severance payment under the terms of his employment agreement described above.

Retention Incentive Agreements

      IITRI entered into and funded retention incentive agreements with Bahman Atefi, Stacy Mendler, Randy Crawford, Stephen Trichka, and Barry Watson on September 1, 2001.

      Under the terms of the retention incentive agreements, IITRI agreed to pay Dr. Atefi, Mr. Watson, Mr. Crawford, Ms. Mendler, and Mr. Trichka, $550,000, $295,000, $270,000, $215,000, and $200,000, respectively, in consideration for each of their continued full-time employment with the company until September 1, 2006. These amounts were deposited in IITRI’s flexible option plan on behalf of each of these executive officers. Fifty percent of the amount deposited on each officer’s behalf, which we refer to as the option amount, will vest after three years of service under this agreement, an additional 25 percent after four years of service and the remaining 25 percent after five years of service. The company retains any option amount that does not vest. Upon the occurrence of a change of control of IITRI, which is defined in each retention incentive agreement to include the transfer to another entity of all or substantially all of IITRI’s assets such as the transaction proposed in this prospectus, any unvested portion of this option amount will become fully vested and exercisable.

      In September 2001, IITRI also entered into and funded an option agreement with Gary Amstutz under IITRI’s flexible option plan in the amount of $50,000. These funds are subject to the same vesting schedule as is applicable to the retention incentive agreements, and the same acceleration of vesting upon a change of control of IITRI including a sale of substantially all of IITRI’s assets.

Deferred Compensation Arrangement for Bahman Atefi

      IITRI required, as a condition to completing the acquisition, that Dr. Atefi enter into a deferred compensation agreement with Alion, pursuant to which he will forgo an aggregate of approximately $1.0 million in deferred compensation under his retention incentive agreement with IITRI and under an executive deferred compensation plan entered into between IITRI and Dr. Atefi in 1997. Alion will use this amount to decrease the principal amount of the mezzanine note and warrants issued to IITRI at closing. Upon closing and upon approval of the compensation committee of Alion’s board of directors, Alion will enter into an agreement with Dr. Atefi, the payment terms of which will resemble those of the mezzanine note, which will entitle Dr. Atefi to payment by Alion of approximately $1.0 million in principal amount on the sixth anniversary of closing, plus 12% cash interest per year. Under this agreement, Dr. Atefi will also be granted warrants which will entitle him to purchase approximately 0.6% of Alion’s common stock at the closing date of the acquisition, on a fully diluted basis (assuming the exercise of all outstanding warrants), at an exercise price of $10 per share.

Deferred Compensation Plans

      We will implement a deferred compensation plan pursuant to which certain members of management and other highly compensated employees will be able to defer some portion of their compensation. We will also implement a director deferred compensation plan pursuant to which the directors will be able to defer some portion of their compensation.

Additional Incentive Compensation

      State Street, the ESOP trustee, engaged Ernst & Young to perform an analysis of the compensation of each member of Alion’s senior management team. The ESOP trustee requested this analysis to determine how Alion’s executive officers should be compensated so as to incentivize these officers to serve Alion over the long term and thereby benefit participants in the ESOP. The terms of additional incentive compensation for the senior management team have yet to be finalized.

      We expect this additional incentive compensation to be for Bahman Atefi, Stacy Mendler, Barry Watson, Randy Crawford and John Hughes and to take the form of grants of phantom stock. The proposed terms for this additional incentive compensation will be submitted to the compensation committee of Alion’s board of directors for its consideration. Although not required by the provisions of Alion’s bylaws, the compensation committee, if it approves the proposed terms of the plan, will submit the plan to the full Alion board of directors for its approval and adoption.

      Phantom stock refers to hypothetical shares of Alion common stock. If Alion approves a phantom stock plan, each recipient of phantom stock would receive a one-time award of a specified number of shares of phantom stock. Recipients would, upon vesting, be entitled to receive an amount of money equal to the product of the number of hypothetical shares vested and the then current value of our common stock, based on the most recent valuation of the shares of common stock held by the ESOP. Alion would make cash payments pursuant to vested phantom stock awards within a certain specified number of days after vesting.

      If approved by Alion’s compensation committee and full board of directors, the grant of additional incentive compensation to the senior management team in the form of a phantom stock plan is expected to take place shortly after Alion has acquired IITRI’s assets, and is not expected to exceed in value at the grant date the total amount of the recipients’ annual cash compensation (current salary plus the previous year’s bonus). Phantom stock may increase, or decrease, in value over time, resulting in cash payments under the phantom stock awards that may be greater, or less than, the value of the phantom stock at the date of grant.

Stock Appreciation Rights Plan

      We expect our board of directors to adopt an Alion Science and Technology Corporation 2002 Stock Appreciation Rights Plan, which we refer to as the SAR plan, prior to closing of the acquisition. The purpose of the plan is to attract, retain, reward and motivate employees that are responsible for our continued growth and development and future financial success.

      The SAR plan will be effective as of closing, have a term of 10 years, and provide that stock appreciation rights, which we refer to as “SAR” awards, may be granted to directors, officers and employees and/or consultants of Alion. The SAR awards granted under this plan shall not exceed 10 percent of the shares of Alion common stock outstanding from time to time on a fully diluted basis (assuming the exercise of all outstanding options, warrants and rights (including, without limitation, SARs), and assuming the conversion into stock of any outstanding securities convertible into stock). The chief executive officer, with the approval of the board of directors or its compensation committee, will have the authority to grant SAR awards under this plan as he deems appropriate.

      Awards, when granted, will provide the grantee with the right to receive payment upon exercise for the difference between the appraised value of a share of Alion common stock as of the grant date and the appraised value of a share of Alion common stock as of the exercise date. In effect, each award will represent the right to receive a payment based on the appreciation on a share of Alion common stock over a fixed period of time. The SAR plan contains a provision that prevents the grant of SAR awards to any employee who, by virtue of a SAR award or otherwise, would be a “disqualified person.” For this purpose, a “disqualified person” is generally someone who holds an aggregate of 10 percent or more of Alion equity taking into account outstanding stock and the tested person’s “synthetic equity.” More specifically, each person’s percentage interest is a fraction,

•	the numerator of which is the sum of that person’s ESOP interest and synthetic equity, which is that person’s stock options or warrants or other rights to acquire Alion equity and any right of that person under an Alion compensation arrangement, the benefit of which is based on the value of Alion stock; and

•	the denominator of which is the sum of all issued and outstanding Alion stock and any synthetic equity of the tested person (but only the tested person).

      The plan further provides that any grant of SAR awards in violation of these provisions — whether or not erroneous — will be void.

      Awards may be exercised at any time after they are granted to the extent the grantee has at least a partial vested interest in such award. Each award, with the exception of those granted to a member of the board of directors, will become vested at the rate of 20 percent per year, beginning on the date of the grant. Awards granted to Alion board members, other than Dr. Atefi, will vest on a schedule coincident with their term as a board member. SAR awards granted to Dr. Atefi, who is a member of the board, but also president and chief executive officer of Alion, will vest at a rate of 20 percent per year.

      In the event that a participant exercises a grant before the grant is 100 percent vested, the participant will retain the rights to both the vested unexercised awards and the unvested awards as long as the remaining unvested awards are still subject to a vesting schedule. All awards must be exercised within 60 days of 100 percent vesting. If a recipient’s vested awards are not exercised within this time-frame, the recipient will forfeit the right to the vested and unexercised award.

      If a grantee dies before an award becomes fully vested, one-third of the unvested portion of the award shall automatically become fully vested and shall be deemed to have been exercised immediately prior to the employee’s death. For grantees whose exercise is deemed prior to death, the price shall be at the appraised value per share established by the most recent valuation preceding the employee’s death, less the appraised value on the grant date.

      Payment due and owing under the SAR plan is intended to be made in one lump sum within 60 days of exercise. If payment cannot be made within 60 days from the date of exercise in the form of a lump sum, the payment will be made not later than five years after the date of the exercise and shall include interest accrued at the prime rate as of the end of the 60-day period until the payment date. Payments from exercise of SARs may be rolled over into any non-qualified deferred compensation plans available to the participant. In general, we expect that Alion will consider the payment obligations resulting from SAR exercises at the same time as the ESOP repurchase obligations and will make payment determinations in a uniform and non-discriminatory manner.

      Our board of directors, who serve as the fiduciary for the plan, may amend or terminate the SAR plan at any time.

Certain Relationships and Related Transactions

        Since the beginning of our last fiscal year, including any currently proposed transactions, no directors, executive officers or immediate family members of such individuals were engaged in transactions with us or any subsidiary involving more than $60,000, other than the arrangements described in the section “Executive Compensation.”

Where You Can Find More Information

        You may read and copy any document we file with the SEC at the SEC’s public reference rooms in Washington, D.C., Chicago, Illinois or New York, New York. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

      This prospectus is a part of a registration statement we have filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

Legal Matters

        The validity of the issuance of the common stock and the KSOP interests covered by this prospectus will be passed upon for us by Baker & McKenzie, Washington, D.C., our counsel in this transaction.

      The compliance of the KSOP with the requirements of ERISA will be passed upon for us by Silverstein and Mullens, a division of Buchanan Ingersoll, P.C., our ERISA counsel in this transaction.

Experts

        The consolidated financial statements of Selected Operations of IIT Research Institute as of September 30, 2001 and 2002, and for each of the years in the three-year period ended September 30, 2002, and the balance sheet of Alion Science and Technology Corporation as of August 31, 2002, have been included in this prospectus and registration statement in reliance upon the reports of KPMG LLP, independent accountants, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

Forecast Financial Information

        We have set out below the forecast financial information we prepared for the first five years of Alion’s operations. This information represents our base case five-year forecast, which is management’s best estimate of our financial results through fiscal year 2007. We have also included a downside sensitivity case five-year forecast of results for the same period. Management’s judgment, as reflected in these forecasts, is based on circumstances and assumptions which we describe below. These assumptions involve risks and uncertainties that may cause actual results to differ materially from those presented. Our forecast financial information may not prove accurate. You are cautioned not to place undue reliance on these forecasts. The forecasts assume a closing date of December 20, 2002 and that eligible employees will elect to invest exactly $24.0 million in the ESOP component of Alion’s KSOP.

      The assumptions we describe below form the basis of our forecast financial information. Management believes these are the significant key factors upon which our financial results depend. You should read this forecast financial information together with our consolidated financial statements and the related notes included elsewhere in the prospectus. Our actual results may also differ materially from those we currently anticipate as a result of the factors we described under “Risk Factors” on page 10 and elsewhere in this prospectus.

      Our independent auditors, KPMG LLP, have not examined, compiled, or otherwise applied procedures to this forecast financial information and, accordingly, do not express an opinion or assurances on it. The ESOP trustee did not participate in preparing these forecasts.

      We used the same accounting policies to prepare our forecast financial information that we used to present our historical consolidated financial statements. This forecast financial information includes the effect of adjustments related to accounting for the acquisition of IITRI assets under the purchase method of accounting, including the allocation of the purchase price to the acquired assets and liabilities. We expect to incur an amortization expense associated with allocation of the purchase price to identifiable intangible assets. Please refer to our unaudited pro forma consolidated financial data included in this prospectus, which describes the impact of the incurrence of debt and the acquisition on our consolidated financial data.

Five-Year Forecast

Background

      Though it is impossible to predict the future with certainty, we believe our basis for forecasting revenues over the coming five years, through 2007, is reasonable given the nature of our business. As primarily a government contractor, our base of sponsors is relatively stable and generally have the financial resources to pay for the services rendered. Our sponsors tend to have long-term service requirements and they often contract for the performance of services over a period of several years. Our sponsors’ needs for our services typically do not disappear without advance notice. More specifically:

•	In fiscal year 2002, 98% of our revenues were attributable to government contracts, including both prime and subcontracts, and approximately 86% were attributable to multi-year government contracts. In fiscal year 2001, 94% of our revenues were attributable to government contracts, and approximately 88% were attributable to multi-year government contracts. In fiscal year 2000, 88% of our revenues were attributable to government contracts and approximately 79% were attributable to multi-year government contracts. From fiscal years 2000 through 2002, our top 10 contracts by annual revenue, which all have five-year periods of performance, have represented approximately 84% of our total revenue on average.

•	Of our approximately 207 government contracts, including both prime contracts and subcontracts, existing as of September 30, 2002, approximately 49% have terms of two or more years, and approximately 21% have terms of five or more years.

•	As of September 30, 2002, our total funded and unfunded backlog, including contracts to be performed through 2007, was $1,069.0 million, or approximately 5.3 times our estimated fiscal year

2002 revenues. Of this amount, 65%, or approximately $690.8 million, represented backlog on contracts with periods of performance of five or more years. At the end of the government’s fiscal year ended September 30, 2002, our funded backlog was $198.6 million.

•	Our proposal backlog as of September 30, 2002, was $495 million. During fiscal year 1999, we began tracking proposal performance and win rates in detail. In fiscal years 2000 and 2001, we submitted proposals with a total value of approximately $2,014 million, and we won $808 million or approximately 75% of the $1,065.6 million in proposals decided. During fiscal year 2002, we won $531 million of $799 million, or approximately 66%, of proposals decided. Management intends to continue its practice of actively pursuing new contract awards by submitting proposals each fiscal year on government contracts with estimated values aggregating not less than three times the company’s previous fiscal year’s revenues. If we continue to submit proposals at this rate and achieve our fiscal year 2002 average win rate, we expect to obtain an average of approximately $456 million per year in new or additional contracts (funded and unfunded) over the next five years in our base case forecast and $330 million per year in new or additional contracts (funded and unfunded) over the same period in our downside sensitivity forecast.

•	As a percentage of revenue, our total operating expenses, excluding goodwill amortization and one-time transaction costs related to this offering, typically remain relatively constant. They consist largely of variable costs that we can manage according to our customer contract needs. For fiscal years ending September 30, 2000, 2001, and 2002, our adjusted total operating expenses (excluding goodwill amortization and one-time transaction costs), as a percentage of revenue, were 95.6%, 93.5%, and 93.0%, respectively. We believe we are able to reasonably forecast expenses over a five-year period based on our experience in providing such forecasts to the government each year through an annual forward pricing rate agreement. In addition, we provide to the government detailed multi-year expense forecasts for each long-term government contract we pursue.

Significant Assumptions

Income Statement

Revenue:

      We believe, absent extraordinary events, that we can continue to achieve a revenue growth rate at least equal to our prior financial performance from fiscal year 1998 through fiscal year 2002. Our base case forecast assumes that

•	staff salaries and related costs, which are a significant determinant of revenue for government contractors, will continue to escalate at approximately 4% per year on average, and

•	we will hire new staff to sustain revenue growth at an additional 8% per year beyond this escalation.

      Both of our forecasts assume that our average realized fee rate on our contracts will be 8.5% for fiscal year 2003 and climb to 9.0% thereafter. We base this estimate on our performance from fiscal year 2001 through fiscal year 2002 . Many of our sponsors have begun to increase their use of the Government Services Administration, or GSA, contract vehicles, which are more likely to include fixed-price and time-and-materials tasks that generally result in higher realized fee rates than cost-reimbursable tasks. In fiscal year 2001, approximately 21%, or $41.0 million, of our revenue came from contracts with GSA. For the year ended September 30, 2002, approximately 27%, or $54.2 million, of our revenue came from GSA contracts. We believe that this trend will continue and that we will be able to generate a higher realized fee rate, on average, for future contract revenue, regardless of whether we continue to retain all of our significant contracts.

      In our base case forecast, we assumed that we would continue to retain all of our significant contracts as they come up for recompetition. In our downside sensitivity case, we assumed that we would be able to offset contract losses with other contract wins sufficient to sustain our existing revenue base. In both cases, our forecasts assume that we will continue to submit proposals with a total estimated value at least three times our annual revenue to sustain our existing revenue base and our anticipated growth.

      Traditionally, the Joint Spectrum Center, or JSC, contract has been our largest contract, generating approximately 21.0% of our fiscal year 2002 revenue. The funded and unfunded backlog for our 10 largest contracts by annual revenue is over $115.0 million as of September 30, 2002, and the JSC contract provides about $42.0 million of that $115.0 million. We expect to re-compete for the JSC contract during August 2005. Our base case forecast assumes that we will continue our 41-year history of holding this contract and win the anticipated recompetition. We cannot be certain, however, that we will be awarded the JSC contract again, or if we are awarded the contract, that it will continue at its current revenue level. Excluding the JSC contract, we recompete approximately one-third of our contract revenue base on a recurring annual basis. Our base case forecast assumes increased demand for the types of services we provide, based on our expectation that the federal government will continue to allocate more dollars to those types of services than it has in the past.

      Our revenue increased from approximately $94.3 million for the fiscal year ended September 30, 1998 to $201.7 million for the fiscal year ended September 30, 2002, resulting in a compounded annual growth rate of 20.9%. Annual growth rates for the time periods 1999 to 2000, 2000 to 2001, and 2001 to 2002 are 32.9%, 23.8%, and 4.4%, respectively.

      Our base case forecast assumes that we will be able to increase our revenue at a rate of 12.0% per year for the next five years through fiscal year 2007, without taking into account future acquisition-related revenue. Our compound annual revenue growth rate for the four fiscal years from 1998 through 2001, excluding the effect of revenue related to our acquisitions, is 14.4% and for the five fiscal years from 1998 through 2002 is 12.3%. Our revenue for fiscal year 2002 was $201.7 million, or $149.7 million after adjusting for prior year acquisitions.

      We make two different adjustments for acquisition-related revenue when we calculate our compound annual growth rate. We exclude the actual revenue generated by an acquisition in the year in which we acquire the business when we compare that year’s adjusted revenue to revenue from the immediate prior year. In the years following an acquisition, we exclude from those subsequent years’ revenues, the annualized acquisition-related revenue associated with the year in which we acquired the business. We made no material acquisitions in fiscal years 2001 and 2002. We excluded a total of $51.9 million in annualized revenue attributable to the Human Factors Applications, Inc., EMC Science Center, Inc., and AB Technologies, Inc. acquisitions when we calculated the growth rates associated with fiscal years 2001 and 2002. The basis for the annual and compounded growth rates is provided in the following table:

	FY 1998	FY 1999	FY 2000	FY 2001	FY 2002

Revenue	$94.3	$117.5	$156.1	$193.2	$201.7

Unadjusted Annual Growth Rate		24.6%	32.9%	23.8%	4.4%
Unadjusted Compound Annual Growth Rate			28.6%	27.0%	20.9%
Revenue	$94.3	$117.5	$156.1	$193.2	$201.7
Less: HFA acquired — actual(1)		(12.8)
Less: HFA acquired — annualized			(12.8)	(12.8)	(12.8)
Less: EMC acquired — actual(2)		(0.8)
Less: EMC acquired — annualized(2)			(2.5)	(2.5)	(2.5)
Less: AB Tech acquired — actual(3)			(23.3)
Less: AB Tech acquired — annualized(3)				(36.7)	(36.7)

Adjusted Revenue	$94.3	$103.9	$117.5	$141.2	$149.7

Adjusted Annual Growth Rate		10.2%	13.1%	20.2%	6.0%
Adjusted Compound Annual Growth Rate			11.6%	14.4%	12.3%

(1)	Effective October 1, 1998, we acquired Human Factors Applications, Inc., or HFA.

(2)	Effective June 1, 1999, we acquired EMC Science Center, Inc., or EMC. Initial revenue was $0.8 million and annualized revenue was $2.5 million.

(3)	Effective February 7, 2000, we completed the acquisition of AB Technologies, Inc. Initial revenue was $23.3 million and annualized revenue was $36.7 million.

Operating Expenses:

      Our forecasts assume that we can continue to manage our operating expenses within our historical performance parameters. Our total operating expenses include direct contract costs and indirect expenses. We expect direct contract costs to remain in the range of 72% to 73% of contract revenue. Our ability to keep expenses within this range depends on whether we sustain our current government contract mix with approximately 60% of our work continuing to be cost-reimbursable. We have assumed that total indirect expenses, excluding goodwill amortization and one-time transaction costs related to this offering and including anticipated expenses for stock appreciation right and phantom stock grants, will remain in the range of 20.5% to 22.5% of contract revenue.

      We provide historical ranges for our expense elements in the following table. We believe we can maintain these ranges of expense ratios in the aggregate. An insert within this table provides a calculation of operating income as adjusted for goodwill amortization expense and transaction costs related to the acquisition of IITRI assets.

Selected Operations of IITRI

(unaudited)

	Year Ended September 30,

	2000		2001		2002

	(in thousands)
Contract revenue	$156,137		$193,152		$201,738
Direct contract expenses	111,122	71.2%	140,555	72.8%	147,377	73.1%

Excess of contract revenue over direct contract expenses	45,015	28.8	52,597	27.2	54,361	26.9

Operating expenses:
Indirect contract expenses	12,348	7.9	13,145	6.8	11,154	5.5
Research and development	547	0.4	435	0.2	575	0.3
General and administrative	15,132	9.7	16,352	8.5	25,363	12.6
Rental and occupancy expense	7,536	4.8	7,083	3.7	7,796	3.9
Depreciation and amortization	3,754	2.4	3,488	1.8	3,447	1.7
Bad debt expense	324	0.2	1,223	0.6	154	0.1

Indirect expenses	39,641	25.4	41,726	21.6	48,488	24.1

Operating income	5,374	3.4	10,871	5.6	5,873	2.8
Adjustments to operating income:
Goodwill amortization	1,514	1.0	1,800	0.9	1,953	1.0
Transaction expense	—	0.0		0.0	6,359	3.2

Indirect expenses –adjusted	38,127	24.4	39,926	20.7	40,176	19.9
Adjusted direct contract and operating expenses	149,249	95.6	180,481	93.5	187,553	93.0
Operating income – adjusted	6,888	4.4	12,671	6.5	14,185	7.0
Other income (expense):
Interest income	105	0.1	50	0.0	40	0.0
Interest expense	(1,389)	(0.9)	(895)	(0.5)	(563)	(0.3)
Equity in loss of affiliate	(498)	(0.3)	—	0.0	—	0.0
Gain on sale of land	1,319	0.8	—	0.0	—	0.0
Other	(231)	(0.1)	(227)	(0.1)	(63)	0.0
Income before income taxes	4,680	3.0	9,799	5.0	5,287	2.6
Income tax (expense) benefit	(398)	(0.3)	(302)	(0.2)	(589)	0.3

Net income	$4,282	2.7%	$9,497	4.9%	$4,698	2.3%

Stock Appreciation Rights and Phantom Stock:

      We included, for purposes of our forecast, two new elements of expense tied to the value of Alion’s common stock. We expect to have at least one, but perhaps two, incentive compensation plans in addition to our existing traditional cash bonus plan.

      Participants in the stock appreciation right, or SAR, program will receive vesting grants equivalent to the increase in value of Alion’s common stock over a period of time. SARs must be settled in cash. Alion will not issue any shares of stock directly to any individual. We expect to issue SARs at an annual rate of approximately 2% of Alion’s then existing total equity on a fully diluted basis. The plan has a five-year graduated vesting schedule under which participants vest at 20% per year in the then current estimated increase in value of Alion’s common stock. SAR grants expire 60 days after they are completely vested.

      For purposes of these forecasts, we have assumed that the second incentive compensation plan, in which we expect senior management to participate, will take the form of a phantom stock plan. For more information about this additional incentive compensation plan, please read the section of this prospectus called “Executive Compensation — Additional Incentive Compensation”. The phantom stock that may be offered to the senior management team would operate much like a traditional restricted stock grant, but would be settled in cash rather than stock. Participants in the phantom stock plan would receive vesting grants equivalent to shares of stock. Our forecasts assume that we will issue approximately 195,000 shares of phantom stock shortly after closing, which is the maximum number of shares of phantom stock currently being considered for the proposed additional incentive compensation plan. We have also assumed that this plan would have a five-year vesting schedule, so that one-half of the grant would vest at the end of year three, three-quarters would vest at the end of year four, and the entire grant would vest at the end of year five.

      Our forecasts include the non-cash expense of these plans calculated using accounting principles generally accepted in the United States, taking into account the impact of each plan’s vesting schedule, the forecast change in the value of a share of Alion stock, and the estimated timing of redemptions of phantom stock or SARs. Plan expenses are front-loaded to the early years of a grant, while actual cash redemptions are likely to occur in later years when we forecast that there will have been a greater increase in the value of a share of Alion stock. We forecast that the combined expense for these programs will vary between 0.4% and 0.9% of revenues during the next five years. If our stock price performs better than anticipated, this expense may be higher than forecast while lower stock prices may cause this expense to be less than forecast.

Depreciation Expense:

      We assumed in both forecasts that we will continue to invest in capital equipment; however, the expected rate of capital investment will differ between the two forecasts. In the base case forecast, investment in capital equipment will be at approximately 1% of annual sales, which is consistent with our past performance. In the downside sensitivity forecast, capital investment has been forecast at a level which accommodates replacement of critical assets only; thus the forecast rate of capital investment is $1.0 million, $1.0 million, $1.25 million, $1.5 million, and $2.0 million for fiscal years 2003, 2004, 2005, 2006, and 2007, respectively. In both our forecasts, depreciation expense includes depreciation on existing Alion assets. We will not adjust our historical costs as a result of this purchase transaction. We believe these levels of investment will be sufficient to keep us technologically competitive since much of the equipment we need consists of desktop and laptop computers that we expense when purchased as a charge to indirect contract expense.

Amortization Expense:

      Our forecasts take into account several changes to our practices prior to the acquisition. We recorded previous acquisitions as purchase transactions with related amortizing goodwill. Effective upon closing of Alion’s acquisition of IITRI’s assets, we will no longer have this expense. The goodwill that will result from this acquisition will be subject to new accounting rules that require impairment testing, but do not permit us to recognize amortization expense. We are, however, also acquiring significant intangible assets in the form of our contract backlog. We have estimated that the average remaining life of all our acquired contracts, taken as whole, is approximately three years and we will amortize this amount over that time period. We assigned a value to these contracts based on the profit we estimated we could generate from this backlog, the probability of continued government funding, and the cost of purchasing these assets. Amortization of purchased contracts will be a material non-cash expense that will reduce our overall profitability. This expense, however, like depreciation, is added back to net income to arrive at EBITDA (see footnote (3) on page 147 below for a description of EBITDA). We will also amortize, over this five-year forecast period, the fees we expect to pay to LaSalle Bank National Association in order to obtain our senior term loan and our five-year revolving line of credit.

Interest Expense:

      In both forecast cases, we forecast interest expense for our term loan and revolving line of credit based on the term sheet provided by LaSalle Bank National Association (the agent bank for our senior credit facilities) and our anticipated cash flows. We used our current estimates of market interest rates plus the spread we expect to have to pay based on the anticipated financial ratios in our credit agreement. We forecast interest expense for our mezzanine debt at 12% per year and at 6.7% per year for our subordinated notes based on the terms of those instruments and accounting principles generally accepted in the United States. The interest expense on the subordinated notes is a non-cash expense for the first six years. The subordinated note carries a 16% cash pay rate for fiscal years 2009 through 2010.

Taxes:

      We assumed in our forecast that Alion and HFA will be treated as an S corporation and a qualified subchapter S subsidiary, respectively, for federal income tax purposes. S corporations, unlike C corporations, generally do not pay federal taxes on their income, but rather their income is allocated to their shareholders. We anticipate that the Alion ESOP Trust will be the only shareholder of our stock. Under current tax law, an ESOP Trust is exempt from tax on the income of its holdings in a qualified subchapter S corporation. The corporate tax savings from this ownership structure is forecast to enhance our cash flow compared with the cash flow we would expect if Alion were a C corporation.

      We have not forecast any future provision for state or federal income taxes because we anticipate that our S-corporation status and 100% ESOP ownership should eliminate or nearly eliminate this expense. We anticipate that our subsidiary, HFA, which is currently a taxable corporation, will become a qualified S-corporation subsidiary as a part of this transaction. We estimate that this will save us approximately $300,000 per year in tax expense, based on HFA’s tax expense for fiscal year 2001.

Non-Cash Pension Expense:

      We will replace IITRI’s current 401(a) pension and 403(b) tax-sheltered annuity plans with the Alion KSOP. We have estimated our expenses related to the KSOP at approximately 3.4% of eligible payroll based on forecast salary expense and current and prior year levels of employee participation in our existing 401(a) and 403(b) plans. We have included this expense in estimated operating expenses even though it will be a non-cash expense.

Balance Sheet

Accounts Receivable:

      We assumed that even if we continue to increase our revenue (whether at 12% or only at 1%), we will be able to continue to reduce days sales outstanding (i.e., the average number of days it takes to collect our accounts receivable) based on continual improvements to our processes. Over the five-year period, we expect to reduce days sales outstanding from our fiscal year 2002 estimate of 95 days by approximately 15 days outstanding to 80 days outstanding by the end of the fourth year. We expect to do this by reducing the number of days for both our invoicing and collections cycles and by limiting pre-contract costs. For the year ended September 30, 2002, we have reduced our days sales outstanding number by approximately one week as compared to fiscal year 2001.

Prepaid Expenses and Other Current Assets — Other Long-Term Assets

      We assumed that these items in the aggregate will represent approximately 2% of annual sales through fiscal year 2007. We base this assumption on the nature of transactions underlying these accounts and do not believe any fluctuations will be material.

Accounts Payable:

      We included both salary-related items and unpaid vendors in this estimate. We believe that this will remain reasonably constant, equivalent to approximately 35 days sales. This item represents the principal unpaid costs that drive revenue and is subject to a fair level of cash management control.

Earnout Arrangements from Prior Acquisitions

      We estimated this liability based on the terms of the asset purchase agreement for AB Technologies, Inc., the remaining earnout obligation period for the acquisition, and the historical financial performance of the business expected to generate the net income subject to this calculation. We have estimated this liability to be less than the maximum possible amount permitted under the calculation set forth in the underlying asset purchase agreement.

Debt Payments to Senior Lenders

      We forecast these repayments based on the term sheet from LaSalle Bank National Association setting out our mandatory minimum scheduled principal payments. Our agreement with LaSalle Bank National Association will also require us to repay additional portions of the outstanding loan principal based on expected cash flows and financial ratios. We forecast these additional estimated term loan payments based on our expected financial performance. We also estimated our need to access our revolving line of credit and our timing of repayments for that obligation.

Cash Payments to the Alion KSOP

      In our forecast, we assumed that employees of Alion will invest exactly $24.0 million in the ESOP component of the KSOP to purchase Alion common stock. We forecast our obligations to repurchase shares of our common stock under the distribution provisions of the KSOP and the anticipated levels of employee elections to purchase stock in the ESOP component through pre-tax deferrals.

      The five major components of our forecast regarding our repurchase obligations are employee terminations, retirements, disabilities, and deaths, and diversifications of employee investments from the ESOP component to the non-ESOP component of the KSOP. We have used the services of a nationally recognized ESOP consultant to estimate our obligation to repurchase our stock from ESOP participants who terminate their employment with us, retire, or become disabled, and from the estates of deceased employees. We have also estimated the rate at which participants would elect to diversify their investments in Alion stock because such elections create a demand for cash from the company. Our forecast takes into account the requirements of our plan, which we believe are consistent with ERISA, and estimates of employee terminations, mortality, disability and retirements based on a census of our existing employees and standard actuarial tables. We have also included the effects of our non-cash pension expense and elective employee pre-tax deferrals on the anticipated value of employee account balances, and the anticipated effect of our price protection feature for employees over age 55.

      Our forecast assumes that we will make lump sum payments under the KSOP to employees in the year they terminate their employment with us, retire, die or become disabled, although we are not obligated to do so. Our forecast assumes that we will also make these lump sum payments to these employees as soon as possible after the first semi-annual valuation date following the date of their separation from service, although we are not obligated to do so. We included the following actuarial and plan design assumptions in our forecast of our common stock repurchase obligations:

•	that one quarter of participants in the one-time ESOP investment election age 65 or older at the time of closing of the acquisition will retire in each of the first four years of the plan; thereafter, we assume all employees retire at age 65;

•	that standard mortality, disability and turnover actuarial tables are applicable to a census of our existing employees;

•	that we will continue to have a low to moderate employee turnover rate; and

•	that employees who participate in pre-tax deferrals to the KSOP will, on average, elect to invest approximately 30% of their salary deferral dollars into Alion common stock in the ESOP component of the KSOP. We forecast this amount at approximately 2.1% of payroll based on current rates of employee participation in IITRI’s employee benefit plans.

      Our forecast repurchase obligations are dependent on, and materially affected by, our forecast of the future value of Alion stock. Our ability to make forecast payments for share repurchase obligations will be materially affected by our estimated cash flow. The terms of our senior credit agreement and the mezzanine note may, under certain circumstances, restrict our ability to make lump sum distributions to our employees in connection with our share repurchase obligations.

Differences in Forecasting Assumptions for the Downside Sensitivity Case

      We believe that except for revenue, salary growth, and level of capital investment, all of our base case forecast assumptions and forecast methods remain essentially the same in the downside sensitivity forecast. In the downside sensitivity case, we forecast the impact of our inability to achieve sustained revenue growth in a competitive environment with an expanding market.

      In our downside sensitivity forecast, we assumed that revenue would increase by only 1% each year over the prior year. This forecast assumes that we could lose a significant contract after a recompetition, but that we would still be able to replace lost revenue with other programs and maintain the size of our existing operation. Our forecast assumes that staff salaries and related costs, which are a significant determinant of revenue for a government contractor, will on average escalate at the same rate that revenue increases. We assume that we will have to compete with other companies to retain our staff. We expect that voluntary employee turnover will mitigate some of the effects of salary escalation and that replacement hires will help us control salary cost growth.

Base Case Five-Year Forecast

      We set out below our forecasts for revenue, EBITDA, EBITDAE, net income, and earnings per share, or EPS, for fiscal years 2003 through 2007. We based this forecast on a 12% compounded annual revenue growth rate and the assumptions described above.

	Fiscal Years

	2002(1)	2003(2)	2004	2005	2006	2007

	(in millions except per share data)
Revenue	$201.7	$225.9	$253.1	$283.4	$317.4	$355.5
Total EBITDA(3)	15.2	14.2	15.5	17.0	20.3	23.5
Adjusted EBITDA(4)	15.2	15.0	17.5	20.0	21.6	23.2
Total EBITDAE(5)	18.8	18.3	20.1	22.1	26.1	30.0
Net Income (Loss)(6)	2.9	(7.2)	(10.6)	(8.8)	6.7	9.9
EPS(7)	—	(2.82)	(3.47)	(2.56)	1.77	2.42
EPS — fully diluted(8)	—	(2.82)	(3.47)	(2.56)	1.43	1.95

(1)	Fiscal year 2002 results include actual expenses for the acquisition of IITRI assets, but otherwise exclude the effects of the acquisition. Since the acquisition will not close and Alion’s capital structure will not be in place until fiscal year 2003, we have not presented EPS data for fiscal year 2002. The pro forma effect of the acquisition is described in the table entitled “Unaudited Pro Forma Consolidated Statements of Operations” on page 56 of this prospectus.

(2)	The forecast information assumes the acquisition of IITRI assets occurred on September 30, 2002.

(3)	EBITDA consists of net income before taxes, interest expense, depreciation of fixed assets and amortization of intangible assets. Net income before taxes has been adjusted for non-recurring gains/(losses) not incurred in the course of normal operations. Interest expense includes amortization of debt issuance costs and accretion of long-term debt to face value. EBITDA is not a measure of financial performance under accounting principles generally accepted in the U.S. We may calculate EBITDA differently than other companies. You should not consider this information in isolation from, or a substitute for, net income or cash flow measures prepared in accordance with accounting principles generally accepted in the U.S. or as a measure of profitability or liquidity. We have included EBITDA as a supplemental disclosure because it may provide useful information regarding our ability to service debt and to fund capital expenditures. Other operating or legal requirements may affect our ability to service debt and fund capital expenditures in the future.

(4)	In order to more accurately portray an estimate of Alion’s future value based on our projections, an Adjusted EBITDA is used in Alion’s valuation calculation that takes into account the estimated current cash outlays related to SARs, phantom stock and deferred compensation in each year, rather than the GAAP expense for these items. This is because the estimated cash cost of the outstanding SARs, phantom stock and deferred compensation program is later accounted for as a reduction in Alion’s value, by subtracting out their full cost as determined under the Black-Scholes option pricing method. If the EBITDA were not adjusted in this manner, then the cost for the SARs, phantom stock and deferred compensation would be double counted – once through reducing the enterprise value calculated from the reduced EBITDA, and a second time by explicitly subtracting out their present value under the Black-Scholes formula.

(5)	EBITDAE is equal to EBITDA plus a portion of pension expense. This is not a widely used financial term, but it is a term that management has used in making our financial forecasts. We believe EBITDAE is an important measure because pension-related expenses are allowable costs in our indirect rate pools, which are reimbursable costs on government contracts. We will provide a portion of these benefits in company stock, providing us with additional cash flow to repay debt or fund operations.

(6)	Net Income (Loss) – Includes all elements of revenue and expense, inclusive of tax and non-recurring items.

(7)	Earnings Per Share – Calculated based on the estimated weighted average number of shares of common stock forecast to be outstanding during the period. For the fiscal years ending September 30, 2002 through 2007, the weighted average number of shares are estimated to be 2,400,000; 2,540,000; 3,057,000; 3,457,000; 3,768,000; and 4,083,000, respectively.

(8)	Earnings Per Share – Fully Diluted – Calculated based on the estimated weighted average number of shares forecast to be outstanding for the period plus the forecast net shares attributable to the warrants as if exercised. For the fiscal years ending September 30, 2002 through 2007, the weighted average number of shares forecast to be outstanding is 2,400,000; 2,540,000; 3,057,000; 3,457,000; 4,685,000; and 5,067,000, respectively. For years in which there is a forecast net loss, the shares associated with warrants are anti-dilutive and therefore are not included in the calculation of fully diluted earnings per share.

      We expect to reduce our total debt by approximately $30 million if we meet the goals in our base case five-year forecast as follows:

	Fiscal Year

	2003	2004	2005	2006	2007	Cumulative

	(in millions)
Debt (reduction)/ increase(1)	$(10.2)	$(7.9)	$(7.2)	$(5.5)	$0.2	$(30.6)

(1)	As described on page 67 of the prospectus, the debt related to the acquisition has terms that call for aggregate principal repayment of $78.2 million during fiscal years 2007, 2008, 2009 and 2010. We expect to refinance this debt during that four-year time period.

Base Case Forecast Average Annual Returns

      At closing of the acquisition, the ESOP trustee will purchase Alion’s common stock at a price per share of $10.00. For purposes of this forecast, we have also assumed an initial per share price of $10.00. Before the ESOP trustee purchases Alion’s common stock, it will have obtained advice from Duff & Phelps that the purchase price does not exceed the aggregate fair market value of our common stock as of the date of the acquisition and that the terms and conditions of the acquisition are fair to the ESOP from a financial point of view. In order to be able to provide this advice to the trustee, Duff & Phelps will have to perform a valuation of Alion and its common stock and in so doing may use one or more valuation methods. These may include any or all or the following:

•	EBITDA multiple(s);

•	discounted cash flow;

•	comparable public company pricing; and

•	transaction values and multiples for acquired companies comparable to us from an investment point of view.

      In this forecast, we used a multiple of adjusted EBITDA (as defined in footnote (4) on page 148 above) to determine our estimated five-year annual rate of return for an initial investment in Alion common stock. We used the multiple of approximately 7.8 times adjusted EBITDA implied in the acquisition purchase price, to calculate a forecast enterprise, or company, value for Alion at the end of fiscal year 2007. We used the same 7.8 multiplier for both our base case and our downside sensitivity forecasts to maintain comparability between the two forecasts. We multiplied our $23.2 million in forecast adjusted EBITDA for fiscal year 2007 by approximately 7.8 to calculate a forecast enterprise value of Alion in 2007 of $180.3 million. The actual valuation multiple that may be used to calculate Alion’s enterprise value in 2007 may be higher or lower than 7.8 because it will be based on a number of variables, including industry market conditions at that time as well as Alion’s expected future growth at that time.

      We then deducted the $55.4 million estimated market value of the following items in 2007 from Alion’s enterprise value to calculate Alion’s forecast equity value at the end of fiscal year 2007:

•	debt outstanding at the end of fiscal year 2007, net of accumulated excess cash, if any;

•	warrants associated with the mezzanine and subordinated notes;

•	stock appreciation rights outstanding at the end of fiscal year 2007; and

•	the cost of redeeming the forecast vested shares of phantom stock.

      Finally, we divided Alion’s forecast equity value by 4,072,000, the number of shares we estimate will be outstanding at the end of fiscal year 2007 to obtain our forecast per share price of $30.66.

      If the assumptions in our base case five-year forecast prove accurate, using the 2007 forecast enterprise value of Alion less the estimated market value of forecast claims on the business in 2007, calculated as described above, we expect that an employee

•	who makes a one-time ESOP investment election to invest $50,000 in our ESOP component by purchasing 5,000 shares at $10.00 per share, and

•	who neither makes any other investments in his or her account, nor receives any additional stock in his/her account due to company contributions, and

•	who holds this investment in its entirety through the end of fiscal year 2007,

      would have a balance of approximately $153,300 at that time.

		Forecast	Forecast	Forecast
	Initial Shares	Value at	Compounded Annual	Investment
Initial Investment	Purchased	End of Fiscal Year 2007	Rate of Return	Growth Factor(1)

$50,000	5,000 shares	$153,300	25.1%	3.066

(1)	Investment growth factor is equal to the forecast account value at the end of fiscal year 2007 divided by the initial investment.

      The employee in this example purchased 5,000 shares, at $10.00 per share, with his or her $50,000 investment. For purposes of this forecast, the employee did not increase or decrease the number of shares over the five years of his or her investment in the ESOP component. Accordingly, any increase in value in this example is solely attributable to an increase in the value of Alion’s common stock.

      To calculate the value of the employee’s account at the end of fiscal year 2007, we multiply this employee’s 5,000 shares by the forecast value of $30.66 per share:

5,000 × $30.66 = $153,300

      If we do not achieve the financial goals in our base case five-year plan, average annual rates of return may be lower, equal to zero, or even negative, in which case the value of your account may decrease below your original investment amount, unless you have qualified for special price protection under the KSOP.

Downside Sensitivity Case Five-Year Forecast

      We have also prepared an example of a downside sensitivity case of a five-year forecast with assumptions which are less favorable than our historical trends and our base case five-year forecast. You should not view this as a “worst case” scenario, because our forecast assumes we will still have slight growth in our revenues and that we will be able to keep expenses as a percentage of revenue relatively stable throughout the forecast period.

      Our downside sensitivity case forecast assumes that revenues without acquisitions will grow at 1.0% per year for fiscal years 2003 through 2007. These forecasts are consistent with less than inflationary growth, implying a net loss of customers, while taking into account the acquisition of some new customers. In later years, these revenue growth forecasts could also reflect the loss of the JSC contract when we recompete it in fiscal year 2005, with Alion maintaining its revenue levels through gains in other government contracts.

      We have set out below our forecasts for revenue, EBITDA, EBITDAE, net income, and earnings per share, or EPS, for fiscal years 2003 through 2007. We based this forecast on a modest 1% compounded annual revenue growth rate, our ability to continue to contain costs in such an environment and the assumptions described above.

	Fiscal Years

	2002(1)	2003(2)	2004	2005	2006	2007

	(in millions except per share data)
Revenue	$201.7	$203.8	$205.8	$207.8	$209.9	$212.0
Total EBITDA	15.2	13.0	13.1	13.3	14.5	14.9
Adjusted EBITDA(3)	15.2	13.6	14.3	14.7	14.4	14.5
Total EBITDAE	18.8	17.1	17.2	17.5	18.7	19.2
Net income (loss)	2.9	(5.7)	(8.9)	(7.3)	6.1	6.8
EPS(4)	$—	$(2.23)	$(2.82)	$(2.02)	$1.53	$1.55
EPS — fully diluted(5)	$—	$(2.23)	$(2.82)	$(2.02)	$1.37	$1.39

(1)	Forecast information for the fiscal year ending September 30, 2002, includes results of operations for the 12-month period. Fiscal year 2002 results include actual and anticipated expenses for the acquisition of IITRI assets, but otherwise exclude the effects of the acquisition. Since the acquisition will not close and the Alion capital structure will not be in place until fiscal year 2003, we have not presented EPS data for fiscal year 2002. The pro forma effect of the acquisition is described in the table entitled “Unaudited Pro Forma Consolidated Statements of Operations” on page 56 of this prospectus.

(2)	The forecast information assumes the acquisition of IITRI assets occurred on September 30, 2002.

(3)	In order to more accurately portray an estimate of Alion’s future value based on our projections, an Adjusted EBITDA is used in Alion’s valuation calculation that takes into account the estimated current cash outlays related to SARs, phantom stock and deferred compensation in each year, rather than the GAAP expense for these items. This is because the estimated cash cost of the outstanding SARs, phantom stock and deferred compensation program is later accounted for as a reduction in Alion’s value, by subtracting out their full cost as determined under the Black-Scholes option pricing method. If the EBITDA were not adjusted in this manner, then the cost for the SARs, phantom stock and deferred compensation would be double counted – once through reducing the enterprise value calculated from the reduced EBITDA, and a second time by explicitly subtracting out their present value under the Black-Scholes formula.

(4)	Earnings Per Share – Calculated based on the weighted average number of shares of common stock forecast to be outstanding for the period. For the fiscal years ending September 30, 2002 through 2007, the weighted average number of shares (in thousands) forecast to be outstanding is 2,400; 2,558; 3,146; 3,624; 4,022; and 4,386, respectively.

(5)	Earnings Per Share – Fully Diluted – Calculated based on the weighted average number of shares forecast to be outstanding for the period plus the forecast net shares attributable to the warrants as if exercised. For the fiscal years ending September 30, 2002 through 2007, the weighted average number of shares (in thousands) forecast to be outstanding is 2,400; 2,558; 3,146; 3,624; 4,484 and 4,901, respectively. For years in which there is a forecast net loss, the shares associated with warrants are anti-dilutive and therefore are not included in the calculation of fully diluted earnings per share.

      We expect to reduce our total debt by approximately $30 million, if we meet the goals in our downside sensitivity five-year forecast as follows:

	Fiscal Years

	2003	2004	2005	2006	2007	Cumulative

Debt (Reduction)/Increase(1)	$(10.2)	$(9.0)	$(6.6)	$(4.4)	$(0.4)	$(30.6)

(1)	As described on page 67 of the prospectus, the debt related to the acquisition has terms that call for aggregate principal repayment of $78.2 million during fiscal years 2007, 2008, 2009, and 2010. We expect to refinance this debt during that four-year time period.

Downside Sensitivity Case Forecast Average Annual Returns

      If our downside sensitivity case five-year forecast represents our actual results, then we forecast a materially different rate of return for an initial investment in the ESOP component of the KSOP. Our forecast assumes that these results, which differ from our base case forecast, would still yield valuation multiples consistent with those implied by the original acquisition purchase price. Accordingly, we used the same multiple of approximately 7.8 times adjusted EBITDA (as defined in footnote (3) above) implied in the acquisition purchase price, to calculate a forecast enterprise value for Alion at the end of fiscal year 2007 for our downside sensitivity forecast. We multiplied our $14.5 million in forecast adjusted EBITDA for fiscal year 2007 by approximately 7.8 to calculate a forecast enterprise value of Alion in 2007 of $113.2 million. The actual valuation multiple that may be used to calculate Alion’s enterprise value in 2007 may be higher or lower than 7.8 because it will be based on a number of variables, including industry market conditions at that time as well as Alion’s expected future growth at that time.

      We then deducted the $44.3 million estimated market value of the following items in 2007 from Alion’s enterprise value to calculate Alion’s forecast equity value at the end of fiscal year 2007:

•	debt outstanding at the end of fiscal year 2007, net of accumulated excess cash, if any;

•	warrants associated with the mezzanine and subordinated notes;

•	stock appreciation rights outstanding at the end of fiscal year 2007; and

•	the cost of redeeming the forecast vested shares of phantom stock.

      Finally, we divided Alion’s forecast equity value by 4,405,000, the number of shares we estimate will be outstanding at the end of fiscal year 2007 to obtain our forecast per share price of $15.64.

      If the assumptions in our downside sensitivity five-year forecast prove accurate, using the 2007 forecast enterprise value of Alion less the estimated market value of forecast claims on the business in 2007, calculated as described above, we expect that an employee

•	who makes a one-time ESOP investment election to invest $50,000 in our ESOP component by purchasing 5,000 shares at $10.00 per share, and

•	who neither makes any other investments in his or her account, nor receives any additional stock in his/her account due to company contributions, and

•	who holds this investment in its entirety through the end of fiscal year 2007,

      would have a balance of approximately $78,200 at that time.

		Forecast	Forecast	Forecast
	Initial Shares	Value at	Compounded Annual	Investment
Initial Investment	Purchased	End of Fiscal Year 2007	Rate of Return	Growth Factor(1)

$50,000	5,000 shares	$78,200	9.3%	1.564

(1)	Investment growth factor is equal to the forecast account value at the end of fiscal year 2007 divided by the initial investment.

      The employee in this example purchased 5,000 shares, at $10.00 per share, with his or her $50,000 investment. For purposes of this forecast, the employee did not increase or decrease the number of shares over the five years of his or her investment in the ESOP component. Accordingly, any increase in value in this example is solely attributable to an increase in the value of Alion’s common stock.

      To calculate the value of the employee’s account at the end of fiscal year 2007, we multiply this employee’s 5,000 shares by the forecast value of $15.64 per share:

5,000 × $15.64 = $77,850

      If we do not achieve the financial goals in our downside sensitivity five-year plan, average annual rates of return may be lower, equal to zero, or even negative, in which case the value of your account may decrease below your original investment amount, unless you have qualified for special price protection under the KSOP.

Index to Financial Statements

Page

Financial Statement of Alion Science and Technology Corporation
Report of Independent Auditors	F-2
Balance Sheet as of August 31, 2002	F-3
Notes to the Balance Sheet	F-4
Consolidated Financial Statements of Selected Operations of IIT Research Institute
Report of Independent Auditors	F-6
Annual Consolidated Financial Statements:
Consolidated Balance Sheets as of September 30, 2001 and 2002	F-7
Consolidated Statements of Income for the years ended September 30, 2000, 2001 and 2002	F-8
Consolidated Statements of Changes in Owner’s Net Investment for the years ended September 30, 2000, 2001 and 2002	F-9
Consolidated Statements of Cash Flows for the years ended September 30, 2000, 2001 and 2002	F-10
Notes to the Consolidated Financial Statements	F-11
Consolidated Financial Statement Schedule
Schedule II — Valuation and Qualifying Accounts	F-24

Independent Auditors’ Report

The Board of Directors

Alion Science and Technology Corporation

      We have audited the accompanying balance sheet of Alion Science and Technology Corporation (the Company) as of August 31, 2002. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

      In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Alion Science and Technology Corporation as of August 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Chicago, Illinois

December 6, 2002

ALION SCIENCE AND TECHNOLOGY CORPORATION

Balance Sheet

As of August 31, 2002

ASSETS
Current assets:
Cash	$913
Note receivable from Trust	1,000

Total assets	$1,913

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Note payable to officer	$1,000
Stockholder’s equity:
Common stock, par value $0.01: authorized 15,000,000 shares; 100 shares issued and outstanding	1
Additional paid-in capital	999
Accumulated deficit	(87)

Total stockholder’s equity	913

Total liabilities and stockholder’s equity	$1,913

See accompanying notes to balance sheet.

ALION SCIENCE AND TECHNOLOGY CORPORATION

Notes to Balance Sheet

(1) Nature of Organization and Business

      Alion Science and Technology Corporation (formerly known as Beagle Holdings, Inc.) (the “Company”) is a for-profit Delaware corporation that was incorporated on October 10, 2001, for the purpose of purchasing substantially all of the assets and liabilities of IIT Research Institute (IITRI) (referred to as the “Business”), a not-for-profit Illinois corporation. The Business includes all of the assets and liabilities of IITRI with the exception of those assets and liabilities associated with IITRI’s Life Sciences Operation. Since its formation, the Company’s activities have been organizational in nature.

(2) Summary of Operating Activities

      For the period from inception through August 31, 2002, the Company generated no revenue and expenses have included only bank service charges of $87.

(3) Employee Stock Ownership Plan (ESOP) and Stock Ownership Trust

      On December 19, 2001, the Company adopted the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan (the “Plan”) and the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust (the “Trust”). The Plan, a tax qualified retirement plan, includes an ESOP component and a non-ESOP component. It is expected that funds directed to the ESOP component of the Plan by future employees of the Company (former employees of IITRI) will be used to invest in common stock of the Company.

      The Company has filed an application for a determination letter from the Internal Revenue Service that the Plan and Trust qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended.

(4) Tax Status

      The Company has filed an election to be treated as an S corporation under the Internal Revenue Code.

(5) Related Party Transactions

      The Company issued a promissory note to an officer for $1,000. The Company loaned $1,000 to the Trust and received a promissory note. The Trust purchased 100 shares of common stock of the Company for $1,000.

(6) Pending Transactions and Actions

      Subsequent to the completion of the sale of common stock to the Plan, the Company intends to use the proceeds together with other sources of financing, to purchase the Business. The purchase price of the Business is approximately $116.1 million, subject to adjustments based upon the date of closing and certain Life Sciences Operation account balances at the closing date.

(7) Subsequent Events

      On November 18, 2002, IITRI and Alion Science and Technology Corporation (Alion) entered into a Fourth Amended and Restated Asset Purchase Agreement (Agreement) in which IITRI will sell Alion the assets and liabilities of the Business for aggregate proceeds of approximately $116.1 million. The purchase price is subject to adjustment as follows:

•	Because the acquisition will close after October 15, 2002, the purchase price will be increased by 75% of the net income (excluding expenses related to the acquisition) earned by the Business from October 1, 2002 to the closing date and

•	The purchase price will be increased by the sum of $1.0 million plus the amount of deferred revenues of Life Sciences Operation as of the closing date and accrued payroll expenses and accounts payable of Life Sciences Operation as of the closing date.

      The Agreement includes various covenants, representations and warranties, conditions precedent to closing, events of terminations, and indemnifications.

      On September 30, 2002, the Company entered into a promissory note with a financial institution for $10,000. The promissory note bears interest at a rate of prime plus 2.0%, and is due on December 31, 2002. The promissory note is guaranteed by IITRI.

Independent Auditors’ Report

The Board of Governors
IIT Research Institute:

We have audited the accompanying consolidated balance sheets of Selected Operations of IIT Research Institute as of September 30, 2001 and 2002, and the related consolidated statements of income, changes in owner’s net investment, and cash flows for each of the years in the three-year period ended September 30, 2002. In connection with our audits of the consolidated financial statements, we also have audited the consolidated financial statement schedule listed in the accompanying Index to Financial Statements. These consolidated financial statements and consolidated financial statement schedule are the responsibility of Selected Operations of IIT Research Institute’s management. Our responsibility is to express an opinion on these consolidated financial statements and consolidated financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Selected Operations of IIT Research Institute as of September 30, 2001 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2002, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

Chicago, Illinois
December 6, 2002

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Consolidated Balance Sheets

As of September 30, 2001 and 2002

	2001	2002

	(In thousands)
Assets
Current assets:
Cash	$—	$396
Restricted cash	2,396	512
Accounts receivable	57,764	51,735
Other receivables	1,591	929

	59,355	52,664
Less allowance for doubtful accounts and contract losses	3,260	3,613

Net accounts receivable	56,095	49,051

Other current assets	1,619	2,965

Total current assets	60,110	52,924
Other assets	853	853
Fixed assets, net	5,835	8,388
Goodwill, less accumulated amortization	9,511	8,931

Total assets	$76,309	$71,096

Liabilities and Owner’s Net Investment
Current liabilities:
Bank overdraft	$2,156	$—
Current portion of long-term debt	141	3,330
Trade accounts payable	8,965	9,890
Accrued payroll and related liabilities	8,722	12,058
Advance payments	2,396	512
Billings in excess of costs and estimated earnings on uncompleted contracts	3,699	1,703
Due to the University	775	72
Current portion of deferred gain on sale of building to the University	493	487

Total current liabilities	27,347	28,052
Long-term debt, excluding current portion	11,886	1,654
Accrued postretirement benefit obligation	1,345	1,520
Long-term deferred gain on sale of building to the University, excluding current portion	4,054	3,523

Total liabilities	44,632	34,749
Owner’s net investment	31,677	36,347

Total liabilities and owner’s net investment	$76,309	$71,096

See accompanying notes to consolidated financial statements.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Consolidated Statements of Income

For the years ended September 30, 2000, 2001, and 2002

	2000	2001	2002

	(In thousands)
Contract revenue	$156,137	$193,152	$201,738
Direct contract expenses	111,122	140,555	147,377

Excess of contract revenue over direct contract expenses	45,015	52,597	54,361

Operating expenses:
Indirect contract expenses	12,348	13,145	11,153
Research and development	547	435	575
General and administrative	15,132	16,352	25,363
Rental and occupancy expense	7,536	7,083	7,796
Depreciation and amortization	3,754	3,488	3,447
Bad debt expense	324	1,223	154

	39,641	41,726	48,488

Operating income	5,374	10,871	5,873
Other income (expense):
Interest income	105	50	40
Interest expense	(1,389)	(895)	(563)
Equity in loss of affiliate	(498)	—	—
Gain on sale of land	1,319	—	—
Other	(231)	(227)	(63)

Income before income taxes	4,680	9,799	5,287
Income tax expense	(398)	(302)	(589)

Net income	$4,282	$9,497	$4,698

See accompanying notes to consolidated financial statements.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Consolidated Statements of Changes in Owner’s Net Investment

For the years ended September 30, 2000, 2001, and 2002

Owner’s Net
Investment

(In thousands)
Balance at September 30, 1999	$26,787
Net income	4,282
Distributions to the University	(1,315)
Unreimbursed losses and capital funding of Life Sciences Operation	(2,135)

Balance at September 30, 2000	27,619
Net income	9,497
Distributions to the University	(1,585)
Unreimbursed losses and capital funding of Life Sciences Operation	(3,854)

Balance at September 30, 2001	31,677
Net income	4,698
Distributions to the University	(887)
Unreimbursed losses and capital funding from Life Sciences Operation	859

Balance at September 30, 2002	$36,347

See accompanying notes to consolidated financial statements.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Consolidated Statements of Cash Flows

For the years ended September 30, 2000, 2001, and 2002

	2000	2001	2002

	(In thousands)
Cash flows from operating activities:
Net income	$4,282	$9,497	$4,698
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,754	3,488	3,447
Gain in investments	—	—	(77)
Equity in loss of affiliate	498	—	—
Amortization of deferred gain on sale of building to the University	—	(379)	(486)
Gain on sale of land	(1,319)	—	—
Loss on disposal of fixed assets	—	84	—
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(8,369)	378	5,927
Other assets	1,088	(365)	(654)
Trade accounts payable and accrued liabilities	(136)	(1,696)	4,384
Other liabilities	(5,104)	(3,100)	(2,526)

Net cash provided by (used in) operating activities	(5,306)	7,907	14,713

Net cash flows from investing activities:
Proceeds from sale of land	2,328	—	—
Proceeds from sale of building to the University, net	—	12,181	—
Capital expenditures	(2,795)	(1,940)	(3,643)
Cash paid for acquisition of net assets of AB	(2,500)	(378)	—
Cash paid for Daedelic	—	—	(823)

Net cash provided by (used in) investing activities	(2,967)	9,863	(4,466)

Cash flows from financing activities:
Increase in (repayment of) bank overdraft	855	2,156	(2,156)
Net borrowings (repayments) under revolving bank credit agreement	14,373	(10,838)	(7,526)
Payments under notes payable	(6,817)	(3,649)	(141)
Distributions to the University	(1,315)	(1,585)	(887)
Unreimbursed losses and capital funding (of) from Life Sciences Operation	(2,135)	(3,854)	859

Net cash provided by (used in) financing activities	4,961	(17,770)	(9,851)

Net increase (decrease) in cash	(3,312)	—	396
Cash at beginning of period	3,312	—	—

Cash at end of period	$—	$—	$396

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,318	$1,561	$776
Cash paid for income taxes	—	570	489
Supplemental disclosure of noncash financing activities:
Debt incurred related to earnout provisions of acquisitions	$2,952	$579	$624

See accompanying notes to consolidated financial statements.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements

(1) Nature of Organization and Business

      IIT Research Institute (IITRI) is a not-for-profit membership corporation working for the advancement of knowledge and the beneficial application of science and engineering to meet the needs of society. IITRI’s articles of incorporation provide that in addition to its primary purpose, it will support and assist the Illinois Institute of Technology (the University) and, in the event of dissolution, IITRI’s assets are to be distributed to the University. In addition to its Chicago facilities, IITRI maintains offices in, amongst other places, McLean and Alexandria, Virginia; Lanham, Annapolis, and Waldorf, Maryland; Rome, New York; West Conshohocken, Pennsylvania; and Huntsville, Alabama.

      In October 2001, Alion Science and Technology Corporation, (formerly known as Beagle Holdings, Inc.) (Alion), a for-profit S Corporation, was incorporated in the state of Delaware for the purpose of purchasing substantially all of the assets and liabilities of IITRI (Selected Operations of IIT Research Institute or the Business). The Business includes all of the assets and liabilities of IITRI with the exception of those assets and liabilities associated with IITRI’s Life Sciences Operation. See also Note 13.

(2) Basis of Presentation and Principles of Consolidation

      The consolidated financial statements of the Business have been carved out from the consolidated financial statements of IITRI using the historical results of operations and bases of the assets and liabilities of the transferred operations and give effect to certain allocations of expenses from IITRI to Life Sciences Operation. Such expenses represent costs related to general and administrative services that IITRI has provided to Life Sciences Operation including interest, accounting, tax, legal, human resources, information technology, and other corporate and infrastructure services. The costs of these services have been allocated to Life Sciences Operation using relative percentages of revenues, operating expenses and headcount, and other reasonable methods, and have been excluded in preparing the Business’ financial statements. Allocations of expenses are estimates based on management’s best assessment of actual expenses incurred by Life Sciences Operation. It is management’s opinion that the expenses charged to Life Sciences Operation and the underlying assumptions used to determine the expenses are reasonable. These allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted had the Business been operated as a separate entity in the past, or of the costs the Business may incur in the future.

      The consolidated financial statements are prepared on the accrual basis of accounting and include the accounts of the Business and its wholly owned subsidiary Human Factors Applications, Inc. (HFA). All significant intercompany accounts have been eliminated in consolidation.

      The consolidated financial statements may not be indicative of the Business’ financial position, operating results, or cash flows in the future or what the Business’ financial position, operating results, and cash flows would have been had the Business been a separate, stand-alone entity during the periods presented. The consolidated financial statements do not reflect any changes that will occur in the Business’ funding or operations as a result of the Business becoming a stand-alone entity.

(3) Summary of Significant Accounting Policies

     Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results are likely to differ from those estimates, but the Business’ management does not believe such differences will materially affect the Business’ financial position, results of operations, or cash flows.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

     Fiscal and Interim Periods

      The Business’ fiscal years end on September 30 and consist of 52 weeks. Interim periods were determined based upon the Business’ thirteen internal period closings, each of which ends on a Friday. During the fiscal year ended September 30, 2000, the interim periods ended on December 24, 1999, and March 17, July 7, and September 30, 2000. During the fiscal year ended September 30, 2001, the interim periods ended on December 22, 2000, and March 16, July 6, and September 30, 2001. During the fiscal year ended September 30, 2002, the interim periods ended on December 21, 2001, March 15, July 5, and September 30, 2002. While the actual number of days within each interim period will vary from fiscal year to year, the first, second, and fourth interim periods will include approximately 12 weeks while the third interim period will include approximately 16 weeks. Accordingly, comparisons between interim periods will need to consider the differing length of the third interim period.

     Unaudited Financial Information

      The interim period information included in Note 12 has been prepared by the Business and are unaudited. In the opinion of management, this financial information has been prepared in conformity with accounting principles generally accepted in the United States of America and reflects all adjustments necessary for a fair statement of the Business’ results of operations. All such adjustments are of a normal recurring nature.

     Revenue Recognition

      The Business’ revenue results from contract research and other services under a variety of contracts, some of which provide for reimbursement of cost plus fees and others which are fixed-price or time and materials type contracts. The Business generally recognizes revenue when a contract has been executed, the contract price is fixed or determinable, delivery of the services or products has occurred and collectibility of the contract price is considered probable.

      Revenue on cost-plus contracts is recognized as costs are incurred and include a proportionate share of the fees earned.

      The percentage of completion method is used to recognize revenue on fixed-price contracts generally based on costs incurred in relation to total estimated costs. From time to time, facts develop that require the Business to revise its estimated total costs or revenues expected. The cumulative effect of revised estimates is recorded in the period in which the facts requiring revisions become known. The full amount of anticipated losses on any type of contract are recognized in the period in which they become known.

      Under time-and-material contracts, labor and related costs are reimbursed at negotiated, fixed hourly rates. Revenue on time-and-materials contracts is recognized at contractually billable rates as labor hours and direct expenses are incurred.

      Contracts with agencies of the federal government are subject to periodic funding by the contracting agency concerned. Funding for a contract may be provided in full at inception of the contract or ratably throughout the term of the contract as the services are provided. If funding is not assessed as probable, revenue recognition is deferred until realization is probable.

      Contract costs on U.S. Government contracts, including indirect costs, are subject to audit by the federal government and adjustment pursuant to negotiations between the Business and government representatives. All of the Business’ federal contract indirect costs have been audited and agreed upon through fiscal year 2000. Contract revenue on U.S. Government contracts have been recorded in amounts that are expected to be realized upon final settlement.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

      The Business recognizes revenue on unpriced change orders as expenses are incurred only to the extent that the Business expects it is probable that such costs will be recovered. The Business recognizes revenue in excess of costs on unpriced change orders only when management can also reliably estimate the amount of excess and experience provides a sufficient basis for recognition. The Business recognizes revenue on claims as expenses are incurred only to the extent that the Business expects it is probable that such costs will be recovered and the amount of recovery can be reliably estimated.

     Restricted Cash

      Restricted cash represents short-term restricted cash received from a customer as an advance payment on a contract. This short-term restricted cash is utilized as work is performed in accordance with the contract.

Costs and Estimated Earnings in Excess of Billings and Billings in Excess of Costs and Estimated Earnings

      Costs and estimated earnings in excess of billings on uncompleted contracts represent accumulated project expenses and fees which have not been invoiced to customers as of the date of the consolidated balance sheet. These amounts, which are included in accounts receivable, are stated at estimated realizable value and aggregated $24.2 million and $12.5 million at September 30, 2001 and 2002, respectively. Billings in excess of costs and estimated earnings and advance collections from sponsors represent amounts received from or billed to commercial customers in excess of project revenue recognized to date. Costs and estimated earnings in excess of billings on uncompleted contracts at September 30, 2001 and 2002 include $0.6 million and $2.9 million, respectively, related to costs incurred on projects for which the Business has been requested by the customer to begin work under a new contract or extend work under an existing contract, but for which formal contracts or contract modifications have not been executed. In addition, billed receivables at September 30, 2001 and 2002 include $0.6 million of final bills that are not expected to be collected within one year.

     Goodwill

      Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally 7 years. The Business assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate commensurate with the risks involved. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

     Property, Plant, and Equipment

      Buildings, leasehold improvements, and equipment are recorded at cost. Expenditures for maintenance and repairs are charged to current operations. Buildings and equipment are depreciated over their estimated useful lives (40 years for buildings and 3 to 15 years for the various classes of equipment) generally using the straight-line method. Leasehold improvements are amortized on the straight-line method over the shorter of the assets’ estimated useful life or the life of the lease. Upon sale or retirement of an asset, costs and related accumulated depreciation are deducted from the accounts, and the gain or loss is recognized in the consolidated income statement.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

     Income Taxes

      IITRI has received a determination letter from the Internal Revenue Service which indicates it is exempt from income taxes under Section 501(c)(3) of the Internal Revenue Code except for taxes pertaining to unrelated business income. Accordingly, the accompanying consolidated financial statements do not include provisions for income taxes except as described below.

      HFA, the Business’ for-profit subsidiary, accounts for income taxes under the asset and liability method. HFA recognizes deferred tax assets and liabilities based on the differences between financial statement carrying amounts and the tax bases of assets and liabilities. HFA uses the enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

     Earnings per Common Share

      The Business’ historical structure is not indicative of its prospective capital structure and, accordingly, historical earnings per share information has not been presented.

     Derivative Financial Instruments

      During 2000, the Business entered into forward contracts as a hedge against certain foreign currency commitments on a contract in the United Kingdom. The total amount of the contracts was approximately $0.4 million with the final contract maturing on May 7, 2002. No contracts were outstanding at September 30, 2002. The contracts were marked to market, with gains and losses recognized in the consolidated statements of income. The Business does not use derivatives for trading purposes.

     Segment Information and Customer Concentration

      The FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, in February 1998. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements. This statement also requires companies that have a single reportable segment to disclose information about products and services, geographic areas, and major customers. This statement requires the use of the management approach to determine the information to be reported. The management approach is based on the way management organizes the enterprise to assess performance and make operating decisions regarding the allocation of resources. It is management’s opinion that, at this time, the Business has one reportable segment.

      The Business provides technical services and products through contractual arrangements as either prime contractor or subcontractor to other contractors, primarily for departments and agencies of the U.S. Government. U.S. Government contracts are subject to specific regulatory accounting and contracting guidelines including the Cost Accounting Standards and Federal Acquisition Regulations. The Business also provides technical services and products to foreign, state, and local governments, as well as customers in commercial markets. During the years ended September 30, 2000, 2001, and 2002, revenues from foreign countries were not significant.

      Revenues from services provided to various agencies of the U.S. Government represented $137.5 million or 88%, $180.7 million or 94%, and $198.5 million or 98% of revenues for the years ended September 30, 2000, 2001, and 2002, respectively. Contract receivables from agencies of the U.S. Government represented $54.3 million or 94% and $48.7 million or 94% of accounts receivable at September 30, 2001 and 2002, respectively.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

     Recently Issued Accounting Pronouncements

      In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS 141 requires the purchase method of accounting to be used for all business combinations initiated after June 30, 2001. SFAS 141 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. As the Business is a not-for-profit, SFAS No. 141 is not applicable.

      SFAS 142 is effective for fiscal years beginning after December 15, 2001. SFAS 142 will not be applied to previously recognized goodwill and intangible assets arising from the acquisition of a for-profit business enterprise by a not-for-profit organization until interpretive guidance related to the application of the purchase method to those transactions is issued. SFAS 142 will be required to be adopted by Alion in connection with the proposed acquisition of the Business discussed in Note 13. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Goodwill and other intangible assets that have an indefinite life will not be amortized, but rather will be tested for impairment annually or whenever an event occurs indicating that the asset may be impaired.

      In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and for the associated asset retirement costs. SFAS 143 must be applied starting with fiscal years beginning after June 15, 2002. Management is currently evaluating the impact that the adoption of SFAS 143 will have on the consolidated financial statements.

      In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, it retains many of the fundamental provisions of that Statement. SFAS No. 144 also supersedes the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. It retains, however, the requirement in APB Opinion No. 30 to report separately discontinued operations, and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. Management does not believe that the adoption of SFAS 144 will have a significant impact on its consolidated financial statements.

      During June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. Such standard requires costs associated with exit or disposal activities (including restructurings) to be recognized when the costs are incurred, rather than at a date of commitment to an exit or disposal plan. SFAS No. 146 nullifies Emerging Issues Task Force (“EITF”) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). Under SFAS No. 146, a liability related to an exit or disposal activity is not recognized until such liability has actually been incurred whereas under EITF Issue No. 94-3 a liability was recognized at the time of a commitment to an exit or disposal plan. The provisions of this standard are effective for disposal activities initiated after December 31, 2002.

     Reclassifications

      Certain amounts in the prior years financial statements have been reclassified to conform to the current year’s presentation.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

(4) Business Combinations

      Effective September 30, 1998, the Business completed the acquisition of Human Factors Applications, Inc. (HFA) for $3.0 million. HFA is a U.S. supplier of ordnance and explosive waste remediation with core competencies in the areas of demilitarization, demining, environmental remediation, explosion sciences, sensor and software integration, and training. The Business purchased all the outstanding shares of HFA’s common stock. The Business allocated a portion of the purchase price to the assets acquired and liabilities assumed at the date of acquisition based upon their estimated fair values and recorded the balance of $1.5 million as goodwill. The results of HFA’s operations are included in the Business’ consolidated financial statements beginning on October 1, 1998.

      Effective May 31, 1999, the Business acquired EMC Science Center, Inc. (EMC) for $3.0 million. EMC has technical expertise in electromagnetic environmental effects testing, standards and training, and operates a certified test laboratory. The Business acquired all the assets and assumed all the liabilities of EMC. The Business allocated a portion of the purchase price to the assets acquired and liabilities assumed at the date of acquisition based upon their estimated fair values and recorded the balance of $2.3 million as goodwill. The results of operations of EMC are included in the Business’ consolidated financial statements beginning on June 1, 1999.

      On June 12, 1999, the Business acquired 25% of the outstanding common stock of AB Technologies, Inc. (AB) for $6.0 million. AB Technologies specializes in modeling and simulation related to training exercises, education and training support, complex problem analysis and systems, and military policy development for the U.S. Government and other customers. A portion of the purchase price was allocated to the estimated fair value of the net assets acquired while the balance of $4.2 million was recorded as goodwill. The Business used the equity method to account for its initial common stock purchase. At September 30, 1999, the Business’ investment in AB Technologies reflected its proportionate share of net losses from June 13, 1999. At September 30, 1999, the Business owed the previous owners of AB Technologies $2.0 million under notes payable. AB Technologies reported revenue of approximately $28.5 million for the nine months ended September 30, 1999.

      Effective February 7, 2000, the Business acquired the remaining assets and liabilities from the other shareholders of AB Technologies for approximately $5.4 million. The acquisition was accounted for as a step acquisition. The Business allocated a portion of the purchase to the assets acquired and liabilities assumed at the date of acquisition based upon their estimated fair values. The Business recorded the remaining balance of $4.3 million as goodwill. The purchase agreement contains an earnout provision under which the Business could be required to make additional payments to the other former shareholders of AB Technologies. These payments cannot exceed $11.5 million and are based on the future net income of AB Technologies’ operations through February 7, 2005. For the years ended September 30, 2001 and 2002, the Business accrued contingent consideration obligations of $0.6 million and $0.6 million, respectively, under this purchase agreement. Such amounts are included in long-term debt in the accompanying consolidated balance sheets.

      From June 12, 1999 through February 7, 2000, the Business provided management and accounting services to AB Technologies under an administrative agreement. The Business recovered expenses under this agreement of $1.5 million for the period ended September 30, 1999 and an additional $2.8 million through February 7, 2000.

      The following unaudited pro forma summary information presents the results of operations as if the AB Technologies acquisition had been completed at the beginning of the period presented and is not necessarily indicative of the results of operations of the Business that might have occurred had the

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

acquisition been completed at the beginning of the period specified, nor is it necessarily indicative of future operating results:

2000

(In
thousands)
Revenue	$169,268
Net income	5,698

      In May 2002, the Business acquired the assets of Daedalic, Inc. for $0.8 million in a business combination to be accounted for as a purchase. The Business allocated the purchase price to the assets acquired and recorded the balance of $0.4 million as goodwill. The pro forma impact of this acquisition was not significant.

      Aggregate goodwill amortization expense related to the aforementioned business combinations was $1.5 million, $1.8 million, and $2.0 million during the years ended September 30, 2000, 2001, and 2002, respectively.

(5) Property, Plant, and Equipment

      Property, plant, and equipment at September 30 consisted of the following:

	2001	2002

	(In thousands)
Buildings and building improvements	$15,780	$15,925
Leasehold improvements	469	922
Equipment and software	25,201	28,647

Total cost	41,450	45,494
Less accumulated depreciation and amortization	35,615	37,106

Net property, plant, and equipment	$5,835	$8,388

      Depreciation and leasehold improvement amortization expense for property, plant and equipment was $2.3 million, $1.7 million, and $1.5 million in the fiscal years ended September 30, 2000, 2001, and 2002, respectively.

      In May 2000, the Business sold land in Annapolis, Maryland for $2.3 million, and recognized a gain of $1.3 million during fiscal year 2000.

      In December 2000, the Business sold its Chicago research tower, engineering buildings, and related assets for $12.5 million to the University. The Business leased back six of the 19 floors in the tower under a 10-year operating lease agreement. The Business applied sale/leaseback accounting and deferred recognition of the $4.9 million gain arising from this transaction. The Business recognized $0.4 million and $0.5 million of the gain in fiscal years 2001 and 2002, respectively, and the deferred balance at September 30, 2002 was $4.0 million. The deferred gain is being recognized over the remaining life of the lease. See Note 9 for further discussion regarding lease commitments.

      In fiscal year 2002, the Business completed the implementation of PeopleSoft’s human resource software. The Business capitalized $1.9 million of costs associated with the implementation including software license and consultant expenses. The Business accounted for the costs of the implementation in accordance with AICPA Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

(6) Debt

      The Business maintains a revolving bank credit agreement with First Union Bank that is secured by qualifying billed and unbilled accounts receivable and allows borrowings of up to $25.0 million. The maximum amount available is calculated monthly using a borrowing base formula based on percentages of eligible billed and unbilled accounts receivable. Advances under the agreement bear interest, at the Business’ election, at either the prime rate (4.75% at September 30, 2002) or the London Interbank Offering Rate (LIBOR) plus a fee. Historically, the Business has elected the prime rate. The agreement extends through December 22, 2002. The Business also has $0.5 million in standby letters of credit outstanding at September 30, 2002 with First Union Bank.

      Long-term debt at September 30 consisted of the following:

	2001	2002

	(In thousands)
Note payable to First Union Bank, due in December 2002	$10,820	$3,330
Other notes payable, primarily to previous owners of EMC and AB	1,207	1,654

Total long-term debt	12,027	4,984
Less current portion	141	3,330

Long-term debt, excluding current portion	$11,886	$1,654

      The Business is subject to certain debt covenants relating to the revolving bank credit agreement with First Union Bank. As of September 30, 2002, all debt covenants had been met.

      IITRI incurred interest expense of $1.8 million, $1.6 million, and $0.9 million and the Business was allocated interest expense of $1.4 million, $0.9 million, and $0.6 million for the years ended September 30, 2000, 2001, and 2002, respectively.

(7) Income Taxes

      For fiscal year 2000, the Business recorded an income tax provision of $0.2 million for unrelated business income arising from the AB Technologies acquisition.

      For the years ended September 30, 2000, 2001 and 2002, HFA had operating income of $0.5 million, $1.0 million and $1.6 million, respectively. The Business recorded an income tax provision of $0.4 million, $0.3 million, and $0.6 million for the years ended September 30, 2000, 2001 and 2002, respectively, related to HFA. Deferred taxes were not significant at September 30, 2001 and 2002.

(8) Pensions and Postretirement and Other Benefits

      The Business sponsors two defined contribution retirement plans that cover substantially all full-time employees. The plans are funded by contributions from the Business and its employees. The employer’s contributions under the plans were $1.5 million, $3.5 million and $4.2 million for the years ended September 30, 2000, 2001 and 2002, respectively.

      The Business also sponsors a medical benefits plan providing certain medical, dental, and vision coverage to eligible employees and former employees. The Business has a self-insured funding policy with a stop-loss limit under an insurance agreement. Certain funds are set aside in a trust fund from which the medical benefit claims are paid. At September 30, 2001 and 2002, the trust fund balance was $0.9 million and $0.04 million, respectively.

      The Business also provides postretirement medical benefits for employees who meet certain age and service requirements. Retiring employees may become eligible for those benefits at age 55 if they have

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

20 years of service, or at age 60 with 10 years of service. The plan provides benefits until age 65 and requires employees to pay one-quarter of their health care premiums. A small, closed group of employees is eligible for coverage after age 65. These retirees contribute a fixed portion of the health care premium.

      Following is a reconciliation of the plan’s funded status with the accrued benefit cost shown on the consolidated balance sheets at September 30:

	2001	2002

	(In thousands)
Accumulated postretirement benefit obligation:
Retirees	$358	$287
Fully eligible active plan participants	508	739
Other active plan participants	1,144	1,296

	$2,010	2,322

Reconciliation of beginning and ending benefit obligation:
Benefit obligation at October 1	$1,780	$2,010
Service cost	61	112
Interest cost	152	253
Actuarial loss	135	158
Benefits paid	(118)	(211)

Benefit obligation at September 30	$2,010	$2,322

Change in fair value of plan assets:
Fair value of plan assets at October 1	$—	$—
Funded status of the plan:
Obligation at September 30	$(2,010)	(2,322)
Unrecognized net transition obligation	900	953
Unrecognized prior service cost	(153)	(156)
Unrecognized net loss (gain)	(82)	5

Accrued postretirement benefits recognized in the consolidated balance sheets	$(1,345)	$(1,520)

      The components of net periodic postretirement benefit cost for the years ended September 30 are as follows:

	2000	2001	2002

	(In thousands)
Service cost	$70	$61	$112
Interest cost	158	152	253
Amortization of unrecognized net transition obligation	94	94	94
Amortization of unrecognized prior-service cost	(19)	(19)	(19)

Net periodic postretirement benefit cost	$303	$288	$440

      The health care cost trend rates used to determine the accumulated postretirement benefit obligation are 11.5% in fiscal year 2002, decreasing each year to an ultimate of 5.5% per year in fiscal 2014. Based on the number of employees currently participating in these plans, it is estimated that a 1% increase each year in the health care cost trend rates would result in increases of $0.014 million in the service and

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

interest cost components of the net periodic postretirement benefit cost and $0.24 million in the accumulated postretirement benefit obligation. Similarly, a 1% decrease each year in the health care cost trend rates would result in decreases of $0.013 million in the service and interest cost components of the net periodic postretirement benefit cost and $0.2 million in the accumulated postretirement benefit obligation. The discount rate used to measure the accumulated postretirement benefit obligation at September 30, 2001 and 2002 was 7.5% and 7.0%, respectively.

      The Business provides other deferred compensation and participation in a flexible option plan for certain key executives. Aggregate amounts granted under the flexible option plan were $0.3 million and $2.0 million as of September 30, 2001 and 2002, respectively. These amounts vest over a five-year period from the original date of grant and vesting accelerates upon a change in control. No amounts have vested as of September 30, 2002. Funds granted under the plan are invested in a limited variety of mutual funds selected by the grantee. These assets are owned by the Business and subject to the claims of general creditors of the Business. The deferred compensation liability to the participants is recorded over the service period as compensation expense.

(9) Leases

      Future minimum lease payments under noncancelable operating leases for buildings, equipment, and automobiles at September 30, 2002, are as follows:

(In thousands)
Fiscal years ending:
2003	$8,544
2004	7,913
2005	7,511
2006	5,637
2007	5,664
Thereafter	11,040

$46,309

      Rent expense under operating leases was $2.5 million, $6.3 million, and $8.3 million for the years ended September 30, 2000, 2001, and 2002, respectively.

      The Business periodically enters into other lease obligations which are directly chargeable to current contracts. These obligations are covered by current available contract funds or are cancelable upon termination of the related contracts.

(10) Transactions between the Business and the University

      Except as noted in the following paragraph, the Business recognizes as operating expense amounts assessed by the University primarily for lease payments and utility costs related to shared facilities, including steam and electricity charges, and for shared grounds maintenance and security costs. For the fiscal years ended September 30, 2000, 2001, and 2002, such amounts totaled $1.8 million, $3.2 million, and $3.6 million, respectively.

      Distributions from the Business to the University are determined by and made on a voluntary basis and at the direction of IITRI’s Board of Governors. For fiscal years 2000, 2001, 2002, distributions amounted to $1.3 million, $1.6 million, and $0.9 million, respectively.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

      The accompanying consolidated statements of changes in owner’s net investment include adjustments that represent changes in net assets of Life Sciences Operation which included the period’s net loss and capital funding requirements. Such amounts will not be reimbursed to or refunded by the Business subsequent to the acquisition by Alion described in Note 13.

      See Note 5 for a discussion of the Business’ sale of assets to the University.

(11) Commitments and Contingencies

     Legal Proceedings

      The Business is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect upon the financial position, results of operations, or liquidity of the Business.

     AB Technologies Lawsuit

      On September 12, 2002, the former owners of AB Technologies (Former Owners) filed a lawsuit (AB Tech Lawsuit) against IITRI in Circuit Court for Fairfax County, Virginia. The complaint alleges breach of the AB Technologies asset purchase agreement (Asset Purchase Agreement), and claims damages of $8.2 million. The Former Owners asked the court to order an accounting of their earnout. IITRI has filed a Notice of Removal, asking the United States District Court for the Eastern District of Virginia to remove the AB Tech Lawsuit from the state court and assume jurisdiction over it in federal court.

      On September 16, 2002, IITRI filed a lawsuit against the Former Owners which asks the court to compel the Former Owners to submit disputed issues to an independent accounting firm in accordance with the requirements of the Asset Purchase Agreement, make a declaratory judgment concluding that IITRI is entitled to an approximately $1.1 million downward adjustment of the purchase price paid under the Asset Purchase Agreement, and conclude that IITRI properly computed the earnout in accordance with the earnout formula in the Asset Purchase Agreement.

      Upon the closing of the proposed acquisition of the Business by Alion, Alion will assume responsibility for and acquire all claims under these lawsuits.

      IITRI has accrued its estimate of the earnout liability based on the earnout formula in the Asset Purchase Agreement.

     Government Audits

      The amount of U.S. Government contract revenue and expense reflected in the consolidated financial statements attributable to cost reimbursement contracts is subject to audit and possible adjustment by the Defense Contract Audit Agency (DCAA). The government considers the Business a major contractor and DCAA maintains an office on site to perform its various audits throughout the year. DCAA has concluded its audits of the Business’ indirect expense rates and cost accounting practices through fiscal year 2000. There were no significant cost disallowances for the fiscal years ended September 30, 1999 and 2000.

      IITRI, as a not-for-profit organization receiving federal funds, is required to have an annual compliance audit in accordance with the provisions of OMB Circular A-133, Audits of States, Local Governments, and Non-profit Organizations. Accordingly, for purposes of these financial statements, the Business is subject to similar audit requirements. Although DCAA has completed its incurred cost audit for the Business’ year ended September 30, 2000, the Business’ A-133 audit for the year ended September 30, 2001, has not been completed. It is the opinion of management that unallowable costs, if any, associated with this audit will be insignificant.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

(12) Interim Period Information (Unaudited)

      See Note 1 for a description of the Business’ interim periods.

	2001				2002

	1st	2nd	3rd	4th	1st	2nd	3rd	4th

Revenue	$40,700	$44,465	$59,611	$48,376	$43,701	$44,853	$64,485	$48,699
Net income	$1,772	$2,090	$2,236	$3,399	$1,390	$1,037	$1,526	$745

(13) Proposed Sale of Business and Offering of Common Stock (Unaudited)

      The board of directors of the University and IITRI’s Board of Governors have authorized management of the Business to file a registration statement with the Securities and Exchange Commission, whereby they intend to affect a sale of the Business to IITRI’s employees. The result will be a 100 percent ESOP-owned S corporation, “Alion”.

      The transaction involves the incorporation of Alion which will acquire and operate the Business. The transaction will involve the following sequence of events:

(i)	Alion (incorporated in October 2001 as Beagle Holdings, Inc.) will make an S corporation status election in the state of Delaware.

(ii)	Current IITRI employees will elect to have at least $24.0 million of their present qualified retirement plan funds transferred into an ESOP. These are the “Rollover Funds.”

(iii)	The ESOP is expected to purchase newly issued shares of Alion using the Rollover Funds.

(iv)	Alion will borrow up to $92.1 million from three sources:

(a)	$32.0 million from Senior lenders (the “Senior Bank Note”)

(b)	$20.2 million from IITRI in the form of Mezzanine Notes (with detachable warrants representing 12 percent of the outstanding common stock of Alion attached)

(c)	$39.9 million from IITRI in the form of Seller Notes (with detachable warrants representing 26 percent of the outstanding common stock of Alion attached)

(v)	Alion will issue a note for approximately $1.0 million to an officer as part of a compensation arrangement.

(vi)	Alion will use total proceeds from the Rollover Funds plus borrowings totaling approximately $116.1 million to purchase the Business from IITRI.

(vii)	Alion will utilize approximately $7 million of a $25 million revolving credit bank facility to retire the existing revolver and pay certain transactional costs.

(viii)	Principal on the Senior Bank Note will be fully amortized within 5 years through quarterly principal payments.

(ix)	Alion will issue approximately 2.0 percent of its fully diluted shares annually in the form of at-the-money five-year Stock Appreciation Rights (SARs), up to a maximum of 10 percent of the shares over a five-year period (on a fully diluted basis).

(x)	Alion will issue new shares each year to the ESOP and 401(k) with a value equal to approximately 4 percent of payroll. This expense is allowable and reimbursable in cash to Alion by the government through indirect cost rates.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

(14) Recent Events

     Asset Purchase Agreement

      On November 18, 2002, IITRI and Alion entered into a Fourth Amended and Restated Asset Purchase Agreement (Agreement) in which IITRI will sell Alion the assets and liabilities of the Business for aggregate proceeds of approximately $116.1 million. The purchase price is subject to adjustment as follows:

•	Because the acquisition will close after October 15, 2002, the purchase price will be increased by 75% of the net income (excluding expenses related to the acquisition) earned by the Business from October 1, 2002 to the closing date and

•	The purchase price will be increased by the sum of $1.0 million plus the amount of deferred revenues of Life Sciences Operation as of the closing date and accrued payroll expenses and accounts payable of Life Sciences Operation as of the closing date.

      The Agreement includes various covenants, representations and warranties, conditions precedent to closing, events of terminations, and indemnifications.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

Schedule

Selected Operations of IIT Research Institute

Valuation and Qualifying Accounts

Years ended September 30, 2000, 2001, and 2002
(In thousands)

	Additions

	Balance at	Charged to
Allowance for Doubtful	Beginning of	Costs and	Charged to		Balance at
Accounts Receivable	Year	Expenses	Contract Revenue	Deductions(1)	End of Year

Fiscal year ended 2000	$1,626	$324	$643	$560	$2,033
Fiscal year ended 2001	2,033	1,223	1,345	1,341	3,260
Fiscal year ended 2002	3,260	154	417	218	3,613

(1)	Accounts receivable written off against the allowance for doubtful accounts.

See accompanying independent auditors’ report.

APPENDIX A

Some Additional Information
About ESOPs and the Alion-IITRI Transaction

Table of Contents

What Is an ESOP?	1
How Your ESOP Will Work	2
Who Runs an ESOP Company?	4
Who Will Run Alion?	8
Valuing Company Stock	12
What Is Repurchase Obligation?	17
The Alion Plan	21
Eligibility, Participation, and Vesting	22
Company Stock	23
How the Trustee Purchases Stock on Your Behalf	29
Diversification	33
Loans and Hardship Withdrawals	38
Distributions From Your KSOP Account	39
One-time ESOP Investment Election	49

1

What Is an ESOP?

An ESOP gives employees of a company sponsoring the ESOP a beneficial ownership interest in the stock of the company sponsor, which is why employees of an ESOP company are referred to as “employee owners.”

Are conditions of employment different in an ESOP company?
No. Participation in an ESOP does not change a company’s conditions of employment, nor will an employee’s individual investment decision affect employment.

There are several unique features about employee ownership in an ESOP company. The first is that the assets in an ESOP must be primarily invested in the stock of the sponsoring company. This stock is held in a trust for the benefit of plan participants. Participants have individual accounts within the ESOP trust.

The fact that the shares are held in a trust for the benefit of plan participants is an important concept. Holding the shares in a trust helps ensure that the value of the shares allocated to a participant is not taxable until the participants receive a distribution from the plan. At the time of distribution, participants have the opportunity to request a direct rollover to another qualified plan or an Individual Retirement Account (IRA) without incurring a taxable event.

This favorable tax treatment is what makes the ESOP a qualified retirement plan, similar to a retirement plan or 401(k) plan.

Another feature unique to ESOPs is with respect to taxation on a distribution. When an ESOP distributes shares to terminated participants, and the shares are immediately sold back to the company, the participant is often permitted to pay ordinary income tax only on the cost basis of the stock, and capital gains taxes on the appreciation associated with it.

Finally, ESOPs are permitted to borrow money to purchase the stock of the sponsoring company, a feature that is unlike any other employee benefit plan. An ESOP that borrows money is called a “leveraged” ESOP.

Regardless of the structure of the plan itself, ESOPs provide an opportunity for the employees of a company to share in any increases in value of company stock, creating a direct link between company interests and employee interests.

With an ESOP, any gains in productivity, profits, revenues, and efficiencies made by all employees help increase the value of the company stock held in the participant accounts within the trust, which is an extra incentive for employee owners to help make the company prosperous.

Similarly, reductions in productivity, profits, revenues, and efficiency can reduce the value of employee accounts.

2

How Your ESOP Will Work

At the time the new company was incorporated in anticipation of the acquisition, its governance structure had to be determined. Alion Science and Technology Corporation is the legal name of the new company, which we refer to as Alion.

An interim board of directors was appointed for Alion, which consisted of members of the management team leading the ESOP acquisition effort. The board adopted the new plan and established the trust, appointing the ESOP trustee and establishing the ESOP committee.

The formal name of the company’s new plan is “The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan.”

The ESOP is combined with the company’s 401(k) plan, meaning company stock is one of the investment options of the plan.

For this reason, the plan is referred to as a KSOP (401(k) + ESOP = KSOP). We refer to our plan as the Alion KSOP.

Alion’s plan will not be “leveraged” because the company is borrowing the money to complete the financing for the acquisition; the plan is not borrowing any money.

This is an important distinction, because this structure is not typical and, as a result, does not incorporate many of the features you may have read about that are unique to leveraged ESOPs.

The process for funding the plan and acquiring substantially all of the assets of IITRI from IITRI, the seller, is graphically depicted on the following page. Follow the steps 1-4 of the diagram to understand the sequence of events.

How Your ESOP Will Work    3

4

Who Runs an ESOP Company?

When a company decides to establish an ESOP, employees frequently ask the question, “Who runs the company?”

To answer that question, let’s first look at how a typical company is governed, regardless of whether or not it has an ESOP.

Shareholders

Every “for-profit” company has one or more shareholders who own the company’s stock. Individuals typically purchase stock based on the investment merits of the stock relative to personal financial objectives.

Typical Corporate Structure

Shareholders have the right to elect a board of directors, a governing body that has the authority to manage the business and affairs of a company and has the responsibility to represent the interests of the shareholders, within legal limits.

Shareholders may vote the number of shares they hold on several issues that are defined by the company’s charter documents and by corporate law; clearly one of the most significant decisions a shareholder makes is the selection of board members.

Shareholders elect the candidates to the board who they believe are most qualified to oversee the management of the company.

Board of Directors and Company Officers

In a typical corporation there are several levels of corporate control. First, there are shareholders, who are the owners of the corporation’s stock.

Shareholders exercise control over the corporation by voting for individuals who will serve on the board of directors and voting on other major corporate actions such as a sale or merger of the corporation.

Next, there are the directors of a corporation who are elected by and responsible to the shareholders. Directors exercise control over the corporation by establishing corporate policy and selecting the officers of the company.

Finally, there are the officers of a corporation who are responsible for the day-to-day running of the company. The officers implement the policies and long-term strategic vision established by the board of directors, but exercise corporate control in the management decisions they make each day.

Who Runs an ESOP Company?     5

Responsibilities of Board of Directors

•	foster the long-term success of the company
•	select competent management
•	establish sufficient financial and operating plans
•	evaluate compensation of senior management
•	participate in the review of senior management succession planning
•	establish policies of corporate conduct

          - compliance with applicable laws and
            regulations
          - maintain accounting, financial, and
            other controls

•	oversee management of the company
•	act in the best interest of the company and its shareholders

Employees

The management team hires company personnel. Together, the officers, other members of the management team, and employees are responsible for the daily operations of a company and the profitability of those operations.

An ESOP Company

In an ESOP company, this governance structure remains almost the same, with the difference being that one of the shareholders is an ESOP trust, which is established by the sponsoring company’s board of directors. An ESOP trust holds all the stock that is purchased by the ESOP. In cases where the ESOP is purchasing 100 percent of the company’s stock, the trust is the sole shareholder of the company.

Does the trustee dictate how many members of the board of directors are from outside the company?
No. The qualifications, number of members, and terms of office for a company’s board of directors are set forth in the company’s charter documents. The trustee, on behalf of the ESOP shareholder, will vote for board members in accordance with its charter documents.

ESOP Trustee

Although the ESOP is the legal shareholder, the trustee is the shareholder of record, acting on behalf of the ESOP.

In this capacity, the ESOP trustee has a fiduciary obligation under the Employee Retirement Income Security Act, which we refer to as ERISA, and Department of Labor regulations to act in the best interest of the ESOP participants and beneficiaries.

Since the ESOP cannot exist without being adopted by the sponsoring company’s board of directors, it is the board of directors that appoints the ESOP trustee when it establishes and adopts the plan.

Frequently a board of directors will appoint an institutional trustee to act as an independent fiduciary on behalf of the ESOP trust.

The ESOP trustee, on behalf of the ESOP, votes the shares held in the trust on most routine shareholder issues, including the election of the board of directors.

6    Who Runs an ESOP Company?

However, for extraordinary transactions, such as a sale of substantially all of the company’s assets, mergers and consolidations, recapitalizations and reclassifications, and liquidations and dissolutions, the vote is “passed through” to the ESOP participants, who direct the ESOP trustee to vote the shares as if they held them directly.

These transactions occur infrequently and are outside a company’s normal operations.

Monitoring the financial performance of the investments in the ESOP on behalf of the plan is the trustee’s primary responsibility. The trustee hires a number of advisors to assist in its duties. For example, the trustee retains its own legal counsel.

Another important advisor to the trustee is its financial advisor whose duty is to make sure any transaction between the ESOP and any other party is fair to the ESOP from a financial point of view, and to conduct the ongoing valuation of the company’s stock.

Through this valuation process, the trustee determines the fair market value of the stock held in the ESOP.

Finally, an administrative and recordkeeping firm is hired to handle the accounting related to the plan and to ensure the plan is run in accordance with the laws and regulations that govern ESOPs.

Typical ESOP Structure

Who Runs an ESOP Company?    7

ESOP Administrative Committee

In order to provide direction and input to the ESOP trustee, companies often establish an ESOP administrative committee, comprised of members of the management team.

This committee directs the trustee with respect to certain issues, such as interpretation of the plan document and its provisions, overseeing the hiring of plan advisors, and other issues related to the ESOP, for example, authorizing and paying plan expenses, reviewing and approving the plan allocation reports, determining the distribution policy, and authorizing any distributions to terminated participants.

Because the committee is providing direction to the ESOP trustee, its members also have a fiduciary obligation to act in the best interest of the ESOP.

ESOP Advisory Committee

Communication is important in ESOP companies and, to this end, many establish an ESOP advisory committee to communicate with plan participants and provide input to the ESOP administrative committee, the ESOP trustee, and the board of directors as requested.

This committee generally consists of a representative cross-section of employees, who typically are an elected body whose mission is to enhance understanding of the ESOP, communicate meaning of equity ownership, encourage and promote responsible participation, and organize and facilitate educational programs and special events.

Members of this committee do not have a fiduciary obligation, as they are not making decisions about plan assets or investments in the ESOP.

8

Who Will Run Alion?

Alion Shareholder - the ESOP Trust

If the acquisition closes, the ESOP trust will hold 100 percent of the company’s outstanding stock and be the sole shareholder of Alion, although IITRI will have warrants to purchase approximately 38% of Alion’s stock. The ESOP trustee, State Street Bank & Trust, which we refer to as State Street, has been appointed to oversee the trust and act as the independent fiduciary. On behalf of the ESOP shareholder, the ESOP trustee will vote the shares held in the trust on most routine shareholder issues, including the election of the board of directors.

Alion’s Board of Directors and Company Officers

Alion’s day-to-day operations will be run by the chief executive officer, Bahman Atefi, with assistance from the management team under the direction of Alion’s board of directors.

As part of the acquisition negotiations, the interim board was replaced by a new board of directors. Alion’s board is comprised of nine directors: three members appointed by the seller, five outside directors, and one company officer. Bahman Atefi, as chief executive officer of Alion, will be the only Alion employee on the new board of directors. Board members will serve staggered, three-year terms.

The individuals who have currently accepted a position on the board are listed below.

Appointed by the seller:

•	Lewis Collens, President, Illinois Institute of Technology and current Chairman of IITRI board
•	Donald E. Goss, retired partner, Ernst and Young and current Chairman of IITRI Audit Committee
•	Robert L. Growney, former President of Motorola, Vice Chairman of Motorola board

Other members:

•	Bahman Atefi, President and Chief Executive Officer of Alion
•	General George A. Joulwan, USA, Retired. Former Supreme Allied Commander of Europe
•	General Michael E. Ryan, USAF, Retired. Former Chief of Staff, U.S. Air Force
•	Leslie Armitage, Managing Director at The Carlyle Group

•	Admiral Harold W. Gehman, Jr., USN, Retired. Former Supreme Allied Commander of Atlantic.

Alion Employees

With the exception of employees who work exclusively for and in support of IITRI’s Life Sciences Operation, all employees of IITRI and HFA upon closing of the acquisition will be offered employment by Alion subsequent to closing of the acquisition. You do not have to be an ESOP participant to be employed by Alion.

Who Will Run Alion?    9

Alion Governance Structure

Board of directors:
Bahman Atefi
Lewis Collens
Admiral Harold W. Gehman, Jr., USN, Retired
Donald E. Goss
Robert L. Growney
General George A. Joulwan, USA, Retired
General Michael E. Ryan, USAF, Retired
Leslie Armitage
Company officers are:
Bahman Atefi Chief Executive Officer
John Hughes Senior Vice President, Chief Financial Officer and Treasurer
Gary Amstutz Senior Vice President and Executive Director of Finance
Randy Crawford Sector Senior Vice President and SES Sector Manager
Stacy Mendler Senior Vice President and Chief Administrative Officer
Stephen Trichka Senior Vice President, General Counsel and Secretary
Barry Watson Sector Senior Vice President and STS Sector Manager
ESOP trustee:
State Street Bank & Trust

10    Who Will Run Alion?

Alion’s ESOP Trustee

State Street has been appointed by Alion’s board of directors as ESOP trustee to act as independent fiduciary for this acquisition. Some of the reasons the board selected State Street include:

•	experience with ESOP companies and ESOP acquisitions
•	the substantial value of assets it holds in stewardship
•	positive references from other ESOP clients for whom they act as trustee

ESOP counsel retained by the trustee for this acquisition is Paul, Weiss, Rifkind, Wharton & Garrison, New York. Duff & Phelps, LLC, has been retained by the ESOP trustee to render the fairness opinion for the purpose of this acquisition. BCI Group, a consulting and plan administration firm, has been assisting with the preparation of plan design and structure issues and will provide recordkeeping and administrative services for the ESOP going forward.

Alion ESOP Committee

Once the acquisition has been completed, the ESOP administrative committee, which we refer to as the ESOP committee, will direct the trustee with respect to the hiring of advisors, interpreting the plan, and all other issues related to the administration of the plan on an ongoing basis. This ESOP committee, appointed by Alion’s CEO, is comprised of the following.

•	Alion’s CEO
•	three other members of the company’s management team
•	one member of the division manager’s forum, as selected by the membership of the forum
•	two members of the ESOP advisory committee (may not be line managers), as selected by the membership of the ESOP advisory committee

Alion ESOP Committee
Bahman Atefi
Barry Watson
Randy Crawford
Stacy Mendler
Dan Katz
Rob Bartholomew
Jack Palmieri

Who Will Run Alion?    11

Alion ESOP Advisory Committee

An ESOP advisory committee has been appointed to enhance understanding of the ESOP, communicate meaning of equity ownership, encourage and promote responsible participation, and organize and facilitate educational programs and special events. Alion’s ESOP advisory committee is composed of a membership appointed by the CEO that includes the following criteria:

•	one non-line manager from each operation as nominated by the operation manager and approved by group and sector managers
•	two operations managers from each of the two sectors as nominated by the sector managers
•	one non-line manager from the corporate finance department and two non-line managers from the administration department as nominated by department directors
•	one standing position of a line manager from human resources as nominated by director of human resources and approved by chief administrative officer

Alion ESOP Advisory Committee

Kalle Kontson
Dave McClure
Jack Powers
Mel Kaminsky
Dave Preston
Charles Snead
Rob Bartholomew
Dave Fletcher
Gordon Rogers
Victoria McClatchey
Andrew Daniels
Pete Karns
Karen Fahler
Mike Winningham
Dan Katz
Mike Dion
Deidre Hicks
David Lowe
Tom Bastuba
Kathy Hraczo
Renee Butz
Doug Ackerson

12

Valuing Company Stock

Frequency of Determining Stock Price

ESOP participants are naturally very interested in knowing the value of the company stock allocated to their accounts.

The law requires that company stock be valued:

1.	when it is sold to an ESOP, and

2.	at least once a year in order for the company to inform participants of the value of the stock allocated to their accounts.

To ensure proper valuations, the law further states that a qualified independent appraiser perform all valuations of employer stock held by an ESOP that is not publicly traded.

Valuing for a Transaction:

The Fairness Opinion

In making an investment in company stock, the ESOP trustee, as the fiduciary for the ESOP, has an obligation to consider the terms and value of the investment opportunity.

The ESOP trustee has a responsibility to conduct a review before deciding whether it may accept directions from participants to invest their accounts in company stock.

One important part of the trustee’s work is receiving a written fairness opinion from the ESOP’s independent financial advisor.

A financial advisor’s independent opinion is most often required when an ESOP is created, terminated, or purchases a significant amount of the company’s shares; it is not needed for valuation of company stock on an ongoing basis.

Will all the stock shares be priced the same?

Yes. Alion will be an S corporation, which is only permitted to have one class of stock; therefore, the price per share will apply to all shares of company stock.

A written fairness opinion from the trustee’s independent financial advisor will state that the proposed transaction is fair to the ESOP. Fairness is assessed from a financial point of view, as of a specific date, and based on certain assumptions, limitations, and procedures.

In making their determination, the trustee and its independent financial advisor rely on information provided by the company in which the ESOP may invest.

The fairness opinion provides important confirmation of the fairness of the purchase price for the ESOP participants in accordance with Department of Labor and Internal Revenue Service rules.

The fairness opinion helps the trustee make an informed judgment by providing an opinion of the transaction from a financial point of view; however, it is not considered a recommendation or a legal opinion on the transaction.

It is the sole responsibility of the ESOP trustee to make the determination that the transaction is appropriate for an ESOP, that is, a plan designed to invest in employer stock.

Valuing Company Stock   13

Who is Qualified to Issue ESOP Fairness Opinions?

The ESOP trustee considers a number of factors when selecting an independent financial advisor, as the written advice of the ESOP’s independent financial advisor is an essential step in the transaction process. Some of the factors an ESOP trustee considers when selecting an independent financial advisor include:

1.	The existence of any conflicts of interest and/or fee arrangements based on contingencies, both of which would impair the independence of the financial advisor.

2.	The financial advisor’s valuation expertise and experience.

Determining Current Fair Market Value

It is important to determine the fair market value of a company’s stock at the time it is sold to an ESOP. Like other investments, the value of a company stock held by an ESOP changes over time.

Changes in the value of company stock are of great interest to ESOP participants, because the value of a participant’s ESOP account is based upon the value of company stock.

Since most ESOPs own stock in private companies, Department of Labor requires an ESOP to determine the fair market value of the company stock at least once per year.

The term “fair market value” means the price that a willing buyer would pay a willing seller for a company’s stock. It assumes that both the buyer and seller are knowledgeable about the company, are not related, and that neither one has an obligation to buy or sell the stock.

In determining a company’s fair market value, the appraiser must consider all relevant facts. While a lot of analysis is conducted and financial models are run, fair market value is ultimately the result of an appraiser’s informed judgment.

This makes it especially important to have an appraiser who is independent, knowledgeable, and experienced in such matters.

The complete list of factors that may impact a company’s value is too long to be included here. However, factors that often affect value include a company’s size, growth, profitability, financing arrangements, market position, and risks relating to its business.

The company’s customers, suppliers, management, workforce, and facilities relative to their competitors may also be considered.

14    Valuing Company Stock

Will the Alion stock I own be publicly traded?

No, the stock will not be publicly traded. All of the company’s outstanding stock will be purchased by the ESOP and allocated to participant accounts inside the trust, where it is held until the participant receives a distribution of his or her account.

Furthermore, a company’s value may be influenced by the current and future state of the company’s industry, the performance of the public stock markets, and prospects for the economy as a whole.

To determine a company’s fair market value, an appraiser may consider several approaches. Two of the most commonly used valuation approaches considered by the appraiser are the guideline company approach and the discounted future cash flow approach.

Guideline Company Approach

In the guideline company approach, the first step is to identify publicly traded companies that are as similar as possible to the company being valued.

Since the guideline companies are publicly traded, it is possible to determine the price investors are willing to pay for that stock in relation to the company’s earnings and market trends in the industry.

The price paid for similar privately held companies that have been recently merged or acquired also provides a benchmark or guideline for the price investors would pay for the company being valued.

The appraiser looks at a variety of factors to determine the business risk facing the company it is valuing compared to risks facing the guideline companies. If the company being valued is determined to be less risky than the guideline companies, that would generally have a positive impact on value.

On the other hand, if the company being valued has greater risk factors than the guideline companies, that would often have a negative impact on value.

Valuing Company Stock    15

How do losses in the stock market affect the value of privately held company stock?

The performance of publicly traded companies and the stock market as a whole are factors that will be considered in determining the value of company stock.

However, there are several other factors related to the company’s specific financial performance that also have an impact on value, the company’s financial performance in both absolute terms and relative to its industry.

As such, the performance of the stock market may impact the value of company stock, but the impact may be somewhat offset by the company’s own financial performance.

16    Valuing Company Stock

Discounted Cash Flow Approach

The discounted future cash flow approach utilizes the company’s outlook for the future in order to determine fair market value.

The appraiser reviews and analyzes the company’s future business plan and financial projections to determine the company’s reasonable prospects for growth and profitability.

First, the appraiser determines the amount of cash the company should generate in the future to pay its bills, invest in equipment and facilities, conduct research and development, and pay its debts as they become due.

Cash that is left after the company meets its obligations, known as free cash flow, generally would be available for distribution to the owners of the company, even though the company may decide to retain their cash flow for reinvestment in the future.

After adjusting for risk, the amount and timing of the company’s free cash flows will permit the appraiser to determine the company’s fair market value.

In summary, a company’s fair market value is determined by a wide variety of both internal and external factors. Decreasing profits or revenues or increased expenses generally have a negative impact on a company’s fair market value.

Repayment of debt, which may also reduce risk, can have a significant favorable impact on fair market value.

All other things being equal, factors that result in improved profitability for a company, such as increased revenues or decreased expenses, typically have a favorable impact on a company’s fair market value.

17

What Is Repurchase Obligation?

One of the primary factors that drives decisions about the ESOP plan design is repurchase obligation. Repurchase obligation is the company’s legal requirement that the stock allocated to participant accounts in an ESOP be repurchased after participants leave the company.

Repurchases are also required to satisfy the ESOP participant’s right to diversify their account balances.

An ESOP holds in trust the stock of the company that sponsors it. Companies that sponsor ESOPs are legally obligated to repurchase the stock from the accounts of participants who retire, die, become disabled, become eligible to diversify their account balance, or leave the company for other reasons. And companies must do so at the current fair market value as determined by an independent appraiser.

Without this legal obligation, an ESOP would not be perceived as a viable benefit plan, since participants would never know who, if anyone, would buy the shares of company stock allocated to their accounts.

Participants would also be unsure of the price they would be paid for the stock allocated to their accounts and when they would receive payment in the form of a distribution.

A company would typically honor its legal obligation to repurchase shares in one of the three ways described below.

1.	Making a contribution to the ESOP, which, in turn, would be used to repurchase shares from terminated employees, and then reallocating the repurchased shares among the remaining participants in the plan,

2.	Repurchasing the shares directly from the terminating participant and then retiring them as treasury stock (take them out of circulation), or

3.	Repurchasing the shares from the participant and contributing them back to the ESOP at some point in time.

In any case, the company is required to provide the cash to fund the repurchase of shares according to ERISA and Department of Labor regulations within specific timeframes and at the current fair market value.

Impact on Cash Flow

Successful companies are managed within the constraints of a budget that permits them to operate knowing what their cash needs are in relation to the cash available.

The difficulty that an ESOP company faces is trying to determine when participants will retire, die, become disabled, or otherwise terminate employment, so that they can budget for the cash that is necessary to fund the repurchases of the ESOP shares.

18    What Is Repurchase Obligation?

In addition to determining which participants might leave and when they must receive a distribution of their ESOP account balance, the company must also project what the value of their stock might be at that time.

For example, an employee might have an account valued at $25,000 in the year 2002 and be projected to retire in 10 years. In order to accurately forecast the cash needed to repurchase that employee’s shares at retirement, the company must estimate the fair market value of those shares in 10 years.

Every company’s cash flow is different, and successful ESOP companies are those that have spent the time to conduct repurchase obligation and cash flow analyses before making decisions about plan design.

Why Would Plan Design Impact Repurchase Obligation?

Two of the most significant issues that give rise to repurchase obligation are diversification elections and distributions to participants who have separated from service for any reason.

In addition to a diversification right that permits the participant to diversify his or her account balance at the age of 55 with 10 years of plan participation, some KSOP plans contain a design feature that provides participants with the option to move money from investments in company stock to other investment options in the 401(k) feature at an earlier age.

However, as this feature impacts cash flow, the company must consider its effect on the company’s ability to meet its debt repayment schedule, fund future capital expenditures, and other operational expenses that require cash when making the determination whether to add this option to the plan design.

Another example of a design decision that affects repurchase obligation is the distribution policy that the company and/or the ESOP administrative committee adopts. ESOP companies have the ability to determine when terminated participants will receive a distribution of the value of their vested account balances within certain timeframes set forth in the ERISA and Department of Labor regulations.

Distribution Policies

In designing a distribution policy, actuarial modeling must be used to calculate retirement, mortality, disability, and turnover rates in order to measure the impact on company cash flow.

Often it is a company’s lenders which dictate a certain distribution policy, especially in ESOP companies that are highly leveraged, as the lenders may require the company to delay repurchases from terminated participants until the loans are repaid, to ensure that sufficient cash flow is available to pay the loans.

These and many other plan design decisions regarding the ESOP and how it will operate have an effect on a company’s cash flow.

Thus, the committee designing the plan must do so being mindful of the need to ensure that the company will have sufficient cash to operate the business, pay its debt, reinvest in future growth, and still have the cash necessary to meet its obligation to repurchase shares from terminating participants.

What Is Repurchase Obligation?     19

How 401(k) Deferrals Impact Repurchase Obligation

When the plan design includes a feature that permits employees to invest pre-tax deferrals in company stock, this provides a source of cash available to repurchase stock from employees electing to diversify and those requesting distributions.

Similarly, rollovers into the ESOP by new employees add to the amount of cash in the company, and these rollovers, together with the pre-tax deferrals, often create a sufficient amount of money to fund the repurchase obligation, and lessen the impact to the company’s cash flow.

For this reason, some ESOP companies incorporate this feature into their plans, and it is an integral strategy for funding future repurchase obligation. The liquidity provided by this feature permits some of these companies to make immediate, lump sum distributions upon request, without having to make installment distributions or delay distributions to participants who separate from service in order to remain in compliance with the loan covenants under which they must operate.

The Alion Science and Technology Corporation Employee Ownership,

Savings and Investment Plan

21

The Alion Plan

Plan Design

As you read through the description of the plan, please consider carefully the various plan elements from two points of view: as a participant in the plan, and as a shareholder with a beneficial interest in the company.

As a plan participant, you will want to focus on how the plan meets your retirement savings needs.

As a beneficial shareholder, you will also want to focus on those provisions in the plan that will have an impact on the value of company stock. You should examine various elements of a KSOP, starting with an explanation of how your KSOP will be funded.

Alion’s KSOP has two components, which are referred to as the ESOP component and the non-ESOP component.

Employees will have Fidelity investment options in the non-ESOP component of the KSOP.

TIAA and CREF funds offered in the IITRI 401(a) and 403(b) plans will not be available in the KSOP, since the new company is a for-profit entity and TIAA and CREF provides services only to non-profit entities and educational organizations.

In the ESOP component, the investment option is company stock, which will be held in trust for the benefit of plan participants.

Alion employees will have the option to invest future pre-tax deferrals in company stock, with Fidelity, or a combination of both.

Who Manages the Plan?

Fidelity Investments will be the recordkeeper for the part of your account in the non-ESOP component, invested in Fidelity funds.

State Street will be the trustee and BCI Group will be the recordkeeper for any part of your account that is in the ESOP component of the KSOP.

This means that in the future you will receive two separate statements for your KSOP account: one from Fidelity Investments for investments in Fidelity funds, and one from BCI Group for investments in company stock.

When will I get my first statement?

If the acquisition closes as scheduled, BCI Group will send your first ESOP statement within 10 days of closing.

This statement will reflect the per share price and the number of shares of company stock that your investment purchased.

Fidelity will issue an initial statement verifying your initial rollover. Thereafter, you will receive quarterly statements from Fidelity and semi-annual statements from BCI Group.

22

Eligibility, Participation, and Vesting

Eligibility

You are eligible to participate in the one-time ESOP investment election if you:

1. Are an employee of IITRI and/or HFA excluding HFA employees who are not eligible 401(k) participants; and

2.	Have existing balances in the IITRI 401(a), 403(b), or HFA 401(k) plans.

If you are a current IITRI or HFA employee and wish to invest retirement money from other qualified plans, you must roll these funds into the IITRI or HFA plans before the one-time ESOP investment election ends.

Upon closing of the acquisition, employees hired by Alion as part of the acquisition are immediately eligible to participate in the KSOP and receive the company contributions, even if they have not satisfied the one year of service requirement.

Anyone employed after closing may participate in the KSOP upon meeting the eligibility requirements. Leased employees, union employees, nonresident aliens, and temporary employees are not eligible.

Participation

Future Alion hires may participate by making pre-tax deferrals to the KSOP immediately upon employment with Alion. They may also make rollover contributions to the KSOP, investing in the ESOP component during a one-time ESOP investment election period following their hire by Alion. Match and retirement plan contributions from the company start after an employee has completed one year of service with Alion.

Vesting

Vesting refers to that portion of your account balance that you are entitled to receive from the plan when you leave the company.

Your rollover amounts from other plans, pre-tax deferrals, and company matching contributions to your account are always fully vested. Retirement plan and any other company contributions that are made to your account vest over the first five years of service. You will be 25 percent vested after two years of service, 50 percent vested after three years, 75 percent vested after four years, and 100 percent vested after five years.

Employees who terminate employment with the company before they are fully vested will receive only the vested portions of their account.

You become fully vested in your account balance at the time you retire on or after age 65, die, or become disabled.

Credit For Prior Service

You will be given credit for prior service with IITRI or HFA when you enter the plan; service for vesting purposes does not start over when you begin employment with Alion after closing.

Any former IITRI or HFA employees who are hired by Alion after the acquisition will be given credit for prior service with IITRI or HFA if they were hired by Alion within five years of their termination from IITRI or HFA.

23

Company Stock

Employees of IITRI and HFA may initially acquire an indirect interest in company stock by making a one-time ESOP investment election.

  Initial Rollovers

•	IITRI employees could elect to roll over all or any portion of your eligible account balances in the IITRI 401(a) and/or 403(b) plans, directing that it be invested in company stock

•	HFA employees could elect to transfer funds from existing Fidelity investments to the ESOP component of the KSOP, directing that it be invested in company stock

Once an employee of Alion, you can acquire an interest in company stock in several different ways.

  Future Deferrals

•	You may defer future pre-tax income into the KSOP and direct that all or part of it be invested in company stock up to a maximum of 7 percent of your compensation

  Company Contributions

•	The company match on your pre-tax deferrals will be made in the form of company stock
•	All Alion employees will receive a portion of the retirement plan contribution in the form of company stock

How the Money Moves - IITRI Plans

24    Company Stock

Initial Rollovers

You could elect to direct the investment of your eligible IITRI and HFA retirement plan balances in the ESOP component of the KSOP during our one-time ESOP investment election. You could direct these funds to be invested in company stock in the ESOP component, a variety of Fidelity mutual fund options in the non-ESOP component, or a combination of both.

Eligible Rollover Funds

Eligible funds include all Fidelity investments in the IITRI 401(a), 403(b), and HFA 401(k) plans. Also eligible are the CREF funds under the Group Retirement Annuity (GRA) contracts in the 401(a) plan, CREF funds under the Retirement Annuity (RA) contracts in the 403(b) plan, and your TIAA and CREF funds under the Group Supplemental Retirement Annuity (GSRA) and Supplemental Retirement Annuity (SRA) contracts in the 403(b) plan.

The only funds that are not eligible for rollover are the TIAA Traditional Accumulation across all RA contracts in the 403(b) plan, and the TIAA Traditional Annuity under the GRA contracts in the 401(a) plan.

There will be no future opportunity to invest funds from your existing retirement plan balances in the IITRI and HFA plans in the ESOP component of the KSOP. You may, however, later roll over funds at any time from any eligible retirement plan to the non-ESOP component and invest in the available Fidelity options by completing the necessary rollover paperwork with the custodian of your account.

Your Initial ESOP Investment - IITRI Rollover

Your Initial ESOP Investment - HFA Transfer

Company Stock     25

Future Deferrals

If the necessary equity is raised through the one-time ESOP investment election and the ESOP acquires Alion stock, you will have the opportunity going forward to invest in company stock by deferring future pre-tax income into the KSOP and directing it be invested in the ESOP component of the plan.

You may defer a combined total of 60 percent of your pay on a pre-tax basis to the KSOP. Your deferrals are also limited to $11,000 in 2002 ($12,000 if you reach age 50 before the end of 2002), which will change in future years in accordance with new limits established under recently passed tax legislation.

You may direct that your deferral be invested in the ESOP component, the non-ESOP component, or a combination of both, provided your deferral to the ESOP component does not exceed 7 percent of your compensation. Pre-tax deferrals directed to the ESOP component that exceed these limits will be redirected to the non-ESOP component of your account.

In addition, if all participants direct more than 3 percent of aggregate compensation to the ESOP component, the ESOP committee may direct the excess amounts to the non-ESOP component.

You may change both your deferral percentage and your deferral investment direction between the ESOP and non-ESOP components of the plan at any time during the year to be effective the next payroll date.

You may change your investment mix in the non-ESOP component at any time exactly as you do today via the internet or by calling Fidelity Investment’s toll-free number, 1-800-835-5095.

Your pre-tax deferrals will be deposited into your accounts in the KSOP on a biweekly basis, as deducted from your paycheck. Deferrals directed to the non-ESOP component will be remitted to Fidelity Investments when deducted from your pay. Deferrals directed to the ESOP component are remitted to State Street, who is the trustee for the ESOP component.

Your money in the ESOP component will be held in the Short-Term Investment Fund, or the STIF money market account at State Street Global Advisors, which we refer to as SSgA, where it will accrue reasonable interest until it is used to purchase company stock, which occurs twice each year.

Your Pre-tax Deferrals	Your ESOP Deferral Purchases

26    Company Stock

Company Retirement Plan Contribution

The company will make a retirement plan contribution to the accounts of all initial Alion employees and to all new future hires once they have completed one year of service at a rate of 2.5 percent of pay.

This contribution will be made in the form of stock (1 percent of pay) and cash (1.5 percent of pay). Your compensation base for this contribution is subject to the limitations set by the Internal Revenue Service, or IRS, and is $200,000 in 2002.

The cash portion will be contributed to the non-ESOP component each pay period, and the stock portion will be contributed to the ESOP component of the plan at the end of each six-month valuation period and will be based on the current fair market value for the period.

You do not need to defer pre-tax deferrals into the KSOP in order to receive this contribution.

Retirement Plan Contribution - Cash (each pay period)

Retirement Plan Contribution - Stock (at the end of each six-month period)

Company Stock     27

Company Matching Contribution

For all employees who are employed with Alion immediately after the acquisition and new employees who complete one year of service who elect to defer pre-tax income into the KSOP, the company will match your deferral $1 for $1 on the first 3 percent of pay deferred to the KSOP, and 50 cents on every $1 between 3 and 5 percent. There is no match on the amounts you defer that are above 5 percent. Your match will be based on your total pre-tax deferrals and your annual compensation, irrespective of when you choose to defer and is subject to the same IRS limits on eligible compensation as applies to company retirement plan contributions.

This match will be made in the form of company stock. The match will be made to your account at the end of each six-month valuation period, and will be based on the current fair market value for the period.

Company Match - Stock (at the end of each six-month period)

28    Company Stock

Example

Daniel has been employed by IITRI for 10 years. His annual compensation is $50,000, and he has been deferring 5 percent of his pay to the 403(b) plan for several years.

His account balances in the IITRI 401(a) and 403(b) plans total $100,000. Daniel elects to invest 100 percent of his IITRI balances in the KSOP, directing 50 percent to the ESOP component and 50 percent to the non-ESOP component.

He continues to defer a total of 5 percent of his pre-tax income to the KSOP, directing that 3 percent be invested in company stock and 2 percent in the Fidelity investment options, in order to maximize his company match potential and begin to diversify his portfolio.

What Happens?

The company matching contribution is made at a rate of $1 for $1 on the first three percent and 50 cents on every $1 between 3 and 5 percent. This match is made in the form of company stock, which is contributed to the ESOP component of Daniel’s KSOP account at the end of the semi-annual deferral period, upon receipt of the new valuation.

The 1 percent stock portion of the company retirement plan contribution is also contributed to Daniel’s KSOP account at the end of the semi-annual period when the new valuation is completed. The stock is contributed to the ESOP component of Daniel’s account.

The company contributes the 1.5 percent cash portion of his retirement plan contribution to Daniel’s account each payroll period. The cash is deposited into the non-ESOP component, where it is invested per his direction in the Fidelity investments offered in the plan. The value of Daniel’s total contributions to his KSOP account that year are:

	ESOP Component		Non-ESOP Component
Daniel’s pre-tax deferral at 5%	+	$1,500	+	$1,000
Company matching contribution	+	$2,000	+	$0
Company retirement plan contribution	+	$500	+	$750

TOTAL		$4,000		$1,750

Let’s assume that once Daniel has transferred his account balances to the KSOP, he decides he will not make future pre-tax deferrals into the KSOP. Although he would not receive the company matching contribution, he would still receive the company retirement plan contribution, as it is not contingent on his pre-tax deferral. Daniel’s contribution to his KSOP account would be made as follows.

	ESOP Component		Non-ESOP Component
Daniel’s pre-tax deferral at 5%	+	$0	+	$0
Company matching contribution	+	$0	+	$0
Company retirement plan contribution	+	$500	+	$750

TOTAL		$500		$750

29

How the Trustee Purchases Stock

on Your Behalf

Timing

The Department of Labor has two rules regarding the valuation of stock held in an ESOP that are relevant to the timing of stock purchases.

The first is that the stock must be valued at least once each year. The second is that all purchases must occur at no more than the current fair market value as determined by an independent, third party appraiser.

Payroll deferrals you direct to be invested in company stock are sent biweekly to State Street, trustee for the ESOP component of the KSOP.

In order to comply with the Department of Labor requirements that all stock purchases be made at no more than the current fair market value, the trustee must wait until the next valuation before investing your deferrals in company stock.

Alion will have the company stock valued two times each year, as of September 30 and March 31.

This means that your deferral money will accumulate in the trust and earn interest until the trustee receives the new value and purchases stock on your behalf.

The company match and a portion of your company retirement plan contribution, which are made in the form of company stock, will also be made to your account in the ESOP component of the plan twice each year. These contributions are made at the same time the trustee purchases stock with your pre-tax deferrals.

The portion of your company retirement plan contribution made in cash to the non-ESOP component will be deposited to your account each payroll period.

Price

Your pre-tax deferrals will purchase stock at the value of the shares at the beginning of the period or the end of the period, whichever is less. The Department of Labor does not permit the trustee to purchase stock at a price that is greater than current fair market value; however, the company can offer the stock to the trustee at a price that is less than fair market value.

The stock contributed to your account for your match and retirement plan contributions will be at current fair market value.

Let’s look at an example to better understand how the trustee purchases company stock with your pre-tax deferrals into the KSOP.

30    How the Trustee Purchases Stock on Your Behalf

Example 1: Purchase at the Beginning Period Price

Assume your deferrals from October 1, 2003 through March 31, 2004 are equal to $1,000. The trustee for the ESOP component invests your money in the STIF money market account, where it accrues interest until March 31, 2004.

Imagine that the current fair market value as of March 31, 2004 is $12 per share, which is greater than the value as of September 30, 2003 when it was $10 per share. Your deferral money would be used to purchase stock at the price at the beginning of the period, since it is the lesser value. The purchase would look like this.

Deferrals during period	=	$ 1,000	*
9/30/03 share price	=	$ 10
3/31/04 share price	=	$ 12

Your deferrals purchase 100 shares (at the price at the beginning of the period).

If you had purchased shares at the 3/31/04 current fair market value, $12 per share, then you would have purchased a total of 83.33 shares.

	$ 1,000	Deferrals during period
÷	$ 12	3/31/04 share price

	83.33	Shares purchased

In this case, your deferrals purchased an additional 16.67 shares (100-83.33), which, at the current fair market value of $12 per share, is an additional value of $200 allocated to your account.

	16.67	Additional shares
×	$ 12	3/31/04 share price

	$ 200	Additional value

*	For purpose of this example, the deferral number has been rounded and does not reflect the interest associated with the deferral.

How the Trustee Purchases Stock on Your Behalf     31

Example 2: Purchase at Current Fair Market Value

Now, let’s look at what occurs in the event the end of period value is less than it was at the beginning of the period. Assume again that your deferrals during the October 1, 2003 through March 31, 2004 period are equal to $1,000.

The trustee for the company stock account invests your money in the STIF money market account until March 31, 2004.

The current fair market value is $8 per share, which is less than the value as of September 30, 2003 when it was $10 per share. Your deferral money would be used to purchase stock at the price at the end of the period, since it is the lesser value. The purchase would look like this.

Deferrals During Period	=	$ 1,000	*
9/30/03 Share Price	=	$ 10
3/31/04 Share Price	=	$ 8

If you had purchased shares at the beginning of the period price, $10 per share, then you would have purchased a total of 100 shares.

	$ 1,000	Deferrals during period
÷	$ 10	9/30/03 share price

	100	Shares purchased

However, the trustee cannot legally pay more than current fair market value. Your stock must be purchased at the current value since it is less than what it was at the beginning of the period. Your net purchase is for 125 shares.

	$ 1,000	Deferrals during period
÷	$ 8	3/31/04 share price

	125	Shares purchased

*	For purpose of this example, the deferral number has been rounded and does not reflect the interest associated with the deferral.

32    How the Trustee Purchases Stock on Your Behalf

Example 3: Purchase at the Beginning Period Price;

Match and Retirement Plan at Fair Market Value

Now let’s add the match and retirement plan contributions to the first example. We have to add an assumption in order to complete the example; let’s assume your compensation is $50,000 per year.

Your deferrals for the six-month period from October 1, 2003 through March 31, 2004 are equal to $1,250. The trustee for the ESOP component invests your money in the STIF money market account, where it accrues interest until March 31, 2004.

The current fair market value as of March 31, 2004 is $12 per share, which is greater than the value as of September 30, 2003 when it was $10 per share. Your deferral money would be used to purchase stock at the price at the beginning of the period, since it is the lesser value. The purchase would look like this.

Deferrals during period	=	$ 1,250	*
9/30/03 share price	=	$ 10
3/31/04 share price	=	$ 12

Your deferrals purchase 125 shares (at the price at the beginning of the period).

The value of your matching contribution is $1,000 (4% of pay for the six-month period), and the value of the stock portion of your retirement plan contribution in stock is $250 (1%).

The company contributes $1,250 of stock at the current fair market value, which is $12 per share.

	$ 1,250	Company match and retirement plan contributions
÷	$ 12	3/31/04 share price

	104.17	Shares contributed to your account

Total shares contributed to the ESOP component of your account for the six-month period would be 229.17, a value of $2,750.

*	For purpose of this example, the deferral number has been rounded and does not reflect the interest associated with the deferral.

33

Diversification

Diversification is the process of moving part of your account balance invested in company stock to other investment options with Fidelity Investments. There are two provisions in the KSOP that describe how and when this may occur.

The first is a legally required provision for those nearing retirement and is applicable to all ESOPs. The second provision applies to all participants and is part of the KSOP plan design.

Diversification for

Those Nearing Retirement

By law, when you are 55 years of age and have 10 years of active participation in the KSOP, you may move a portion of your account balance invested in the ESOP component to other investment options in the non-ESOP component of the plan.

Years of participation in the IITRI 401(a) and 403(b) plans before they became the KSOP are not counted for purposes of diversification; you must be an active KSOP participant for 10 years before you are eligible for this diversification provision.

Years of participation in the HFA 401(k) plan are counted for purposes of diversification; because the HFA plan is merging into the KSOP, all participation counts towards this diversification right.

During the first five years after you meet these criteria, you may diversify up to 25 percent of the shares in your account that are invested in company stock, and in the sixth year, up to 50 percent.

The calculation is not 25 percent of your share balance every year; your eligible amount is reduced by any prior amounts you have diversified.

This opportunity is available to you as long as you are a participant in the plan, regardless of whether you are a current or former employee.

There is no legal requirement to provide diversification opportunities after this six-year period.

Timing of the Diversification Election

During the 90 days immediately following the end of each of the six plan years after you have satisfied the age and participation requirements, you will be notified if you are eligible for this diversification election.

Between October 1 and December 31, those of you who qualify will have an opportunity to elect to diversify from the ESOP component of the plan any amount up to 25 percent of the shares in your account (reduced by any amounts previously diversified) to the non-ESOP component of the plan, where you may invest it in any of the options offered by Fidelity Investments.

Once your election is received, your diversification funds will be remitted to Fidelity Investments as soon as possible after December 31, upon receipt of the September 30 valuation. This delay is due to the legal requirement that the purchase and/or sale of stock held in the ESOP component must always occur at current fair market value.

These funds will be invested in the non-ESOP component according to your current investment allocation on record with Fidelity Investments.

34

Example 1 of Diversification

Sara is 45 years old when the acquisition was completed and Alion was formed. She will turn 55 in June 2013, at which time she will have participated in the KSOP for more than 10 years.

In October of 2013, she will be notified that she has the right to move up to 25 percent of the shares of company stock allocated to her account to the investment options of her choice with Fidelity in the non-ESOP component of the plan. She has 90 days to make her decision.

By December 31, 2013, she elects to diversify 15 percent of her share balance in this first year.

If Sara had 800 shares in her account as of the end of the 2013 plan year, then 15 percent of her account, or 120 shares, would be transferred to the non-ESOP component of the plan and invested with Fidelity as soon after the valuation for the September 30, 2013 was completed (early January 2014).

Following the transfer, Sara has 680 shares remaining in her ESOP account.

In October 2014 (the second year), she would again be notified that she has the right to diversify up to 25 percent of the shares of company stock in her account to the Fidelity investment options offered in the non-ESOP component of the plan. However, the 25 percent she is eligible to diversify includes the 120 shares she diversified in the first year.

Within 90 days of her notification, Sara elects to diversify the maximum 25 percent. For the purpose of this example, assume her account balance in the ESOP component increased due to additional deferrals and company contributions made to her account, and as of September 2014, she has 880 shares in her ESOP account. In this case, Sara’s diversification transfer would be computed as follows.

Sara’s Diversification in Year 2

	880	shares	2014 account balance
+	120	shares	2013 diversification transfer

	1,000	shares
×	25%	shares	Sara’s 2014 diversification election

	250	shares
-	120	shares	2013 diversification transfer

	130	shares	Eligible diversification transfer amount for 2014 plan year

Upon completion of the diversification process, she has 750 shares of company stock in her ESOP account.

Diversification     35

In October 2015 (the third year), she would again be notified that she has the right to diversify up to 25 percent of shares allocated to her account, including prior amounts diversified, to investment options with Fidelity.

For the purpose of this example, assume her account balance increased due to additional deferrals and company contributions made to her account as of September 2015, the end of the plan year, and she has 790 shares in her ESOP account.

Within 90 days of her notification, Sara elects to diversify 25 percent. In this case, Sara’s diversification transfer would be computed as follows.

Sara’s Diversification in Year 3

	790	shares	2015 account balance
+	120	shares	2013 diversification transfer
+	130	shares	2014 diversification transfer

	1,040	shares
×	25%		Sara’s 2015 diversification election

	260	shares
-	120	shares	2013 diversification transfer
-	130	shares	2014 diversification transfer

	10	shares	Eligible diversification transfer amount for 2015 plan year

This process is repeated in October 2016 (the fourth year), 2017 (the fifth year), and 2018 (the sixth year). The only difference is that in 2018 (the sixth year), Sara’s eligible diversification election would be 50 percent instead of 25 percent.

36    Diversification

Example 2 of Diversification

Wayne retires in 2013 at age 53, after working for 30 years at IITRI. At the time he retired, he had participated in the KSOP for 10 years.

Wayne elects to leave his money in the plan upon retirement, and in September of 2015, he is notified that he is eligible to diversify up to 25 percent of the shares in his ESOP account since he will have attained the age of 55 and had already satisfied the 10-year participation requirement when he retired.

Wayne will receive notification that this is the first year of his diversification eligibility, and the process will occur just as it did in Sara’s example. Although Wayne retires before he becomes eligible for diversification, he is still eligible for diversification when he reaches age 55 if he leaves his account balance in the ESOP component and does not receive a distribution.

Special Diversification for All Employees

Our plan contains a special diversification feature extended to all plan participants invested in company stock.

Beginning October 1, 2007, and then in the first quarter of each year after, all participants hired by Alion as part of the acquisition will be permitted to move 10 percent of your ESOP share balance to the non-ESOP component, provided this does not violate any of our loan covenants in effect at that time.

Future Alion employees are eligible for this diversification feature following five years of service with Alion. This 10 percent is in addition to amounts you may diversify under the diversification right you are entitled to as an ESOP participant.

This diversification election is in addition to the diversification previously described.

How It Works

Each year, while the 90-day diversification period is in effect, subject to lender covenants, you will have the opportunity to elect to diversify up to 10 percent of the shares in your ESOP account to investments offered by Fidelity in the non-ESOP component of the plan.

This is not computed by including prior amounts diversified.

Should you elect to diversify, the transfer to the non-ESOP component will occur as soon as possible after December 31, upon receipt of the September 30 valuation. This is because the purchase and/or sale of stock held in the ESOP component must always be at current fair market value.

These funds will be invested in the Fidelity investment options according to your current election with Fidelity.

Diversification     37

Example 1 of the Special Diversification Feature

Mark is 25 and has been a participant in the KSOP since 2002 when he invested invest in company stock as part of the one-time ESOP investment election. In October 2007, the ESOP committee determines that the 10 percent diversification transfer would not violate any outstanding loan covenants, and Mark’s first opportunity to diversify the shares in his ESOP account begins in October 2007.

Mark has 2,000 shares of company stock allocated to his account as of October 2007. He elects to diversify 10 percent, which is 200 shares, to invest in funds offered by Fidelity Investments.

For the purpose of this example, assume that the next year his share balance increased due to additional deferrals and company contributions, and he now has 2,500 shares of company stock allocated to his account.

In October 2007, assuming loan covenants do not preclude it, Mark is eligible to diversify 10 percent, or 250 shares, to invest in Fidelity funds in the non-ESOP component.

Example 2 of the Special Diversification Feature

If Sara, from Example 1 of Diversification, decided that in addition to her basic diversification election she would also take advantage of this opportunity, then in October 2013, she could elect the 10 percent diversification in addition to her basic diversification right of 25 percent, provided the loan covenants do not preclude it.

In this case, because she has 800 shares of stock in her account at the end of the 2013 plan year, she would be eligible to diversify 280 shares. This includes 200 shares as part of her basic diversification and 80 shares, which represents 10 percent of her share balance.

38

Loans and Hardship Withdrawals

Loans

Loans will be available from the KSOP. You will be allowed two loans. Loans from the ESOP component will be subject to the distribution request hierarchy as described on page 43 under “Loan Covenants.”

However, you must apply for all loan proceeds available in the non-ESOP component before applying for a loan from the ESOP component. A loan is repaid to the KSOP component from which it originated.

A prevailing interest rate and an annual administrative fee are charged to any loan.

Hardship Withdrawals

Hardship withdrawals are also available. The withdrawal must first be taken from the non-ESOP component, to the extent possible, before taking it from the ESOP component.

Historically, you were not permitted to make pre-tax deferrals for 12 months following your hardship withdrawal. Beginning in 2002, this timeframe has been reduced to six months, as part of recent changes in the tax law.

39

Distributions From Your KSOP Account

The value of your account balances will be paid to you (or your beneficiary in the case of your death) upon your retirement, death, disability, resignation, or dismissal. The options available to you in the event of retirement, death, or disability are different than those available for resignation or dismissal.

There are also differences between distributions from the ESOP component of the plan and from the non-ESOP component.

Finally, HFA employees who have transferred funds to the ESOP component from the non-ESOP component as part of this one-time ESOP investment election will be subject to different rules related to these transfer funds.

Distributions From the Non-ESOP Component

Distribution options for the non-ESOP component described below are the same as the current IITRI 401(a), 403(b), and HFA 401(k) plans. Distributions from the non-ESOP component will be made by Fidelity Investments in the form of cash that may be rolled over to an Individual Retirement Account or another qualified plan.

Distributions From the ESOP Component

Distributions from the ESOP component of the plan will be made in the form of shares of company stock that must be immediately sold back to the company.

The company is legally obligated to buy back shares from departing employees. Because at any given time the requirement to repurchase shares could put the company’s cash flow at risk, there are a number of special rules governing distributions from an ESOP.

Alion has adopted the following distribution provisions, which we believe balance the need to pay terminating participants, repay the acquisition debt, and remain a viable company in the future, with the objective of consistently increasing share value over time.

Participant distribution options in the event of retirement, death, and/or disability are similar to the options under the non-ESOP component. Note the different options summarized in the following tables for distributions from the non-ESOP component and the ESOP components of the plan.

40    Distributions From Your KSOP Account

Special Price Protection

Older workers are often concerned with the diversification of their account as they approach retirement. For this reason, Alion has implemented a price protection feature for participants that are 55 years of age or older as of December 31, 2002.

If you are 55 years of age or older as of December 31, 2002, and you or your beneficiary request a distribution of your account balance prior to January 1, 2008 due to your death, disability, or separation from service on or after age 60, then we will purchase the stock allocated to your account that is attributed to the one-time ESOP investment election at a per share price that is equal to

•	The per share price of the stock when you purchased it on the date of closing, or
•	The then current fair market value, whichever is greater.

If you choose to delay your distribution beyond five years, you are not price protected. However, if you qualify for price protection and request a distribution during these five years, and we delay your distribution or make it in a series of equal installments, you will be price protected on each installment.

Finally, remember that you only have price protection on the shares purchased in connection with the one-time ESOP investment election.

Employees hired after the acquisition are not eligible for the price protection feature.

Distributions From Your KSOP Account     41

Retirement, Death, and/or Disability	Non-ESOP	ESOP
Participants with an account balance greater than $5,000 do not have to begin taking a distribution until age 70 1/2	✓	✓

Participants may request a lump sum distribution	✓	✓
(Note: If you are age 55 or older as of December 31, 2002 and you invested in company stock during the one-time ESOP investment election, you will be eligible for price protection on your initial investment until December 31, 2007. This means that, if prior to January 1, 2008, you retire, die or become disabled, and you or your beneficiary requests a distribution prior to January 1, 2008, your distribution will be processed at the original purchase price or the current fair market value, whichever is greater.)

Distributions will begin as soon as administratively feasible following receipt of your request by Fidelity Investments	✓

Distributions must begin no later than the earlier of:
1. as soon as administratively feasible after the first valuation following your death, disability or retirement, or
2. one year after the end of the year in which your death, disability or retirement occurs.		✓

Resignation, Dismissal, and Layoff	Non-ESOP	ESOP

Participants with an account balance greater than $5,000 do not have to begin taking a distribution until age 70 1/2	✓	✓

Participants may request a lump sum distribution	✓	✓
(Note: If you are age 55 or older as of December 31, 2002 and you invested in company stock during the one-time ESOP investment election, you will be eligible for price protection on your initial investment until December 31, 2007. This means that, if prior to January 1, 2008, you separate from service on or after age 60 and you request a lump sum distribution, your distribution will be processed at the original purchase price or the current fair market value, whichever is greater.)

Distributions will begin as soon as administratively feasible following receipt of your request by Fidelity Investments	✓

Distributions must begin no later than the earlier of:		✓
1. the sixth plan year following the year in which you resign, are dismissed or laid off, or
2. as soon as administratively feasible after the first valuation following your sixty-fifth (65th) birthday.

42    Distributions From Your KSOP Account

Transfer Monies from the HFA Plan	Non-ESOP	ESOP
Termination for any Reason; Retirement, Death, and/or Disability

Participants with an account balance greater than $5,000 do not have to begin taking a distribution until age 70 1/2	✓	✓

Participants may request an immediate lump sum distribution	✓	✓
(Note: If you are age 55 or older as of December 31, 2002, and you invested in company stock during the one-time ESOP investment election, you will be eligible for price protection on your initial investment until December 31, 2007. This means that, if prior to January 1, 2008 you die, become disabled, or separate from service and you or your beneficiary requests a lump sum distribution prior to January 1, 2008, your distribution will be processed at the original purchase price or the current fair market value, whichever is greater.)

Distributions will begin as soon as administratively feasible following receipt of your request by Fidelity Investments	✓

Distributions of balances resulting from the one-time ESOP investment election transferred from the HFA plan must begin as soon as possible following the end of the semi-annual period in which the event occurs		✓

Distributions of your account balance not attributable to the one-time ESOP investment election are treated as described on the previous page		✓

Distribution From Your KSOP Account     43

Loan Covenants

Lenders will generally set limits on the amount of cash we may use to make distributions of company stock from the ESOP component of the KSOP. The policy we expect to follow when making distributions from the ESOP component is described below.

In general, all requests for distributions will be granted, to the extent that the total amount requested does not exceed the amount of new employee rollovers and new pre-tax deferrals directed to the ESOP component and invested in company stock.

If the total amount of distributions requested exceeds these amounts, we may have to convert your distribution to a series of equal installment distributions over a period of not more than five years or less.

In a future plan year, if deferrals exceed the amount of distribution requests to be processed in that plan year, the ESOP committee has the right to accelerate these installments and make your distribution earlier than scheduled.

Valuing Account Balances in the ESOP Component of the KSOP

Account balances must be distributed at the then current fair market value. All requests from participants leaving the company for any reason during the six-month period will be valued as of the last date of that period and distributed at the current fair market value once it has been determined.

This means that a participant who requests a distribution for the period beginning April 1 and ending September 30 must wait until the September 30 valuation is completed before receiving a distribution of his or her account balance, which we anticipate would be in early January.

Installment distributions remain in the form of stock until the distribution is made, and they are distributed at the current fair market value at the time the distribution is made.

Rollovers

Amounts payable from your KSOP account, both from the non-ESOP and the ESOP components, are eligible for rollover to another eligible tax qualified employer sponsored plan or Individual Retirement Account.

Why would shares be distributed instead of cash?

The reason for making the distribution in the form of stock is to afford you the opportunity to be taxed at ordinary income rates only on the cost basis of the shares in your account and receive capital gains treatment on the appreciation.

The reason the shares must immediately be sold back to the company is that the company is an S corporation, which is not permitted to have more than 75 shareholders. An ESOP may have many participants, but is considered to be one shareholder.

If participants were to keep the stock distributed to them without the automatic requirement to sell back to the company, the S corporation status could be at risk.

44    Distribution From Your KSOP Account

Example 1: Retirement With Special Price Protection

Roger, who is age 65, will retire on March 1, 2003. As part of the one-time ESOP investment election, he had requested a distribution of his entire account balance in the IITRI 403(b) plan and rolled it over to the KSOP, directing the entire amount to the ESOP component to be invested in company stock.

After meeting with his financial planner, he decides he will wait to request a distribution from the KSOP.

In August 2006, he decides to request a lump sum distribution of his account balance invested in company stock in the ESOP component of the plan. He must wait until the September 30, 2006 valuation is completed and the ESOP committee determines what funds are available for distribution requests.

Because Roger was more than 55 on December 31, 2002 and he has requested a distribution prior to January 1, 2008, he is entitled to receive his distribution at:

1.	The current fair market value, or

2.	The original purchase price, whichever is greater.

In the event the ESOP committee determines he will receive an installment distribution instead of the lump sum requested, each installment is entitled to the price protection feature, even if they are made after January 1, 2008. Furthermore, each installment distribution may be rolled into an Individual Retirement Account, or IRA, or another qualified plan.

Example 2: Retirement Without Special Price Protection

Nancy, who is 65, will retire in September 2005. As part of the one-time ESOP investment election, she requested a distribution of 80 percent of her account balance in the IITRI 403(b) plan to the KSOP, investing 50 percent in the non-ESOP component and 50 percent in the ESOP component. She has been deferring 5 percent of her pay to the KSOP since its inception in order to maximize her company match and has been investing all of her deferral in company stock.

She decided that her retirement strategy will be to leave her account balance in the ESOP component until the year 2010, when she will request a distribution of the company stock in her ESOP account. She knows she is not entitled to price protection because she waited longer than January 1, 2008 to request her distribution, and she will receive her distribution at the then current fair market value.

Distribution From Your KSOP Account     45

Example 3: Resignation; No Delay

Debra, who is 33, initially rolled over her entire account balances in the IITRI plans to the KSOP, dividing them between the ESOP and non-ESOP components. It is now July 2003, and Debra has accepted a position with another company.

She requests a distribution of her account balance in the KSOP and instructs the company to roll over her account to her Individual Retirement Account. The balance of her account invested with Fidelity will be valued and rolled over to Debra’s designated Individual Retirement Account as soon as the deferral from her final paycheck is invested with Fidelity.

Upon receipt of the September 30, 2003 valuation, the ESOP committee approves her distribution request, as there is sufficient new deferral money in the plan to fund the distribution of her account balance that was invested in company stock. The current fair market value of her account balance will be rolled over immediately to her IRA.

Example 4: Resignation; No Delay With Installments

What would have happened if there were not sufficient new deferral money to make Debra’s ESOP distribution in a cash lump sum at the time she requested?

In July 2003, Debra submits her distribution request, instructing the company to roll over her account to her IRA. The account balance in the non-ESOP component will be valued and rolled over to her IRA as soon as the deferral from her final paycheck is invested with Fidelity.

Upon receipt of the September 30, 2003 valuation, the ESOP committee determines that there is insufficient new deferral money to fund pending distribution requests from all participants and they approve the distribution of Debra’s account in five installments.

The shares in her account will be distributed to Debra in a series of five equal installments beginning immediately after the September 30, 2003 valuation. These installments will be made to her according to the following schedule: one-fifth of the shares in her account following the September 30, 2003 valuation, one-fourth following the September 30, 2004 valuation, one third at the same time in 2005, one half in 2006, and the balance of the shares in her account in 2007.

Her account balance that is not yet distributed stays in the form of stock until each distribution is made. At any time, if the new deferrals are sufficient, the ESOP committee may accelerate the distribution of her account. Bottom line, Debra would immediately begin to receive a distribution of her account, although she may receive it in five installments.

46    Distribution From Your KSOP Account

Example 5: Resignation; Delay With Installments

What is the “worst case” timing scenario for Debra’s distribution? What would be the longest she would have to wait for a distribution of her account as a terminated participant?

Upon receipt of the September 30, 2003 valuation, the ESOP committee determines that there is insufficient new deferral money to fund pending distribution requests from all participants and her distribution is delayed until 2008.

Her account that is not yet distributed stays in the form of stock until her distribution begins.

At any time, if the new deferrals are sufficient, the ESOP committee can decide to distribute her account earlier than scheduled.

Following completion of the September 30, 2008 valuation, the ESOP committee approves the distribution in five installments, since there is insufficient new deferral money in the plan to fund the lump sum distribution request.

They approve five installment distributions. Debra’s account balance, including any appreciation, is distributed to her in a series of five equal installments beginning immediately following completion of the September 30, 2008 valuation, according to the same schedule in example 4, except that they are made each year when the September 2008, 2009, 2010, 2011, and 2012 valuations are complete (which we anticipate would be in early January).

Worst case, Debra may have to wait up to five years to be eligible to receive a distribution of her account balance in the ESOP component, and she may receive it in five installments as well.

Distribution From Your KSOP Account     47

Example 6: Special Alion Plan Provision for Retirement Prior to Age 65;
Delay, No Installments

Jeff decides to retire at age 63, in June of 2004, and requests a distribution at the time he retires. He receives an immediate distribution of the funds he has invested with Fidelity in the non-ESOP component.

Upon receipt of the September 30, 2004 valuation, the ESOP committee determines that there is insufficient new deferral money to fund the pending distributions requests from all participants, and his distribution is delayed until 2009. However, because he turns 65 in June of 2006, he must receive his distribution upon receipt of the September 30, 2006 valuation, since it is sooner than the sixth year after he separates from service with Alion.

Example 7: Special Alion Plan Provision for Retirement Prior to Age 65;
Delay with Installments

What is the “worst case” scenario for the timing of Jeff’s distribution? What would be the longest he would have to wait for a distribution of his account as a terminated participant who turns 65 prior to the sixth year following his retirement?

Upon receipt of the September 30, 2004 valuation, if the ESOP committee determines that there is insufficient new deferral money to fund the pending distributions requests from all participants, his distribution is delayed until he turns 65 in June of 2006, when he must begin receiving his distribution upon receipt of the September 30, 2006 valuation, since it is sooner than the sixth year after he retires.

His account that is not yet distributed stays in the form of company stock until his distribution begins.

At any time, if the new deferrals are sufficient, the ESOP committee may decide to distribute his account earlier than scheduled.

Following completion of the September 30, 2006 valuation, the ESOP committee approves the distribution in five installments, since there is insufficient new deferral money in the plan to fund Jeff’s distribution request in a cash lump sum.

They approve five installment distributions. Jeff’s account balance, including any appreciation, is distributed to him in a series of five equal installments beginning immediately after completion of the September 30, 2006 valuation, and made each subsequent year as of completion of the September 2007, 2008, 2009, and 2010 valuations (which we anticipate would be in early January of each year).

48    Distribution From Your KSOP Account

Example 8: Resignation With HFA Transfer Balance and Alion Contributions

Sharon, an HFA employee who is 38, initially transferred half of her account balance in the non-ESOP component to the ESOP component during the one-time ESOP investment election.

It is now July 2005, and she has decided to leave employment with Alion.

She requests a distribution of her account balance in the KSOP and instructs the company to rollover her account to her Individual Retirement Account. The balance of her account invested with Fidelity will be valued and rolled over to Sharon’s designated Individual Retirement Account, or IRA, as soon as the deferral from her final paycheck is invested with Fidelity.

Upon receipt of the September 30, 2005 valuation, the ESOP committee determines that there is insufficient new deferral money to fund pending distribution requests from all participants. They approve the immediate distribution of her transfer account balance, but delay the distribution of the part of her account balance related to her pre-tax deferrals, company match, and retirement plan contributions until 2010.

Her transfer account balance is distributed to and rolled over to Sharon’s IRA immediately after the September 30, 2025 valuation. If new deferral money is not sufficient in subsequent years to make a lump sum distribution, the balance of her shares in her ESOP account will be distributed on an installment basis over a period of five years beginning immediately after the September 2010 valuation is completed.

Her account that is not yet distributed stays in the form of stock until each distribution is made. At any time, if the new deferrals are sufficient, the ESOP committee may accelerate the distribution of her account. Bottom line, Sharon would immediately begin to receive a distribution of her transfer account balance and will have to wait for the rest of her account balance.

49

One-time ESOP Investment Election

General

A requirement for closing the acquisition is that employees of IITRI and HFA, in a one-time ESOP investment election, agree to invest at least $24 million in the ESOP component of the KSOP for the purpose of acquiring 100% of Alion’s common stock.

You were eligible to participate in this one-time ESOP investment election if you:

1.	were an employee of IITRI or HFA; and

2.	have an account balance in the IITRI 401(a), 403(b), or the HFA 401(k) plans.

If you were employed by IITRI or HFA and wished to invest qualified plan monies that were not in the IITRI or HFA plans, you had to roll these funds into the IITRI or HFA plans prior to the end of the one-time ESOP investment election in order for them to be eligible. Contact human resources if you have questions about this process.

What makes this election unique for IITRI and HFA employees is that this is the only chance you had to invest in company stock in the ESOP component by rolling over or transferring your existing retirement plan balances.

An Overview of the Process for HFA

There were two different processes for the one-time ESOP investment election, depending on whether you are an IITRI or HFA employee.

The reason the process for HFA and IITRI employees is different is that the HFA subsidiary is being acquired by Alion as part of the acquisition, and the HFA 401(k) plan will be merged into the KSOP as part of the acquisition.

If the acquisition closes, all balances in the HFA 401(k) plan will be automatically transferred to the KSOP as part of the plan merger.

HFA employees who wished to participate in the one-time ESOP investment election could elect to transfer all or any part of their balances in the non-ESOP component to the ESOP component and invest in company stock. There is no termination of employment and no distribution as part of this acquisition.

An Overview of the Process for IITRI

Participants in the IITRI 401(a) and/or 403(b) plans who wished to participate in the one-time ESOP investment election could elect to receive a distribution and roll the distribution into the KSOP, where it could be invested in the ESOP component of the plan, the non-ESOP component, or a combination of both.

As part of the closing, IITRI will terminate the employment of all employees, with the exception of those employees who work exclusively for and in support of IITRI’s Life Sciences Operation. These terminated employees will immediately be rehired as employees of Alion, which is why your one-time ESOP investment election is a distribution and rollover request.

50   One-time ESOP Investment Election

Terms of the One-time ESOP Investment Election for HFA Employees

Participants in the HFA 401(k) plan completed one form, on which you designated the amount, if any, you wished to transfer to the ESOP component of the KSOP.

Upon closing of the acquisition, the HFA 401(k) plan will be merged with the Alion KSOP. Your investments in the HFA 401(k) plan will be automatically transferred to the Retirement Government Money Market Fund in the non-ESOP component of the KSOP, unless you direct the trustee to transfer any portion of it to the ESOP component and invest in company stock.

Because your investments are all with Fidelity, and you are not requesting a distribution of your account, your form is simple. You simply designate, in whole percentages, what amount, if any, you wish to transfer to the ESOP component if sufficient funds are raised and the acquisition closes, resulting in a merger of the HFA 401(k) plan and the Alion KSOP. If, any time prior to closing, you change your mind about your investment decision, you may change it by completing and submitting a new form, which must be received no later than 10 a.m. EST on the day the acquisition closes.

If the acquisition does not close, your account will not be transferred and will remain invested in the HFA 401(k) plan with Fidelity according to your current investment direction.

HFA Transfer

Step 1
Upon closing of the acquisition, the
HFA 401(k) plan will be merged with
the Alion KSOP.
Step 2
Proceeds you direct to the ESOP
component will be invested in Alion
stock.
Proceeds you direct to the non-ESOP
component will default to the Fidelity
Retirement Government Money Market
Fund until you redirect the funds to
other Fidelity investment options within
the non-ESOP component.

One-time ESOP Investment Election     51

Terms of the One-time ESOP Investment Election for Employees of IITRI

IITRI employees will, as part of this one-time ESOP investment election, request a distribution from the IITRI 401(a) and 403(b) plans.

As part of this special election, if you request a distribution from the IITRI 401(a) and/or 403(b) plan, you will also be directing IITRI to liquidate the eligible assets in your account and transfer the monies to a money market fund in the plans until the acquisition has closed and your distribution can be processed.

Administrative Issues

The reason for the liquidation and transfer is that a regular distribution request can take up to 21 days to process, and it cannot be processed until the participant has terminated employment with IITRI.

If we were to close the acquisition, terminate your employment, and hire you as Alion employees, it would take up to 21 days before your distribution would be processed and the money available for contribution as part of the purchase price being paid to the seller.

Without the employee funds available for closing, the lenders will not provide the financing. And without the lender financing or the employee equity, we have no money to take to closing.

In light of this administrative process, our challenge was to devise a process which, taking the distribution requirements into account, provided the employee money to the seller within 24 hours of closing.

The Solution

We arrived at a solution that accomplishes these objectives by having your distribution request include a request to transfer your existing investments to a pooled money market fund until all contracts are liquidated, which we anticipate will take up to 21 days.

Once the funds are all liquidated, we will schedule closing. Part of the closing documentation will be your termination of employment with IITRI and immediate rehire by Alion. Because your investments are all liquid, immediately upon signing of the closing documents, we are able to process your distribution and wire the proceeds to the ESOP trustee within 24 hours, which will satisfy the bank’s and the seller’s requirements that we provide cash at closing.

52    One-time ESOP Investment Election

The specific details of each of the steps in the IITRI rollover election process are described below.

Step 1: Your Decision

You make the decision to rollover your existing retirement account balances into the Alion KSOP. You could invest in the non-ESOP component, the ESOP component or a combination of the two.

You could also request a distribution in cash or a rollover to an IRA. Your distribution can be a combination of any of these alternatives. The only assets not eligible for the purpose of investment in the KSOP are the TIAA Traditional Accumulation under the RA contracts in the 403(b) plan and the TIAA Traditional Annuity contracts under the GRA in the 401(a) plan.

Step 2: Investment Transfer

Because Alion determined that employees have directed sufficient funds to be invested in the ESOP component, the eligible 401(a) and 403(b) assets you elected to rollover to the KSOP are being liquidated and transferred by the IITRI Administrative Committee to the SSgA Money Market Fund investment option in each plan, where they will remain, accruing interest, until closing.

One-time ESOP Investment Election     53

Step 3: Directed Rollovers

Rollover proceeds you directed to the ESOP component will be invested in Alion stock.

Rollover proceeds you directed to the non-ESOP component of the KSOP will default to the Fidelity Retirement Government Money Market Fund until you redirect the funds to other Fidelity investment options within the non-ESOP component.

Step 4: Your KSOP Account

Upon closing of the acquisition, Alion stock will be allocated to your account. You will receive a statement from BCI Group showing the number of shares of Alion stock your IITRI rollover purchased.

54    One-time ESOP Investment Election

Eligible Fidelity and TIAA and CREF

Investments

You are able to request a distribution of all Fidelity investments in both the 401(a) and 403(b) plans. There are two contracts with TIAA that are not eligible for the purpose of investment in the KSOP. These are the TIAA Traditional Accumulation across all Retirement Annuity (RA) Contracts in the IITRI 403(b) plan and the TIAA Traditional Annuity under the GRA contracts in the IITRI 401(a) plan, since these contracts do not permit a lump sum transfer under the terms of this election process.

You may request a distribution of your CREF funds under the Group Retirement Annuity (GRA) contracts in the 401(a) plan, CREF funds under the Retirement Annuity (RA) contracts in the 403(b) plan, and your TIAA and CREF funds under the Group Supplemental Retirement Annuity (GSRA) and Supplemental Retirement Annuity (SRA) contracts in the 403(b) plan.

Because Alion has received participant directions to invest sufficient funds to close the acquisition, the IITRI Administrative Committee has begun the liquidation and transfer to the money market funds within the IITRI retirement plans.

Procedure for the IITRI One-Time ESOP Investment Election

You received the following forms as part of your one-time ESOP investment election:

•	CREF transfer request form — to transfer any of the CREF funds in your IITRI 401(a) and 403(b) plan accounts under the GRA certificates and RA contracts;

•	GRA and SRA transfer request form — to transfer any of the TIAA and CREF funds in your IITRI 403(b) plan accounts under the SRA and GSRA contracts; and

•	Fidelity transfer form — to request the transfer of any of your investments with Fidelity in your IITRI 401(a) and 403(b) plan accounts.

The only investment option available on these transfer forms will be the newly added SsgA Money Market Fund, which has been added to both plans.

You also received and, in order to participate in the one-time ESOP investment election, needed to complete:

•	Distribution request form — to request a distribution of your account balance invested in the SsgA Money Market Fund.

•	Beneficiary designation form — to name a beneficiary for your Alion KSOP account balance.

As part of this distribution request, you could rollover funds to another qualified vehicle or to Alion’s KSOP, investing in the ESOP component, the non-ESOP component or both; request a cash withdrawal, or an annuity. Should you and your spouse waive your right to receive an annuity, spousal consent must be signed and notarized.

If, any time prior to closing, you change your mind about your distribution or investment in the KSOP, you may complete and submit a new distribution form, which must be received no later than 10 a.m. EST on the day the acquisition closes. If married, your new form must be signed by your spouse and notarized.

We anticipate that the transfer and reinvestment process will take no longer than three weeks.

Interest will be allocated to your account from the time the transfer funds are invested with SSgA until they are invested in the KSOP.

One-time ESOP Investment Election     55

Investment Upon Closing — Applicable to Both HFA and IITRI Employees

When the closing documents are signed, the funds you directed to be invested in the ESOP component, plus any interest earned while in the money market fund awaiting closing, will be wired to State Street, the ESOP trustee, who will purchase company stock that will be allocated to your account.

Funds directed to the non-ESOP component and any interest earned while invested in the money market account pending closing will be wired to Fidelity, where they will be invested in the Government Retirement Money Market Fund.

Following closing, you may use the toll-free number, 1-800-835-5095, or log onto the Fidelity web site to redirect your funds to any of the Fidelity options available in the non-ESOP component of the KSOP.

Details

We requested that you complete the forms regardless of whether or not you elect to participate in the one-time ESOP investment election.

Because the distribution form for IITRI employees must be signed by your spouse and notarized, BCI Group will not accept faxed forms.

BCI Group will tabulate the information on the forms.

You could make your elections between October 9 and November 1, 2002. BCI Group sent confirmation to your home address acknowledging receipt of your forms.

If BCI Group and the ESOP trustee did not receive a completed and signed election form that was postmarked by November 1, 2002, then you were deemed to have elected not to participate in the one-time ESOP investment election, and you lost your one-time opportunity to do so. In this case, your accounts will continue to be invested in the same manner as they were before the one-time ESOP investment election.

Following the close of the one-time ESOP investment election, the fiduciary for the IITRI 401(a) and 403(b) plans, and the ESOP trustee will verify the results of the special election.

You should call the IITRI Power of Ownership Help Line at 1-866-576-7487 with any questions about how to complete the forms for the one-time election or if you have any questions about this process or need clarification on any plan provisions.

If for any reason the acquisition does not close, you will have the opportunity to re-invest the full amount of the funds liquidated and invested in the SSgA Money Market Fund in each plan, plus any interest accrued on your account with Fidelity, TIAA and CREF.

A Final Note

You are a “named fiduciary” under the KSOP for the purpose of determining whether or not to direct the ESOP trustee to accept the direction to invest all or any portion of your KSOP balance in the ESOP component to purchase company stock.

This means that it is solely up to you and your personal advisors whether to invest in Alion stock by directing the investment of any of your eligible retirement account balances into our ESOP component.

Your decision is personal and confidential, will not affect your employment status, and will not be shared with IITRI, HFA, or Alion management.

If the acquisition closes, Alion benefits personnel who would handle your benefit statements and the accounting of the plan will be privy to your confidential data, in order that they may administer your account.

56    One-time ESOP Investment Election

How the Money Moves

IITRI Rollovers

HFA Transfer

ALION SCIENCE AND TECHNOLOGY CORPORATION

Common Stock

KSOP Interests

December 9, 2002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$6,900.00
Blue sky filing fees	800.00
Accounting fees and expenses	600,000.00
Legal fees and expenses	850,000.00
Trustee fees and expenses	200,000.00
Printing costs	550,000.00
Miscellaneous	350,000.00

Total	$2,557,700.00

Item 14.	Indemnification of Directors and Officers.

      Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation (to include any service as a director, officer, or employee or agent of the corp. which imposes duties on, or involves services by such individual with respect to an employee benefit plan, its participants or beneficiaries.) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (which includes employee benefit plans ) (an “agent”), against expenses (including attorneys’ fees), judgments, fines (to include any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation (which includes if such person acted in good faith and in a manner he/she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan) and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation.

      Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted as an agent of the corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only if the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 of the DGCL further provides, among other things, that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

      Indemnification provided for by Section 145 of the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 of the DGCL also empowers the corporation to purchase and maintain insurance on behalf of an agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145 of the DGCL.

      Article Tenth of our Certificate of Incorporation and Article XI of our Bylaws entitles our officers and directors to indemnification to the full extent permitted by Section 145 of the DGCL. Article XI of our Bylaws allows us to purchase insurance for the benefit of our officers and directors.

      We will, as of the closing date, provide insurance from a commercial carrier against certain liabilities incurred by our directors and officers, including acts and omissions occurring prior to the closing date and relating to establishment and formation of Alion Science and Technology Corporation

Item 15.	Recent Sales of Unregistered Securities.

      On December 19, 2001, we issued 100 shares of our common stock for a purchase price of $1,000 to Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust pursuant to a subscription agreement, dated December 19, 2001, between Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust and us. Shares were issued pursuant to an exemption by reason of Section 4(2) of the Securities Act of 1933. The issuance was made without general solicitation or advertising.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit
No.		Description

3.1		Second Amended and Restated Certificate of Incorporation of Beagle Holdings, Inc.*
3.2		Amended and Restated By-laws of Alion Science and Technology Corporation.
4.1		Amended and Restated Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan.*
5.1		Opinion of Baker & McKenzie, Washington D.C. regarding legality of securities issued.*
5.2		Form of Revised Opinion of Silverstein and Mullens, a division of Buchanan Ingersoll, P.C. regarding compliance of The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan with the requirements of ERISA.*
8.1		Form of Opinion of Baker & McKenzie, Washington D.C. regarding S corporation status (tax matters).
10.1		Fourth Amended and Restated Asset Purchase Agreement by and between Alion Science and Technology Corporation and IITRI.
10.2		Alion Science and Technology Corporation 2002 Stock Appreciation Rights Plan by and between Alion Science and Technology Corporation, and its directors, officers, and employees.
10.3		Form of revolving credit and term loan facility by and among LaSalle Bank National Association as agent, various lenders and Alion Science and Technology Corporation.
10.4		Form of Mezzanine Note Securities Purchase Agreement by and between IITRI and Alion Science and Technology Corporation.
10	.4.1	Form of Mezzanine Note Securities Purchase Agreement Waiver Letter Agreement.*
10.5		Form of Seller Note Securities Purchase Agreement by and between IITRI and Alion Science and Technology Corporation.*
10.6		Form of Mezzanine Warrant Agreement.
10.7		Form of Seller Warrant Agreement.
10.8		Form of Rights Agreement.*
10.9		Retention Agreement, dated September 1, 2001, between IITRI and Bahman Atefi.*
10.10		Retention Agreement, dated September 1, 2001, between IITRI and Stacy Mendler.*
10.11		Retention Agreement, dated September 1, 2001, between IITRI and Randy Crawford.*
10.12		Retention Agreement, dated September 1, 2001, between IITRI and Barry Watson.*
10.13		Retention Agreement, dated September 1, 2001, between IITRI and Stephen Trichka.*
10.14		Form of Employment Agreement between Alion Science and Technology Corporation and Bahman Atefi.
10.15		Form of Employment Agreement between Alion Science and Technology Corporation and Stacy Mendler.
10.16		Form of Employment Agreement between Alion Science and Technology Corporation and Randy Crawford.
10.17		Form of Employment Agreement between Alion Science and Technology Corporation and Barry Watson.
10.18		Form of Employment Agreement between Alion Science and Technology Corporation and John Hughes.
10.19		Employment Agreement between IIT Research Institute and Stephen Trichka.
10.20		Employment Agreement between IIT Research Institute and Gary Amstutz.
10.21		Form of Alion Mezzanine Deferred Compensation Agreement between Alion Science and Technology Corporation and Bahman Atefi.
10.22		Form of Alion Mezzanine Warrant Agreement between Alion Science and Technology Corporation, Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust, and Bahman Atefi.
10.23		Form of Alion Executive Deferred Compensation Plan.*
10.24		Form of Alion Director Deferred Compensation Plan.*
10.25		Form of Stock Purchase Agreement between Alion Science and Technology Corporation and Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust.

Exhibit
No.		Description

21		Subsidiaries of Alion Science and Technology Corporation: Human Factors Applications, Inc. incorporated in the Commonwealth of Pennsylvania, is wholly-owned by Alion Science and Technology Corporation.
23.1		Consent of KPMG LLP.
23.2		Consent of Baker & McKenzie, Washington, D.C. (included in Exhibit 5.1).
24.1		Power of Attorney*.
99	.1.1	Direct Transfer Authorization from Group/Supplemental Retirement Annuities.*
99	.1.2	Direct Transfer Authorization from CREF Retirement Annuities and CREF Group Retirement Annuities.*
99.2		Beneficiary Designation Form.*
99.3		Fidelity Transfer Form.*
99.4		HFA 401(k) Plan Participants’ Investment Direction for the Alion KSOP.*
99.5		Form of Distribution Form.*
99.6		Special Tax Notice Regarding Plan Payments.*
99.7		Data regarding SSgA Money Market Fund.*
99.8		Form 4 — Distribution/Revocation Request.

*	Previously filed.

(b)	Consolidated Financial Statement Schedules

      The following consolidated financial statement schedule is filed as part of this registration statement and should be read in conjunction with the consolidated financial statements.

      Schedule II — Valuation and Qualifying Accounts

      Schedules other than those referred to above have been omitted because they are not applicable or not required or because the information is included elsewhere in the consolidated financial statements or the notes thereto.

Item 17.	Undertakings.

      The undersigned registrant hereby undertakes:

1. to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report (or employee benefit plan’s annual report) pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, state of Virginia, on December 9, 2002.

ALION SCIENCE AND TECHNOLOGY CORPORATION

By:	/s/ BAHMAN ATEFI

President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BAHMAN ATEFI Bahman Atefi	Chairman, Chief Executive Officer and Director	December 9, 2002

/s/ JOHN HUGHES John Hughes	Chief Financial Officer (Principal Financial Officer)	December 9, 2002

/s/ GARY AMSTUTZ Gary Amstutz	Senior Vice President and Executive Director of Finance (Principal Accounting Officer)	December 9, 2002

/s/ LESLIE ARMITAGE* Leslie Armitage	Director	December 9, 2002

/s/ LEWIS COLLENS* Lewis Collens	Director	December 9, 2002

/s/ ADMIRAL HAROLD W. GEHMAN, JR. Admiral (Ret.) Harold W. Gehman, Jr.	Director	December 9, 2002

/s/ DONALD E. GOSS* Donald E. Goss	Director	December 9, 2002

/s/ ROBERT L. GROWNEY* Robert L. Growney	Director	December 9, 2002

/s/ GENERAL GEORGE A. JOULWAN* General (Ret.) George A. Joulwan	Director	December 9, 2002

/s/ GENERAL MICHAEL E. RYAN* General (Ret.) Michael E. Ryan	Director	December 9, 2002

* Executed pursuant to a power of attorney.